                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-64963


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 5, 1998
                          $879,488,000 (APPROXIMATE)

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  Depositor
                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   Servicer
              SERIES 1999-C2 MORTGAGE PASS-THROUGH CERTIFICATES

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 11 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 1999-C2. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

                          THE CERTIFICATES WILL CONSIST OF:

                          o The 9 classes of offered certificates described in the table on page S-4. The offered certificates are the only securities offered pursuant to this prospectus supplement.

                          o 6 additional classes of private certificates, all of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

                          THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

                          o A pool of 121 fixed rate, monthly pay mortgage loans secured by first priority liens on 162 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $974,502,237.

                          CREDIT ENHANCEMENT:

                          The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhancement to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

                          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 104.32% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

 DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION

                           DEUTSCHE BANK SECURITIES
                                                          GOLDMAN, SACHS & CO.

                                 MAY 25, 1999

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

               Mortgage Pass-Through Certificates, Series 1999-C2


ALASKA                   OHIO                     MARYLAND            COLORADO
1 property               2 properties             3 properties        2 properties
$7,488,235               $17,936,784              $24,419,023         $56,167,758
0.77% of total           1.84% of total           2.51% of total      5.76% of total

SOUTH DAKOTA             PENNSYLVANIA             VIRGINIA            ARIZONA
1 property               30 properties            4 properties        3 properties
$1,193,708               $72,269,982              $26,507,797         $41,590,286
0.12% of total           7.42% of total           2.72% of total      4.27% of total

MISSOURI                 NEW HAMPSHIRE            KENTUCKY            NEVADA
4 properties             1 property               1 property          2 properties
$14,266,460              $5,589,454               $4,562,409          $28,497,783
1.46% of total           0.57% of total           0.47% of total      2.92% of total

IOWA                     MASSACHUSETTS            NORTH CAROLINA      CALIFORNIA
1 property               6 properties             3 properties        26 properties
$4,112,079               $15,996,634              $11,816,419         $194,922,148
0.42% of total           1.64% of total           1.21% of total      20.00% of total

MINNESOTA                CONNECTICUT              GEORGIA
1 property               6 properties             5 properties
$2,128,514               $17,443,028              $15,878,461
0.22% of total           1.79% of total           1.63% of total

ILLINOIS                 RHODE ISLAND             FLORIDA
2 properties             1 property               9 properties
$46,132,141              $3,897,657               $70,566,782
4.73% of total           0.40% of total           7.24% of total

MICHIGAN                 NEW YORK                 LOUISIANA
5 properties             17 properties            2 properties
$16,040,567              $197,449,412             $4,793,411
1.65% of total           20.26% of total          0.49% of total

INDIANA                  NEW JERSEY               TEXAS
1 property               8 properties             15 properties
$1,998,830               $26,032,047              $44,804,427
0.21% of total           2.67% of total           4.60% of total



                         DISTRIBUTION OF PROPERTY TYPES

                                Mixed Use      0.94%
                                Office        27.89%
                                Retail        26.78%
                                Multifamily   26.85%
                                Other          7.10%
                                Hospitality    5.89%
                                Industrial     4.54%



              [ ] (less than or equal to) 1.00% of Initial Pool Balance
              [ ] 1.01 - 5.00% of Initial Pool Balance
              [ ] 5.01 - 10.00% of Initial Pool Balance
              [ ] (greater than) 10.00% of Initial Pool Balance


For purposes of this map, each Mortgage Loan secured by multiple Mortgaged Properties is treated as the number of Mortgage Loans equal to the number of Mortgaged Properties, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amounts thereof (as defined herein).

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We tell you about the offered certificates in two separate documents that progressively provide more detail:

   o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

   o this prospectus supplement, which describes the specific terms of your series of certificates.

   IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a listing of the pages where significant defined terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Definitions" in this prospectus supplement and in the accompanying prospectus.

                              TABLE OF CONTENTS

                                             PAGE
                                          ---------
SUMMARY..................................     S-6
 The Mortgage Pool.......................     S-6
 Geographic Concentrations...............     S-7
 Call Protection.........................     S-7
 Payment Terms...........................     S-7
 The Certificates .......................     S-7
 Initial Certificate Balances of the
  Certificates...........................     S-7
 Distributions on the offered
  certificates...........................     S-7
 Subordination...........................     S-8
 Allocation of Losses and Expenses ......     S-8
 Advances................................     S-9
 Optional Termination....................     S-9
 Book-Entry Registration.................     S-9
 Denominations ..........................    S-10
 Yield and Prepayment Considerations ....    S-10
 Legal Investment........................    S-10
 ERISA Considerations ...................    S-10
 Tax Status..............................    S-10
 Ratings ................................    S-10
RISK FACTORS.............................    S-12
DESCRIPTION OF THE  MORTGAGE POOL .......    S-30
 Calculations of Interest................    S-30
 Balloon Loans...........................    S-30
 ARD Loans...............................    S-30
 Amortization of Principal...............    S-31
 Due Dates...............................    S-31
 Defeasance..............................    S-31
 Prepayment Provisions...................    S-32
 Related Borrowers, Cross-Collateralized
  Mortgage Loans and Mortgage Loans
  Collateralized by Multiple Properties .    S-32
 Due-on-Sale and Due-on-Encumbrance
  Provisions.............................    S-33
 Secured Subordinate Financing...........    S-33
 Ground Leases...........................    S-34
 Loan Documentation......................    S-34
 Credit Lease Loans......................    S-35
 Significant Mortgage Loans..............    S-36
 The Seller..............................    S-47
 Underwriting Matters....................    S-47
 Hazard, Liability and Other Insurance ..    S-48
 Assignment of the Mortgage Loan;
  Repurchases and Substitutions..........    S-49
 Representations and Warranties;
  Repurchases............................    S-50
 Pool Characteristics; Changes in
  Mortgage Pool..........................    S-53
SERVICING OF THE MORTGAGE  LOANS ........    S-53
 The Servicer............................    S-53
 Servicing Standard......................    S-53
 Specially Serviced Mortgage Loans ......    S-53

                               S-2

                                             PAGE
                                          ---------
 Termination of the Servicer with
  Respect to Specially Serviced Mortgage
  Loans and REO Properties...............    S-54
 Servicing and Other Compensation and
  Payment of Expenses....................    S-56
 Modifications, Waivers, Amendments and
  Consents...............................    S-58
 Enforcement of ARD Loans................    S-60
 Sale of Defaulted Mortgage Loans .......    S-60
 REO Properties..........................    S-60
 Inspections; Collection of Operating
  Information............................    S-61
DESCRIPTION OF THE  CERTIFICATES ........    S-62
 Denominations...........................    S-62
 Book-Entry Registration of the Offered
  Certificates...........................    S-62
 Certificate Balances and Notional
  Amounts................................    S-65
 Pass-Through Rates......................    S-65
 Distributions...........................    S-66
 Distributions of Prepayment Premiums ...    S-70
 Distributions of Excess Interest .......    S-71
 Distributions of Excess Liquidation
  Proceeds...............................    S-71
 Treatment of REO Properties.............    S-71
 Interest Reserve Account................    S-71
 Subordination; Allocation of Losses and
  Expenses...............................    S-72
 P&I Advances............................    S-73
 Appraisal Reductions....................    S-74
 Reports to Certificateholders;
  Available Information..................    S-75
 Information Available Electronically ...    S-77
 Other Information.......................    S-78
 Voting Rights...........................    S-78
 Termination; Retirement of
  Certificates...........................    S-79
 The Trustee and Fiscal Agent............    S-79
YIELD AND MATURITY  CONSIDERATIONS ......    S-80
 Yield Considerations....................    S-80
 Factors that Affect the Rate and Timing
  of Payments and Defaults ..............    S-82
 Delay in Payment of Distributions ......    S-82
 Unpaid Distributable Certificate
  Interest...............................    S-82
 Weighted Average Life...................    S-82
 Price/Yield Tables......................    S-89
 Yield Sensitivity of the Class X
  Certificates...........................    S-94
FEDERAL INCOME TAX  CONSEQUENCES ........    S-96
 Original Issue Discount and Premium ....    S-96
 New Withholding Regulations.............    S-98
 Characterization of Investments in
  Offered Certificates...................    S-98
METHOD OF DISTRIBUTION...................    S-99
LEGAL MATTERS............................   S-100
RATINGS..................................   S-100
LEGAL INVESTMENT.........................   S-101
ERISA CONSIDERATIONS.....................   S-101
 INDEX OF SIGNIFICANT DEFINITIONS  ......   S-103
 ANNEX A--CHARACTERISTICS OF THE
  MORTGAGE LOANS ........................     A-1
 ANNEX B--FORM OF STATEMENT TO
  CERTIFICATEHOLDERS AND SERVICER
  REPORTS ...............................     B-1
 ANNEX C--STRUCTURAL AND COLLATERAL TERM
  SHEET .................................     C-1
 ANNEX D--GLOBAL CLEARANCE, SETTLEMENT
  AND TAX DOCUMENTATION PROCEDURES  .....     D-1


                             TRANSACTION OVERVIEW

   THIS TRANSACTION OVERVIEW PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THIS OFFERING. MORE DETAIL REGARDING THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IS PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

            THE SERIES 1999-C2 MORTGAGE PASS-THROUGH CERTIFICATES

                                                APPROXIMATE     INITIAL      APPROXIMATE
                            ORIGINAL PRINCIPAL   PERCENT OF      PASS-      WEIGHTED AVG.    PRINCIPAL
              RATINGS          OR NOTIONAL         CREDIT       THROUGH        LIFE (6)      WINDOW (7)
CLASS    MOODY'S/S&P/FITCH      AMOUNT (1)      SUPPORT (5)       RATE        (IN YEARS)    (MONTH/YEAR)
-------  ----------------- ------------------  ------------- ------------  --------------- ------------
X           Aaa/AAAr/AAA       $974,502,236(2)      N/A          0.4144%(3)      10.0         7/99-1/24
A-1         Aaa/AAA/AAA        $150,250,000        28.25%        6.5700%(4)       5.7        7/99-12/08
A-2         Aaa/AAA/AAA        $548,955,000        28.25%        6.9450%(8)       9.7        12/08-5/09
B            Aa2/AA/AA         $ 51,161,000        23.00%        7.1400%(8)       9.9         5/09-5/09
C              A2/A/A          $ 48,725,000        18.00%        7.2400%(8)       9.9         5/09-5/09
D             A3/A-/A-         $ 14,618,000        16.50%        7.3116%(8)      10.0         5/09-6/09
E           Baa2/BBB/BBB       $ 41,416,000        12.25%        7.3116%(9)      10.9         6/09-8/11
F          Baa3/BBB-/BBB-      $ 12,181,000        11.00%        7.3116%(9)      12.8        8/11-11/12
G            Baa3/NR/NR        $ 12,182,000         9.75%        7.3116%(9)      14.0        11/12-1/14
H    (10)                      $ 46,289,000         5.00%        6.4810%(8)      15.7         1/14-7/15
J    (10)                      $  7,308,000         4.25%        6.4810%(8)      16.2        7/15-12/15
K    (10)                      $ 19,490,000         2.25%        6.4810%(8)      18.1        12/15-1/19
L    (10)                      $  7,309,000         1.50%        6.4810%(8)      19.7         1/19-8/19
M    (10)                      $  4,873,000         1.00%        6.4810%(8)      21.3         8/19-5/21
N    (10)                      $  9,745,236          N/A         6.4810%(8)      22.9         5/21-1/24

------------
(1) These amounts are approximate. They may vary upward or downward by no more than 5%, depending upon the final composition of the pool of mortgage loans sold to the trust.
(2) The Class X certificates will accrue interest on the Class X notional amount. The initial Class X notional amount is approximate and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X certificates will only be entitled to receive distributions of interest.
(3) The Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."
(4)     The pass-through rate for the Class A-1 certificates is a fixed rate.
(5) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.
(6) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid (or, in the case of Class X certificates, the reduction in notional amount). The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.
(7) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.
(8) Lesser of fixed rate or weighted average net mortgage rate. The fixed rate for each of these classes of certificates other than the Class D certificates is the rate indicated in the table. The fixed rate for the Class D certificates is 7.375%.
(9)     Weighted average net mortgage rate.
(10)    This class is not offered by this prospectus supplement.

    The following table shows certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in June, 1999.

   All weighted averages set forth below are based on the balances of the mortgage loans as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in June, 1999 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                        MORTGAGE POOL CHARACTERISTICS

 CHARACTERISTICS                                ENTIRE MORTGAGE POOL
----------------------------------------------  --------------------
Initial pool balance ..........................     $974,502,237
Number of mortgage loans ......................          121
Number of mortgaged properties ................          162
Average balance as of the cut-off date  .......      $8,053,737
Range of mortgage rates
 as of the cut-off date .......................    6.25% to 9.03%
Weighted average mortgage rate.................        7.406%
Weighted average remaining term to maturity or
 anticipated repayment date....................     136.6 months
Weighted average debt service coverage ratio ..         1.40
Weighted average loan-to-value ratio...........        68.28%

   The calculation of "loan-to-value ratio" and "debt service coverage ratio" is described in Annex A to this prospectus supplement and the calculations of the weighted average debt service coverage ratio and weighted average loan-to-value ratio do not include 8 credit lease loans which constitute 14.15% of the initial pool balance.

                                   SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

                                       RELEVANT PARTIES AND IMPORTANT DATES

TITLE OF SERIES:      Series 1999-C2 Mortgage                      CUT-OFF DATES: June 1 and June 10, 1999
                      Pass-Through Certificates
THE ISSUER:           GMAC Commercial Mortgage Securities Inc.     DISTRIBUTION DATE: The 15th day of each month
                      Series 1999-C2 Trust formed to issue the     or, if the 15th day is not a business day, the
                      mortgage pass-through certificates and to    immediately succeeding business day, beginning
                      acquire the mortgage pool.                   in July, 1999.

DEPOSITOR:            GMAC Commercial Mortgage Securities, Inc.    CLOSING DATE: On or about June 9, 1999.
                      650 Dresher Road
                      Horsham, Pennsylvania 19044-8015             DETERMINATION DATE: The 5th day of each month
                      (215) 328-4622                               or, if the 5th day is not a business day, the
                                                                   immediately succeeding business day.
SELLER:               GMAC Commercial Mortgage Corporation
                                                                   COLLECTION PERIOD: For any distribution date,
SERVICER:             GMAC Commercial Mortgage Corporation         the period that begins immediately following
                                                                   the determination date in the prior calendar
TRUSTEE:              LaSalle Bank National Association            month and continues through and includes the
                                                                   determination date in the calendar month in
FISCAL AGENT:         ABN AMRO Bank N.V.                           which that distribution date occurs, except
                                                                   that the first collection period for each
                                                                   mortgage loan begins immediately following its
                                                                   cut-off date.

--------------------  --------------------------------------------

THE MORTGAGE POOL

The mortgage pool will consist of a pool of mortgage loans secured by first mortgage liens on fee simple and/or leasehold interests in one or more mortgaged properties used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated all of the mortgage loans. The mortgage loans were originated between December 8, 1998 and May 6, 1999.

The seller will make representations and warranties with respect to the mortgage loans. The depositor will assign these representations and warranties to the trustee.

The following tables summarize selected mortgage loan information. In these tables and this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after application of all payments of principal due on or before that date, whether or not received. All mortgage pool information is approximate and depends upon the final composition of the mortgage loans sold to the trust.

Annex A to this prospectus supplement provides certain characteristics of the mortgage loans on a loan-by-loan basis. Also see "Description of the Mortgage Pool" in this prospectus supplement.

 GEOGRAPHIC CONCENTRATIONS

The mortgaged properties are located in 28 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations.

                   NUMBER OF     PERCENTAGE
                   MORTGAGED     OF INITIAL
STATE             PROPERTIES    POOL BALANCE
---------------  ------------ --------------
New York .......      17           20.26%
California .....      26           20.00
Pennsylvania  ..      30            7.42
Florida ........       9            7.24
Colorado .......       2            5.76

The following table lists the number and percentage of mortgaged properties that are operated for each indicated or other purpose.

                   NUMBER OF     PERCENTAGE
                   MORTGAGED     OF INITIAL
PROPERTY TYPE     PROPERTIES    POOL BALANCE
---------------  ------------ --------------
Office .........      23           27.89%
Multifamily  ...      75           26.85
Retail .........      36           26.78
Other ..........       7            7.10
Hospitality  ...       5            5.89
Industrial .....      13            4.54
Mixed Use ......       3            0.94

CALL PROTECTION

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the loan. All the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, See "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS

All the mortgage loans accrue interest at a fixed rate, although the rate on a loan with an anticipated repayment date may increase if that loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interest in the trust.

The approximate initial class principal balance and initial pass-through rate of each class of the certificates is shown on page S-4.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

 Designation              Related Class(es)
------------------------  -----------------------------------------
Offered certificates      Classes X, A-1, A-2, B, C, D, E, F and G
------------------------  -----------------------------------------
Senior certificates       Classes X, A-1 and A-2
------------------------  -----------------------------------------
Interest only             Class X
 certificates
------------------------  -----------------------------------------
Subordinate certificates  Classes B, C, D, E, F, G, H, J, K, L, M and N
------------------------  -----------------------------------------
REMIC Residual            Classes R-I, R-II and R-III
 certificates
------------------------  -----------------------------------------
REMIC regular             Classes X, A-1, A-2, B, C, D, E, F, G, H,
 certificates             J, K, L, M and N
------------------------  -----------------------------------------

The Class H, J, K, L, M and N certificates are not being offered by this prospectus supplement.

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $974,502,236, but may vary upward or downward by no more than 5%.

The senior certificates will comprise approximately 71.75% and the subordinate certificates will comprise approximately 28.25% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance, but will accrue interest on the Class X notional amount.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date. The first distribution date will be July 15, 1999.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The Class X certificates will not receive any distributions of principal.

The borrowers make payments of interest and principal to the servicer. The servicer will deduct its servicing fee and send the remainder to the trustee. After deducting its trustee fee, the trustee will distribute the remaining amount, up to the available distribution amount to the certificateholders as follows:

                        Available distribution amount

                                    Step 1
             Distribution of interest to the senior certificates

                                    Step 2
                       Distribution of principal to the
                        Class A-1 and A-2 certificates

                                    Step 3
                             Distribution of the
                          amount of interest due and
                 principal due each class of the subordinate
              certificates. These distributions are made in the
             priority of the alphabetic order of the subordinate
                     certificates and as described below.

                                    Step 4
               Any remaining funds to the residual certificates

Distributions of interest and principal generally are not made to a class of certificates if its certificate balance has been reduced to zero. Realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the available distribution amount is sufficient. See "Description of the Certificates--Distributions" for a discussion of the available distribution amount and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make the payments described above after distributions to classes of certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for such delay in distribution of interest.

The amount of interest distributed on each class on each distribution date generally will equal:

o  1/12th of the pass-through rate for that class

                  multiplied by

o  the related class certificate balance or class notional amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Similarly, each class of subordinate certificates will provide credit support to the subordinate certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower.

 Additional trust fund expenses include, among other things:

o  special servicing compensation,

o  interest on advances made by the servicer,

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

o loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                    Step 1
Reduce the certificate balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B
                     certificates to zero, in that order

                                    Step 2
                    Reduce the certificate balances of the
                 Class A-1 and Class A-2 certificates to zero

A deficit may result from losses incurred on the mortgage loans and additional trust fund expenses of the trust. Reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the servicer will advance its own funds to cover that shortfall. However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee or the fiscal agent will be required to make that advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

The servicer, the trustee and the fiscal agent each will be entitled to interest on any advances of monthly payments made by it and certain advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION

If the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance on any distribution date, the servicer or the depositor may, but are not required to, purchase the mortgage loans. If the servicer or depositor does purchase the loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Cedelbank or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and Annex D in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates other than the Class X certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class X certificates are offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o  the purchase price of the certificates;

o  the applicable pass-through rate;

o  the characteristics of the mortgage loans; and

o  the rate and timing of payments on the mortgage loans.

The interest only certificates and the subordinate certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to such plans and accounts except as may be permitted under a prohibited transaction class exemption available to certain insurance companies using general account assets.

TAX STATUS

The certificates (other than the residual certificates) will generally be treated as debt for federal income tax purposes. Certificateholders (other than holders of residual certificates) will be required to include in their income all interest and original issue discount with respect to such debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the asset pools that make up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates (other than the residual certificates) will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the pool.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P"), Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's") that are not lower than those indicated under "Transaction Overview." The ratings on the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in September, 2033. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X certificateholders to fail to recover their initial investment.

                                 RISK FACTORS

   The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

   The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE MORTGAGE    If losses on the mortgage loans are allocated to your
LOANS WOULD REDUCE YOUR PAYMENTS AND     class of certificates, the amount payable to you will
YIELD ON YOUR CERTIFICATES               be reduced by the amount of these losses and the
                                         yield to maturity on your certificates will be
                                         reduced. Losses allocated to a class reduce the
                                         principal balance of the class without making a
                                         payment to the class.

                                         Because losses on the mortgage loans, together with
                                         expenses relating to defaulted mortgage loans, will
                                         be allocated first to the most subordinated class of
                                         subordinated certificates with a positive balance,
                                         the yields on the subordinate certificates will be
                                         extremely sensitive to losses on the mortgage loans.

                                         If the principal balance of all of the subordinate
                                         certificates has been reduced to zero due to losses
                                         on and expenses of defaulted mortgage loans, these
                                         losses and expenses will be allocated pro rata to the
                                         Class A-1 and A-2 certificates.

                                         Reductions in the principal balance of any class
                                         reduce the notional amount of the Class X
                                         certificates by a corresponding amount, resulting in
                                         smaller interest distributions to the Class X
                                         certificateholders.

                                         See "Description of the Certificates--Subordination;
                                         Allocation of Losses and Expenses" in this prospectus
                                         supplement.

DELINQUENCIES, LOSSES AND PREPAYMENTS    The yield to maturity on the certificates will depend
ON THE MORTGAGE LOANS WILL AFFECT THE    significantly on the rate and timing of payments of
YIELD ON THE CERTIFICATES                principal and interest on the certificates. The rate
                                         and timing of principal and interest payments on the
                                         mortgage loans, including the rates of delinquency,
                                         loss and prepayment, will affect the rate and timing
                                         of payments of principal and interest on the
                                         certificates. For a discussion of the impact on the
                                         yields of the certificates of the rate of
                                         delinquency, loss and prepayment on the mortgage
                                         rates and factors that affect those rates, see "Yield
                                         and Maturity Considerations" and "Description of the
                                         Certificates--Subordination; Allocation of Losses and
                                         Expenses" in this prospectus supplement and "Risk
                                         Factors--Yield and Prepayment Considerations" in the
                                         prospectus.

THE MORTGAGE LOANS ARE NOT INSURED       None of the mortgages are insured or guaranteed by
                                         the United States, any governmental entity or
                                         instrumentality, by any private mortgage insurer or
                                         by the depositor, the underwriters, the servicer, the
                                         seller, the trustee or the fiscal agent. Therefore,
                                         you should consider payment on each mortgage loan to
                                         depend exclusively on the borrower and any guarantor
                                         under the particular mortgage loan documents.

                              S-12

CONFLICTS OF INTEREST MAY OCCUR WHEN     An affiliate of the servicer expects to acquire some
CERTIFICATEHOLDERS OF VARIOUS CLASSES    of the subordinate certificates including a portion
HAVE DIFFERING INTERESTS                 of the Class N certificates. The affiliate's
                                         ownership of certificates could cause a conflict
                                         between the servicer's duties as servicer and its
                                         affiliate's interest as a holder of a certificate,
                                         especially if actions would have a disproportionate
                                         effect on one or more classes of certificates. One
                                         action over which the servicer has considerable
                                         latitude is determining whether to liquidate or
                                         modify defaulted mortgage loans. The servicer may
                                         also waive provisions in ARD loans that would require
                                         the payment of excess interest or the replacement of
                                         the property manager if the loan is not paid on the
                                         anticipated repayment date.

                                         In addition, under certain circumstances, the
                                         certificateholders representing more than 50% of the
                                         voting rights allocated to a specified class may
                                         terminate the rights and obligations of the servicer
                                         to service specially serviced mortgage loans and
                                         properties acquired through foreclosure and appoint a
                                         replacement to perform these duties. The servicer's
                                         affiliate may hold more than 50% of the voting rights
                                         allocated to that specified class. As a result, the
                                         interests of the servicer's affiliate may conflict
                                         with those of other certificateholders that desire to
                                         replace the servicer of specially serviced mortgage
                                         loans and foreclosure properties.

                                         The servicer is, however, required to administer the
                                         mortgage loans in accordance with the servicing
                                         standards without regard to its ownership of any
                                         certificate.

                                         See "Servicing of the Mortgage Loans--Termination of
                                         the Servicer with Respect to Specially Serviced
                                         Mortgage Loans and REO Properties" and "Servicing of
                                         the Mortgage Loans--Modifications, Waivers,
                                         Amendments and Consents" in this prospectus
                                         supplement.

ADVERSE ENVIRONMENTAL CONDITIONS MAY     The trust could become liable for a material adverse
REDUCE OR DELAY YOUR PAYMENTS            environmental condition at a mortgaged property. Any
                                         such potential liability could reduce or delay
                                         payments to certificateholders.

                                         Environmental assessments have been performed on all
                                         of the mortgaged properties. None of the
                                         environmental assessments revealed material adverse
                                         environmental conditions or circumstances affecting
                                         any mortgaged property, except those cases:

                                         o    in which the adverse conditions were remediated
                                              or abated before the date of issuance of the
                                              certificates;

                                         o    in which an operations and maintenance plan or
                                              periodic monitoring of the mortgaged property
                                              or nearby properties was recommended;

                                         o    involving a leaking underground storage tank or
                                              groundwater contamination at a nearby property
                                              that had not yet materially affected the
                                              mortgaged property and for which a responsible
                                              party either has been identified under
                                              applicable

                              S-13

                                              law or was then conducting remediation of the
                                              related condition;

                                         o    in which groundwater, soil or other
                                              contamination was identified or suspected, and
                                              an escrow reserve, indemnity or other
                                              collateral was provided to cover the estimated
                                              costs of continued monitoring, investigation,
                                              testing or remediation;

                                         o    involving radon; or

                                         o    in which the related borrower has agreed to
                                              seek a "case closed" status for the issue from
                                              the applicable governmental agency.

                                         To decrease the likelihood of any environmental
                                         liability against the trust, the servicer is required
                                         to obtain a satisfactory environmental site
                                         assessment of a mortgaged property and see that any
                                         required remedial action is taken before acquiring
                                         title or assuming its operation.

                                         See "Description of the Mortgage Pool--Underwriting
                                         Matters--Environmental Assessments" in this
                                         prospectus supplement and "The Pooling and Servicing
                                         Agreements--Realization upon Defaulted Mortgage
                                         Loans" and "Legal Aspects of Mortgage
                                         Loans--Environmental Considerations" in the
                                         prospectus.

GEOGRAPHIC CONCENTRATION MAY INCREASE    The 5 states with the highest concentration of
REALIZED LOSSES ON THE MORTGAGE LOANS    mortgage loans secured by mortgaged properties are
                                         listed in the table titled "Geographic
                                         Concentrations" on page S-7. Any deterioration in the
                                         real estate market or economy or events in that state
                                         or region, including earthquakes, hurricanes and
                                         other natural disasters, may increase realized losses
                                         on the mortgage loans in the trust.

                                         In addition, improvements on mortgaged properties
                                         located in California may be more susceptible to
                                         earthquakes than properties located in other parts of
                                         the country. Generally, the mortgaged properties are
                                         not insured for earthquake or hurricane risk. If
                                         mortgaged properties are insured, they may be insured
                                         for amounts less than the outstanding principal
                                         balances of the related mortgage loans.

THE MORTGAGE LOANS ARE NON-RECOURSE      All of the mortgage loans are non-recourse loans. If
LOANS                                    a borrower defaults on such a loan, only the
                                         mortgaged property, and not the other assets of the
                                         borrower, is available to satisfy the debt. Even if
                                         the mortgage loan documents permit recourse to the
                                         borrower or a guarantor, the trust may not be able to
                                         ultimately collect the amount due under that mortgage
                                         loan.

                                         Consequently, before maturity, you should consider
                                         payment on each mortgage loan to depend primarily on
                                         the sufficiency of the cash flow of the mortgaged
                                         property. At scheduled maturity or upon acceleration
                                         of maturity after a default, payment depends
                                         primarily on the market value of the mortgaged
                                         property or the ability of the borrower to refinance
                                         the mortgaged property.

SELLER IS THE ONLY PERSON MAKING         The seller will be the only person making
REPRESENTATIONS AND WARRANTIES ON        representations and warranties on the mortgage loans
MORTGAGE LOANS                           sold to the depositor. Neither the depositor nor any
                                         of its affiliates will be obligated to

                              S-14

                                         repurchase any mortgage loan upon a breach of the
                                         seller's representations and warranties or any
                                         document defects if the seller defaults on its
                                         repurchase obligation. The seller may not have the
                                         financial ability to effect these repurchases. See
                                         "Description of the Mortgage Pool--Assignment of the
                                         Mortgage Loans; Repurchases and Substitutions" and
                                         "--Representations and Warranties; Repurchases and
                                         Substitutions" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE LOSSES ON  109 mortgage loans, which represent 79.73% of the
THE MORTGAGE LOANS AND EXTEND THE        initial pool balance, require balloon payments at
WEIGHTED AVERAGE LIFE OF YOUR            their stated maturity. These mortgage loans involve a
CERTIFICATE                              greater degree of risk than fully amortizing loans,
                                         because the ability of a borrower to make a balloon
                                         payment typically depends on its ability to refinance
                                         the mortgage loan or sell the mortgaged property.

                                         A borrower's ability to repay a loan on its stated
                                         maturity date will depend upon its ability either to
                                         refinance the loan or to sell the mortgaged property
                                         at a price sufficient to permit repayment. A
                                         borrower's ability to achieve either of these goals
                                         will be affected by a number of factors, including:

                                         o    the availability of, and competition for,
                                              credit for commercial or multifamily real
                                              estate projects, which fluctuate over time;

                                         o    the prevailing interest rates;

                                         o    the fair market value of the related
                                              properties;

                                         o    the borrower's equity in the related
                                              properties;

                                         o    the borrower's financial condition;

                                         o    the operating history and occupancy level of
                                              the property;

                                         o    the tax laws; and

                                         o    prevailing general and regional economic
                                              conditions.

                                         Any delay in collection of a balloon payment that
                                         otherwise would be distributable to a class, whether
                                         the delay is due to borrower default or to
                                         modification of the mortgage loan by the servicer, is
                                         likely to extend the weighted average life of that
                                         class.

                                         See "Servicing of the Mortgage Loans--Modifications,
                                         Waivers, Amendments and Consents," "Description of
                                         the Mortgage Pool--Balloon Loans," and "Yield and
                                         Maturity Considerations" in this prospectus
                                         supplement and "Risk Factors--Investment in
                                         Commercial and Multifamily Mortgage Loans" and "Yield
                                         and Maturity Considerations" in the prospectus.

                              S-15

IF BORROWERS DO NOT MAKE ARD PAYMENTS,   4 of the mortgage loans, which represent 15.27% of
THE WEIGHTED AVERAGE LIFE OF YOUR CLASS  the initial pool balance, are ARD loans. "ARD loans"
OF CERTIFICATES MAY BE EXTENDED          have anticipated repayment dates prior to their
                                         maturity dates. The failure of a borrower to prepay
                                         an ARD loan before its anticipated repayment date
                                         will likely extend the weighted average life of any
                                         class of offered certificates that would receive a
                                         distribution of the prepayment. The ability of a
                                         borrower to prepay an ARD loan before or at its
                                         anticipated repayment date typically depends on its
                                         ability to either refinance the loan or to sell the
                                         mortgaged property. The provisions for accelerated
                                         amortization and a higher interest rate after the
                                         anticipated repayment date of an ARD loan are
                                         intended to provide a borrower with an incentive to
                                         pay the mortgage loan in full on or before its
                                         anticipated repayment date, but this incentive may
                                         not be sufficient. To the extent the borrower on an
                                         ARD loan makes payments of interest accrued at a rate
                                         of interest higher than the normal mortgage interest
                                         rate, the excess interest will be distributed to the
                                         holders of the Class N certificates. See "Description
                                         of the Mortgage Pool--Terms and Conditions of the
                                         Mortgage Loans--ARD Loans" and "Risk Factors --
                                         Conflicts of interest may occur when
                                         certificateholders of various classes have differing
                                         interests" in this prospectus supplement.

RISKS PARTICULAR TO OFFICE PROPERTIES:

ECONOMIC DECLINE IN TENANT BUSINESSES    23 mortgaged properties, securing mortgage loans that
OR CHANGES IN DEMOGRAPHIC CONDITIONS     represent 27.89% of the initial pool balance, are
COULD ADVERSELY AFFECT THE VALUE AND     office properties.
CASH FLOW FROM OFFICE PROPERTIES

                                         Economic decline in the businesses operated by the
                                         tenants of office properties may increase the
                                         likelihood that a tenant may be unable to pay its
                                         rent, which could result in realized losses on the
                                         mortgage loans. For a description of risk factors
                                         relating to single tenant properties, see "--Losses
                                         may be caused by tenant credit risk on the mortgage
                                         loans" below. A number of other economic and
                                         demographic factors may adversely affect the value of
                                         office properties, including:

                                         o    the quality of the tenants in the building;

                                         o    the physical attributes of the building in
                                              relation to competing buildings;

                                         o    access to transportation;

                                         o    whether tax benefits are available;

                                         o    the strength and stability of businesses
                                              operated by the tenant or tenants;

                                         o    the desirability of the location for business;
                                              and

                                         o    the cost of refitting office space for a new
                                              tenant (which is often significantly higher
                                              than the cost of refitting other types of
                                              properties for new tenants).

                                         These risks may be increased if revenue depends on a
                                         single tenant or if there is a significant
                                         concentration of tenants in a

                              S-16

                                         particular business or industry. 5 of the mortgage
                                         loans representing 8.77% of the initial pool balance
                                         are secured by single tenant office properties. See
                                         "--A significant tenant ceasing to operate at a
                                         retail property could adversely affect its value and
                                         cash flow" below.

COMPETITION WITH OTHER OFFICE            Office properties are subject to competition with
PROPERTIES COULD ALSO ADVERSELY AFFECT   other office properties in the same market. A
THE VALUE AND CASH FLOW FROM OFFICE      decrease in occupancy resulting from competition
PROPERTIES                               could result in realized losses on the mortgage
                                         loans. Competition is affected by a property's age,
                                         condition, design, such as floor sizes and layout,
                                         location, access to transportation and ability to
                                         offer generally amenities to its tenants including
                                         sophisticated building systems, such as fiber optic
                                         cables, satellite communications or other base
                                         building technological features.

RISKS PARTICULAR TO RETAIL PROPERTIES:

A SIGNIFICANT TENANT CEASING TO OPERATE  36 mortgaged properties, securing mortgage loans that
AT A RETAIL PROPERTY COULD ADVERSELY     represent 26.78% of the initial pool balance, are
AFFECT ITS VALUE AND CASH FLOW           retail properties.

                                         The correlation between the success of tenant
                                         businesses and property value is more direct with
                                         respect to retail properties than other types of
                                         commercial property, because some component of the
                                         total rent paid by retail tenants may be tied to a
                                         percentage of gross sales. Significant tenants or
                                         anchor tenants at a retail property play an important
                                         part in generating customer traffic and making a
                                         retail property a desirable location for other
                                         tenants at that property. Some tenants at retail
                                         properties may be entitled to terminate their leases
                                         or pay reduced rent if an anchor tenant ceases
                                         operations at that property. If anchor stores in a
                                         mortgaged property were to close, the borrower may be
                                         unable to replace those anchor tenants in a timely
                                         manner or without suffering adverse economic
                                         consequences. A retail "anchor tenant" is generally
                                         understood to be a tenant that is larger in size and
                                         is important in attracting customers to a retail
                                         property, whether or not it is located on the
                                         mortgaged property.

                                         A significant tenant ceasing to do business at a
                                         retail property could result in realized losses on
                                         the mortgage loans. The loss of a significant tenant
                                         may be the result of the tenant's voluntary decision
                                         not to renew a lease, the bankruptcy or insolvency of
                                         the tenant, the tenant's general cessation of
                                         business activities or for other reasons. There is no
                                         guarantee that any tenants will continue to occupy
                                         space in the related retail property.

                                         These risks may be increased when the property is a
                                         single tenant property. For a description of risk
                                         factors relating to single tenant properties, see
                                         "--Losses may be caused by tenant credit risk on the
                                         mortgage loans" below.

RETAIL PROPERTIES ARE VULNERABLE TO      Retail properties are particularly vulnerable to
CHANGES IN CONSUMER PREFERENCES          changes in consumer preferences market demographics
                                         that could relate to:

                              S-17

                                         o    adverse changes in consumer spending patterns;

                                         o    local competitive conditions (such as an
                                              increased supply of retail space or the
                                              construction of other shopping centers);

                                         o    the attractiveness of the properties and the
                                              surrounding neighborhood to tenants and their
                                              customers;

                                         o    the public perception of the safety of the
                                              neighborhood; and

                                         o    the need to make major repairs or improvements
                                              to satisfy major tenants.

COMPETITION FROM ALTERNATIVE RETAIL      Retail properties face competition from sources
DISTRIBUTION CHANNELS MAY ADVERSELY      outside a given real estate market. Catalogue
AFFECT THE VALUE AND CASH FLOW FROM      retailers, home shopping networks, the internet,
RETAIL PROPERTIES                        telemarketing and outlet centers all compete with
                                         more traditional retail properties for consumer
                                         dollars. Continued growth of these alternative retail
                                         outlets that often are characterized by lower
                                         operating costs could adversely affect the rents
                                         collectible at the retail properties which secure
                                         mortgage loans in the trust and result in realized
                                         losses on the mortgage loans.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND RENT LEVELS  75 mortgaged properties, securing mortgage loans that
ON MULTIFAMILY PROPERTIES COULD          represent 26.85% of the initial pool balance, are
ADVERSELY AFFECT THEIR VALUE AND CASH    multifamily rental properties. A decrease in
FLOW                                     occupancy or rent levels could result in realized
                                         losses on the mortgage loans. Occupancy and rent
                                         levels on multifamily properties may be adversely
                                         affected by:

                                         o    local, regional or national economic
                                              conditions, which may limit the amount of rent
                                              that can be charged for rental units or result
                                              in a reduction in timely rent payments or a
                                              reduction in occupancy levels;

                                         o    construction of additional housing units in the
                                              same market which may compete for tenants;

                                         o    local military base closings;

                                         o    developments at local colleges and
                                              universities;

                                         o    national, regional and local politics,
                                              including, in the case of multifamily rental
                                              properties, current or future rent
                                              stabilization and rent control laws and
                                              agreements;

                                         o    the level of mortgage interest rates, which may
                                              encourage tenants in multifamily rental
                                              properties to purchase housing; and

                                         o    lack of amenities, unattractive physical
                                              attributes or bad reputation of the mortgaged
                                              property.

RESTRICTIONS IMPOSED ON MULTIFAMILY      Multifamily properties may be subject to tax credit,
PROPERTIES BY GOVERNMENT PROGRAMS COULD  and city, state and federal housing subsidies or
ALSO ADVERSELY AFFECT THEIR VALUE AND    similar programs. The limitations and restrictions
CASH FLOW                                imposed by these programs could result in realized
                                         losses on the mortgage loans. The limitations

                              S-18

                                         and restrictions include:

                                         o    rent limitations that could adversely affect
                                              the ability of borrowers to increase rents to
                                              maintain the condition of their mortgaged
                                              properties; and

                                         o    tenant income restrictions that may reduce the
                                              number of eligible tenants in those mortgaged
                                              properties and result in a reduction in
                                              occupancy rates.

                                         The differences in rents between subsidized or
                                         supported properties and other multifamily rental
                                         properties in the same area may not be a sufficient
                                         economic incentive for some eligible tenants to
                                         reside at a subsidized or supported property that may
                                         have fewer amenities or be less attractive as a
                                         residence.

LIMITED ALTERNATIVE USES OF OTHER        10 mortgaged properties, securing mortgage loans that
PROPERTY TYPES COULD ADVERSELY AFFECT    represent approximately 8.04% of the initial pool
THEIR VALUE AND CASH FLOW                balance, are "special purpose" properties that have
                                         limited alternative uses. The three mortgage loans
                                         secured by "special purpose" properties that have the
                                         largest principal balances are credit lease loans
                                         that represent 6.02% of the initial pool balance.
                                         These credit lease loans are the loans identified on
                                         Annex A as the University of Nevada loan, the
                                         Carmax-The Auto Superstore loan and the Costco
                                         (Newport News) loan. The collateral on the Costco
                                         loan consists of a fee interest in land leased to
                                         Costco on which Costco has constructed a retail
                                         warehouse facility. For a description of the credit
                                         lease loans, see "The Mortgage Pool--Credit Lease
                                         Loans." See Annex A for additional information
                                         concerning "special purpose" properties.

                                         "Special purpose" limitations could result in
                                         realized losses on the mortgage loans. Mortgage loans
                                         secured by other property types including mixed use
                                         properties, may pose risks not associated with
                                         mortgage loans secured by liens on other types of
                                         income-producing real estate.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR OCCUPANCY    5 mortgaged properties, securing mortgage loans that
AT A HOSPITALITY PROPERTY COULD          represent 5.89% of the initial pool balance, are
ADVERSELY AFFECT ITS VALUE AND CASH      hospitality properties. A decrease in room rates or
FLOW                                     occupancy at hospitality properties could result in
                                         realized losses on the mortgage loans. Room rates and
                                         occupancy levels may depend upon the following
                                         factors.

                                         o    The proximity of a hospitality property to
                                              major population centers or attractions.

                                         o    Adverse local, regional or national economic
                                              conditions or the construction of competing
                                              hospitality properties. Because hospitality
                                              property rooms generally are rented for short
                                              periods of time, hospitality properties tend to
                                              respond more quickly to adverse economic
                                              conditions and competition than do other
                                              commercial properties.

                              S-19

                                         o    A hospitality property's ability to attract
                                              customers and a portion of its revenues may
                                              depend on its having a liquor license. A liquor
                                              license may not be transferable if a
                                              foreclosure on the related mortgaged property
                                              occurs.

                                         o    In many parts of the country the hotel and
                                              lodging industry is generally seasonal in
                                              nature. This seasonality will cause periodic
                                              fluctuations in room and other revenues,
                                              occupancy levels, room rates and operating
                                              expenses.

                                         o    The viability of hospitality properties that
                                              are franchisees of national or regional hotel
                                              chains depends in large part on the continued
                                              existence and financial strength of the
                                              franchisor. The public perception of the
                                              franchise service mark and the duration of the
                                              franchise license agreement are also important.
                                              If the franchisee defaults on its debt, the
                                              trustee may be unable to use the franchise
                                              license without the consent of the franchisor
                                              due to restrictions on transfers imposed by the
                                              franchise license agreements.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND DEMOGRAPHIC      13 mortgaged properties, securing mortgage loans that
CONDITIONS COULD ADVERSELY AFFECT THE    represent 4.54% of the initial pool balance, are
VALUE AND CASH FLOW FROM INDUSTRIAL      industrial properties.
PROPERTIES

                                         The risks of economic decline in the businesses
                                         operated by the tenants of industrial properties are
                                         similar in both office properties and industrial
                                         properties, although industrial properties may be
                                         more dependent on a single tenant. 6 of the mortgage
                                         loans representing 2.49% of the initial pool balance
                                         are secured by single tenant industrial properties.
                                         For a description of risk factors relating to office
                                         properties, see "--Economic decline in tenant
                                         businesses or changes in demographic conditions could
                                         adversely affect the value and cash flow from office
                                         properties," and for a description of risk factors
                                         relating to single tenant properties, see "--Losses
                                         may be caused by tenant credit risk on the mortgage
                                         loans" below.

RESTRICTIONS IMPOSED BY SITE             Site characteristics at industrial properties may
CHARACTERISTICS AND INCREASED            impose restrictions that could cause realized losses
ENVIRONMENTAL RISKS COULD ALSO           on the mortgage loans. Site characteristics which
ADVERSELY AFFECT THE VALUE AND CASH      affect the value of an industrial property include:
FLOW FROM INDUSTRIAL PROPERTIES

                                         o    clear heights;

                                         o    column spacing;

                                         o    zoning restrictions;

                                         o    number of bays and bay depths;

                                         o    divisibility;

                                         o    truck turning radius; and

                                         o    overall functionality and accessibility.

                              S-20

                                         An industrial property requires availability of labor
                                         sources, proximity to supply sources and customers,
                                         and accessibility to rail lines, major roadways and
                                         other distribution channels.

                                         Properties used for many industrial purposes are more
                                         prone to environmental concerns than other property
                                         types.

LOSSES MAY BE CAUSED BY TENANT CREDIT    Tenant credit risk could reduce cash flow or value of
RISK ON THE MORTGAGE LOANS               a mortgaged property if tenants were unable to meet
                                         their lease obligations or became insolvent.

                                         o    If tenant sales in retail properties decline,
                                              rents based on sales also will decline, and
                                              tenants may be unable to pay their rent or
                                              other occupancy costs. If a tenant defaults,
                                              the borrower may experience delays and costs in
                                              enforcing the lessor's rights.

                                         o    If a significant tenant were to become
                                              insolvent and subject to any bankruptcy or
                                              similar law, the collection of rental payments
                                              could be interrupted and foreclosure on the
                                              mortgaged property made more difficult.

                                         These risks may be increased when the property is a
                                         single tenant property or is leased to relatively few
                                         tenants. 20 of the mortgage loans representing 19.09%
                                         of the initial pool balance are secured by single
                                         tenant properties.

LOSSES MAY BE CAUSED BY THE EXPIRATION   The income from and market value of retail, office
OF OR TENANT DEFAULTS ON LEASES          and industrial properties would decline if space
                                         leases expired or tenants defaulted and the borrowers
                                         were unable to renew the leases or relet the space on
                                         comparable terms. Even if borrowers successfully
                                         relet vacated space, the costs associated with
                                         reletting, including tenant improvements, leasing
                                         commissions and free rent, can exceed the amount of
                                         any reserves maintained for that purpose and reduce
                                         cash flow from the mortgaged properties. Although
                                         many of the mortgage loans require the borrower to
                                         maintain escrows for leasing expenses, there is no
                                         guarantee that these reserves will be sufficient.

PAYMENTS ON CREDIT LEASE LOANS ARE       8 of the mortgage loans, which represent 14.15% of
HIGHLY DEPENDENT UPON THE                the initial pool balance, are credit lease loans that
CREDITWORTHINESS OF THE CREDIT TENANT    have been made on mortgaged properties leased to
                                         credit tenants or tenants with related guarantors
                                         that have a public or private rating. In reliance on
                                         these ratings, credit lease loans generally have
                                         lower debt service coverage ratios and higher loan to
                                         value ratios than other types of loans. The seller
                                         has not independently assessed the creditworthiness
                                         of the credit tenant or any guarantor of its
                                         obligations under the credit lease.

                                         The payment of interest and principal on a credit
                                         lease loan depends principally on the payment by the
                                         related credit tenant and/or its guarantor of monthly
                                         rental payments and other payments due under its
                                         credit lease. If a default were to occur under the
                                         credit lease or the associated guarantee, the
                                         borrower under the credit lease loan may not be able
                                         to make the

                              S-21

                                         required payments under the credit lease loan until
                                         the property is re-let. The liquidation of the
                                         related mortgaged property may not generate
                                         sufficient funds to pay all of the principal and
                                         interest due on the related credit lease loan. Some
                                         credit lease loans may provide that a default under
                                         the credit lease will not constitute a default under
                                         the credit lease loan. Under these loans, the
                                         servicer will not be able to take any corrective
                                         action following a default on the credit lease unless
                                         a default occurs under the credit lease loan. The
                                         "dark value" or unleased value of a mortgaged
                                         property securing a credit lease loan may be less
                                         than the balance of the credit lease loan on the
                                         mortgaged property.

RELIANCE ON RESIDUAL VALUE INSURANCE     Some credit lease loans may require a payment of
POLICIES HAS SPECIAL RISKS               principal on their maturity date that is materially
                                         in excess of their constant monthly payment and which
                                         do not fully amortize over their terms.

                                         The borrowers on these loans have obtained residual
                                         value insurance policies naming the seller as loss
                                         payee that require the insurer to pay on or about the
                                         maturity date of the loan an amount equal to the
                                         amount of any deficiency between the proceeds of the
                                         sale of the mortgaged property and the lesser of:

                                         o    the insured value of the mortgaged property;
                                              and

                                         o    any indebtedness remaining under the credit
                                              lease loan that is not paid by the borrower.

                                         The insured value of a credit lease property is
                                         typically the amount of the balloon payment due on
                                         the credit lease loan. If a borrower defaults on a
                                         credit lease loan at a time when the amount of the
                                         indebtedness on the loan exceeds the insured value,
                                         the certificateholders may suffer losses. The
                                         residual value policies were issued by R.V.I. America
                                         Insurance Company. As of the date of this prospectus
                                         supplement, R.V.I. America had a claims paying rating
                                         of "A" by S&P, "A" by Fitch and "AA-" by Duff &
                                         Phelps Credit Rating Co.

EACH RESIDUAL VALUE POLICY CONTAINS      Each residual value insurance policy contains certain
EXCLUSIONS TO COVERAGE                   exclusions to coverage, including the sale,
                                         assignment or other transfer of the credit lease
                                         property to a person other than the named loss payee
                                         (or an affiliate) in a foreclosure or similar
                                         proceeding without the consent of R.V.I. America.

                                         If the holder of a credit lease loan were to take any
                                         of these actions without the consent of R.V.I.
                                         America, coverage under the policy would not be
                                         available.

TENANT BANKRUPTCY ENTAILS RISKS          The bankruptcy or insolvency of a major tenant (such
                                         as an anchor tenant or a credit lease tenant), or a
                                         number of smaller tenants, may adversely affect the
                                         income produced by a mortgaged property. Under the
                                         federal bankruptcy code, a tenant has the option of
                                         assuming or rejecting any unexpired lease. If the
                                         tenant rejects the lease, the landlord's claim for

                              S-22

                                         breach of the lease would be a general unsecured
                                         claim against the tenant (unless collateral secures
                                         the claim). The claim would be limited to the unpaid
                                         rent reserved under the lease for the periods prior
                                         to the bankruptcy petition or earlier surrender of
                                         the leased premises that are unrelated to the
                                         rejection, plus the greater of one year's rent or 15%
                                         of the remaining reserved rent (but not more than
                                         three years' rent). Even if provisions in the lease
                                         prohibit assignment, in a bankruptcy, the tenant may
                                         assign the lease to another entity that could be less
                                         creditworthy than the tenant may have been at the
                                         time of origination of the mortgage loan. See
                                         "Certain Legal Aspects of Mortgage Loans" in the
                                         prospectus.

                                         If any of the credit tenants of a mortgage property
                                         subject to a credit lease loan were to become a
                                         debtor in a bankruptcy proceeding under the federal
                                         bankruptcy code, that tenant or its bankruptcy
                                         trustee could reject the credit lease.

LOSSES MAY BE CAUSED BY INADEQUATE       Losses may be realized on the mortgage loans if
PROPERTY MANAGEMENT                      property management is inadequate. The property
                                         manager is responsible for the following activities:

                                         o    responding to changes in the local market;

                                         o    planning and implementing the rental structure,
                                              including establishing levels of rent payments;
                                              and

                                         o    ensuring that maintenance and capital
                                              improvements are carried out in a timely
                                              fashion.

                                         Sound property management controls costs, provides
                                         appropriate service to tenants and ensures that
                                         improvements are maintained. Sound property
                                         management can also maintain cash flow, reduce
                                         vacancy, leasing and repair costs and preserve
                                         building value. Property management errors can impair
                                         the long-term viability of a real estate project and
                                         may result in losses.

CONFLICTS OF INTERESTS BETWEEN PROPERTY  Losses may result if the managers of mortgaged
MANAGERS AND OWNERS MAY RESULT IN        properties and the borrowers experience conflicts of
LOSSES                                   interest in the management or ownership of mortgaged
                                         properties. These conflicts of interests may exist
                                         because:

                                         o    the mortgaged properties may be managed by
                                              property managers affiliated with the
                                              borrowers;

                                         o    the mortgaged properties may be managed by
                                              property managers who also manage other
                                              properties that compete with the mortgaged
                                              properties; and

                                         o    affiliates of the managers or the borrowers, or
                                              the managers and/or the borrowers themselves,
                                              may also own other properties, including
                                              competing properties.

LOSSES MAY RESULT IF THE SERVICER IS     An appraisal was conducted for each mortgaged
UNABLE TO SELL A MORTGAGED PROPERTY FOR  property, and the loan-to-value ratios as of the
ITS APPRAISED VALUE                      cut-off date referred to in this prospectus
                                         supplement are based on the appraisals. Appraisals,
                                         however, are not guarantees of present or future
                                         value, and the

                              S-23

                                         servicer may be unable to sell a mortgaged property
                                         for its appraised value. Appraisals seek to establish
                                         the amount a typically motivated buyer would pay a
                                         typically motivated seller. This amount could be
                                         significantly higher than the amount obtained from
                                         the sale of a mortgaged property under a distress or
                                         liquidation sale.

                                         Appraisals are estimates of value at the time of the
                                         appraisal based on the analysis and opinion of the
                                         appraiser. The values of the mortgaged properties may
                                         have changed significantly since the appraisal was
                                         performed. Generally, appraisals have not been
                                         updated since the mortgage loan was originated.

SUBORDINATE FINANCING ON THE MORTGAGED   3 of the mortgaged properties securing 4.75% of the
PROPERTY MAY INCREASE RISKS              initial pool balance are encumbered by subordinate
                                         debt that is not part of the mortgage pool. The
                                         existence of additional subordinate indebtedness may
                                         adversely affect the borrower's financial viability
                                         or the lender's security interest in the mortgaged
                                         property and result in realized losses because:

                                         o    refinancing the mortgage loan at maturity for
                                              the purpose of making any balloon payments may
                                              be more difficult;

                                         o    reduced cash flow could result in deferred
                                              maintenance; and

                                         o    if the holder of the subordinated debt files
                                              for bankruptcy or is placed in involuntary
                                              receivership, foreclosing on the mortgaged
                                              property could be delayed.

                                         The holder of any material subordinate debt on the
                                         mortgaged properties has agreed not to foreclose for
                                         so long as the mortgage loan is outstanding and the
                                         trust is not pursuing a foreclosure action.
                                         Substantially all of the mortgage loans either
                                         prohibit the borrower from encumbering the mortgaged
                                         property with additional secured debt or require the
                                         consent of the holder of the first lien before so
                                         encumbering the mortgaged property. A violation of
                                         this prohibition, however, may not become evident
                                         until the mortgage loan otherwise defaults. For a
                                         description of subordinate debt relating to the
                                         mortgaged properties, see "Description of the
                                         Mortgage Pool--Secured Subordinate Financing" in this
                                         prospectus supplement.

MEZZANINE DEBT SECURED BY EQUITY IN THE  The direct parents of some borrowers have pledged
BORROWER MAY INCREASE RISK               their equity interest in the borrower to secure
                                         mezzanine debt incurred by the parent. However, the
                                         existence of this indebtedness could adversely affect
                                         the financial viability of such borrower or the value
                                         of the equity in the borrower held by the sponsoring
                                         entities of the borrower. There is a risk that any
                                         holder of mezzanine debt may attempt to use its
                                         rights as owner of the mezzanine loan to protect
                                         itself against an exercise of rights by the lender
                                         under the mortgage loan. For a description of
                                         mezzanine debt relating to the mortgaged properties
                                         see "Description of the Mortgage Pool--Secured
                                         Subordinate Financing" in this prospectus supplement.

                              S-24

RELATED BORROWERS MAY MAKE LOSSES ON     Some borrowers under the mortgage loans are
THE MORTGAGE LOANS MORE SEVERE           affiliated or under common control with one another.
                                         When borrowers are related, any adverse circumstances
                                         relating to one borrower or its affiliates, and
                                         affecting one mortgage loan or mortgaged property,
                                         also can affect the related borrower's mortgage loans
                                         or mortgaged properties which could make losses more
                                         severe than would be the case if there were no
                                         related borrowers.

                                         For example, a borrower that owns or controls several
                                         mortgaged properties and experiences financial
                                         difficulty at one mortgaged property might defer
                                         maintenance at one or more other mortgaged properties
                                         to satisfy current expenses of the mortgaged property
                                         experiencing financial difficulty. Alternatively, the
                                         borrower could attempt to avert foreclosure by filing
                                         a bankruptcy petition. The bankruptcy or insolvency
                                         of one borrower or its affiliate could have an
                                         adverse effect on the operation of all of the
                                         mortgaged properties of that borrower and its
                                         affiliates and on the ability of those mortgaged
                                         properties to produce sufficient cash flow to make
                                         required payments on the mortgage loans. See "Legal
                                         Aspects of Mortgage Loans--Bankruptcy Laws" in the
                                         prospectus.

LARGER-THAN-AVERAGE BALANCE LOANS MAY    Several mortgage loans, either individually or
MAKE LOSSES MORE SEVERE                  together with other mortgage loans with which they
                                         are cross-collateralized, have outstanding balances
                                         that are substantially higher than the average
                                         outstanding balance. Generally, if a mortgage pool
                                         includes loans with larger-than-average balances,
                                         losses are likely to be more severe, relative to the
                                         size of the pool, than would be the case if the
                                         aggregate balance of the pool were distributed among
                                         a larger number of loans.

LOSSES COULD RESULT FROM LIMITATION ON   10 mortgage loans, representing 2.88% of the initial
ENFORCEABILITY OF                        pool balance, are cross-collateralized with one or
CROSS-COLLATERALIZATION                  more other mortgage loans. Cross-collateralization
                                         arrangements involving more than one borrower could
                                         be challenged as a fraudulent conveyance by creditors
                                         of a borrower or by the representative or the
                                         bankruptcy estate of a borrower, if that borrower
                                         were to become a debtor in a bankruptcy case
                                         resulting in realized losses on the mortgage loans.

                                         Generally, under federal and most state fraudulent
                                         conveyance statutes, a lien granted by a borrower to
                                         secure repayment of another borrower's mortgage loan
                                         could be voided if a court were to determine that:

                                         (1) the borrower was insolvent at the time of
                                         granting the lien, was rendered insolvent by the
                                         granting of the lien, or was left with inadequate
                                         capital or was unable to pay its debts as they
                                         matured; and

                                         (2) when it allowed its mortgaged property to be
                                         encumbered by a lien securing the entire indebtedness
                                         represented by the other mortgage loan, the borrower
                                         did not receive fair consideration or reasonably
                                         equivalent value in return.

                              S-25

                                         The additional security provided by
                                         cross-collateralization would not be available if a
                                         court determines that the grant was a fraudulent
                                         conveyance. See "Description of the Mortgage
                                         Pool--Terms and Conditions of the Mortgage
                                         Loans--Related Borrowers, Cross-Collateralized
                                         Mortgage Loans and Mortgage Loans Collateralized by
                                         Multiple Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO            Payment of taxes on any net income from "foreclosure
FORECLOSURE MAY REDUCE PAYMENTS TO       property" acquired by the trust will reduce the net
CERTIFICATEHOLDERS                       proceeds available for distribution to
                                         certificateholders. If the trust acquires a mortgaged
                                         property after a default on the related mortgage loan
                                         under a foreclosure or delivery of a deed in lieu of
                                         foreclosure, that property will be considered
                                         "foreclosure property" under the tax rules applicable
                                         to real estate mortgage investment conduits, which
                                         are the same rules applicable to real estate
                                         investment trusts. It will continue to be considered
                                         "foreclosure property" for a period of three full
                                         years after the taxable year of acquisition by the
                                         trust, with possible extensions. Any net income from
                                         this "foreclosure property", other than qualifying
                                         "rents from real property," will subject the real
                                         estate mortgage investment conduit containing the
                                         mortgage loans to federal and possibly state or local
                                         tax on that income at the highest marginal corporate
                                         tax rate.

STATE LAW LIMITATIONS ON REMEDIES        Certain jurisdictions (including California) have
                                         laws that prohibit more than one "judicial action" to
                                         enforce a mortgage, and some courts have viewed the
                                         term "judicial action" broadly. The pooling and
                                         servicing agreement will require the servicer and any
                                         replacement special servicer to obtain legal advice
                                         prior to enforcing any rights under the mortgage
                                         loans that relate to properties where the rule could
                                         be applicable. In addition, the servicer and any
                                         replacement special servicer may be required to
                                         foreclose on properties in states where the "one
                                         action" rules apply before foreclosing on properties
                                         located in states where judicial foreclosure is the
                                         only permitted method of foreclosure. See "Certain
                                         Legal Aspects of Mortgage Loans--Foreclosure" in the
                                         prospectus.

                                         Because of these considerations, the ability of the
                                         servicer and any replacement special servicer to
                                         foreclose on the mortgage loans may be limited by the
                                         application of state laws. Such actions could also
                                         subject the trust to liability as a
                                         "mortgagee-in-possession" or result in equitable
                                         subordination of the claims of the trustee to the
                                         claims of other creditors of the borrower. The
                                         servicer will be required to consider these factors
                                         in deciding what alternative to pursue after a
                                         default.

INCREASES IN GROUND RENTS FOR MORTGAGED  2 mortgaged properties securing mortgage loans, which
PROPERTIES MAY CAUSE LOSSES              represent 4.15% of the initial pool balance, are
                                         subject solely to the lien of a mortgage on the
                                         applicable borrower's leasehold interest under a
                                         ground lease. 2 mortgaged properties securing
                                         mortgage loans, which represent 1.22% of the initial
                                         pool balance, are subject to the lien of either a
                                         mortgage on both the

                              S-26

                                         borrower's leasehold interest and the ground lessor's
                                         fee simple interest in the mortgaged property or a
                                         mortgage on the borrower's leasehold interest in a
                                         portion of the mortgaged property and the borrower's
                                         fee simple interest in the remaining portion of the
                                         mortgaged property.

                                         Increases in ground rents may adversely affect a
                                         borrower's ability to make payments under a related
                                         mortgage loan and cause realized losses on the
                                         mortgage loans. Mortgage loans secured by leasehold
                                         interests may provide for the resetting of ground
                                         lease rents based on factors such as the fair market
                                         value of the related mortgaged property or prevailing
                                         interest rates.

BANKRUPTCY RULES MAY LIMIT ABILITY OF    Operation of the federal bankruptcy code and related
LENDER TO ENFORCE REMEDIES               state laws may interfere with the ability of a lender
                                         to foreclose upon a mortgaged property and to take
                                         other actions to enforce its remedies against the
                                         borrower or the mortgaged property. For a description
                                         of risks related to bankruptcy, see "Certain Legal
                                         Aspects of Mortgage Loans--Bankruptcy Laws" in the
                                         prospectus.

                                         Some sponsors of borrowers or their affiliates have
                                         been subject to bankruptcy proceedings. The depositor
                                         is aware that the individual owner of a portion of
                                         the equity of the borrower on the mortgage loan
                                         constituting 1.44% of the initial pool balance that
                                         is secured by the property identified as the
                                         Huntington Westminster Apartments on Annex A has
                                         filed a personal bankruptcy petition under chapter 11
                                         of the bankruptcy code.

THE BANKRUPTCY OF A LESSOR OR A LESSEE   Upon bankruptcy of a lessor or a lessee under a
UNDER A GROUND LEASE COULD RESULT IN     ground lease, the debtor entity has the right to
LOSSES                                   assume and continue or reject and terminate the
                                         ground lease. Section 365(h) of the federal
                                         bankruptcy code permits a ground lessee whose ground
                                         lease is rejected by a debtor ground lessor to remain
                                         in possession of its leased premises under the rent
                                         reserved in the lease for the term, including
                                         renewals of the ground lease. The ground lessee,
                                         however, is not entitled to enforce the obligation of
                                         the ground lessor to provide any services required
                                         under the ground lease. If a ground lessee/borrower
                                         in bankruptcy rejected any or all of its ground
                                         leases, the leasehold mortgagee would have the right
                                         to succeed to the ground lessee/borrower's position
                                         under the lease only if the ground lessor had
                                         specifically granted the mortgagee that right. If the
                                         ground lessor and the ground lessee/borrower are
                                         involved in concurrent bankruptcy proceedings, the
                                         trustee may be unable to enforce the bankrupt ground
                                         lessee/borrower's obligation to refuse to treat a
                                         ground lease rejected by a bankrupt ground lessor as
                                         terminated. If this happened, a ground lease could be
                                         terminated notwithstanding lender protection
                                         provisions contained therein or in the mortgage. If
                                         the borrower's leasehold were to be terminated after
                                         a lease default, the leasehold mortgagee would lose
                                         its security.

                              S-27

                                         Each of the ground leases related to the mortgage
                                         loans, however, generally contains the following
                                         protections to mitigate this risk:

                                         o    It requires the lessor to give the leasehold
                                              mortgagee notice of lessee defaults and an
                                              opportunity to cure them.

                                         o    It permits the leasehold estate to be assigned
                                              to and by the leasehold mortgagee at and after
                                              a foreclosure sale.

                                         o    It contains certain other protective provisions
                                              typically included in a "mortgageable" ground
                                              lease.

                                         See "Description of the Mortgage Pool--Ground Leases"
                                         in this prospectus supplement.

YOUR PAYMENTS MAY BE REDUCED OR DELAYED  Noncompliance with zoning and building codes may
BY ZONING AND BUILDING CODE              cause the borrower to experience cash flow delays and
NONCOMPLIANCE ON THE MORTGAGED           shortfalls that would reduce or delay the amount of
PROPERTIES                               proceeds available for distributions to
                                         certificateholders. The seller has taken steps to
                                         establish that the use and operation of the mortgaged
                                         properties securing the mortgage loans are in
                                         compliance in all material respects with all
                                         applicable zoning, land-use, building, fire and
                                         health ordinances, rules, regulations, and orders.
                                         Evidence of this compliance may be in the form of
                                         legal opinions, certifications from government
                                         officials, title policy endorsements and/or
                                         representations by the related borrower in the
                                         related mortgage loan documents. These steps may not
                                         have revealed all possible violations.

                                         Some violations may exist at any particular mortgaged
                                         property, but the seller generally does not consider
                                         those defects known to it to be material. In many
                                         cases, the use, operation and/or structure of a
                                         mortgaged property constitutes a permitted
                                         nonconforming use and/or structure that may not be
                                         rebuilt to its current state if a material casualty
                                         event occurs. Generally, insurance proceeds would be
                                         available for application to the mortgage loan if a
                                         material casualty event were to occur, or the
                                         mortgage property, as rebuilt for a conforming use,
                                         would generate sufficient income to service the
                                         mortgage loan. If a mortgaged property could not be
                                         rebuilt to its current state or its current use were
                                         no longer permitted due to building violations or
                                         changes in zoning or other regulations, then the
                                         borrower might experience cash flow delays and
                                         shortfalls that would reduce or delay the amount of
                                         proceeds available for distributions to
                                         certificateholders.

CHANGES IN CONCENTRATIONS OF BORROWER,   The receipt of payments of principal, including
LOAN OR PROPERTY CHARACTERISTICS MAY     voluntary principal prepayments, liquidation proceeds
CAUSE LOSSES ON THE MORTGAGE LOANS       and the repurchase prices for any mortgage loans
                                         repurchased due to breaches of representations or
                                         warranties or defaults, will cause changes in the
                                         relative concentrations of properties, property
                                         characteristics, number of borrowers and affiliated
                                         borrowers and geographic location.

                              S-28

                                         Because principal on the classes of certificates
                                         entitled to payments of principal is payable in the
                                         sequential order described above, the classes that
                                         have a lower priority for the payment of principal
                                         are relatively more likely to be exposed to risks
                                         associated with any changes in concentrations of
                                         borrower, loan or property characteristics.

COMPLIANCE WITH THE AMERICANS WITH       If the borrower were required to pay expenses and
DISABILITIES ACT MAY REDUCE PAYMENTS TO  fines imposed by the Americans with Disabilities Act
CERTIFICATEHOLDERS                       of 1990, the amount available to make payments on the
                                         mortgage loan would be reduced. Under the Americans
                                         with Disabilities Act, all public accommodations are
                                         required to meet federal requirements related to
                                         access and use by disabled persons. If the mortgaged
                                         properties do not comply with this law, the borrowers
                                         may be required to incur costs of compliance.
                                         Noncompliance could result in the imposition of fines
                                         by the federal government or an award of damages to
                                         private litigants.

LITIGATION MAY REDUCE PAYMENTS TO        Legal proceedings may be pending and, from time to
CERTIFICATEHOLDERS                       time, threatened, against the borrowers and their
                                         affiliates relating to the business of the borrowers
                                         and their affiliates, or arising out of the ordinary
                                         course of that business. This litigation could have a
                                         material adverse effect on the distributions to
                                         certificateholders.

YEAR 2000 PROBLEM MAY REDUCE OR DELAY    Disruptions in the collection or distribution of
COLLECTIONS AND DISTRIBUTIONS OF         receipts on the mortgage loans due to the year 2000
RECEIPTS ON THE MORTGAGE LOANS           problem could reduce or delay your distributions.

                                         Computer problems may arise if the servicer and the
                                         trustee have not completed their efforts to avoid
                                         year 2000 issues on time, or if the computer systems
                                         of the servicer or the trustee are not fully year
                                         2000-ready. The "year 2000 problem" is pervasive and
                                         complex; virtually every computer operation will be
                                         affected in some way by the rollover of the two-digit
                                         year value to 00. Systems that do not properly
                                         recognize date-sensitive information when the year
                                         changes to 2000 could generate erroneous data or
                                         cause a system to fail.

                                         We have been advised by each of the servicer and the
                                         trustee that they are committed to do one of the
                                         following:

                                         o    to implement modifications to their respective
                                              existing systems to the extent required to
                                              cause them to be year 2000-ready; and/or

                                         o    acquire computer systems that are year
                                              2000-ready in each case before January 1, 2000.

                                         We have not, however, made any independent
                                         investigation of the computer systems of the servicer
                                         or the trustee.

                       DESCRIPTION OF THE MORTGAGE POOL

   A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A.

  CALCULATIONS OF INTEREST

   3 of the mortgage loans, which represent 8.70% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months. 118 of the mortgage loans, which represent 91.30% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed.

   In addition, 4 mortgage loans, which represent 18.91% of the initial pool balance, provide for payments of interest only for up to 24 months after origination, during which period no payments of principal are due. The amount of the monthly payment with respect to some of such mortgage loans will be subject to a one-time increase to permit the commencement of scheduled amortization of such loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

   Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that certain mortgage loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

  BALLOON LOANS

   109 of the mortgage loans, which represent approximately 79.73% of the initial pool balance, are "balloon loans" that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. In some cases, monthly payments of principal begin after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. 8 of the mortgage loans, which represent approximately 5.00% of the initial pool balance, are fully amortizing.

  ARD LOANS

   4 of the mortgage loans, which represent approximately 15.27% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, that ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.0% per annum. Beginning on its anticipated repayment date, "excess interest" accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

   The failure to pay excess interest will not constitute a default under such mortgage loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate.

   As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower generally will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

   (1) payments to required escrow funds;

   (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

   (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

   (4) principal on the mortgage loan until the principal is paid in full;
and

   (5) excess interest.

   ARD loans generally prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before the anticipated repayment date. At that time, the borrower may prepay the loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a "prepayment premium." To the extent the borrower on a ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class N certificates.

  AMORTIZATION OF PRINCIPAL

   In addition to the balloon loans and the ARD loans, the mortgage pool includes 8 fully amortizing mortgage loans, which represent 5.00% of the initial pool balance. 3 mortgage loans, which represent 8.70% of the initial pool balance, are "step amortization" mortgage loans, each of which amortizes on an initial amortization schedule for a specified period following origination, and then amortizes at a different amortization schedule until maturity.

  DUE DATES

   A "due date" is the date in any month on which a monthly payment on a mortgage loan is first due. Eight (8) of the mortgage loans, which represent 18.57% of the initial pool balance, provide for scheduled monthly payments of principal and/or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan, "monthly payments") to be due on the first day of each month. 113 of the mortgage loans, which represent 81.43% of the initial pool balance, provide for due dates on the tenth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

   None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.

  DEFEASANCE

   All of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a "defeasance option" to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

   (1) pays on any due date

    o all interest accrued and unpaid on the principal balance of the mortgage note to and including that due date,

    o all other sums (excluding scheduled interest or principal payments not yet due and owing) due under the mortgage loan, and

    o  any costs and expenses related to the release,

   (2) delivers or pledges to the trustee "defeasance collateral"

     o that consists of direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America; and

    o  that provides payments:

        o on or before all successive scheduled payment dates from such due date to the related maturity date (or anticipated repayment date in the case of any ARD loan), and

        o in an amount equal to or greater than the scheduled payments due on such dates under the mortgage loan (or, with respect to cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of such scheduled payments allocable to the released mortgaged property), and

   (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

   Simultaneously with such actions, the mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan. The depositor makes no representation as to the enforceability of the defeasance provisions of any mortgage loan.

  PREPAYMENT PROVISIONS

   Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan. See Annex A for information regarding the lockout and defeasance periods for each mortgage loan.

   Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to make a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make such payment.

   Liquidation proceeds recovered in respect of any defaulted mortgage loan will, generally, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

   No prepayment premium will be payable with the repurchase of a mortgage loan by the seller for a material breach of representation or warranty on the part of the seller or any failure to deliver any related documentation. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loan; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

  RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

   10 mortgage loans, which represent 2.88% of the initial pool balance, are "cross-collateralized mortgage loans" among groups of related borrowers. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. Losses could result from limitations on the enforceability of cross-collateralization. See Annex A for information regarding the cross-collateralized mortgage loans. 8 mortgage loans (other than the cross-collateralized mortgage loans), which represent 5.51% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans are evidenced by a separate mortgage note, and are not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 121, while the total number of mortgaged properties in the mortgage pool is 162. Generally, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

   In addition to the cross-collateralized loans and the loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 13.98% of the initial pool balance.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   All of the mortgage loans contain both "due-on-sale" and "due-on-encumbrance" clauses. Subject to limited exceptions, these clauses either:

   o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

   o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

   Some of the mortgage loans permit either:

   o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

   o  transfers to certain parties related to the borrower.

   The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

  SECURED SUBORDINATE FINANCING

   3 mortgage loans representing 4.75% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. Substantially all of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering such property. In addition, with respect to 2 mortgage loans, representing 2.89% of the initial pool balance, the principals of the borrowers are known to have incurred debt secured by interests in the borrower. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risk" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

    The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans. Each holder of secured subordinate debt has executed a subordination agreement and/or a standstill agreement.

                           SECURED SUBORDINATE DEBT

                                                                                         INITIAL
                                                                                        PRINCIPAL
                                                                                        AMOUNT OF
                                                                                         SECURED
 CONTROL                                                CUT-OFF DATE    % OF INITIAL   SUBORDINATE
  NUMBER   LOAN NUMBER           PROPERTY NAME             BALANCE      POOL BALANCE       DEBT
---------  ------------- ----------------------------  -------------- --------------  -------------
    12        GMAC4060   489 Fifth Avenue                $20,000,000        2.05        $1,500,000
    15        GMAC4700   Midcon Apartment Portfolio       17,443,028        1.79           900,000
    27        GMAC5380   Briarcliff Summit Apartments      8,894,345        0.91         2,326,000


   Some of the mortgage loans, including the Queens Center Mall loan, may permit the borrower to incur unsecured subordinated debt in the future, subject to delivery of a subordination agreement and/or standstill agreement and requirements that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

   Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

   In addition, the depositor is aware that owners of the borrowers under 2 mortgage loans representing 2.89% of the initial pool balance have incurred so-called "mezzanine debt" that is secured by their ownership interest in such borrowers. This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property. No such "mezzanine debt" is included in the mortgage pool.

  GROUND LEASES

   2 mortgaged properties securing mortgage loans, which represent 4.15% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

   2 mortgaged properties securing mortgage loans, which represent 1.22% of the initial pool balance, are subject to the lien of either:

   o a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or

   o a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

   None of the ground leases expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, generally, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

  LOAN DOCUMENTATION

   Except as otherwise described under "Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

   CREDIT LEASE LOANS

   8 of the mortgage loans, which represent 14.15% of the initial pool balance, are "credit lease loans" or "CTL loans" that are secured by mortgages on mortgaged properties that are, in each case, subject to a lease to a tenant or a tenant with a guarantor with a private or public rating assigned by a rating agency. Some of the tenants and/or guarantors of the tenants' obligations may not have an investment grade rating, and the seller has not independently assessed the creditworthiness of the tenants or the related guarantors of the credit leases. Scheduled monthly rent payments under the credit leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related credit lease loans (other than the balloon payments on credit lease loans which are balloon loans).

   The credit leases generally provide that the tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the mortgaged property. Reserves funded from payments under the credit lease are available to fund some costs anticipated to be incurred by the borrower. Under some credit lease loans, the borrower may have the obligation to pay some of these costs and expenses and the failure of the borrower to do so may give the tenant the right to offset rent payments and to terminate the credit lease.

   Generally, if a casualty or condemnation of a material portion of the mortgaged property occurs, either

   o the credit lease provides that the tenant must continue to make rent payments or make an offer to purchase the applicable mortgaged property for an amount not less than the unpaid principal balance plus accrued interest on the related credit lease loan, or

   o the trustee on behalf of the certificateholders will have the benefit of certain noncancelable credit lease enhancement policies issued by insurance companies obtained to cover specified casualty and/or condemnation risks.

   The following table lists each credit lease tenant and related cut-off date balances and credit rating for each tenant or guarantor:

                             CREDIT LEASE TENANTS

                             NUMBER     AGGREGATE                         CREDIT
                               OF      CUT-OFF DATE                     RATING(1)
      TENANT/GUARANTOR        LOANS      BALANCE      PROPERTY TYPE    MOODY'S/S&P
--------------------------  -------- --------------  --------------- --------------
Arbor Drugs (CVS)..........    1       $ 1,448,750        Retail           A3/A
Carmax/Circuit City
 Stores....................    1        19,656,135   Special Purpose       (2)
Costco.....................    1        12,173,039         Land           A2/A-
University of Nevada.......    1        26,856,137   Special Purpose  Aa3(3)/(2)(4)
Ingram Micro Corp..........    2        72,640,817        Office      Baa3(5)/BBB(4)
Rite Aid Corporation.......    1         2,714,045        Retail        Baa1/BBB+
Walgreens..................    1         2,386,967        Retail          Aa3/A+

------------
(1) Unless otherwise indicated, the senior unsecured debt rating assigned to the tenant or the guarantor by Moody's and the long-term local issuer credit rating assigned by S&P. Some ratings assigned by Moody's or S&P may be on positive or negative alerts.
(2)    Not publicly rated.
(3) Reflects the ratings assigned by Moody's to the University of Nevada university system.
(4)    See "--Significant Mortgage Loans."
(5) Reflects the bank loan debt rating assigned by Moody's. Ingram Micro also has a senior unsecured debt rating of BBB+ by Fitch.

   Each credit lease loan other than the loan for which Walgreens is the credit lease tenant is either fully amortizing or is a balloon loan with a residual value insurance policy. In order to minimize the risks associated with the related balloon payments, each of the borrowers other than the borrower on the credit lease loan for which Walgreens is the credit lease tenant has obtained a residual value policy naming the seller as loss payee. The trust will receive an assignment of the seller's rights under each residual value policy. Upon the maturity of a credit lease loan, if the related credit lease property cannot be sold or the proceeds from the disposition of such property are insufficient to repay the indebtedness secured by that credit lease property, the insurer will be required to pay an amount equal to the remaining indebtedness, up to the insured amount for the mortgaged property. No residual value insurance policy requires that the related credit lease property be sold prior to payment of the claim. However, if the related credit lease property has not been sold by the date the claim is paid, the related mortgage note will be transferred to the insurer. The "insured amount" of a credit lease property is the lesser of the insured value of the mortgaged property and the principal amount of any indebtedness and accrued interest remaining on the credit lease loan that has not been paid by the borrower. The "insured value" is the amount of the balloon payment due on the mortgage loan. The premium for each residual policy was fully paid at the time of the issuance of such policy and the policy is non-cancelable.

   A claim for payment under the residual value policies issued by R.V.I. America must be filed no more than one year and no less than 10 days prior to the policy termination date. The residual value policies generally permit notice of a claim to be given at a time after the date on which the balloon payment is due on the credit lease loan.

   Each borrower under a credit lease loan has assigned to the lender, as security for its borrower's obligations, the rights under the credit lease and its rights to all income and profits from the operation and leasing of the related credit lease property, including an assignment of its rights under any guaranty of the credit tenant's obligations under the related credit lease and an assignment of the right to receive all monthly rental payments due under the related credit lease.

   Although each credit lease requires the credit tenant to fulfill its payment and maintenance obligations during the term of the credit lease, in some cases the credit tenant may not have agreed to operate the related credit lease property for the term of the credit lease. Each of these tenants may at any time cease actual operations at the credit lease property, but would remain obligated to continue to meet all of its obligations under the credit lease.

   SIGNIFICANT MORTGAGE LOANS

The PREIT Loans

   The Loans. The "PREIT loans" consist of eight mortgage loans representing in the aggregate 11.07% of the initial pool balance. The PREIT loans were originated by GMACCM on April 13, 1999 and have an aggregate principal balance as of the cut-off date of approximately $107,920,483. Each PREIT loan is a balloon loan with a maturity date of May 10, 2009.

   The PREIT loans consist of eight separate mortgage loans to eight different but affiliated "PREIT loan borrowers," six of which are special purpose, bankruptcy remote limited liability companies or limited partnerships that were formed for the purposes of purchasing, owning and operating one of the PREIT properties. The PREIT borrowers are sponsored by the Pennsylvania Real Estate Investment Trust or "PREIT," a real estate investment trust with publicly traded shares on the New York Stock Exchange. The remaining PREIT loan borrowers, which are not special purpose entities, include PREIT and an affiliate of PREIT. Each PREIT loan is secured by, among other things, a fee mortgage encumbering one of eight multifamily properties except for one PREIT loan that is secured under an indemnity deed of trust and security agreement. Under this indemnity deed of trust arrangement, the guarantor of the borrower's obligations under the mortgage loan owns the mortgaged property and the deed of trust secures the guarantee obligation. The separate mortgage loans that comprise the PREIT loans are neither cross-collateralized nor cross-defaulted.

   Payment and prepayment terms for the PREIT loans are described on Annex A.

   The Properties; Value; DSC Ratio. The PREIT properties consist of eight multifamily properties located in Florida, Ohio, Pennsylvania and Maryland. The cut-off date LTVs and underwritten NCF DSCR of each of the PREIT loans and other information regarding the PREIT properties follows:

                             THE PREIT PROPERTIES

                                                                            YEAR        UW
                                                APPRAISED     NUMBER       BUILT/      NCF     CUT-OFF DATE
        PROPERTY NAME              STATE          VALUE      OF UNITS    RENOVATED     DSCR        LTV
----------------------------  -------------- -------------  ---------- ------------  ------- --------------
Boca Palms Apartments             Florida      $37,700,000      522      1967/89/90    1.53x      59.90%
Cobblestone Apartments            Florida       22,300,000      384            1986    1.56       62.06
Hidden Lakes Apartments            Ohio         14,500,000      360            1986    1.57       73.74
Kenwood Gardens Apartments         Ohio         10,100,000      504            1952    1.60       71.73
Lakewood Hills Apartments      Pennsylvania     26,500,000      562      1970/72/81    1.58       70.70
2031 Locust Street             Pennsylvania      8,400,000       88            1928    1.58       70.78
The Marylander Apartments        Maryland       17,000,000      507            1951    1.60       72.30
Palms of Pembroke Apartments      Florida       24,450,000      348            1989    1.56       67.84


   Defeasance. Each PREIT loan borrower may obtain the release of the PREIT property owned by it from the lien of the related mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   The Manager. The PREIT properties are managed by PREIT Associates, L.P., an affiliate of PREIT and one of the PREIT loan borrowers.

   Permitted Substitutions. After April 13, 2002, each PREIT loan borrower is permitted to substitute collateral without prepayment or defeasance of the principal amount of the related PREIT loan provided that the related PREIT loan borrower satisfies certain conditions. These conditions include, among other things, that such collateral is a similar multifamily property and has not previously been subject to a substitution, any substitution may not materially increase geographic concentration in any state, certain value and debt service coverage tests must be satisfied and written confirmation must be received from the rating agencies that any such substitution will not cause a downgrade, withdrawal or qualification of the ratings then assigned to the certificates. The PREIT loan borrowers in the aggregate may not substitute greater than 50% of the aggregate value of the collateral under the PREIT loans and are permitted no more than four such collateral substitutions.

The Queens Center Mall Loan

   The Loan. The "Queens Center Mall loan," representing 10.26% of the initial pool balance, was originated by GMACCM on February 4, 1999 and has a principal balance as of the cut-off date of approximately $100,000,000. The Queens Center Mall loan is an ARD loan with an anticipated repayment date of March 1, 2009 and a maturity date of March 1, 2029. The loan is secured by, among other things, a fee mortgage encumbering an anchored regional mall located in the Borough of Queens in Elmhurst, New York. The payment terms of the Queens Center Mall loan require only payments of interest for the first twelve months after its origination date.

   Other payment and prepayment terms for the Queens Center Mall loan are described on Annex A.

   The Borrower. The Queens Center Mall loan was made to Macerich Queens Limited Partnership, a limited partnership whose sole 1% general partner is Macerich Queens GP Corp., a Delaware corporation and wholly-owned subsidiary of The Macerich Company, a Maryland corporation that operates as a publicly traded real estate investment trust. Macerich Partnership LP, a Delaware limited partnership, owns the 99% limited partnership interest in the Queens Center Mall borrower and is an affiliate of The Macerich Company. The borrower was organized for the limited purpose of owning and operating the Queens Center Mall property and engaging in certain related activities and owns no material assets other than those related to its interest in the Queens Center Mall property. The borrower is not permitted to incur any debt other than the Queens Center Mall loan and indebtedness specifically permitted under the mortgage loan documents. See "--Permitted Financing" below.

   The Queens Center Mall Property. The Queens Center Mall property is an urban shopping mall with approximately 73 in-line stores, a food court and kiosks. The property consists of approximately 156,194 square feet of in-line space and a parking garage located in an anchored regional mall. The

Queens Center Mall is currently anchored by Macy's and JC Penney which occupy space that is not part of the collateral for the Queens Center Mall loan. The appraisal performed for the Queens Center Mall property indicates that the in-line stores had approximate average sales per square foot of $659 for the twelve-month period ended December, 1997. As of November, 1998, the Queens Center Mall property was 100% occupied.

   The following table summarizes the breakdown of the gross leasable area, or "GLA," base rent information and sales per square foot or "SF" of in-line tenants at the Queens Center Mall property:

                             TEN LARGEST TENANTS

                                                                      APPROXIMATE    ANNUALIZED
                          LEASE      TENANT     % OF     ANNUALIZED       % OF       BASE RENT
TENANT NAME            EXPIRATION      GLA       GLA     BASE RENT     TOTAL RENT      PER SF
--------------------  ------------ ---------  -------- ------------  ------------- ------------
Modell's Sporting        1/31/10      20,095    12.87      $421,995        4.48        $21.00
The GAP                  1/31/08       8,382     5.37       461,000        4.90         55.00
Warner Bros. Studios     6/30/06       7,900     5.06       165,900        1.76         21.00
Forever 21               1/31/09       7,250     4.64       234,124        2.49         32.29
Children's Place         5/31/02       6,060     3.88       272,700        2.90         45.00
Sam Goody                6/30/08       5,860     3.75       406,098        4.31         69.30
Bang Bang                1/31/01       5,677     3.63       158,956        1.69         28.00
Municipal Credit
 Union                   3/31/10       5,642     3.61        78,988        0.84         14.00
GAP Kids                 1/31/10       5,168     3.31       439,280        4.67         85.00
Victoria's Secret        1/31/07       5,020     3.21       251,000        2.67         50.00
Other                    Various      79,140    50.67     6,525,209       69.30         82.45
                                   ---------  -------- ------------  ------------- ------------
Totals/Avg.                          156,194   100.00    $9,415,250      100.00        $60.28
                                   =========  ======== ============  ============= ============

   The following table summarizes information related to the expiration of leases of the Queens Center Mall property:

                          LEASE EXPIRATION SCHEDULE

            NUMBER     EXPIRING   % TOTAL    ANNUALIZED   % OF TOTAL
  YEAR    OF LEASES       SF         SF      BASE RENT     BASE RENT
-------  ----------- ----------  --------- ------------  ------------
  1999         4         4,449       2.9      $450,395        4.78
  2000        12        14,690       9.4     1,256,514       13.35
  2001        18        29,538      18.9     2,161,554       22.96
  2002         8        13,740       8.8       855,840        9.09
  2003         4         3,284       2.1       354,750        3.77
  2004         0             0         0             0           0
  2005         2         2,000       1.3       116,922        1.24
  2006         8        15,112       9.7       696,087        7.39
  2007         6        13,527       8.7       876,069        9.30
 2008+        13        21,699      13.9     2,647,119       28.12

   Operating Agreement. The operating agreement between each of JC Penney Company, Inc. and A&S Real Estate, Inc., an affiliate of Federated Department Stores, Inc., doing business as Macy's, on the one hand and the borrower on the other, provides for, among other things, operating cost contributions and covenants to operate. Under these operating covenants, JC Penney and Macy's must operate at least 60% of the square footage of each floor of their respective buildings as department stores or specialty stores under specified trade names. However, in the event of a condemnation or casualty affecting either of the anchor stores, neither JC Penney nor Macy's has any obligation to rebuild its store. See "Risk

Factors--A significant tenant ceasing to operate at a retail property could adversely affect its value and cash flow." The operating agreement also imposes standards of operation and maintenance upon the borrower for the property and certain common areas. The operating agreement expires on December 15, 2138.

   The Queens Center Mall property and JC Penney and Macy's properties currently constitute a single tax lot. The operating agreement specifically provides for an allocation of real estate taxes and assessments imposed by The City of New York on the Queens Center Mall property and the JC Penney and Macy's stores among the borrower (for taxes relating to the Queens Center Mall property) and JC Penney and Macy's (for taxes relating to their respective stores). The agreement, however, is not binding on governmental taxing authorities. Therefore, to the extent that JC Penney and Macy's do not pay real estate taxes and assessments allocated to them under the operating agreement, the borrower would be liable for those taxes and the amount of such unpaid tax would constitute a lien on the Queens Center Mall property senior to the mortgage.

   Defeasance. The borrower may obtain the release of the Queens Center Mall property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Queens Center Mall loan has a 62.50% cut-off date LTV. An appraisal performed in December, 1998 determined a value for the Queens Center Mall property of $160,000,000.

   Underwritten NCF and DSC Ratio. The Queens Center Mall loan has an underwritten NCF of $12,209,304 and an underwritten NCF DSCR of 1.61x.

   Modified Lockbox; Certain Reserves. The borrower is required to deposit or cause to be deposited all rents payable by tenants of the Queens Center Mall property directly into a lockbox account established under a tri-party agreement among the borrower, the servicer and the lockbox bank. Following the earliest to occur of the anticipated repayment date, an event of default under the mortgage loan or a decrease in six-month trailing DSCR for the Queens Center Mall property below 1.35x, all rents payable by tenants of the Queens Center Mall are required to be deposited directly into the lockbox account that will thereafter be controlled by the servicer. The Queens Center Mall borrower has delivered irrevocable notices to all tenants of the Queens Center Mall property directing them to comply with the servicer's instructions to make rent payments directly to a lockbox account. If the six-month trailing DSCR for the Queens Center Mall property decreases below 1.35x, the borrower is required to deposit certain tenant improvement and leasing commission reserves with the servicer. If the six-month trailing DSCR increases to 1.35x or more at any time after being less than 1.35x, the servicer will direct tenants to send payments to the borrower for deposit into the lockbox.

   Property Management. The Queens Center Mall property is managed by Macerich Property Management Company, an affiliate of the borrower.

   Proposed Expansion. The mortgage permits an affiliate of the borrower to expand the in-line space at the Queens Center Mall into the space currently occupied by JC Penney and to relocate JC Penney to an adjacent site if certain conditions are satisfied. The conditions include:

   o maintenance of a six-month trailing DSCR of 1.60x on the Queens Center Mall loan;

   o  delivery of evidence of compliance with applicable zoning laws;

   o assurance of no reduction in access to and from the former JC Penney space;

   o the borrower makes a deposit with the servicer of an amount equal to two times the estimated common area maintenance charges for the current JC Penney space (the deposit will be returned to the borrower if 95% of the existing space is leased to tenants on a full rent paying basis); and

   o a prohibition upon leasing the new space to specified existing tenants without a required rating agency confirmation that the relocation of those tenants would not result in the downgrade, withdrawal or qualification of its current ratings of the certificates.

   Permitted Financing. The borrower is permitted to incur up to $2,000,000 of indebtedness that relates solely to financing capital improvements, tenant improvements or building equipment and leasing costs for the Queens Center Mall property, if that indebtedness remains unsecured and subject to a subordination and intercreditor agreement acceptable to the servicer.

    Transfer of Ownership Interests. The Queens Center Mall loan permits a one-time sale or other transfer of the Queens Center Mall property or of the equity interests in the borrower or its general partner if no event of default has occurred and is continuing under the mortgage loan and upon the satisfaction of other conditions including:

   o the proposed transferee and its principals must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Queens Center Mall property and the transferee and its principals must have an aggregate net worth and liquidity reasonably acceptable to the servicer and must not have been a party to any bankruptcy or similar proceeding within seven years prior to the date of the transfer;

   o the transferee assumes all of the obligations of the borrower under the mortgage note and other mortgage loan documents by entering into an assumption agreement satisfactory to the servicer;

   o the transferee delivers an endorsement to the existing title policy insuring the mortgage as modified by the assumption agreement as a valid first lien on the Queens Center Mall property;

   o there is no material litigation pending against the transferee and its principals that is not reasonably acceptable to the servicer;

   o payment of a transfer fee equal to 1% of the outstanding principal balance of the loan upon transfer approval; and

   o the transferee delivers written confirmation to the servicer that the transfer will not result in any downgrade, withdrawal or qualification of the then current ratings assigned by rating agencies to the certificates.

The Ingram Loans

   The Loans. The "Ingram loans" are two mortgage loans representing 7.45% of the initial pool balance that were originated by GMACCM on December 30, 1998 and have a principal balance as of the cut-off date of approximately $72,640,817. The Ingram loans consist of two separate mortgage loans to two different "Ingram loan borrowers" that are special purpose, bankruptcy remote limited liability companies formed for the purposes of purchasing, owning and operating the related mortgaged properties. The Ingram loans have maturity dates of July 10, 2015 and are secured by, among other things, fee mortgages encumbering three office buildings located in Santa Ana, California that serve as the corporate headquarters for Ingram Micro, Inc. Although each of S&P and Fitch have affirmed their respective "BBB" and "BBB+" ratings of the long-term unsecured debt of Ingram, each has issued a ratings alert with a "negative outlook" on Ingram's unsecured debt. Moody's has assigned a rating of Baa3 to the bank loan debt of Ingram. The separate mortgage loans which comprise the Ingram loans are neither cross-collateralized nor cross-defaulted.

   Payment and prepayment terms for the Ingram loans are described on Annex
A.

   The Ingram Properties. The Ingram properties consists of three buildings containing an aggregate of approximately 567,790 square feet. The Ingram properties were constructed or renovated between 1991 and 1998. The "Ingram Place One properties" consist of two buildings containing an aggregate of approximately 396,460 square feet that are collateral for the "Ingram Place One loan" that has a principal balance as of the cut-off date of approximately $50,722,972. The "Ingram Place Two property" consists of one building containing approximately 171,330 square feet that is collateral for the "Ingram Place Two loan" which has a principal balance as of the cut-off date of approximately $21,917,844.

   Defeasance. Either Ingram loan borrower may obtain the release of the related Ingram property or properties from the lien of the related mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Ingram Place One loan has a 98.30% cut-off date LTV and the Ingram Place Two loan has a 98.29% cut-off date LTV. Appraisals performed in December 1998 determined a value for the Ingram Place One properties of $51,600,000 and the Ingram Place Two property of $22,300,000.

    DSC Ratio. Each Ingram loan has an underwritten NCF DSCR of 1.00x.

   The Ingram Leases; Condemnation and Residual Value Insurance. The Ingram properties are leased in their entirety to Ingram Micro, Inc. under "triple-net" leases having an initial term of sixteen years and six months. For a description of credit lease loans and related risks, see "Description of the Mortgage Pool--Credit Lease Loans" and "Risk Factors--Payments on credit lease loans are highly dependent upon the creditworthiness of the credit tenant" in this prospectus supplement. The Ingram loan borrowers can terminate the leases upon the occurrence of specified condemnation events. However, the Ingram loan borrowers have obtained condemnation insurance policies from Chubb Custom Insurance Company that require the insurer to make certain payments then due and payable under the Ingram loans if Ingram terminates either of the Ingram leases as a result of specified condemnation events. Chubb currently has been assigned a claims paying ability of "AAA" by S&P. In addition, the Ingram loan borrowers have obtained residual value insurance policies from R.V.I. America Insurance Company that require the insurer to make payments up to an amount equal to the lesser of the balloon payment and the indebtedness owing on each of the Ingram loans if the Ingram loans are not paid in full or sales proceeds of the Ingram properties are insufficient to pay in full the indebtedness remaining outstanding as of each Ingram loan's maturity date. For a description of the residual value policies and related risks, see "Description of the Mortgage Pool--Credit Lease Loans" and "Risk Factors--Reliance on residual value insurance policies has special risks."

   Lockbox. All rents payable under the Ingram leases are required to be deposited directly by Ingram into a lockbox account controlled by the servicer.

The Palmer Center Loan

   The Loan. The "Palmer Center loan," representing 5.52% of the initial pool balance, was originated by GMACCM on December 23, 1998 and has a principal balance as of the cut-off date of approximately $53,769,239. The Palmer Center loan is a balloon loan with a maturity date of January 10, 2009. The Palmer Center loan is secured by, among other things, a fee mortgage encumbering a condominium interest consisting of three office buildings, a retail arcade and a parking garage located in Colorado Springs, Colorado. The Palmer Center loan was made to Palmer Center, Ltd., a special purpose, bankruptcy remote limited partnership.

   Payment and prepayment terms for the Palmer Center loan are described on Annex A.

   The Palmer Center Property. The Palmer Center property consists of approximately 450,275 net rentable square feet of office space, 8,155 net rentable square feet of retail space and a parking facility located in a mixed-use development in Colorado Springs, Colorado. The Palmer Center property was constructed in phases beginning in 1968 through 1990 and was most recently renovated in 1998. The Palmer Center property was 97% occupied as of December, 1998.

   Defeasance. The borrower may obtain the release of the Palmer Center property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Palmer Center loan has a 74.47% cut-off date LTV calculated based on the principal balance as of the cut-off date net of the earnout reserve amount established for the Palmer Center loan and a 79.66% cut-off date LTV calculated based on the principal balance of the Palmer Center loan as of the cut-off date. See "--Earnout and Tenant Improvement Reserves; Limited Guaranty" below. An appraisal performed in October, 1998 determined a value for the Palmer Center property of $67,500,000.

   DSC Ratio. The Palmer Center loan has an underwritten NCF DSCR of 1.24x calculated based on the principal balance of the Palmer Center loan as of the cut-off date net of the Palmer Center earnout reserve amount and an underwritten NCF DSCR of 1.16x calculated based on the principal balance of the Palmer Center loan as of the cut-off date.

   Lockbox. All rents payable by tenants of the Palmer Center property are required to be deposited by the borrower into a lockbox account controlled by the servicer.

   Property Management. The Palmer Center property is managed by Unilev Management Corp., an affiliate of the borrower. Under a property management and leasing agreement between the borrower and

Unilev, the borrower consents to Unilev's delegation to Cushman & Wakefield of Texas, Inc. of some of its property management duties, including duties related to re-tenanting. The Unilev property management agreement terminates on December 23, 1999, but will automatically be renewed for one-year periods unless terminated by either party. Under an assignment and subordination agreement, Unilev agrees to subordinate its right to receive management fees to the rights of the lender under the mortgage loan.

   Earnout and Tenant Improvement Reserves; Limited Guaranty. The Palmer Center borrower has provided two letters of credit in an aggregate earnout reserve amount of $3,500,000 as additional collateral for the Palmer Center loan. The earnout reserve amount will be released in whole or in part to the borrower if:

   o the Palmer Center property has achieved a DSCR of 1.25x as of the dates the release is requested and made (calculated based on the principal balance of the Palmer Center loan net of the earnout reserve amount) for two consecutive calendar quarters,

   o specified lease requirements are satisfied for a portion of the space currently leased by Oracle Corp., and

   o at the time of the proposed release, no event of default has occurred and remains uncured under the Palmer Center loan.

If the DSCR of the Palmer Center property is below 1.10x (calculated based on the principal balance of the Palmer Center loan) at any time for a period of two consecutive calendar quarters, then the Palmer Center borrower may be required to provide as an additional reserve amount either:

   o  an additional $1,500,000 letter of credit, or

   o  cash in the amount of $1,500,000.

   If the debt service coverage ratio (calculated based on the principal balance of the Palmer Center loan) falls below 1.05x for two consecutive calendar quarters, then the servicer may apply the earnout reserve amount and the additional reserve amount to partially defease the Palmer Center loan or for other purposes as the servicer may determine. However, the additional reserve amount will be released to the Palmer Center borrower if the DSCR (calculated based on the principal balance of the Palmer Center loan) thereafter exceeds 1.10x for a period of two consecutive calendar quarters.

   On a monthly basis beginning July 1, 1999, the Palmer Center borrower will deposit all net cash flow from the Palmer Center property into a tenant improvement reserve until the funds held in the reserve total at least $1,000,000. In addition, certain sponsors of the Palmer Center borrower have provided a guaranty of up to $2,000,000 of the tenant improvement and leasing commission costs relating to the space leased by Oracle Corp. The guaranty will be reduced dollar-for-dollar, down to a minimum of $1,000,000, to reflect the amounts deposited in the tenant improvement reserve.

   Casualty and Condemnation Insurance. The Palmer Center property is part of a commercial condominium and is subject to a condominium declaration. The lien of the Palmer Center mortgage is subordinate to the condominium declaration. This condominium declaration requires certain insurance proceeds or condemnation awards resulting from a casualty or condemnation to be applied to the repair or restoration of specified portions of the Palmer Center property.

The Squaw Peak Loan

   The Loan. The "Squaw Peak loan," representing 3.69% of the initial pool balance, was originated by GMACCM on December 11, 1998 and has a principal balance as of the cut-off date of approximately $36,000,000. The Squaw Peak loan is a balloon loan with a maturity date of December 10, 2008. The Squaw Peak loan is secured by, among other things, a fee mortgage encumbering three office buildings located in Phoenix, Arizona. The Squaw Peak loan was made to Pivotal Simon Office XVI L.L.C., a special purpose limited liability company.

   Payment and prepayment terms for the Squaw Peak loan are described on Annex A.

    The Squaw Peak Property. The Squaw Peak property consists of approximately 422,385 net rentable square feet of office space. The Squaw Peak property was constructed between 1985 and 1987. The Squaw Peak property was 98% occupied as of November, 1998.

   Defeasance. The Squaw Peak borrower may obtain the release of the Squaw Peak property from the lien of the Squaw Peak mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Squaw Peak loan has a 66.06% cut-off date LTV. An appraisal performed in October, 1998 determined a value for the Squaw Peak property of $54,500,00.

   DSC Ratio. The Squaw Peak loan has an underwritten NCF DSCR of 1.20x.

   Property Management. The Squaw Peak property is managed by Grubb & Ellis Management Services, Inc.

   Debt Service Reserve; Modified Lockbox. Beginning on August 1, 1999, the Squaw Peak borrower must fund a $1,400,000 debt service reserve by depositing all net cash flow from the Squaw Peak property into a lockbox account controlled by the servicer unless:

   o the effective gross income of the Squaw Peak property is greater than $7,375,000, and

   o the debt service coverage ratio for the Squaw Peak property is equal to or greater than 1.25x.

   However, the Squaw Peak borrower will not be required to deposit excess cash flow to fund the debt service reserve if the borrower has otherwise funded a debt service reserve account with the servicer in an amount sufficient to reduce the net principal amount of the Squaw Peak loan to achieve a debt service coverage ratio of 1.25x. The servicer will release amounts held in the Squaw Peak debt service reserve upon satisfaction of both of the conditions described above.

The Red Rose Commons Loan

   The Loan. The "Red Rose Commons loan," representing 2.91% of the initial pool balance, was originated by GMACCM on April 28, 1999 and has a principal balance as of the cut-off date of approximately $28,320,000. The loan is a balloon loan with a maturity date of May 10, 2009. The Red Rose Commons loan is secured by, among other things, a fee mortgage encumbering certain commercial condominium units in a regional power center located in Lancaster, Pennsylvania. The Red Rose Commons loan was made to Red Rose Commons Associates, L. P., a special purpose, bankruptcy remote limited liability company. The Red Rose Commons loan requires monthly payments of interest only through and including May 10, 2001 and provides for payments of principal and interest thereafter.

   Other payment and prepayment terms for the Red Rose Commons loan are described on Annex A.

    The Red Rose Commons Property. The Red Rose Commons property consists of ten of twelve condominium units in a regional power center located in Lancaster, Pennsylvania. The condominium units which are collateral for the Red Rose Commons loan consist of approximately 263,452 net rentable square feet of retail space and storage space which was constructed in 1998 together with a related undivided interest in the common areas of the shopping center. Two other condominium units, which are currently occupied by Weis Market and The Home Depot, are not collateral for the Red Rose Commons loan. The following table summarizes the net square foot rental information for the tenants of the Red Rose Commons property:

                                            % OF
TENANT               APPROXIMATE NET SF   SF TOTAL
-------------------  ------------------ ----------
Office Max .........       30,078            11
Party City .........       11,491             4
Linens-n-Things  ...       39,873            15
Sports Authority  ..       43,091            16
Old Navy (The Gap)         15,688             6
Circuit City .......       32,296            12
Barnes & Noble .....       26,306            10
Hollywood Video  ...        6,106             2
Pep Boys ...........       18,522             7
PetsMart ...........       28,710            11
Old Country Buffet          9,100             3

Some of the leases have "go dark" provisions that permit the tenant to close its store and continue to pay rent. However, the Red Rose Commons borrower generally has the right to cancel these leases after a specified period of time. In addition, some of the leases include co-tenancy provisions that permit cancellation of leases if occupancy levels for the Red Rose Commons property drop substantially.

   Defeasance. The Red Rose Commons borrower may obtain the release of the Red Rose Commons property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Red Rose Commons loan has an 80.0% cut-off date LTV. An appraisal performed in May, 1999 determined a value for the Red Rose Commons property of $35,400,000.

   DSC Ratio. The Red Rose Commons loan has an underwritten NCF DSCR of
1.24x.

   Property Management. The Red Rose Commons property is managed by The Goldenberg Group, Inc., an affiliate of the Red Rose Commons borrower.

   Ground Water Remediation. Groundwater remediation arising from the former use of the Red Rose Commons property by the Aluminum Company of America or "ALCOA", is currently being conducted at the Red Rose Commons property. Under the terms of a consent order agreement with the Pennsylvania Department of Environmental Protection or "PADEP", ALCOA has acknowledged responsibility for the contamination and ongoing remediation and PADEP has agreed not to take action against the Red Rose Commons borrower provided that it has not caused or contributed to the contamination and it complies with the terms of the consent order. An environmental consultant retained by the servicer at the borrower's expense will monitor compliance with the consent order. In addition, an environmental indemnity agreement was delivered by the Red Rose Commons borrower, Kenneth Goldenberg and PREIT at closing.

The University of Nevada Loan

   The Loan. The "University of Nevada loan," representing 2.76% of the initial pool balance was originated by GMACCM on March 8, 1999 and has a principal balance as of the cut-off date of approximately $26,856,137. The University of Nevada loan is a fully amortizing credit lease loan, with a maturity date of March 10, 2019. The University of Nevada loan is secured by, among other things, a fee mortgage encumbering an academic firefighter training facility campus located in Carlin, Nevada and an assignment of a twenty-year "triple-net," non-cancelable lease from the University and Community College System of Nevada. Under the terms of the credit lease, ownership of the property will transfer from the borrower to the University of Nevada at the termination of the lease. The University of Nevada loan was made to All Star Investments Nevada, LLC, a special purpose, limited liability company that was formed for the limited purpose of owning, managing and operating the property.

   Payment and prepayment terms for the University of Nevada loan are described on Annex A.

   The University of Nevada Property. The University of Nevada property is a special use project located near Carlin, Nevada. Improvements consist of 75,709 square feet of space that includes an academic building, a fire station, a cafeteria, an administration building, residences, grounds and storage facilities and a building which houses equipment and showers.

   Defeasance. The borrower may obtain the release of the University of Nevada property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The University of Nevada loan has a 89.52% cut-off date LTV. An appraisal performed for the University of Nevada property determined a value of $30,000,000.

   DSC Ratio. The underwritten NCF DSCR of the University of Nevada loan is
1.15x.

   Lockbox. All rents payable by the University of Nevada are required to be deposited directly into a lockbox controlled by the lender.

The Holiday Inn Mart Plaza Loan

   The Loan. The "Holiday Inn Mart Plaza loan," representing 2.72% of the initial pool balance, was originated by GMACCM on April 26, 1999 and has a principal balance as of the cut-off date of approximately $26,476,006. The Holiday Inn Mart Plaza loan is an ARD loan with an anticipated repayment date of June 1, 2009 and a maturity date of June 1, 2024. The loan is secured by, among other things, an air rights leasehold mortgage encumbering a full service, Holiday Inn flagged hotel located in Chicago, Illinois. The "Holiday Inn Mart Plaza borrower" is both the Wolf Point Hotel Company, a special purpose general partnership, and a trust of which Wolf Point Hotel Company is the sole beneficiary.

   Payment and prepayment terms for the Holiday Inn Mart Plaza loan are described on Annex A.

   The Holiday Inn Mart Plaza Property. The Holiday Inn Mart Plaza property consists of a full service hotel containing 528 rooms together with meeting and banquet space, restaurant facilities and a fitness center operated under the Holiday Inn brand name located in Chicago, Illinois. The Holiday Inn Mart Plaza property was constructed in 1977 and renovated in 1997 and 1998.

   Defeasance. The Holiday Inn Mart Plaza borrower may obtain the release of the Holiday Inn Mart Plaza property from the lien of the mortgage by exercising a defeasance option on or after May 1, 2003.

   Value. The Holiday Inn Mart Plaza loan has a 47.36% cut-off date LTV. An appraisal performed in March, 1999 determined a value for the Holiday Inn Mart Plaza property of $55,900,000.

   DSC Ratio. The Holiday Inn Mart Plaza loan has an underwritten NCF DSCR of 2.08x.

   Franchise and Property Management. The Holiday Inn Mart Plaza property operates as a Holiday Inn under license from Holiday Hospitality Franchising, Inc. or "HHFI." The servicer generally has the right to receive notice from HHFI of certain defaults under the license agreement, an opportunity to cure those defaults and the right to obtain a new license from HHFI following foreclosure upon satisfaction of specified conditions. The Holiday Inn Mart Plaza property is managed by Hostmark Investors, L.P.

   Lockbox. The Holiday Inn Mart Plaza borrower is obligated to establish a lockbox account controlled by the servicer three months prior to the loan's anticipated repayment date into which the Holiday Inn Mart Plaza borrower must deposit all sums collected from the Holiday Inn Mart Plaza property.

 Fairfield Towers

   The Loan. The "Fairfield Towers loan," representing 2.58% of the initial pool balance, was originated by GMACCM on February 22, 1999 and has a principal balance as of the cut-off date of approximately $25,177,781. The Fairfield Towers loan is a balloon loan with a maturity date of March 10, 2009. The Fairfield Towers loan is secured by, among other things, a fee mortgage encumbering 977 residential condominium units located in Brooklyn, New York. The loan was made to Fairfield Presidential Associates, L.P., a special purpose, bankruptcy remote, limited liability company.

   Payment and prepayment terms for the Fairfield Towers loan are described on Annex A.

   The Fairfield Towers Property. The Fairfield Towers property consists of 977 of 1,152 residential condominium units in a condominium development located in Brooklyn, New York, together with a related undivided interest in the common areas of the property. Approximately 61.21% of the units are subject to rent stabilization. The Fairfield Towers property was constructed between 1964 and 1966.

   Defeasance. The Fairfield Towers borrower may obtain the release of the Fairfield Towers property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The Fairfield Towers loan has a 74.48% cut-off date LTV. An appraisal performed in May, 1998 determined a value for the Fairfield Towers property of $33,804,200.

   DSC Ratio. The Fairfield Towers loan has an underwritten NCF DSCR of
1.23x.

   Property Management. The Fairfield Towers property is managed by Fairfield Presidential Management Corp., an affiliate of the Fairfield Towers borrower.

   Mezzanine Financing. The limited partner of the Fairfield Towers borrower has pledged its limited partnership as collateral for a note having an outstanding principal balance of approximately $10,000,000 as of the closing date of the Fairfield Towers loan. The note is held by an affiliate of the Fairfield Towers borrower.

The 729 Seventh Avenue Loan

   The Loan. The "729 Seventh Avenue loan," representing 2.40% of the initial pool balance, was originated by GMACCM on December 29, 1998 and has a principal balance as of the cut-off date of approximately $23,412,934. The 729 Seventh Avenue loan is a balloon loan with a maturity date of January 10, 2009. The 729 Seventh Avenue loan is secured by, among other things, a fee mortgage encumbering an office building located at 729 Seventh Avenue in New York City, New York. The 729 Seventh Avenue loan was made to 729 Acquisition LLC, a special purpose, bankruptcy remote, limited liability company.

   Payment and prepayment terms for the 729 Seventh Avenue loan are described on Annex A.

   The 729 Seventh Avenue Property. The 729 Seventh Avenue property consists of one of two condominium units located at 729 Seventh Avenue in New York City, New York. The condominium unit that is collateral for the 729 Seventh Avenue loan represents 85% of the condominium interests and consists of approximately 163,400 net rentable square feet of office space which was constructed in 1916 and renovated in 1984. The second condominium unit, which represents 15% of the condominium interests, is not collateral for the 729 Seventh Avenue loan. The 729 Seventh Avenue borrower has delivered to the holder of the 729 Seventh Avenue loan an irrevocable proxy permitting the holder, among other things, to vote and act as unit owner with respect the 729 Seventh Avenue borrower's condominium unit under specified circumstances. The 729 Seventh Avenue property was 99% occupied as of November, 1998.

   Defeasance. The 729 Seventh Avenue borrower may obtain the release of the 729 Seventh Avenue property from the lien of the 729 Seventh Avenue mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

   Value. The 729 Seventh Avenue loan has a 61.66% cut-off date LTV calculated based on the principal balance as of the 729 Seventh Avenue loan as of the cut-off date net of the 729 Seventh Avenue earnout reserve amount and a 63.28% cut-off date LTV calculated on the principal balance of the 729 Seventh Avenue loan as of the cut-off date. See "--Earnout Reserve" below. An appraisal performed in November, 1998 determined a value for the 729 Seventh Avenue property of $37,000,000.

   DSC Ratio. The 729 Seventh Avenue loan has an underwritten NCF DSCR of
1.24x.

   Property Management. The 729 Seventh Avenue property is managed by Meringoff Properties, Inc., an affiliate of the 729 Seventh Avenue borrower.

   Earnout Reserve. The 729 Seventh Avenue borrower has deposited with the holder of the 729 Seventh Avenue loan cash in the amount of $600,000 in an earnout reserve as additional collateral for the 729 Seventh Avenue loan. The earnout reserve amount may be released to the 729 Seventh Avenue borrower upon delivery to the servicer before March 29, 2000, among other things, evidence that an irrevocable sign license agreement has been executed for an outdoor advertising display on the roof of the 729 Seventh Avenue property for a term of not less than three years that yields net annual rental payments of not less than $600,000 to the 729 Seventh Avenue borrower. If the net annual rental payments under a sign license agreement are less than $600,000, the 729 Seventh Avenue earnout reserve amount will be released to the 729 Seventh Avenue borrower at any time the 729 Seventh Avenue loan achieves a DSCR of 1.25x calculated based on a trailing six months basis.

  THE SELLER

   The seller is GMAC Commercial Mortgage Corporation, a corporation organized under the laws of the State of California. The seller is an affiliate of the depositor and an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation.

   The seller provided the information set forth in this prospectus supplement concerning the seller and the underwriting conducted by it with respect to the mortgage loans. Neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

  UNDERWRITING MATTERS

   Environmental Assessments

   "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller or the report was delivered to the seller as part of its acquisition or origination of the mortgage loan. For all but four of the mortgaged properties which represent 4.32% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

   Material adverse environmental conditions or circumstances revealed by these environmental assessments with respect to the mortgaged properties are disclosed in "Risk Factors--Adverse environmental conditions may reduce or delay your payments."

   The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the seller, the servicer, the underwriters or any of their respective affiliates.

   Property Condition Assessments

   Inspections or updates of previously conducted inspections of all except 2 of the mortgaged properties were conducted for the seller by independent licensed engineers and/or architects. With respect to all but 2 of the mortgaged properties, which secure mortgage loans representing 0.98% of the initial pool balance, such inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed prior to closing or cash reserves were established to fund such deferred maintenance and/or replacement items.

   Appraisals

   An appraisal for each mortgaged property was performed or an existing appraisal updated on behalf of the seller. For all but one of the mortgaged properties, which secures a mortgage loan representing 0.51% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals except one were conducted by an independent appraiser that is state certified and/or designated as a member of the Appraisal Institute. The appraisal for each mortgaged property or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing such appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property for its appraised value."

   For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement.

  HAZARD, LIABILITY AND OTHER INSURANCE

   Most of the mortgage loans require that the mortgaged property be insured by a hazard insurance policy subject to a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Some credit lease loans allow the tenant under the credit lease to self-insure.

   Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

   o  the outstanding principal balance of the mortgage loan,

   o  the full insurable value of the mortgaged property,

   o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

   o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

   Generally, the standard form of hazard insurance policy covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may also contain some conditions and exclusions to coverage.

   Each mortgage generally also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

   Each mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

    In general, the mortgaged properties are not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller generally conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

   Earnouts and Additional Collateral Loans

   Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related or other conditions including, in some cases, achieving certain debt service coverage ratios or loan-to-value ratios. If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Under other mortgage loans, amounts will be retained as additional collateral. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. For a description of the cash reserves or letters of credit and related earnout information, see Annex A.

  ASSIGNMENT OF THE MORTGAGE LOAN; REPURCHASES AND SUBSTITUTIONS

   On or before June 9, 1999, the depositor will acquire the mortgage loans directly or indirectly from the seller, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will thereupon assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

   The seller is a "mortgage asset seller" for purposes of the prospectus.

   The seller is generally required to deliver or cause to be delivered the following documents, to the trustee:

   o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

   o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon unless such document(s) have not been returned by the applicable recorder's office;

   o the original or a copy of any assignment(s) of rents and leases, if any such item is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless such document(s) have not been returned by the applicable recorder's office;

   o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

   o  an assignment of any assignment(s) of rents and leases, if any such item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

   o any UCC financing statements and original assignments thereof to the trustee;

   o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

   o  when relevant, the ground lease or a copy.

   If the seller cannot deliver the original mortgage note for any mortgage loan, the seller will deliver a copy or duplicate original of such mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.

   The trustee will be required to review the documents delivered to it with respect to each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions.

   If the trustee determines that any of these documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the loan, the seller may deliver the document or cure the defect within 90 days after its receipt of notice of the omission or defect. If the seller does not cure the omission or defect, the mortgage loan purchase agreement requires the seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The seller will be obligated to repurchase the affected mortgage loan within the 90-day period at a "purchase price" at least equal to the unpaid principal balance of such mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances. The seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. None of the depositor or any other person or entity will be obligated to repurchase the affected mortgage loan if the seller defaults on its obligation to do so.

   Instead of repurchasing a mortgage loan, the seller is permitted for two years following the delivery date to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

   A "replacement mortgage loan" must:

   o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan,

   o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan,

   o  be a fixed-rate mortgage loan,

   o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan, and

   o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

   In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

  REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the mortgage loan purchase agreement or in related documentation, subject to some exceptions, the seller makes representations and warranties for each of the mortgage loans, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

(1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a subservicer to primary service the mortgage loan.

(2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

(3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for such mortgage loan.

(4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

 (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

   o the lien of current real property taxes and assessments not yet due and payable,

   o covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

   o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

     The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of such mortgaged property to generate net operating income sufficient to service the mortgage loan.

(6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

(7) There is no valid offset, defense or counterclaim to such mortgage loan.

(8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

(9) At origination, the mortgage loan complied with all applicable usury laws.

(10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder.

(11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

(12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, subject to a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

(13) The mortgaged property was subject to one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of such mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

(14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

 (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

(16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien before that created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

(17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan.

(18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

(19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, subject to the exceptions listed in paragraph (11) above, such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

(20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

(21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

(22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that such mortgagor:

   o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

   o may not engage in any business unrelated to such mortgaged property or properties;

   o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

   o  has its own books and records separate and apart from any other person;

   o holds itself out as a legal entity, separate and apart from any other person; and

   o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

   If any of the foregoing representations and warranties of the seller are materially breached for any of the mortgage loans, the seller may cure the breach within 90 days after its receipt of notice of the breach. If the seller does not cure the breach, the mortgage loan purchase agreement requires the seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within such 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of the seller's representations and warranties regarding any of the mortgage loans. The seller will be the sole warranting party for each mortgage loan. None of the depositor nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of the seller's representations and warranties if the seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

   POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

   The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

   A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and the mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                       SERVICING OF THE MORTGAGE LOANS

  THE SERVICER

   As of March 31, 1999, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $53.975 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

   Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. Information provided in the prospectus should be read taking account of all supplemental information contained in this prospectus supplement.

  SERVICING STANDARD

   The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following "servicing standard":

   o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

   o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

   o to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

  SPECIALLY SERVICED MORTGAGE LOANS

   A "specially serviced mortgage loan" is any mortgage loan as to which any of the following "special servicing events" has occurred:

   (1)     any balloon payment is more than 30 days late;

   (2) any monthly payment or other payment required under the mortgage note or the mortgage(s) (other than a balloon payment) is more than 60 days late;

   (3) the servicer has determined in its good faith and reasonable judgment, that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

   (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan, or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

   (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order shall have remained in force undischarged or unstayed for 60 days;

   (6) the borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

   (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and

   (8) the servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property or properties.

   A specially serviced mortgage loan will become a "corrected mortgage loan" if each special servicing event that applies to that mortgage loan is remedied as follows:

   o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely monthly payments under the terms of such mortgage loan (as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer);

   o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

   o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

   o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

   The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it shall also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will subsequently become a corrected mortgage loan, unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

  TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

   The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a "replacement special servicer" to perform such duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating such designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer. The "controlling class" will be the most subordinate class of principal balance certificates outstanding, with the Class A-1 and Class A-2 certificates being treated as a single class for this purpose, that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the class of principal balance certificates with the largest certificate balance then outstanding, provided that if two or more classes of principal balance certificates have the largest certificate balance, the most subordinate class will be the controlling class. Initially the controlling class will be the Class N certificates. It is anticipated that the servicer or an affiliate will acquire certain subordinate certificates, including the Class N certificates.

   The designated replacement will become the replacement special servicer as of the date the trustee has received:

   o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

   o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

   o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

   The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

   Generally, a replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

   Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer shall not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

    The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the servicer in respect of its servicing activities generally will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.

  Servicing Fee

   The "servicing fee" will be a fee payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property). The servicing fee will accrue at the servicing fee rate set forth as an annual percentage in Annex A for each mortgage loan. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

  Special Servicing Fee

   The "special servicing fee" will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

  Workout Fee

   A "workout fee" will generally be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for any such loan ceases to be payable in accordance with the preceding sentence.

  Liquidation Fee

   A "liquidation fee" will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class or the purchase of all of the mortgage loans and REO properties by the servicer or the depositor as a result of the termination of the trust. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of such liquidation proceeds that constitute principal and/or interest.

  Additional Compensation

   The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

   The servicer will be entitled to prepayment interest excesses and balloon payment interest excesses collected on the mortgage loans. The servicer will also be entitled to any default interest actually collected on the mortgage loans that is not allocable to cover interest on any advances made in respect of the related mortgage loan.

   Generally, if a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest, net of related servicing fees and, if applicable, excess interest, accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a "prepayment interest excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest net of related servicing fees and, if applicable, excess interest on such prepayment will constitute a "prepayment interest shortfall."

   Similarly, if the due date for any balloon payment occurs after the normal due date in any collection period, the amount of interest net of related servicing fees and, if applicable, excess interest accrued on the related balloon loan from such normal due date to the maturity date will, to the extent actually collected in connection with the payment of such balloon payment on or before the succeeding determination date, constitute a "balloon payment interest excess." Conversely, if the due date for any balloon payment occurs before the due date for monthly payments in any collection period, the amount of interest net of related servicing fees and, if applicable, excess interest that would have accrued on the related balloon loan from the stated maturity date through such due date will, to the extent not paid by the borrower, constitute a "balloon payment interest shortfall." Prepayment interest excesses and balloon payment interest excesses collected on the mortgage loans will be retained by the servicer as additional servicing compensation.

   If any mortgage loan with a due date after the determination date in any month is prepaid in full or in part, including, without limitation, an early balloon payment during any collection period, and such prepayment is applied to such mortgage loan before such mortgage loan's due date in the next succeeding collection period, the amount of interest that would have accrued at the related net mortgage rate on the amount of such prepayment from the date as of which such prepayment was received to but not including the due date of such mortgage loan in the next succeeding collection period, to the extent not collected from the related borrower without regard to any prepayment premium or excess interest that may have been collected, and to the extent that any portion thereof does not represent a balloon payment interest shortfall, will constitute an "extraordinary prepayment interest shortfall." The servicer will cover, out of its own funds, any balloon payment interest shortfalls, prepayment interest shortfalls and extraordinary prepayment interest shortfalls incurred on the mortgage loans during any collection period; provided, however, that with respect to those mortgage loans having due dates which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02%.

   The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of such funds.

   As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

   Generally, the servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of "related proceeds" consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. "Servicing advances" generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as "advances."

   The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses (such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property) may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance the costs thereof.

   If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make such advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

   If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will, if it has actual knowledge of the failure, be required to make the servicing advance. The servicer, any replacement special servicer and the trustee are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

   As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

(1)    with limited exception, the servicer may not agree to

   o any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on such mortgage loan has occurred or a default in respect of payment on such mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

(2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before September 2033, the "rated final distribution date;"

(3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

   o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions, or

   o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the servicer will not be liable for decisions related to the status of a mortgage loan on a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions);

(4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

  provided that:

   o the limitations, conditions and restrictions in clauses (1) through (5) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

   o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   ENFORCEMENT OF ARD LOANS

   With respect to ARD loans, the servicer and any replacement special servicer may not take any enforcement action with respect to the payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The foregoing will not limit the servicer's or replacement special servicer's obligation to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will generally notify any such borrower that the revised rate for such mortgage loan will not exceed the related initial mortgage rate plus 2.00%.

  SALE OF DEFAULTED MORTGAGE LOANS

   The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust certain defaulted mortgage loans. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify in writing the trustee. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase any such defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase the defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

  REO PROPERTIES

   Generally, the servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from such property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this prospectus supplement as an "REO tax").

   To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and (2) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

   Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

   The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds (other than excess liquidation proceeds) and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make such payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.

  INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year and, if the related mortgage loan is a credit lease loan, once every three years if the related credit tenant or guarantor has a published rating of not less than BBB-or its equivalent, every two years if the related credit tenant or guarantor has a published rating between BB+ and BB-or its equivalent, and annually if the related credit tenant or guarantor has a published rating of less than BB-or its equivalent. The servicer will inspect or cause to be inspected annually each mortgaged property for which no published rating is publicly available for the related credit tenant if the related credit lease loan represents 5% or more of the aggregate initial pool balance of the mortgage loans, and will inspect or cause to be inspected every second year each other mortgaged property for which the related credit tenant has no published, publicly available rating. If the published rating for any credit tenant or guarantor is downgraded by any rating agency by one or more rating increment (i.e., AA to A, or BBB-to BB-) and no inspection has been performed due to a ratings downgrade in the preceding 12 months for the related mortgaged property, then the servicer will cause all mortgaged properties leased to that credit tenant to be inspected as soon as reasonably practical. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each such inspection performed that describes the condition of the mortgaged property.

   For each mortgage loan, other than any credit lease loan, that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                       DESCRIPTION OF THE CERTIFICATES

   The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

   (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for such mortgage loan (exclusive of payments of principal and interest due on or before the cut-off date for such mortgage loan);

   (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO property");

   (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

   (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

   (5) rights of the depositor under the mortgage loan purchase agreement relating to mortgage loan document delivery requirements and the representations and warranties of the seller regarding the mortgage loans.

  DENOMINATIONS

   The trust will offer the offered certificates other than the Class X certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof. The trust will offer the Class X certificates in minimum denominations of $1,000,000 initial notional amount and multiples of $1 in excess thereof.

   Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the offered certificates--Definitive Certificates."

   Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Cedelbank or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

  BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

   Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

    Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

   None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  Euroclear and Cedelbank

   The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Cedelbank or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in such systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "depositories"). The depositories in turn, will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

   Because of time zone differences, the securities account of a Cedelbank or Euroclear participant as a result of a transaction with a participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants or Euroclear participants may not deliver instructions directly to the depositories.

   Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank participants") and facilitates the clearance and settlement of securities transactions between

Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

   Euroclear was created to hold securities for participants of Euroclear ("Euroclear participants") and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "clearance cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law (collectively, the "terms and conditions"). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding such payments to participants, each of which will be responsible for disbursing such payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account such offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize such actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificate owners will not be recognized by the trustee or servicer as certificateholders, as such term is used in the pooling and servicing agreement; provided, however, that certificate owners will be permitted to request and receive information furnished to certificateholders by the trustee subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person requesting such information is a certificate owner.

   Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

  Year 2000

   DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "year 2000 problem" so that its systems, as the same relate to the timely payment of distributions to certificateholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately.

    Definitive Certificates

   Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC, of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each such class, and thereafter the trustee and the servicer will recognize the holders of such definitive certificates as certificateholders.

   For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

  CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   On each distribution date, the certificate balance of each class of certificates with a certificate balance ("principal balance certificates") will be reduced by any distributions of principal actually made on such class of certificates on such distribution date. Those certificates' balances will be further reduced by any realized losses and additional trust expenses allocated to such class of certificates on such distribution date.

   The Class X certificates will not have a certificate balance. The Class X certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount equal to the aggregate certificate balance of the principal balance certificates outstanding from time to time. The Class X certificates will have an initial notional amount of $974,502,236 (subject to a variance of plus or minus 5%). The Class X certificates consist of 14 components each corresponding to a different class of principal balance certificates (the "Class X components"). No class of REMIC residual certificates will have a certificate balance.

  PASS-THROUGH RATES

   The annual rate at which any class of certificates accrues interest from time to time is referred to as its "pass-through rate."

   The pass-through rate applicable to the Class A-1 certificates will be fixed and, at all times, will be equal to the pass-through rate specified for such class on page S-4. The pass-through rate applicable to the Class A-2, Class B, Class C and Class D certificates for any distribution date will be equal to the lesser of the specified fixed rate described in footnote 7 on page S-4 and the weighted average net mortgage rate with respect to such distribution date. The pass-through rates applicable to the Class E, Class F and Class G certificates for any distribution date will be equal to the weighted average net mortgage rate with respect to such distribution date. The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately 0.4144% per annum. The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average (by certificate balance of the corresponding class of principal balance certificates) of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the weighted average net mortgage rate, the pass-through rate of the related Class X component will be zero. The pass-through rates for the Class H, Class J, Class K, Class L, Class M and Class N certificates for any distribution date will be equal to the lesser of a specified fixed rate and the weighted average net mortgage rate for that distribution date. No class of REMIC residual certificates will have a specified pass-through rate.

   The "weighted average net mortgage rate" for each distribution date is the weighted average of the net mortgage rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before such distribution date.

   The "net mortgage rate" for any mortgage loan is, generally, an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

   If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

o the annualized rate at which interest would have to accrue on the loan on the basis of a 360-day year consisting of twelve 30-day months to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage rate minus the related "servicing fee rate" for that mortgage loan specified on Annex A;

   however, for each interest reserve loan,

   o the net mortgage rate for the one-month period before the due dates in

   o       January and February in each year that is not a leap year or

   o       February only in each year that is a leap year

           will be determined net of the withheld amounts, and

   o the net mortgage rate for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts with respect to each such mortgage loan.

   See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

   The "stated principal balance" of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by

o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on such date, and

o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

   The "determination date" will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

  DISTRIBUTIONS

   The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except as otherwise described below, the trustee will make these distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make these distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to such certificateholder.

   The final distribution on any certificate (determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate) will also be made by wire transfer or check, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

  The Available Distribution Amount

   The amount of funds that will be available for distribution to certificateholders on each distribution date is the "available distribution amount" for that distribution date, and will generally equal:

   (1) all amounts on deposit in the certificate account as of the close of business on the related determination date, excluding any portion thereof that represents one or more of the following:

     o monthly payments collected but due on a due date after the related collection period;

     o        prepayment premiums;

     o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

     o        amounts deposited in the certificate account in error;

     o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

     o amounts that represent excess interest or excess liquidation proceeds; plus

   (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover prepayment interest shortfalls, balloon payment interest shortfalls and extraordinary prepayment interest shortfalls incurred during the related collection period; plus

   (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "--Interest Reserve Account" below; plus

   (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

   Application of the Available Distribution Amount

   On each distribution date, the trustee will apply the available distribution amount for that date in the following order of priority:

   (1) to pay interest to the holders of the respective classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

   (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

     o the then outstanding certificate balance of that class of certificates, and

     o        the principal distribution amount for that distribution date;

   (3) to reimburse the holders of the respective classes of Class A certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid;

   (4) to make payments to the holders of each class of subordinate certificates (after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made pursuant to this clause (4)) as follows:

     o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

     o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of

        o the then outstanding certificate balance of that class of certificates, and

        o the remaining portion, if any, of the principal distribution amount for that distribution date (or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates); and

     o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

   (5) the remaining portion, if any, of the available distribution amounts to the holders of the REMIC residual certificates.

   However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates, will be made to the holders of the respective classes of those certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the respective then outstanding certificate balances of those classes of certificates.

  Distributable Certificate Interest

   The "distributable certificate interest" for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share (calculated as described below) of any net aggregate prepayment interest shortfall for such distribution date.

    The "accrued certificate interest" for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any prepayment interest shortfalls and extraordinary prepayment interest shortfalls incurred on the mortgage pool during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period.

   The "net aggregate prepayment interest shortfall" for any distribution date will be the following amount, if any, by which:

o the aggregate of all prepayment interest shortfalls incurred on the mortgage pool during the related collection period, exceeds

o any such payment made by the servicer for that distribution date to cover those prepayment interest shortfalls.

   See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The net aggregate prepayment interest shortfall, if any, for each distribution date will be allocated on such distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each such class of certificates for such distribution date.

  Principal Distribution Amount

   The "principal distribution amount" with respect to any distribution date will, generally, equal the aggregate of the following (without duplication):

   (1) the principal portions of all monthly payments (other than balloon payments) and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

   (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

   (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (4) below) made by or on behalf of the related borrower during the related collection period, net of any portion of such payment that represents a recovery of the principal portion of any monthly payment (other than a balloon payment) due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

   (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case (exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment (other than a balloon payment) due and any excess liquidation proceeds), or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

   (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

    An "assumed monthly payment" is an amount deemed due for:

   o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

   o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

   o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

   The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on such date if the related balloon payment had not come due, but rather such mortgage loan had continued to amortize in accordance with the loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as such REO property or properties remain part of the trust, will equal the monthly payment (or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment) due or deemed due on the last due date before the acquisition of that REO property or properties.

  DISTRIBUTIONS OF PREPAYMENT PREMIUMS

   Any prepayment premium (whether described in the related mortgage loan documents as a fixed percentage prepayment premium) actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each such class, the product of such prepayment  x  discount rate fraction  x  principal allocation fraction
      premium            for such class              of such class

   The "discount rate fraction" for any such class of certificates is equal to a fraction not greater than 1.0 or less than 0.0 of:

                      pass-through rate for
                      such class of certificates - relevant discount rate
                      ---------------------------------------------------
                      mortgage rate of the
                      related mortgage loan - relevant discount rate

   The "principal allocation fraction" for each such class of certificates for any distribution date is:

                      the portion, if any, of the principal distribution amount allocated to such class of certificates for such distribution date
                      --------------------------------------------------
                      entire principal distribution amount
                      for such distribution date

   The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

   For any prepaid mortgage loan, the "discount rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

   The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

  DISTRIBUTIONS OF EXCESS INTEREST

   No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

  DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

   Excess liquidation proceeds generally will not be available for distribution to the holders of the offered certificates.

   "Excess liquidation proceeds" are the excess of:

   o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

   o the amount that would have been received if a prepayment in full had been made on the mortgage loan on the date the proceeds were received.

  TREATMENT OF REO PROPERTIES

   A mortgage loan secured by mortgaged property that is acquired as part of the trust (through foreclosure, deed in lieu of foreclosure or otherwise), will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

   o       determining distributions on the certificates,

   o allocating of realized losses and additional trust expenses to the certificates, and

   o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

Among other things, the mortgage loan will be taken into account when determining pass-through rates and the principal distribution amount. Operating revenues and other proceeds from an REO property (after payment of certain costs and taxes, including certain reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of such REO property) will be "applied" by the servicer as principal, interest and other amounts "due" on the mortgage loan, and, subject to the limitations described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loan, in all cases as if the mortgage loan had remained outstanding.

  INTEREST RESERVE ACCOUNT

   The trustee will establish and maintain an "interest reserve account" in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each mortgage loan bearing interest computed on an actual/360 basis (the "interest reserve loans"), an amount equal to one day's interest at the related mortgage rate (net of any servicing fee) on the respective stated principal balance as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January (if applicable) and February are referred to as "withheld amounts." For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January (if applicable) and February, if any, and deposit this amount into the certificate account.

   SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

   As described in this prospectus supplement, the rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the respective classes of Class A certificates of principal equal to, in each such case, the entire certificate balance of that class of certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other classes of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the available distribution amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

   A deficit will exist on a distribution date, if the aggregate stated principal balance of the mortgage pool outstanding immediately following such distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order, in the case of each such class until the deficit (or the related certificate balance) is reduced to zero (whichever occurs first). If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the respective certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the relative sizes of the remaining certificate balances of those classes of certificates, until the deficit (or each of those certificate balances) is reduced to zero.

   A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the notional amount of the Class X certificates.

   "Realized losses" are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

   The realized loss on a liquidated mortgage loan (or related REO property or properties) is an amount generally equal to the excess, if any, of:

   o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

   o the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation.

   If any portion of the debt (other than excess interest) due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

   "Additional trust expenses" will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

o      special servicing fees, workout fees and liquidation fees,

o      interest on unreimbursed advances,

o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust,

o unanticipated, nonmortgage loan specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor (and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer) as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus,

o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus, and

o any other expense of the trust not specifically included in the calculation of "realized loss" for which there is no corresponding collection from a borrower.

  P&I ADVANCES

   On each distribution date, the servicer will be obligated to make "P&I advances" consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments out of its own funds or (subject to the replacement thereof as provided in the pooling and servicing agreement) funds held in the certificate account that are not required to be part of the available distribution amount for such distribution date. The servicer will not be required to make a P&I advance if the servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from related proceeds and subject to the recoverability standard described in the prospectus. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments (other than balloon payments or excess interest) and any assumed monthly payments (in each case net of any related workout fee) that were due or deemed due on the mortgage loans during the same month as such distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of such due date or the last day of the related collection period or other specified date before such distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

   If it is determined that an appraisal reduction amount exists with respect to any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists (no reduction to be made in the principal portion, however) to equal the product of

o the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

o a fraction (expressed as a percentage), the numerator of which is equal to the stated principal balance of that mortgage loan, net of such appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

    See "--Appraisal Reductions" below. If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. See "The Trustee" below.

   The servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. However, none of the servicer, the trustee or the fiscal agent is required to make a P&I advance that would constitute a nonrecoverable advance. If at any time, a P&I advance made by the servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the servicer, the trustee or the fiscal agent will be entitled to recover the amount of such P&I advance out of funds received on or in respect of other mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

   The servicer, the trustee, the fiscal agent and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a "reimbursement rate" per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the servicer, any replacement special servicer, the trustee or the fiscal agent, as the case may be, out of default interest collected on the related mortgage loan or, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.

  APPRAISAL REDUCTIONS

   A mortgage loan will become a "required appraisal loan" upon the earliest of

o      the date on which the mortgage loan becomes a modified mortgage loan,

o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

   Within 30 days of a mortgage loan becoming a required appraisal loan (or longer period if the servicer is diligently and in good faith proceeding to obtain such appraisal), the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser. No appraisal will be required if such an appraisal had been obtained within the prior twelve months. The cost of the appraisal will be advanced by the servicer, subject to its right to be reimbursed therefor as a servicing advance.

   As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the related required appraisal loan. The "appraisal reduction amount" for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of

o      the sum of:

   (1)     the stated principal balance of such required appraisal loan,

   (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

   (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

    (4) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items,

o      over:

   90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of such appraised value.

   If an appraisal is not obtained from an independent MAI-designated appraiser within 120 days following the earliest of the dates described in the first sentence of this paragraph, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

   Within 30 days of each anniversary of the date a loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

   A "modified mortgage loan" is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

o affects the amount or timing of any payment of principal or interest due on the mortgage loan (other than, or in addition to, bringing current monthly payments on that mortgage loan);

o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

  REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Trustee Reports

   On each distribution date, the trustee will be required to provide or make available to each holder of an offered certificate as of the related record date a "distribution date statement" providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

   In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each offered certificateholder, the following statements and reports (collectively with the distribution date statements, the "trustee reports"), substantially in the forms provided in Annex B (although the forms may be subject to change over time) and containing, among other things, substantially the following information:

   (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A of this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee) and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A.

   (2) A "delinquent loan status report" containing, among other things, those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.

   (3) An "historical loan modification report" containing, among other things, those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

     o during the collection period ending on that determination date and

     o since the cut-off date for that mortgage loan, showing its original and the revised terms.

   (4) An "historical loss estimate report" containing, among other things, as of the close of business on the immediately preceding determination date,

     o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

     o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

   (5) An "REO status report" containing, among other things, for each REO property included in the trust as of the close of business on the immediately preceding determination date,

     o        the acquisition date of that REO property,

     o the amount of income collected on that REO property (net of related expenses) and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

     o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of such date of determination (including any prepared internally by the servicer).

   (6) A "servicer watch list" containing, among other things, a list of mortgage loans that have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (if the servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

   None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Certain information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

   Before each distribution date, the servicer will deliver to the trustee by electronic means:

o a "comparative financial status report" containing substantially the content provided in Annex B, including, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan (other than the credit lease loans) or related mortgaged property as of the determination date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information):

   o       the most current available year-to-date;

   o       each of the previous two full fiscal years stated separately; and

   o the "base year" (representing the original analysis of information used as of the cut-off date for such mortgage loan); and

o a "CSSA loan file" containing information on the mortgage loans and the mortgaged properties.

   In addition, the servicer is also required to perform for each mortgaged property and REO property (except any mortgaged property securing a credit lease loan):

o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 1999, an "operating statement analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B (the "NOI adjustment worksheet") (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the "NOI adjustment worksheet" upon request.

   Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

  INFORMATION AVAILABLE ELECTRONICALLY

   For those who have obtained an account number on the trustee's ASAP (Automatic Statements Accessed by Phone) system, the distribution date statement may be obtained from the trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "Statement Number '416'." Account numbers on the trustee's ASAP system may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the trust by calling (800) 246-5761. In addition, if the depositor so directs the trustee and on terms acceptable to the trustee, the trustee will make available through its electronic bulletin board system certain information related to the mortgage loans (as presented in the standard CSSA format) as provided for in the pooling and servicing agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the trustee in accordance with the terms of the pooling and servicing agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The trustee also intends to make the servicer watch list, the comparative financial status report and certain information relating to the certificates and the mortgage loans available on the Internet at www.lnbabs.com. Such internet access may require the use of a password which can be obtained from the trustee.

    As a condition to access the trustee's internet website or electronic bulletin board, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

  OTHER INFORMATION

   The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

o      the pooling and servicing agreement and any amendments thereto,

o all trustee reports delivered to holders of the relevant class of offered certificates since the delivery date,

o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus,

o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property, and

o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

   The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing such copies and may also require:

o in the case of a certificate owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity making the request is a beneficial owner of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential and

o in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity making the request is a prospective purchaser of offered certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in the certificates and will otherwise keep the information confidential.

   Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make certain information available over the internet.

  VOTING RIGHTS

   At all times during the term of the pooling and servicing agreement, the voting rights for the certificates (the "voting rights") will be allocated as follows:

o 98% among the holders of the respective classes of principal balance certificates in proportion to the certificate balances (adjusted as described below) of their certificates,

o      1% among the holders of the Class X certificates, and

o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

   Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-1 and Class A-2 certificates (pro rata between the Class A-1 and Class A-2 certificates), in that order, solely for purposes of calculating voting rights.

  TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the pooling and servicing agreement will terminate following the earliest of:

o the final payment (or advance of that payment) or other liquidation of the last mortgage loan or REO property, and

o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make such purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

   Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

o the aggregate purchase price of all the mortgage loans (exclusive of mortgage loans for which the related mortgaged properties have become REO properties) then included in the trust; plus

o the aggregate fair market value of all REO properties then included in the trust (which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan), as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

o if such purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

   Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

   On the final distribution date, the aggregate amount paid by the servicer or the depositor as the case may be, for the mortgage loans and other assets in the trust (if the trust is to be terminated as a result of the purchase of all of the assets), together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

  THE TRUSTEE AND FISCAL AGENT

   The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000 (or, under certain conditions, such lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates) and subject to supervision or examination by federal or state authority and

o an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" or its equivalent by the rating agencies (or such lower ratings as the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates).

   The corporate trust office of the trustee responsible for administration of the trust ("corporate trust office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C2.

    ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the servicer (solely in the case of servicing advances) or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the servicer and the trustee. See "--P&I Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of December 31, 1998, the fiscal agent had consolidated assets of approximately $505 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                      YIELD AND MATURITY CONSIDERATIONS

  YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend on, among other things:

o      the purchase price of the certificates;

o      the applicable pass-through rate;

o      the actual characteristics of the mortgage loans; and

o      the rate and timing of payments on the mortgage loans.

  The Purchase Price of the Certificates

   The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to such investor that is lower than the anticipated yield. Generally, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on that investor's offered certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the mortgage loans. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

  Applicable Pass-Through Rate

   The pass-through rate for the Class A-1 certificates will be fixed. The pass-through rate for the Class X certificates for any distribution date will be variable and will be based on the weighted average net mortgage rate for such distribution date. The pass-through rates applicable to the Class A-2, Class B, Class C and Class D certificates for any distribution date will be equal to the lesser of a specified rate and the weighted average net mortgage rate with respect to such distribution date. The pass-through rates applicable to the Class E, Class F and Class G certificates for any distribution date will be equal to the weighted average net mortgage rate with respect to such distribution date. Accordingly, the yield on the offered certificates (other than the Class A-1 certificates) will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the weighted average net mortgage rate, thereby reducing the pass-through rates for the Class X, Class E, Class F and Class G certificates and, to the extent that the weighted average net mortgage rate is reduced below the specified fixed rate with respect to the Class A-2, Class B, Class C and Class D certificates, reducing the pass-through rates on such classes of offered certificates.

   See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Yield
Considerations--Rate and Timing of Principal Payments on the Mortgage Loans" and "--Yield Sensitivity of the Class X Certificates" below.

  Actual Characteristics of the Mortgage Loans

   The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne,

   o first, by the holders of the respective classes of subordinate certificates, in reverse alphabetical order of class designation, to the extent of amounts otherwise distributable on their certificates; and

   o       second, by the holders of the senior certificates.

   Reductions in the balances of the principal balance certificates will also reduce the notional amount of the Class X certificates. Any net aggregate prepayment interest shortfall for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for that class of certificates for that distribution date.

  Rate and Timing of Payments on the Mortgage Loans

   The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed (and reductions in the notional amount of the Class X certificates that would otherwise have occurred) over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

   The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

  FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

   The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans (for example, prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

   The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

  DELAY IN PAYMENT OF DISTRIBUTIONS

   Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices (assuming such prices did not account for such delay).

  UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

   As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for such class, the shortfall will be distributable to holders of such class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of certificates for so long as it is outstanding.

  WEIGHTED AVERAGE LIFE

   The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal or the notional amount of that certificate is distributed to the investor or the notional amount is reduced to zero, in the case of the Class X certificates. For purposes of this prospectus supplement, the weighted average life of a balance certificate is determined by

o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

o      summing the results, and

o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

   The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of such payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "CPR" or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity (or the anticipated repayment date, in the case of an ARD loan). The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out or defeasance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans (whether or not in a prepayment lock-out or defeasance period) will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out or defeasance period will not prepay as a result of involuntary liquidations upon default or otherwise.

   A "prepayment lock-out period" is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option.

   The following tables indicate the percentage of the initial certificate balance or initial notional amount of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following maturity assumptions:

(1) the initial certificate balance or notional amount, as the case may be, and the pass-through rate for each class of certificates are as set forth in this prospectus supplement,

(2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest described on Annex A,

(3) all scheduled monthly payments (including balloon payments) are assumed to be timely received on the first day of each month beginning in July 1999,

(4) there are no delinquencies or losses on the mortgage loans, there are no extensions of maturity on the mortgage loans, there are no appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties,

(5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table (without regard to any limitations in such mortgage loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (13)),

(6)     the ARD loans mature on their respective anticipated repayment dates,

(7) all mortgage loans accrue interest under the method as specified in Annex A,

(8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement,

(9)     no mortgage loan is required to be repurchased by the depositor,

(10) no prepayment interest shortfalls are incurred and no prepayment premiums are collected,

(11)    there are no additional trust expenses,

(12) distributions on the certificates are made on the 15th day of each month, beginning in July 1999,

(13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period or defeasance period ("LOP"),

(14) the prepayment provisions for each mortgage loan are as set forth on Annex A,

(15) the requirements to release earnout amounts are satisfied for each earnout loan, and

(16)    the delivery date is June 9, 1999.

   To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates may mature and the Class X certificates may no longer be entitled to receive distributions on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. In particular, certain of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances or notional amounts (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. Investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the offered certificates.

   Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

   Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class X certificates and the percentage of the initial certificate balance or notional amount of each such class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100          100           100          100           100
June 15, 2000....................       94           94            94           94            94
June 15, 2001....................       87           87            87           87            87
June 15, 2002....................       79           79            79           79            79
June 15, 2003....................       70           70            70           70            70
June 15, 2004....................       60           60            60           60            60
June 15, 2005....................       50           50            50           50            50
June 15, 2006....................       38           38            38           38            38
June 15, 2007....................       26           26            26           26            26
June 15, 2008....................       12           12            12           12            12
June 15, 2009....................        0            0             0            0             0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................      5.7          5.7           5.7          5.7           5.7
First Principal Payment Date ....  07/15/1999    07/15/1999   07/15/1999    07/15/1999   07/15/1999
Last Principal Payment Date .....  12/15/2008    11/15/2008   10/15/2008    09/15/2008   08/15/2008

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100          100           100          100           100
June 15, 2000....................      100          100           100          100           100
June 15, 2001....................      100          100           100          100           100
June 15, 2002....................      100          100           100          100           100
June 15, 2003....................      100          100           100          100           100
June 15, 2004....................      100          100           100          100           100
June 15, 2005....................      100          100           100          100           100
June 15, 2006....................      100          100           100          100           100
June 15, 2007....................      100          100           100          100           100
June 15, 2008....................      100          100           100          100           100
June 15, 2009....................        0            0             0            0             0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................      9.7          9.7           9.7          9.7           9.6
First Principal Payment Date ....  12/15/2008    11/15/2008   10/15/2008    09/15/2008   08/15/2008
Last Principal Payment Date .....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   03/15/2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100          100           100          100           100
June 15, 2000....................      100          100           100          100           100
June 15, 2001....................      100          100           100          100           100
June 15, 2002....................      100          100           100          100           100
June 15, 2003....................      100          100           100          100           100
June 15, 2004....................      100          100           100          100           100
June 15, 2005....................      100          100           100          100           100
June 15, 2006....................      100          100           100          100           100
June 15, 2007....................      100          100           100          100           100
June 15, 2008....................      100          100           100          100           100
June 15, 2009....................        0            0             0            0             0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................      9.9          9.9           9.9          9.9           9.8
First Principal Payment Date ....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   03/15/2009
Last Principal Payment Date .....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   04/15/2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100          100           100          100           100
June 15, 2000....................      100          100           100          100           100
June 15, 2001....................      100          100           100          100           100
June 15, 2002....................      100          100           100          100           100
June 15, 2003....................      100          100           100          100           100
June 15, 2004....................      100          100           100          100           100
June 15, 2005....................      100          100           100          100           100
June 15, 2006....................      100          100           100          100           100
June 15, 2007....................      100          100           100          100           100
June 15, 2008....................      100          100           100          100           100
June 15, 2009....................        0            0             0            0             0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................      9.9          9.9           9.9          9.9           9.9
First Principal Payment Date ....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   04/15/2009
Last Principal Payment Date .....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   05/15/2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100           100          100           100          100
June 15, 2000....................      100           100          100           100          100
June 15, 2001....................      100           100          100           100          100
June 15, 2002....................      100           100          100           100          100
June 15, 2003....................      100           100          100           100          100
June 15, 2004....................      100           100          100           100          100
June 15, 2005....................      100           100          100           100          100
June 15, 2006....................      100           100          100           100          100
June 15, 2007....................      100           100          100           100          100
June 15, 2008....................      100           100          100           100          100
June 15, 2009....................        0             0            0             0            0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................     10.0          10.0         10.0          10.0         10.0
First Principal Payment Date ....  05/15/2009    05/15/2009   05/15/2009    05/15/2009   05/15/2009
Last Principal Payment Date .....  06/15/2009    06/15/2009   06/15/2009    06/15/2009   06/15/2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
                                  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100           100          100           100          100
June 15, 2000....................      100           100          100           100          100
June 15, 2001....................      100           100          100           100          100
June 15, 2002....................      100           100          100           100          100
June 15, 2003....................      100           100          100           100          100
June 15, 2004....................      100           100          100           100          100
June 15, 2005....................      100           100          100           100          100
June 15, 2006....................      100           100          100           100          100
June 15, 2007....................      100           100          100           100          100
June 15, 2008....................      100           100          100           100          100
June 15, 2009....................       68            68           68            68           68
June 15, 2010....................       42            42           42            42           42
June 15, 2011....................        2             2            2             2            2
June 15, 2012....................        0             0            0             0            0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................     10.9          10.9         10.9          10.9         10.9
First Principal Payment Date ....  06/15/2009    06/15/2009   06/15/2009    06/15/2009   06/15/2009
Last Principal Payment Date .....  08/15/2011    08/15/2011   08/15/2011    08/15/2011   08/15/2011

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS F CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
                                  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100           100          100           100          100
June 15, 2000....................      100           100          100           100          100
June 15, 2001....................      100           100          100           100          100
June 15, 2002....................      100           100          100           100          100
June 15, 2003....................      100           100          100           100          100
June 15, 2004....................      100           100          100           100          100
June 15, 2005....................      100           100          100           100          100
June 15, 2006....................      100           100          100           100          100
June 15, 2007....................      100           100          100           100          100
June 15, 2008....................      100           100          100           100          100
June 15, 2009....................      100           100          100           100          100
June 15, 2010....................      100           100          100           100          100
June 15, 2011....................      100           100          100           100          100
June 15, 2012....................       30            30           30            30           30
June 15, 2013....................        0             0            0             0            0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................     12.8          12.8         12.8          12.8         12.8
First Principal Payment Date ....  08/15/2011    08/15/2011   08/15/2011    08/15/2011   08/15/2011
Last Principal Payment Date .....  11/15/2012    11/15/2012   11/15/2012    11/15/2012   11/15/2012

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS G CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
                                  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100           100          100           100          100
June 15, 2000....................      100           100          100           100          100
June 15, 2001....................      100           100          100           100          100
June 15, 2002....................      100           100          100           100          100
June 15, 2003....................      100           100          100           100          100
June 15, 2004....................      100           100          100           100          100
June 15, 2005....................      100           100          100           100          100
June 15, 2006....................      100           100          100           100          100
June 15, 2007....................      100           100          100           100          100
June 15, 2008....................      100           100          100           100          100
June 15, 2009....................      100           100          100           100          100
June 15, 2010....................      100           100          100           100          100
June 15, 2011....................      100           100          100           100          100
June 15, 2012....................      100           100          100           100          100
June 15, 2013....................       46            46           46            46           46
June 15, 2014....................        0             0            0             0            0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................     14.0          14.0         14.0          14.0         14.0
First Principal Payment Date ....  11/15/2012    11/15/2012   11/15/2012    11/15/2012   11/15/2012
Last Principal Payment Date .....  01/15/2014    01/15/2014   01/15/2014    01/15/2014   12/15/2013

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

                 PERCENTAGES OF THE INITIAL NOTIONAL AMOUNT OF
            THE CLASS X CERTIFICATES AT 0% CPR DURING LOCKOUT AND
                  DEFEASANCE AND OTHERWISE AT INDICATED CPR

                                                      PREPAYMENT ASSUMPTION (CPR)
                                  -------------------------------------------------------------------
DATE                                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
--------------------------------  ------------ ------------  ------------ ------------  ------------
Closing Date ....................      100           100          100           100          100
June 15, 2000....................       99            99           99            99           99
June 15, 2001....................       98            98           98            98           98
June 15, 2002....................       97            97           97            97           97
June 15, 2003....................       95            95           95            95           95
June 15, 2004....................       94            94           94            94           94
June 15, 2005....................       92            92           92            92           92
June 15, 2006....................       90            90           90            90           90
June 15, 2007....................       89            89           89            89           89
June 15, 2008....................       86            86           86            86           86
June 15, 2009....................       15            15           15            15           15
June 15, 2010....................       14            14           14            14           14
June 15, 2011....................       12            12           12            12           12
June 15, 2012....................       11            11           11            11           11
June 15, 2013....................       10            10           10            10           10
June 15, 2014....................        9             9            9             9            9
June 15, 2015....................        8             7            7             7            4
June 15, 2016....................        4             4            4             4            4
June 15, 2017....................        3             3            3             3            3
June 15, 2018....................        3             3            3             3            3
June 15, 2019....................        2             2            2             2            2
June 15, 2020....................        1             1            1             1            1
June 15, 2021....................       *             *            *             *             *
June 15, 2022....................       *             *            *             *             *
June 15, 2023....................       *             *            *             *             *
June 15, 2024....................        0             0            0             0            0
                                  ------------ ------------  ------------ ------------  ------------
Weighted Average Life (in
 years)..........................     10.0          10.0         10.0          10.0          9.9
First Principal Payment Date ....  07/15/1999    07/15/1999   07/15/1999    07/15/1999   07/15/1999
Last Principal Payment Date .....  01/15/2024    01/15/2024   01/15/2024    01/15/2024   08/15/2023

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.
"*" Indicates an outstanding notional amount greater than 0.0% and less than 0.5% of the original notional amount.

  PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years for each class of offered certificates (other than the Class X certificates) under the maturity assumptions.

   The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates (other than the Class X certificates), would cause the discounted present value of such assumed stream of cash flows as of June 9, 1999 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate as stated on the cover hereof from and including June 1, 1999 to but excluding the delivery date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
100-00............................       6.60%         6.60%        6.60%         6.60%        6.60%
100-02............................       6.59%         6.59%        6.59%         6.59%        6.59%
100-04............................       6.58%         6.58%        6.58%         6.58%        6.58%
100-06............................       6.56%         6.56%        6.56%         6.56%        6.56%
100-08............................       6.55%         6.55%        6.55%         6.55%        6.55%
100-10............................       6.53%         6.53%        6.53%         6.53%        6.53%
100-12............................       6.52%         6.52%        6.52%         6.52%        6.52%
100-14............................       6.51%         6.51%        6.51%         6.51%        6.51%
100-16............................       6.49%         6.49%        6.49%         6.49%        6.49%
100-18............................       6.48%         6.48%        6.48%         6.48%        6.48%
100-20............................       6.46%         6.46%        6.46%         6.46%        6.46%
100-22............................       6.45%         6.45%        6.45%         6.45%        6.45%
100-24............................       6.44%         6.44%        6.44%         6.44%        6.44%
100-26............................       6.42%         6.42%        6.42%         6.42%        6.42%
100-28............................       6.41%         6.41%        6.41%         6.41%        6.41%
100-30............................       6.39%         6.39%        6.39%         6.39%        6.39%
101-00............................       6.38%         6.38%        6.38%         6.38%        6.38%
Weighted Average Life (yrs.)  ....        5.7           5.7          5.7           5.7          5.7
First Principal Payment Date  ....   Jul-1999      Jul-1999     Jul-1999      Jul-1999     Jul-1999
Last Principal Payment Date  .....   Dec-2008      Nov-2008     Oct-2008      Sep-2008     Aug-2008

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

           PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
101-00............................       6.86%         6.86%        6.86%         6.86%        6.86%
101-02............................       6.85%         6.85%        6.85%         6.85%        6.85%
100-04............................       6.84%         6.84%        6.84%         6.84%        6.84%
100-06............................       6.84%         6.84%        6.84%         6.84%        6.83%
101-08............................       6.83%         6.83%        6.83%         6.83%        6.82%
100-10............................       6.82%         6.82%        6.82%         6.82%        6.81%
101-12............................       6.81%         6.81%        6.81%         6.81%        6.81%
101-14............................       6.80%         6.80%        6.80%         6.80%        6.80%
101-16............................       6.79%         6.79%        6.79%         6.79%        6.79%
101-18............................       6.78%         6.78%        6.78%         6.78%        6.78%
101-20............................       6.77%         6.77%        6.77%         6.77%        6.77%
101-22............................       6.76%         6.76%        6.76%         6.76%        6.76%
101-24............................       6.76%         6.76%        6.76%         6.75%        6.75%
101-26............................       6.75%         6.75%        6.75%         6.75%        6.74%
101-28............................       6.74%         6.74%        6.74%         6.74%        6.73%
101-30............................       6.73%         6.73%        6.73%         6.73%        6.72%
102-00............................       6.72%         6.72%        6.72%         6.72%        6.72%
Weighted Average Life (yrs.)  ....        9.7           9.7          9.7           9.7          9.6
First Principal Payment Date  ....   Dec-2008      Nov-2008     Oct-2008      Sep-2008     Aug-2008
Last Principal Payment Date  .....   May-2009      May-2009     May-2009      May-2009     Mar-2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

           PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
101-00............................       7.06%         7.06%        7.06%         7.06%        7.06%
101-02............................       7.05%         7.05%        7.05%         7.05%        7.05%
101-04............................       7.05%         7.05%        7.05%         7.05%        7.04%
101-06............................       7.04%         7.04%        7.04%         7.04%        7.03%
101-08............................       7.03%         7.03%        7.03%         7.03%        7.03%
101-10............................       7.02%         7.02%        7.02%         7.02%        7.02%
101-12............................       7.01%         7.01%        7.01%         7.01%        7.01%
101-14............................       7.00%         7.00%        7.00%         7.00%        7.00%
101-16............................       6.99%         6.99%        6.99%         6.99%        6.99%
101-18............................       6.98%         6.98%        6.98%         6.98%        6.98%
101-20............................       6.97%         6.97%        6.97%         6.97%        6.97%
101-22............................       6.97%         6.97%        6.97%         6.97%        6.96%
101-24............................       6.96%         6.96%        6.96%         6.96%        6.95%
101-26............................       6.95%         6.95%        6.95%         6.95%        6.94%
101-28............................       6.94%         6.94%        6.94%         6.94%        6.94%
101-30............................       6.93%         6.93%        6.93%         6.93%        6.93%
102-00............................       6.92%         6.92%        6.92%         6.92%        6.92%
Weighted Average Life (yrs.)  ....        9.9           9.9          9.9           9.9          9.8
First Principal Payment Date  ....   May-2009      May-2009     May-2009      May-2009     Mar-2009
Last Principal Payment Date  .....   May-2009      May-2009     May-2009      May-2009     Apr-2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
101-00............................       7.16%         7.16%        7.16%         7.16%        7.16%
101-02............................       7.16%         7.16%        7.16%         7.16%        7.16%
101-04............................       7.15%         7.15%        7.15%         7.15%        7.15%
101-06............................       7.14%         7.14%        7.14%         7.14%        7.14%
101-08............................       7.13%         7.13%        7.13%         7.13%        7.13%
101-10............................       7.12%         7.12%        7.12%         7.12%        7.12%
101-12............................       7.11%         7.11%        7.11%         7.11%        7.11%
101-14............................       7.10%         7.10%        7.10%         7.10%        7.10%
101-16............................       7.09%         7.09%        7.09%         7.09%        7.09%
101-18............................       7.08%         7.08%        7.08%         7.08%        7.08%
101-20............................       7.08%         7.08%        7.08%         7.08%        7.07%
101-22............................       7.07%         7.07%        7.07%         7.07%        7.07%
101-24............................       7.06%         7.06%        7.06%         7.06%        7.06%
101-26............................       7.05%         7.05%        7.05%         7.05%        7.05%
101-28............................       7.04%         7.04%        7.04%         7.04%        7.04%
101-30............................       7.03%         7.03%        7.03%         7.03%        7.03%
102-00............................       7.02%         7.02%        7.02%         7.02%        7.02%
Weighted Average Life (yrs.)  ....        9.9           9.9          9.9           9.9          9.9
First Principal Payment Date  ....   May-2009      May-2009     May-2009      May-2009     Apr-2009
Last Principal Payment Date  .....   May-2009      May-2009     May-2009      May-2009     May-2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

           PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
101-00............................       7.27%         7.27%        7.27%         7.27%        7.27%
101-02............................       7.26%         7.26%        7.26%         7.26%        7.26%
101-04............................       7.25%         7.25%        7.25%         7.25%        7.25%
101-06............................       7.24%         7.24%        7.24%         7.24%        7.24%
101-08............................       7.23%         7.23%        7.23%         7.23%        7.23%
101-10............................       7.22%         7.22%        7.22%         7.22%        7.22%
101-12............................       7.21%         7.21%        7.21%         7.21%        7.21%
101-14............................       7.20%         7.20%        7.20%         7.20%        7.20%
101-16............................       7.19%         7.19%        7.19%         7.20%        7.20%
101-18............................       7.19%         7.19%        7.19%         7.19%        7.19%
101-20............................       7.18%         7.18%        7.18%         7.18%        7.18%
101-22............................       7.17%         7.17%        7.17%         7.17%        7.17%
101-24............................       7.16%         7.16%        7.16%         7.16%        7.16%
101-26............................       7.15%         7.15%        7.15%         7.15%        7.15%
101-28............................       7.14%         7.14%        7.14%         7.14%        7.14%
101-30............................       7.13%         7.13%        7.13%         7.13%        7.13%
102-00............................       7.12%         7.12%        7.12%         7.12%        7.12%
Weighted Average Life (yrs.)  ....       10.0          10.0         10.0          10.0         10.0
First Principal Payment Date  ....   May-2009      May-2009     May-2009      May-2009     May-2009
Last Principal Payment Date  .....   Jun-2009      Jun-2009     Jun-2009      Jun-2009     Jun-2009

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
98-28.............................       7.65%         7.65%        7.65%         7.65%        7.65%
98-30.............................       7.64%         7.64%        7.64%         7.64%        7.65%
99-00.............................       7.63%         7.63%        7.63%         7.63%        7.64%
99-02.............................       7.63%         7.63%        7.63%         7.63%        7.63%
99-04.............................       7.62%         7.62%        7.62%         7.62%        7.62%
99-06.............................       7.61%         7.61%        7.61%         7.61%        7.61%
99-08.............................       7.60%         7.60%        7.60%         7.60%        7.60%
99-10.............................       7.59%         7.59%        7.59%         7.59%        7.59%
99-12.............................       7.58%         7.58%        7.58%         7.58%        7.58%
99-14.............................       7.57%         7.57%        7.57%         7.57%        7.58%
99-16.............................       7.56%         7.56%        7.56%         7.56%        7.57%
99-18.............................       7.56%         7.56%        7.56%         7.56%        7.56%
99-20.............................       7.55%         7.55%        7.55%         7.55%        7.55%
99-22.............................       7.54%         7.54%        7.54%         7.54%        7.54%
99-24.............................       7.53%         7.53%        7.53%         7.53%        7.53%
99-26.............................       7.52%         7.52%        7.52%         7.52%        7.52%
99-28 ............................       7.51%         7.51%        7.51%         7.51%        7.51%
Weighted Average Life (yrs.)  ....       10.9          10.9         10.9          10.9         10.9
First Principal Payment Date  ....   Jun-2009      Jun-2009     Jun-2009      Jun-2009     Jun-2009
Last Principal Payment Date  .....   Aug-2011      Aug-2011     Aug-2011      Aug-2011     Aug-2011

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

           PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
91-06.............................       8.68%         8.68%        8.68%         8.68%        8.69%
91-08.............................       8.67%         8.67%        8.67%         8.67%        8.68%
91-10.............................       8.67%         8.67%        8.67%         8.67%        8.67%
91-12.............................       8.66%         8.66%        8.66%         8.66%        8.66%
91-14.............................       8.65%         8.65%        8.65%         8.65%        8.65%
91-16.............................       8.64%         8.64%        8.64%         8.64%        8.64%
91-18.............................       8.63%         8.63%        8.63%         8.63%        8.63%
91-20.............................       8.62%         8.62%        8.62%         8.62%        8.62%
91-22.............................       8.61%         8.61%        8.61%         8.61%        8.62%
91-24.............................       8.60%         8.60%        8.60%         8.60%        8.61%
91-26.............................       8.60%         8.60%        8.60%         8.60%        8.60%
91-28.............................       8.59%         8.59%        8.59%         8.59%        8.59%
91-30.............................       8.58%         8.58%        8.58%         8.58%        8.58%
92-00.............................       8.57%         8.57%        8.57%         8.57%        8.57%
92-02.............................       8.56%         8.56%        8.56%         8.56%        8.56%
92-04.............................       8.55%         8.55%        8.55%         8.55%        8.55%
92-06.............................       8.54%         8.54%        8.54%         8.54%        8.55%
Weighted Average Life (yrs.)  ....       12.8          12.8         12.8          12.8         12.8
First Principal Payment Date  ....   Aug-2011      Aug-2011     Aug-2011      Aug-2011     Aug-2011
Last Principal Payment Date  .....   Nov-2012      Nov-2012     Nov-2012      Nov-2012     Nov-2012

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS G CERTIFICATES AT THE SPECIFIED CPRS

                                                  0% CPR DURING LOCKOUT AND DEFEASANCE
                                                       OTHERWISE AT INDICATED CPR
                                   -------------------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR       25% CPR       50% CPR      75% CPR      100% PP*
---------------------------------  ------------ ------------  ------------ ------------  ------------
84-18.............................       9.57%         9.57%        9.57%         9.57%        9.58%
84-20.............................       9.56%         9.56%        9.56%         9.56%        9.57%
84-22.............................       9.55%         9.56%        9.56%         9.56%        9.56%
84-24.............................       9.55%         9.55%        9.55%         9.55%        9.55%
84-26.............................       9.54%         9.54%        9.54%         9.54%        9.54%
84-28.............................       9.53%         9.53%        9.53%         9.53%        9.53%
84-30.............................       9.52%         9.52%        9.52%         9.52%        9.52%
85-00.............................       9.51%         9.51%        9.51%         9.51%        9.51%
85-02.............................       9.50%         9.50%        9.50%         9.50%        9.50%
85-04.............................       9.49%         9.49%        9.49%         9.49%        9.49%
85-06.............................       9.48%         9.48%        9.48%         9.48%        9.48%
85-08.............................       9.47%         9.47%        9.47%         9.47%        9.47%
85-10.............................       9.46%         9.46%        9.46%         9.46%        9.47%
85-12.............................       9.45%         9.45%        9.45%         9.45%        9.46%
85-14.............................       9.44%         9.44%        9.44%         9.44%        9.45%
85-16.............................       9.43%         9.43%        9.43%         9.43%        9.44%
85-18.............................       9.43%         9.43%        9.43%         9.43%        9.43%
Weighted Average Life (yrs.)  ....       14.0          14.0         14.0          14.0         14.0
First Principal Payment Date  ....   Nov-2012      Nov-2012     Nov-2012      Nov-2012     Nov-2012
Last Principal Payment Date  .....   Jan-2014      Jan-2014     Jan-2014      Jan-2014     Dec-2013

* "100% PP" means 100% of each loan prepays when it becomes freely prepayable.

  YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X certificates. The mortgage loans may prepay at a different rate. In addition, the pass-through rate for any Class X component relating to a class of principal balance certificates having a pass-through rate equal to the weighted average net mortgage rate will be zero. Prospective investors in the Class X certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

   The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class X certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the maturity assumptions. It was further assumed that the aggregate purchase price of the Class X certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial notional amount (without accrued interest). Any differences between these assumptions and the actual characteristics and performance of the mortgage loans and of the Class X certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

   The pre-tax yields provided in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X certificates, would cause the discounted present value of such assumed stream of cash flows as of June 9, 1999 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class X certificates from and including June 1, 1999 to but excluding the delivery date, and by converting these monthly rates to semi-annual corporate bond equivalent rates. The calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X certificates (and accordingly does not purport to reflect the return on any investment in the Class X certificates when such reinvestment rates are considered).

   It is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

   The mortgage loans may not prepay in accordance with the maturity assumptions at any particular rate and the yield on the Class X certificates may not conform to the yields described in this prospectus supplement. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

   In addition, holders of the Class X certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates. As a result, the yield on the Class X certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

           PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                   FIRST PAYMENT DATE AND LAST PAYMENT DATE
              FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                                           0% CPR DURING LOCKOUT AND DEFEASANCE
                                                OTHERWISE AT INDICATED CPR
                                 ---------------------------------------------------------
ASSUMED PRICE (32NDS)              0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
-------------------------------  ---------- ----------  ---------- ----------  ----------
2-20............................     14.00%      13.99%     13.98%      13.97%     13.86%
2-22............................     13.41%      13.40%     13.39%      13.37%     13.27%
2-24............................     12.84%      12.83%     12.82%      12.80%     12.70%
2-26............................     12.29%      12.28%     12.27%      12.25%     12.15%
2-28............................     11.77%      11.75%     11.74%      11.73%     11.62%
2-30............................     11.26%      11.25%     11.24%      11.22%     11.11%
3-00............................     10.77%      10.76%     10.75%      10.73%     10.62%
3-02............................     10.30%      10.29%     10.28%      10.26%     10.15%
3-04............................      9.85%       9.83%      9.82%       9.81%      9.69%
3-06............................      9.41%       9.40%      9.38%       9.37%      9.25%
3-08............................      8.98%       8.97%      8.96%       8.94%      8.83%
3-10............................      8.57%       8.56%      8.55%       8.53%      8.41%
3-12............................      8.18%       8.16%      8.15%       8.13%      8.02%
3-14............................      7.79%       7.78%      7.77%       7.75%      7.63%
3-16............................      7.42%       7.41%      7.39%       7.38%      7.26%
3-18............................      7.06%       7.04%      7.03%       7.01%      6.89%
3-20............................      6.71%       6.69%      6.68%       6.66%      6.54%
Weighted Average Life (yrs.)**        10.0        10.0       10.0        10.0        9.9
First Payment Date .............  Jul-1999    Jul-1999   Jul-1999    Jul-1999   Jul-1999
Last Payment Date ..............  Jan-2024    Jan-2024   Jan-2024    Jan-2024   Aug-2023

*      "100% PP" means 100% of each loan prepays when it becomes freely prepayable.
**     Based on reduction in the notional amount of the Class X certificates.

                       FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC regulations"), rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary represents the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

   For federal income tax purposes, three separate REMIC elections will be made with respect to segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the offered certificates, Mayer, Brown & Platt, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the "Code."

   For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates (other than the REMIC residual certificates) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.

  ORIGINAL ISSUE DISCOUNT AND PREMIUM

   The Class X certificates will be, and other offered certificates may be, treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class N certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Such beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

   The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates bear interest at the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting such interest (i.e., as "qualified stated interest") would be recognized by the IRS. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

   Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount on the Class X certificates generally would be to report all income for such certificates as original issue discount for each period, computing the original issue discount

o by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, the certificates, thereby treating the certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and

o by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount for such period.

   See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

   If the method for computing original issue discount described in the prospectus results in a negative amount to a holder of a Class X certificate for any period, the amount of original issue discount allocable to such period would be zero and the certificateholder will be permitted to offset the negative amount only against future original issue discount (if any) on the certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

   Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.

   Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

  NEW WITHHOLDING REGULATIONS

   The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The new regulations attempt to unify certification requirements and to modify reliance standards. The new regulations will be generally effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the new regulations.

  CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   Class N certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if (contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above) they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no such excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until such excess interest actually accrues. Similarly, no portion of such holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the affected certificates, or both. Class N certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

   The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that such certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

   The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by multifamily mortgaged properties. See "Description of the Mortgage Pool" in this prospectus supplement.

   For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                            METHOD OF DISTRIBUTION

   The depositor has agreed to sell, and Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated May 25, 1999, among the depositor, the seller, and each of the underwriters.

   It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedelbank and Euroclear on or about June 9, 1999, against payment therefor in immediately available funds.

                               ALLOCATION TABLE

       UNDERWRITER        CLASS X  CLASS A-1 CLASS A-2  CLASS B CLASS C  CLASS D CLASS E  CLASS F  CLASS G
------------------------  ------- ---------  --------- -------  ------- -------  ------- -------  -------
DONALDSON, LUFKIN &
 JENRETTE SECURITIES
 CORPORATION                 50%       50%       50%       50%     50%      50%     50%      50%      50%
DEUTSCHE BANK SECURITIES
 INC.                        25%       25%       25%       25%     25%      25%     25%      25%      25%
GOLDMAN, SACHS & CO.         25%       25%       25%       25%     25%      25%     25%      25%      25%
                          ------- ---------  --------- -------  ------- -------  ------- -------  -------
TOTAL                       100%      100%      100%      100%    100%     100%    100%     100%     100%
                          ======= =========  ========= =======  ======= =======  ======= =======  =======

   In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

   The underwriting agreement provides that the obligation of each underwriter to pay for and accept delivery of its certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 104.32% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect such transactions by selling its certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

   The depositor will indemnify the underwriters, and under limited circumstances the underwriters will indemnify the depositor, against certain civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

   A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the depositor by Mayer, Brown & Platt and for the underwriters by Brown & Wood LLP.

                                   RATINGS

   The offered certificates are required to receive ratings from Moody's, S&P and Fitch that are not lower than those indicated under "Transaction Overview."

   The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest (other than excess interest) to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the September, 2033 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

   The ratings of the offered certificates do not, however, address any of the following:

o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,

o the degree to which prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors,

o whether and to what extent excess interest will be collected on any ARD loan,

o whether and to what extent default interest will be collected on the mortgage loans, and

o the tax treatment of payments on the offered certificates. Generally, the ratings address credit risk and not prepayment risk.

   As described in this prospectus supplement, the amounts payable on the Class X certificates do not include principal. If all the mortgage loans were to prepay in the initial month, the Class X certificates would receive only a single month's interest (without regard to any prepayment premiums that may be collected). As a result, the Class X certificateholders would suffer a nearly complete loss of their investment. However, all amounts "due" to such certificateholders have been paid, and this result would be consistent with the ratings assigned by the rating agencies to the Class X certificates. The ratings of the Class X certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X certificates, but only the obligation to pay interest timely on the notional amount of the Class X certificates, as such may be reduced from time to time as described in this prospectus supplement. Such ratings do not represent any assessment of the yield to maturity of the Class X certificates or the possibility that the Class X certificateholders might not fully recover their investment if rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments) occur. The notional amount upon which interest is calculated for the Class X certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as reduced from time to time. As a result, the ratings of the Class X certificates should be evaluated independently from similar ratings on other types of securities.

   S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

    Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned thereto by any rating agency rating such class.

   The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one rating agency will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). All other offered certificates (the "Non-SMMEA certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

   If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan"), you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to such "prohibited transactions."

   If you purchase or hold the Class A and Class X certificates by, on behalf of or with "plan assets" of a Plan, your purchase may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus and similar exemptions granted to each of the Underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989), PTE 90-83, 55 Fed. Reg. 50250 (1990), PTE 94-29, 59 Fed. Reg. 14675 (1994) and FAN 97-03-E
(December 9, 1996) (unpublished), each as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997)). To qualify for the exemption, however, the Plan must meet a number of conditions, including the requirement that it must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, and that at the time of acquisition, the certificates are rated in one of the top three rating categories by at least one rating agency. When it issued the exemption, the DOL did not consider mortgages containing defeasance provisions as described in this prospectus supplement. Accordingly, it is not clear what the impact on the exemption would be if such defeasance provisions were exercised. In addition, neither the exemption nor any similar exemption issued to the underwriters will apply to the Class B, Class C, Class D, Class E, Class F or Class G certificates. As a result, if you purchase a Class B, Class C, Class D, Class E, Class F or Class G certificate or any interest therein, you will be deemed to have represented by such purchase that either: (a) you are not a Plan and you are not purchasing such certificates by or on behalf of, or with "plan assets" of, any Plan or (b) your purchase of any such certificate by or on behalf of, or with "plan assets" of, any

Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met: (1) the source of funds that you used to purchase such certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (2) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such certificates. See "ERISA Considerations--Representation From Investing Plans" in the prospectus.

   If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus, may apply to you. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement.

   If you are a Plan fiduciary or other person considering whether to purchase an offered Certificate on behalf of or with "plan assets" of a Plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code may apply to such investment, and whether the Exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                       INDEX OF SIGNIFICANT DEFINITIONS

729 Seventh Avenue loan .................  S-46
accredited investor ..................... S-101
accrued certificate interest ............  S-69
Additional trust expenses ...............  S-72
advances ................................  S-58
ALCOA ...................................  S-44
Annual debt service .....................   A-2
appraisal reduction amount ..............  S-74
Appraised value .........................   A-2
ARD loans ...............................  S-16
ARD LTV .................................   A-3
assumed monthly payment .................  S-70
available distribution amount ...........  S-67
balloon loans ...........................  S-30
Balloon or ARD balance ..................   A-3
balloon payment interest excess  ........  S-57
balloon payment interest shortfall  .....  S-57
CBE .....................................  S-89
Cedelbank participants ..................  S-63
Class X components ......................  S-65
clearance cooperative ...................  S-64
CLTV ....................................   A-2
Code ....................................  S-96
comparative financial status report  ....  S-76
controlling class .......................  S-55
corporate trust office ..................  S-79
corrected mortgage loan .................  S-54
CPR .....................................  S-83
credit lease loans ......................  S-35
cross-collateralized mortgage loans  ....  S-32
CSSA loan file ..........................  S-77
CTL loans ...............................  S-35
current LTV .............................   A-2
Cut-off date loan-to-value ratio  .......   A-2
cut-off date LTV ........................   A-2
debt service coverage ratio .............   A-2
defeasance ..............................   A-3
defeasance collateral ...................  S-31
defeasance option .......................  S-31
defeasance period .......................  S-83
delinquent loan status report ...........  S-76
depositories ............................  S-63
determination date ......................  S-66
discount rate ...........................  S-70
discount rate fraction ..................  S-70
distributable certificate interest  .....  S-68
distribution date statement .............  S-75
DSC Ratio ...............................   A-2
DSCR ....................................   A-2
due date ................................  S-31
due-on-encumbrance ......................  S-33
due-on-sale .............................  S-33
Euroclear operator ......................  S-64
Euroclear participants ..................  S-64
excess interest .........................  S-30
Excess liquidation proceeds .............  S-71
extraordinary prepayment interest
 shortfall ..............................  S-57
Fairfield Towers loan ...................  S-46
Fitch ...................................  S-10
foreclosure property ....................  S-26
GLA .....................................  S-38
global securities .......................   D-1
HHFI ....................................  S-45
historical loan modification report  ....  S-76
historical loss estimate report  ........  S-76
Holiday Inn Mart Plaza borrower  ........  S-45
Holiday Inn Mart Plaza loan .............  S-45
Ingram loan borrowers ...................  S-40
Ingram loans ............................  S-40
Ingram Place One loan ...................  S-40
Ingram Place One properties .............  S-40
Ingram Place Two loan ...................  S-40
Ingram Place Two property ...............  S-40
insured amount ..........................  S-36
insured value ...........................  S-36
interest reserve account ................  S-71
interest reserve loans ..................  S-71
liquidation fee .........................  S-56
loan-to-value ratio .....................   A-2
lock ....................................   A-3
lock-up .................................   D-1
LOP .....................................  S-84
master servicer .........................  S-53
master servicing fee rate ...............  S-57
mezzanine debt ..........................  S-34

                              S-103

modified mortgage loan ..................  S-75
monthly payments ........................  S-31
Moody's .................................  S-10
Mortgage rate ...........................   A-3
net aggregate prepayment interest
 shortfall ..............................  S-69
net mortgage rate .......................  S-66
NOI adjustment worksheet ................  S-77
Non-SMMEA certificates .................. S-101
Occupancy ...............................   A-3
occupancy as of date ....................   A-3
operating statement analysis ............  S-77
Palmer Center loan ......................  S-41
pass-through rate .......................  S-65
P&I advances ............................  S-73
Plan .................................... S-101
PREIT ...................................  S-36
PREIT loan borrowers ....................  S-36
PREIT loans .............................  S-36
prepayment interest excess ..............  S-57
prepayment interest shortfall ...........  S-57
prepayment premium ......................  S-31
Prepayment provisions ...................   A-3
principal allocation fraction ...........  S-70
principal balance certificates ..........  S-65
principal distribution amount ...........  S-69
PTE ..................................... S-101
purchase price ..........................  S-50
qualified mortgage ......................  S-59
qualified mortgages .....................  S-98
Queens Center Mall loan .................  S-37
rated final distribution date ...........  S-59
real estate assets ......................  S-98
Realized losses .........................  S-72
Red Rose Commons loan ...................  S-43
reimbursement rate ......................  S-74
related proceeds ........................  S-58
REMIC I .................................  S-96
REMIC II ................................  S-96
REMIC III ...............................  S-96
REMIC regulations .......................  S-96
REMIC Residual certificates .............   S-7
REO property ............................  S-62
REO status report .......................  S-76
REO tax .................................  S-60
replacement mortgage loan ...............  S-50
replacement special servicer ............  S-55
required appraisal loan .................  S-74
Scheduled maturity date LTV .............   A-3
servicer watch list .....................  S-76
Servicing advances ......................  S-58
servicing fee ...........................  S-56
Servicing fee rate ......................   A-3
servicing standard ......................  S-53
SF ......................................  S-38
SMMEA ................................... S-101
S&P .....................................  S-10
special servicer ........................  S-53
special servicing events ................  S-53
special servicing fee ...................  S-56
specially serviced mortgage loan  .......  S-53
sq. ft. .................................   A-3
Square feet .............................   A-3
Squaw Peak loan .........................  S-42
stated principal balance ................  S-66
step amortization .......................  S-31
Term to maturity ........................   A-3
terms and conditions ....................  S-64
trustee reports .........................  S-75
underwritten NCF ........................   A-1
underwritten NCF DSCR ...................   A-2
Underwritten net cash flow ..............   A-1
Units ...................................   A-3
University of Nevada loan ...............  S-44
U.S. person .............................   D-3
UW NCF ..................................   A-1
UW NCF DSCR, ............................   A-2
voting rights ...........................  S-78
weighted average net mortgage rate  .....  S-66
withheld amounts ........................  S-71
workout fee .............................  S-56

                                   ANNEX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS

   The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

   Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principals as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

   In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.

DEFINITIONS

   For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

   1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

   In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of

"free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

   2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period.

   3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earn-out reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earn-out.

   Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

   4. "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

   5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV," or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (generally net of earn-out reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earn-out reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earn-out is not achieved, except as otherwise indicated.

    6. "Square feet" or "sq. ft." means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

   7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

   8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

   9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

   10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

   11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

   12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

   13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

   14. "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

   15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

INTEREST ONLY LOANS

   Loan Number GMAC4060. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from March 10, 1999 through August 10, 2000. Commencing on September 10, 2000 and through maturity, monthly payments of principal and interest in the amount of $137,564.29 are required.

   Loan Number GMAC4520. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from January 10, 1999 through December 10, 2000. Commencing on January 10, 2001 and through maturity, monthly payments of principal and interest in the amount of $26,936.01 are required.

   Loan Number GMAC4950. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from April 1, 1999 through March 1, 2000. Commencing on April 1, 2000 and through maturity, monthly payments of principal and interest in the amount of $632,921.01 are required.

    Loan Number GMAC5500. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from June 10, 1999 through May 10, 2001. Commencing on June 10, 2001 and through maturity, monthly payments of principal and interest in the amount of $203,341.41 are required.

STEP AMORTIZATION LOANS

   Loan Number GMAC3820. The mortgage loan requires monthly payments due beginning February 10, 1999 in the amount of $80,864.27 per month and continuing at this level through December 10, 2008. Beginning January 10, 2009, and continuing through January 10, 2019, monthly payments increase to $96,954.70. Beginning February 10, 2019 through January 10, 2024, monthly payments increase to $98,007.58.

   Loan Number GMAC5010. The mortgage loan requires monthly payments due beginning February 10, 1999 in the amount of $337,500 per month and continuing at this level through January 10, 2004. Beginning February 10, 2004, and continuing through January 10, 2009, monthly payments increase to $388,125. Beginning February 10, 2009 through January 10, 2014, monthly payments increase to $446,344. Beginning February 10, 2014 through July 10, 2015, monthly payments increase to $513,295.

   Loan Number GMAC5020. The mortgage loan requires monthly payments due beginning February 10, 1999 in the amount of $145,833 per month and continuing at this level through January 10, 2004. Beginning February 10, 2004, and continuing through January 10, 2009, monthly payments increase to $167,708. Beginning February 10, 2009 through January 10, 2014, monthly payments increase to $192,864. Beginning February 10, 2014 through July 10, 2015, monthly payments increase to $221,794.

CERTAIN REPLACEMENT RESERVES AND TENANT IMPROVEMENT AND LEASING COMMISSION RESERVES

   Loan Number GMAC4660. The mortgage loan requires monthly reserve payments in the amount of $9,000 beginning on the first day of the fourth month after the origination date. Beginning on March 1, 2000, the reserve deposits will become 4% of gross revenues from the previous calendar year. Every March 1 thereafter, the reserve deposits will reset based upon the percentage of gross revenue from the prior calendar year. Beginning March 1, 2011 and thereafter, until the loan is paid in full, the reserve deposits will become 4.5% of gross revenues.

   Loan Number GMAC4670. The mortgage loan requires monthly reserve payments in the amount of $4,800 beginning on the first day of the fourth month after the origination date. Beginning on March 1, 2000, the reserve deposits will become 4% of gross revenues from the previous calendar year. Every March 1 thereafter, the reserve deposits will reset based upon the percentage of gross revenue from the prior calendar year. Beginning March 1, 2003 and thereafter, until the loan is paid in full, the reserve deposits will become 4.5% of gross revenues.

   Loan Number GMAC5220. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of five percent of the total gross revenues of the property during the immediately preceding calendar year for replacements and capital improvements.

   Loan Number GMAC5230. The mortgage loan requires monthly reserve payments in the amount of $11,340 for the first loan year. The monthly deposit for the remaining loan term shall be one twelfth of 4.5% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year.

   Loan Number GMAC5330. The mortgage loan requires monthly reserve payments in the amount of $77,107.23 into a replacement reserve, which represents 4% of gross revenues during the first loan year. Thereafter, the monthly deposit shall be one twelfth of 5% of gross revenues from the operator of the property during the immediately preceding calendar year.

   Loan Number GMAC1150. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $1,684.08 until the balance reaches $40,418. The borrower is required to maintain a balance of $40,418 thereafter.

    Loan Number GMAC3450. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $4,807 until the balance reaches $114,000. The borrower is required to maintain a balance of $114,000 thereafter.

   Loan Number GMAC4130. After an initial deposit at origination of $50,000, the mortgage loan requires monthly replacement reserve payments in the amount of $4,041.67 during loan months 1 through 72 and $2,410.42 per month thereafter.

   Loan Number GMAC4610. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $2,571.17 until the balance reaches $61,708.08. The borrower is required to maintain a balance of $61,708.08 thereafter.

   Loan Number GMAC4620. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $4,166.66 during loan months 1 through 24 and $8,333.33 per month during loan months 25 through 48. No payments are required during loan months 49 through 72. Monthly payments of $10,416.66 are required for loan months 73 through 84, $12,500 for loan months 85 through 108, and $16,666.66 for loan months 109 through 120.

   Loan Number GMAC4950. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $22,974.25 if the debt service coverage ratio, on a six-month trailing basis, falls below 1.35 to 1.00. The borrower is required to make monthly payments into the reserve account for so long as the debt service coverage ratio is below
1.35 to 1.00 on a six-month trailing basis.

   Loan Number GMAC5140. The mortgage loan requires monthly tenant improvement/leasing commission reserve payments in the amount of $4,761.92 during loan months 1 through 84, $33,652.96 per month during loan months 85 through 95, and $29,817.44 in loan month 96 (at which time, $800,000 is required to be on deposit). Additionally, during the eighth loan year, all lease payments received by a specified tenant of the property will be swept into this reserve.

   Loan Number GMAC5140. The mortgage loan requires monthly replacement reserve payments in the amount of $1,338.75 during loan months 1 through 48 and $11,583.12 per month during loan months 49 through 120.

 EARNOUT LOANS

   "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation, achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan except GMAC 4790, provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. With respect to GMAC 4790, the CLTV shown in this prospectus supplement and on the foldout pages in this Annex A is calculated based on the principal balance of such mortgage loan net of the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                                                                                             NET OF
                                                                                                             EARNOUT
                                                                                           FULL BALANCE   UNDERWRITTEN
                                           CUT-OFF DATE     FULL BALANCE       NET OF      CUT-OFF DATE        NCF
 CONTROL NO.    LOAN NO.   EARNOUT AMOUNT     BALANCE     CUT-OFF DATE LTV  EARNOUT LTV      NCF DSCR         DSCR
-------------  ---------- --------------  -------------- ----------------  ------------- --------------  --------------
       28       GMAC3800   $  550,000.00    $ 8,530,378        76.85%          71.90%         1.205x          1.288x
        2       GMAC4000    3,500,000.00     53,769,239        79.66           74.47          1.158           1.238
       39       GMAC4620      200,000.00      5,978,286        77.14           74.56          1.312           1.357
       56       GMAC4810      500,000.00      4,483,267        94.38           83.86          1.155           1.299
       43       GMAC4900    1,000,000.00      5,692,708        74.90           61.75          1.270           1.541
       66       GMAC4920      460,000.00      3,841,713        79.21           69.73          1.379           1.566
       48       GMAC4970      142,000.00      5,290,019        75.57           73.54          1.289           1.325
       74       GMAC5050      558,000.00      3,393,772        69.26           57.87          1.086           1.299
       79       GMAC5051      115,000.00      3,094,322        70.33           67.71          1.202           1.248
      114       GMAC5052      198,000.00      1,422,390        56.90           48.98          0.919           1.068
      122       GMAC5053      128,000.00        638,828        69.06           55.22          0.999           1.249
      112       GMAC5055       49,000.00      1,572,115        74.86           72.53          1.209           1.248
       31       GMAC5120      180,000.00      7,490,240        74.90           73.10          1.229           1.259
       85       GMAC5150      580,000.00      2,896,452        74.65           59.70          1.079           1.348
       64       GMAC5460      800,000.00      3,897,725        72.18           57.37          1.203           1.514
       83       GMAC5600      600,000.00      2,996,427        88.13           70.48          1.162           1.453
       46       GMAC5980      400,000.00      5,346,781        73.75           68.23          1.156           1.249
        9       GMAC4790      600,000.00     23,412,934        63.28           61.66          1.240           1.240

CONTROL
NUMBER   LOAN NUMBER  PROPERTY NAME                                      PROPERTY TYPE                      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1     GMAC4950    Queens Center Mall                                Anchored Retail      90-15 Queens Boulevard
    2     GMAC4000    Palmer Center Office Complex                      Office               90 South, 2 North, 2 South Cascade Ave.
    3     GMAC5010    Ingram Micro Corporate Headquarters               Office               1600 & 1610 East St. Andrews Place
    4     GMAC4520    Pointe - Squaw Peak Office Portfolio              Office               7600 N. 15th St., 7600 N. 16th St. &
                                                                                               7500 N. Dreamy Draw Dr.
    5     GMAC5500    Red Rose Commons                                  Anchored Retail      US Route 30 & Fruitville Pike
------------------------------------------------------------------------------------------------------------------------------------
    6     GMAC4210    University of Nevada Property                     Special Purpose      Interstate 80 and Frontage Road
    7     GMAC5330    Holiday Inn Mart Plaza                            Lodging              350 North Orleans Avenue
    8     GMAC5060    Fairfield Towers Condominium Apartments           Multifamily          148-444 Cozine Ave, 1019 Van Siclen
                                                                                               Avenue, et.al.
    9     GMAC4790    729 7th Avenue Office                             Office               729 Seventh Avenue
   10     GMAC5900    Boca Palms Apartments                             Multifamily          9860 Southwest Third Street
------------------------------------------------------------------------------------------------------------------------------------
   11     GMAC5020    Ingram Micro Corporate Headquarters               Office               1700 E. St. Andrew Place
   12     GMAC4060    489 Fifth Avenue                                  Office               489 Fifth Avenue - 12 East 42nd Street
   13     GMAC5660    CarMax - The Auto Superstore                      Special Purpose      101 North Wolf Road
   14     GMAC5940    Lakewood Hills Apartments                         Multifamily          821 Sequoia Drive
   15     GMAC4700    MIDCON Apartment Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   15a    GMAC4700-A  Hamden Ridge Apartments                           Multifamily          745-795 Mix Avenue
   15b    GMAC4700-B  Hampton House Apartments                          Multifamily          480 Main Street
   15c    GMAC4700-C  Evergreen Apartments                              Multifamily          3 & 19 Evergreen Avenue
   15d    GMAC4700-D  Ridgefield Apartments                             Multifamily          1-262 Ridgefield Drive
   15e    GMAC4700-E  Holiday Apartments                                Multifamily          724 Savin Avenue
------------------------------------------------------------------------------------------------------------------------------------
   15f    GMAC4700-F  Jefferson Arms Apartments                         Multifamily          2420 Whitney Avenue
   16     GMAC5970    Palms of Pembroke Apartments                      Multifamily          9450 Palm Circle North
   17     GMAC5220    Fairfield Inn by Marriott (Anaheim)               Lodging              1460 South Harbor Boulevard
   18     GMAC5690    Huntington Westminster Apartments                 Multifamily          13920 Hoover Street
   19     GMAC5910    Cobblestone Apartment Homes                       Multifamily          1275 Southwest 46th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   20     GMAC5960    The Marylander Apartments                         Multifamily          3501 St. Paul Street
   21     GMAC3820    Costco (Newport News)                             Land                 12129-12135 Jefferson Avenue
   22     GMAC4770    1200 South Avenue                                 Office               1200 South Avenue
   23     GMAC5920    Hidden Lakes Apartments                           Multifamily          2480 Foxhill Drive
   24     GMAC5840    The Prather Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   24a    GMAC5840-A  The Village Apartments                            Multifamily          1600-1723 Telluride and 1600-1719
                                                                                               Steamboat Lanes
   24b    GMAC5840-B  Providence Hill Apartments                        Multifamily          2501 South Providence Road
   24c    GMAC5840-C  Lakeside I & II Duplexes                          Multifamily          1017-1043 Cooper Drive and 4001 Hyde
                                                                                               Park Avenue
   25     GMAC3770    Bal Seal Engineering                              Industrial           19650 Pauling Drive
   27     GMAC5380    Briarcliff Summit Apartments                      Multifamily          1050 Ponce De Leon Avenue
------------------------------------------------------------------------------------------------------------------------------------
   28     GMAC3800    College Square Center                             Anchored Retail      119-125 East College Avenue
   29     GMAC2100    Mt Laurel Office Center                           Office               530, 532, 534 Fellowship Road
   30     GMAC4260    Center City Apartment Portfolio
   30a    GMAC4260-A  2304-08 Locust Street Apartments                  Multifamily          2304-08 Locust Street
------------------------------------------------------------------------------------------------------------------------------------
   30b    GMAC4260-B  2321 Spruce Street                                Multifamily          2321 Spruce Street
   30c    GMAC4260-C  128 S. 22nd Street                                Multifamily          128 S. 22nd Street
   30d    GMAC4260-D  280 S. 23rd Street                                Multifamily          280 S. 23rd Street
   30e    GMAC4260-E  2015-17 Locust Street                             Multifamily          2015-17 Locust Street
   30f    GMAC4260-F  2019 Spruce Street                                Multifamily          2019 Spruce Street
------------------------------------------------------------------------------------------------------------------------------------
   30g    GMAC4260-G  2034-36 Pine Street                               Multifamily          2034-36 Pine Street
   30h    GMAC4260-H  2122 Pine Street                                  Multifamily          2122 Pine Street
   30i    GMAC4260-I  2131-33 Pine Street                               Multifamily          2131-33 Pine Street
   30j    GMAC4260-J  420 S. 15th Street                                Multifamily          420 S. 15th Street
   30k    GMAC4260-K  330 S. 17th Street                                Multifamily          330 S. 17th Street
------------------------------------------------------------------------------------------------------------------------------------
   30l    GMAC4260-L  735 Spruce Street                                 Multifamily          735 Spruce Street
   30m    GMAC4260-M  1009-11 Spruce Street                             Multifamily          1009-11 Spruce Street
   30n    GMAC4260-N  1127 Spruce Street                                Multifamily          1127 Spruce Street
   30o    GMAC4260-O  614 Pine Street                                   Multifamily          614 Pine Street
   30p    GMAC4260-P  623-25 Pine Street                                Multifamily          623-25 Pine Street
------------------------------------------------------------------------------------------------------------------------------------
   30q    GMAC4260-Q  920 Clinton Street                                Multifamily          920 Clinton Street
   30r    GMAC4260-R  2009 Mt. Vernon Street                            Multifamily          2009 Mt. Vernon Street
   30s    GMAC4260-S  2219-21 Spring Garden                             Multifamily          2219-21 Spring Garden
   30t    GMAC4260-T  325 Pine Street                                   Multifamily          325 Pine Street
   30u    GMAC4260-U  532-34 Pine Street                                Multifamily          532-34 Pine Street
------------------------------------------------------------------------------------------------------------------------------------
   30v    GMAC4260-V  607-09 South 3rd Street                           Multifamily          607-09 South 3rd Street
   30w    GMAC4260-W  614 S. 3rd Street                                 Multifamily          614 S. 3rd Street
   30x    GMAC4260-X  718-22 S. 7th Street                              Multifamily          718-22 S. 7th Street
   31     GMAC5120    Cambridge Mall                                    Anchored Retail      23011-23231 John R. Road/30-40 W. Nine
                                                                                               Mile Road
   32     GMAC5720    Anchorage Business Park                           Retail               401, 501, and 549 West International
                                                                                               Airport Rd
------------------------------------------------------------------------------------------------------------------------------------
   33     GMAC5590    Claremont Auto Center                             Special Purpose      620/660,625/645 & 667 Auto Center Drive
   34     GMAC3990    Pacific Plaza Shopping Center                     Retail               18409 - 18463 Colima Road
   35     GMAC5930    Kenwood Gardens Apartments                        Multifamily          2629 Alisdale Drive
   36     GMAC4930    Pismo Coast Shopping Center                       Anchored Retail      501-581 Five Cities Drive
   37     GMAC5230    Hampton Inn & Suites                              Lodging              1989 Eastwood Road
------------------------------------------------------------------------------------------------------------------------------------
   38     GMAC5140    Chippenham Square Shopping Center                 Anchored Retail      7415 Midlothian Turnpike (Route 60)
   39     GMAC4620    WorldGate Communications Building                 Office               3190 Tremont Avenue
   40     GMAC4120    National Enterprises San Diego Portfolio
   40a    GMAC4120-A  Retail Center, Balboa & Mercury                   Retail               8101 & 8111 Balboa Avenue & 4465 &
                                                                                               75 Mercury St.
   40b    GMAC4120-B  RFA and TCG Buildings                             Office               5440 & 5464 Morehouse Drive
------------------------------------------------------------------------------------------------------------------------------------
   41     GMAC5950    2031 Locust Street Apartments                     Multifamily          2027-35 Locust Street
   42     GMAC4090    Cheviot Hills Shopping Center                     Anchored Retail      9824-9930 National Blvd.
   43     GMAC4900    Chimney Hill Retail Center                        Retail               701 E. University Drive
   44     GMAC4940    Portsmouth Plaza Shopping Center                  Anchored Retail      1465 Woodbury Avenue
   45     GMAC5360    Ashdale Plaza                                     Retail               2876-2984 Dale Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   46     GMAC5980    Bemis Building                                    Office               1050 Sansome Street
   47     GMAC5610    Westpark Plaza                                    Office               6300-6400 Westpark Drive
   48     GMAC4970    Wappingers Falls Shopping Center                  Retail               1271 Route 9
   49     GMAC4610    Santee Garment Center                             Retail               1121-31 1/2 Santee Street
   50     GMAC4660    Tage Inn - Andover                                Lodging              131 River Road
------------------------------------------------------------------------------------------------------------------------------------
   51     GMAC5450    Hillcrest Colonnade Shopping Center               Retail               1240-1294 University Avenue
   52     GMAC5240    West Trenton Industrial Building                  Industrial           400 Sullivan Way
   53     GMAC4590    1900 Bryant Street                                Mixed Use            1960 Bryant St./2727 Mariposa St./
                                                                                               535 Florida St.
   54     GMAC3890    Downing Place Townhouses                          Multifamily          3395 Spangler Drive
   55     GMAC4840    Arrowhead Festival Shopping Center                Retail               7500 & 7600 West Bell Road
------------------------------------------------------------------------------------------------------------------------------------
   56     GMAC4810    Twin Bridge Apartments                            Multifamily          605 Del Paso Street
   57     GMAC5190    Preferred Freezer Services Cold Storage Facility  Industrial           12855 NW 113th Court
   58     GMAC4720    Pacific Coast Center                              Retail               75-81 Higuera Street
   59     GMAC5650    Solomon's Court and Esther's Garden Apartments    Multifamily          1005 & 919 West Wheatland Road
   60     GMAC2060    Sheafe St./ Lewis St./ Milk St.
------------------------------------------------------------------------------------------------------------------------------------
   60a    GMAC2060-A  Sheafe Condominiums                               Multifamily          37 Sheafe Street
   60b    GMAC2060-B  36-38 Lewis St. Apt. Building                     Multifamily          36-38 Lewis Street
   60c    GMAC2060-C  120 Milk Street Building                          Mixed Use            120 Milk Street
   61     GMAC5090    Ravenwood Highlander Apartments                   Multifamily          2071 NW 86th Street & 8415 Franklin
                                                                                               Avenue
   62     GMAC3680    195 Raritan Center Parkway                        Industrial           195 Raritan Center Parkway
------------------------------------------------------------------------------------------------------------------------------------
   63     GMAC5420    Fountain Valley Office Building                   Office               10101 Slater Avenue
   64     GMAC5460    Kings Canyon Shopping Center                      Anchored Retail      4951-4995 East Kings Canyon Road
   65     GMAC4400    Crossroads Office Park                            Industrial           45-105 Sockanossett Crossroads
   66     GMAC4920    Oaks Apartments                                   Multifamily          4614 Pioneer Road
   67     GMAC4670    Tage Inn - Milford                                Lodging              24 Beaver Street
------------------------------------------------------------------------------------------------------------------------------------
   68     GMAC3470    Cataldo-Pane Multifamily Portfolio
   68a    GMAC3470-A  957 67th Street                                   Multifamily          957 67th Street
   68b    GMAC3470-B  88 Van Sicklen Street                             Multifamily          88 Van Sicklen Street
   68c    GMAC3470-C  8785 Bay 16th Street                              Multifamily          8785 Bay 16th Street
   68d    GMAC3470-D  7311 4th Avenue                                   Multifamily          7311 4th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   68e    GMAC3470-E  805 Avenue O                                      Multifamily          805 Aveneue O
   68f    GMAC3470-F  1946 70th Street                                  Multifamily          1946 70th Street
   68g    GMAC3470-G  7301 4th Avenue                                   Multifamily          7301 4th Avenue
   69     GMAC5180    Newporter Apartments                              Multifamily          6050-6080 N. Marks Ave. & 2760 W.
                                                                                               Bullard Ave.
   70     GMAC5430    Timber Line Apartments                            Multifamily          616 NE 38th Street
------------------------------------------------------------------------------------------------------------------------------------
   71     GMAC5510    Santa Monica Office Building                      Office               1632 5th Street
   72     GMAC5630    Woodland Grove Apartments                         Multifamily          12933 Laurel Bowie Road
   73     GMAC5680    Country Place Apartments                          Multifamily          1000 Justice Way
   74     GMAC5050    Sharpstown Industrial Park                        Industrial           5202-28 Parkersburg Dr, 6908 Harwin
                                                                                               Dr, 5701-5650 Savoy Dr
   75     GMAC4830    425 Commerce Drive Office                         Office               425 Commerce Drive
------------------------------------------------------------------------------------------------------------------------------------
   76     GMAC5440    Harte-Hanks Building                              Industrial           393 Manley Street
   77     GMAC5040    Dendrite Office Building                          Office               175 Morristown Road
   78     GMAC4800    Port Jefferson Commons                            Retail               4747 Nesconset Highway
   79     GMAC5051    Mykawa Warehouse                                  Industrial           7200-7260 Mykawa Road
   80     GMAC3970    Marketplace Shopping Center                       Anchored Retail      4100 NW 16th Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   81     GMAC4760    Riverine Apartments                               Multifamily          505 Riverine Drive
   82     GMAC5740    Bayou Walk II                                     Retail               6590 & 6596 Youree Drive (Route 1)
   83     GMAC5600    Merritt Square Financial Center (FL)              Office               775 East Merritt Island Causeway
   84     GMAC1880    Lock Mill Plaza                                   Multifamily          One Buffalo Avenue
   85     GMAC5150    For Eyes Building                                 Retail               1355 West Sand Lake Road
------------------------------------------------------------------------------------------------------------------------------------
   86     GMAC5390    Bryarwood 85 Office Park                          Office               1587, 1593, & 1597 Northeast Expressway
   87     GMAC6000    Rite Aid (Schenectady, NY)                        Retail               1102-1120 State Street; 2327 Brandywine
                                                                                               Ave; 1103-1127 Albam
   88     GMAC5030    30 Executive Avenue                               Industrial           30 Executive Avenue
   89     GMAC5130    Camelot Square Apartments (CA)                    Multifamily          5400 Planz Road
   90     GMAC4530    Polk Street Apartments                            Multifamily          743 Polk Street
------------------------------------------------------------------------------------------------------------------------------------
   91     GMAC4470    Rue Versailles Apartments                         Multifamily          25054,71,100 Rue Versailles Dr &
                                                                                               25301-321 Montmarte Ct S.
   92     GMAC5800    Garden Center Apartments                          Multifamily          62 & 70 Garden Center Drive
   93     GMAC4710    Office Max (Abilene, TX)                          Retail               3366 John Knox Drive
   94     GMAC3450    Canterbury Commons Office
   94a    GMAC3450-A  Canterbury & Springfield Commons                  Office               3651, 3653 & 3655 Canton Highway
------------------------------------------------------------------------------------------------------------------------------------
   94b    GMAC3450-B  Springfield Commons                               Office               102, 103 & 104 Springfield Drive
   95     GMAC4220    Walgreens (West Palm Beach, FL)                   Retail               2050 45th St.
   96     GMAC4540    Hart Plaza Shopping Center                        Retail               100 Oxford Valley Road
   97     GMAC4270    547-557 Flatbush Avenue                           Multifamily          547-557 Flatbush Avenue
   98     GMAC4450    Brewery Office-Retail                             Office               703 McKinney Avenue
------------------------------------------------------------------------------------------------------------------------------------
   99     GMAC3080    Wendy's, Taco Bell & Bertucci's                   Retail               2160 Centreville Road
   100    GMAC5170    Mark Court Apartments                             Multifamily          1922 & 1932 Tenth Ave. and 1105 &
                                                                                               1125 Mark Ct.
   101    GMAC5370    Brendenwood Apartments                            Multifamily          3012 East Edison Road
   102    GMAC5070    La Marquesa Apartments                            Multifamily          6600 Hayvenhurst Avenue
   103    GMAC5054    South X Southwest Industrial Park                 Industrial           700 Industrial Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   104    GMAC3830    The Courtyard Office Center                       Retail/Office        431 West Franklin Street
   105    GMAC3330    William Realty Portfolio                          Multifamily          1-5-7-9 South Maple Avenue
   106    GMAC4850    Bestway-Security Self Storage
  106a    GMAC4850-A  Security Self Storage                             Self-Storage         25 James Street
  106b    GMAC4850-B  Bestway Self Storage                              Self-Storage         29 Flint Road
------------------------------------------------------------------------------------------------------------------------------------
   107    GMAC4130    Randy's Sports Mall                               Anchored Retail      7288 Greenwood Road
   108    GMAC3960    Mariner Plaza                                     Anchored Retail      625 Highway 231
   109    GMAC5160    Highland Village Apartments                       Multifamily          100 Bridgewood Drive
   110    GMAC1150    Advance Medical Office Building                   Office               1811 South Rainbow Boulevard
   111    GMAC5520    Willits Street/Ethan Allen                        Anchored Retail      275 North Woodward Avenue
------------------------------------------------------------------------------------------------------------------------------------
   112    GMAC5055    Corporate Center                                  Industrial           10700 Corporate Drive & 12600
                                                                                               Exchange Drive
   113    GMAC3740    CVS/Arbor Drugs Store                             Retail               West Chicago Blvd.
   114    GMAC5052    Wynnwood #1-3                                     Industrial           7230-7250 Wynnwood Lane
   115    GMAC4730    Kearney Mesa Toyota                               Special Purpose      4990 Kearney Mesa Road
   116    GMAC5480    Pomona Civic Plaza                                Office               435 West Mission Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   117    GMAC5100    Lincoln Plaza                                     Retail               701-715 Lincoln Boulevard
   118    GMAC3900    Fountain Ridge Apartments                         Multifamily          1101-1107 North Cleveland Avenue
   119    GMAC5110    2330 North Alma School Road                       Retail               2330 North Alma School Road
   120    GMAC4860    Bingle Crossing Shopping Center                   Retail               2915 Bingle Road
   121    GMAC1120    Claremont South                                   Retail               513-515 Hudson Street
------------------------------------------------------------------------------------------------------------------------------------
   122    GMAC5053    Larimer Street Warehouse                          Industrial           6714 Larimer Street

                                                                        CROSS                              CUT-OFF
                                                                      COLLATER-             ORIGINAL        DATE
CONTROL                                                                ALIZED    RELATED     BALANCE       BALANCE
NUMBER                 CITY                   STATE      ZIP CODE      GROUPS    GROUPS        ($)           ($)
----------------------------------------------------------------------------------------------------------------------
    1                Elmhurst                New York     11373                           100,000,000    100,000,000
    2            Colorado Springs            Colorado     80903                            54,000,000     53,769,239
    3                Santa Ana              California    92705                            50,890,000     50,722,972
    4                 Phoenix                Arizona      85020                            36,000,000     36,000,000
    5                Lancaster             Pennsylvania   17603                 Group 6    28,320,000     28,320,000
----------------------------------------------------------------------------------------------------------------------
    6                 Carlin                  Nevada      89822                            27,000,000     26,856,137
    7                 Chicago                Illinois     60611                            26,500,000     26,476,006
    8                Brooklyn                New York     11207                            25,258,000     25,177,781
    9                New York                New York     10036                            23,500,000     23,412,934
   10               Boca Raton               Florida      33428                 Group 6    22,600,000     22,583,360
----------------------------------------------------------------------------------------------------------------------
   11                Santa Ana              California    92705                            21,990,000     21,917,844
   12                New York                New York     10017                            20,000,000     20,000,000
   13                Hillside                Illinois     60162                            19,700,000     19,656,135
   14               Harrisburg             Pennsylvania   17109                 Group 6    18,750,000     18,736,195
   15                                                                                      17,500,000     17,443,028
----------------------------------------------------------------------------------------------------------------------
   15a                Hamden               Connecticut    06514
   15b              West Haven             Connecticut    06516
   15c                Hamden               Connecticut    06518
   15d              Middletown             Connecticut    06457
   15e              West Haven             Connecticut    06516
----------------------------------------------------------------------------------------------------------------------
   15f                Hamden               Connecticut    06518
   16             Pembroke Pines             Florida      33025                 Group 6    16,600,000     16,587,778
   17                 Anaheim               California    92802                            15,500,000     15,485,915
   18               Westminster             California    92683                            14,000,000     13,992,012
   19              Pompano Beach             Florida      33069                 Group 6    13,850,000     13,839,803
----------------------------------------------------------------------------------------------------------------------
   20                Baltimore               Maryland     21218                 Group 6    12,300,000     12,290,944
   21              Newport News              Virginia     23602                            12,200,000     12,173,039
   22              Staten Island             New York     10314                            10,800,000     10,763,630
   23               Miamisburg                 Ohio       45342                 Group 6    10,700,000     10,692,122
   24                                                                                      10,575,000     10,568,731
----------------------------------------------------------------------------------------------------------------------
   24a               Columbia                Missouri     65201
   24b               Columbia                Missouri     65201
   24c               Columbia                Missouri     65201
   25             Foothill Ranch            California    92610                            9,200,000      9,132,449
   27                 Atlanta                Georgia      30306                            8,900,000      8,894,345
----------------------------------------------------------------------------------------------------------------------
   28                Salisbury               Maryland     21804                            8,550,000      8,530,378
   29               Mt. Laurel              New Jersey    08054                            7,750,000      7,712,944
   30                                                                                      7,640,000      7,608,624
   30a             Philadelphia            Pennsylvania   19103
----------------------------------------------------------------------------------------------------------------------
   30b             Philadelphia            Pennsylvania   19103
   30c             Philadelphia            Pennsylvania   19103
   30d             Philadelphia            Pennsylvania   19103
   30e             Philadelphia            Pennsylvania   19103
   30f             Philadelphia            Pennsylvania   19103
----------------------------------------------------------------------------------------------------------------------
   30g             Philadelphia            Pennsylvania   19103
   30h             Philadelphia            Pennsylvania   19103
   30i             Philadelphia            Pennsylvania   19103
   30j             Philadelphia            Pennsylvania   19146
   30k             Philadelphia            Pennsylvania   19103
----------------------------------------------------------------------------------------------------------------------
   30l             Philadelphia            Pennsylvania   19106
   30m             Philadelphia            Pennsylvania   19107
   30n             Philadelphia            Pennsylvania   19107
   30o             Philadelphia            Pennsylvania   19106
   30p             Philadelphia            Pennsylvania   19106
----------------------------------------------------------------------------------------------------------------------
   30q             Philadelphia            Pennsylvania   19107
   30r             Philadelphia            Pennsylvania   19130
   30s             Philadelphia            Pennsylvania   19130
   30t             Philadelphia            Pennsylvania   19106
   30u             Philadelphia            Pennsylvania   19106
----------------------------------------------------------------------------------------------------------------------
   30v             Philadelphia            Pennsylvania   19147
   30w             Philadelphia            Pennsylvania   19147
   30x             Philadelphia            Pennsylvania   19147
   31               Hazel Park               Michigan     48030                            7,500,000      7,490,240
   32                Anchorage                Alaska      99503                            7,500,000      7,488,235
----------------------------------------------------------------------------------------------------------------------
   33                Claremont              California    91711                            7,300,000      7,292,233
   34             Rowland Heights           California    91748                            7,275,000      7,245,711
   35                 Toledo                   Ohio       43623                 Group 6    7,250,000      7,244,662
   36               Pismo Beach             California    93449                            7,100,000      7,077,000
   37               Wilmington            North Carolina  28406                            6,900,000      6,886,177
----------------------------------------------------------------------------------------------------------------------
   38                Richmond                Virginia     23236                            6,750,000      6,740,837
   39            Bensalem Township         Pennsylvania   19020                            6,000,000      5,978,286
   40                                                                Group A    Group 1    5,980,000      5,956,526
   40a               San Diego              California    92111
   40b               San Diego              California    92121
----------------------------------------------------------------------------------------------------------------------
   41              Philadelphia            Pennsylvania   19103                 Group 6    5,950,000      5,945,619
   42              Cheviot Hills            California    90064                            5,800,000      5,774,164
   43             College Station             Texas       78840                            5,700,000      5,692,708
   44               Portsmouth            New Hampshire   03801                 Group 4    5,600,000      5,589,454
   45                Dale City               Virginia     22193                            5,435,000      5,423,288
----------------------------------------------------------------------------------------------------------------------
   46              San Francisco            California    94111                            5,350,000      5,346,781
   47                 Houston                 Texas       77057                            5,335,000      5,332,311
   48             Wappinger Falls            New York     12590                 Group 4    5,300,000      5,290,019
   49               Los Angeles             California    90015                            5,000,000      4,993,576
   50                 Andover             Massachusetts   01810      Group B    Group 2    4,800,000      4,791,571
----------------------------------------------------------------------------------------------------------------------
   51                San Diego              California    92103                            4,685,000      4,678,865
   52      West Trenton (Ewing Township)    New Jersey    08628                            4,665,000      4,656,691
   53              San Francisco            California    94110                            4,600,000      4,594,190
   54                Lexington               Kentucky     40517                            4,600,000      4,562,409
   55                Glendale                Arizona      85382                            4,500,000      4,491,676
----------------------------------------------------------------------------------------------------------------------
   56                 Euless                  Texas       76053                            4,500,000      4,483,267
   57                 Medley                 Florida      33178                            4,500,000      4,473,453
   58             San Luis Obispo           California    93401                            4,400,000      4,379,512
   59                 Dallas                  Texas       75232                            4,300,000      4,294,076
   60                                                                                      4,130,000      4,113,492
----------------------------------------------------------------------------------------------------------------------
   60a                Boston              Massachusetts   02109
   60b                Boston              Massachusetts   02109
   60c                Boston              Massachusetts   02109
   61                  Clive                   Iowa       50325                            4,120,000      4,112,079
   62             Edison Township           New Jersey    08837                            4,050,000      4,025,915
----------------------------------------------------------------------------------------------------------------------
   63             Fountain Valley           California    92708                            3,950,000      3,944,827
   64                 Fresno                California    93727                            3,900,000      3,897,725
   65                Cranston              Rhode Island   02920                            3,900,000      3,897,657
   66              Balch Springs              Texas       75180                            3,850,000      3,841,713
   67                 Milford             Massachusetts   01757      Group B    Group 2    3,800,000      3,793,327
----------------------------------------------------------------------------------------------------------------------
   68                                                                                      3,800,000      3,778,745
   68a               Brooklyn                New York     11219
   68b               Brooklyn                New York     11223
   68c               Brooklyn                New York     11214
   68d               Brooklyn                New York     11209
----------------------------------------------------------------------------------------------------------------------
   68e               Brooklyn                New York     11204
   68f               Brooklyn                New York     11204
   68g               Brooklyn                New York     11209
   69                 Fresno                California    93711                 Group 5    3,765,000      3,759,878
   70               Kansas City              Missouri     64116                            3,700,000      3,697,729
----------------------------------------------------------------------------------------------------------------------
   71              Santa Monica             California    90401                            3,650,000      3,646,615
   72                 Laurel                 Maryland     20708                            3,600,000      3,597,701
   73                 Abilene                 Texas       79602                            3,400,000      3,395,557
   74                 Houston                 Texas       77036      Group C    Group 3    3,400,000      3,393,772
   75             Fort Washington          Pennsylvania   19034                            3,400,000      3,389,582
----------------------------------------------------------------------------------------------------------------------
   76            West Bridgewater         Massachusetts   02379                            3,300,000      3,298,244
   77              Basking Ridge            New Jersey    07302                            3,220,000      3,210,439
   78         Port Jefferson Station         New York     11776                            3,100,000      3,097,183
   79                 Houston                 Texas       77033      Group C    Group 3    3,100,000      3,094,322
   80               Gainesville              Florida      32605                            3,100,000      3,084,754
----------------------------------------------------------------------------------------------------------------------
   81              Traverse City             Michigan     49684                            3,050,000      3,038,295
   82               Shreveport              Louisiana     71105                            3,000,000      2,998,321
   83             Merritt Island             Florida      32952                            3,000,000      2,996,427
   84                 Concord             North Carolina  28025                            3,000,000      2,994,005
   85                 Orlando                Florida      32809                            2,900,000      2,896,452
----------------------------------------------------------------------------------------------------------------------
   86                 Atlanta                Georgia      30360                            2,900,000      2,896,234
   87               Schenectady              New York     12305                            2,725,000      2,714,045
   88             Edison Township           New Jersey    08817                            2,700,000      2,691,983
   89               Bakersfield             California    93309                 Group 5    2,525,000      2,521,637
   90              San Francisco            California    94109                            2,500,000      2,490,222
----------------------------------------------------------------------------------------------------------------------
   91           Royal Oak Township           Michigan     48220                            2,475,000      2,466,561
   92               Broomfield               Colorado     80038                            2,400,000      2,398,519
   93                 Abilene                 Texas       79606                            2,400,000      2,392,794
   94                                                                                      2,400,000      2,390,995
   94a               Marietta                Georgia      30066
----------------------------------------------------------------------------------------------------------------------
   94b               Woodstock               Georgia      30188
   95             West Palm Beach            Florida      33407                            2,400,000      2,386,967
   96             Falls Township           Pennsylvania   19363                            2,300,000      2,291,676
   97                Brooklyn                New York     11225                            2,250,000      2,246,690
   98                 Dallas                  Texas       75202                            2,200,000      2,184,089
----------------------------------------------------------------------------------------------------------------------
   99                 Herndon                Virginia     20170                            2,175,000      2,170,633
   100                Newport               Minnesota     55055                            2,131,500      2,128,514
   101              South Bend               Indiana      46615                            2,000,000      1,998,830
   102               Van Nuys               California    91406                            2,000,000      1,996,119
   103               Sugarland                Texas       77478      Group C    Group 3    1,987,500      1,983,859
----------------------------------------------------------------------------------------------------------------------
   104              Chapel Hill           North Carolina  27514                            1,940,000      1,936,236
   105              East Orange             New Jersey    07018                            1,900,000      1,892,055
   106                                                                                     1,850,000      1,842,020
  106a           South Toms River           New Jersey    08753
  106b              Toms River              New Jersey    08757
----------------------------------------------------------------------------------------------------------------------
   107              Shreveport              Louisiana     71119                            1,800,000      1,795,091
   108              Panama City              Florida      32405                            1,725,000      1,717,787
   109               LaGrange                Georgia      30240                            1,700,000      1,696,886
   110               Las Vegas                Nevada      89102                            1,650,000      1,641,645
   111              Birmingham               Michigan     48009                            1,600,000      1,596,721
----------------------------------------------------------------------------------------------------------------------
   112               Stafford                 Texas       77478      Group C    Group 3    1,575,000      1,572,115
   113               Tecumseh                Michigan     49286                            1,451,000      1,448,750
   114                Houston                 Texas       77008      Group C    Group 3    1,425,000      1,422,390
   115               San Diego              California    92111      Group A    Group 1    1,400,000      1,391,712
   116                Pomona                California    91766                            1,390,000      1,386,164
----------------------------------------------------------------------------------------------------------------------
   117                Venice                California    90291                            1,300,000      1,297,501
   118              Sioux Falls            South Dakota   57103                            1,200,000      1,193,708
   119               Chandler                Arizona      85224                            1,100,000      1,098,611
   120                Houston                 Texas       77055                            1,087,500      1,082,626
   121               New York                New York     10014                             970,000        968,387
----------------------------------------------------------------------------------------------------------------------
   122                Houston                 Texas       77020      Group C    Group 3     640,000        638,828

             % OF     CUMULATIVE                                                                            ORIGINAL
           AGGREGATE     % OF                                                                               INTEREST-
            INITIAL     INITIAL              SERVICING    INTEREST                                            ONLY
CONTROL      POOL        POOL      INTEREST  FEE RATE      ACCRUAL                 AMORTIZATION              PERIOD
NUMBER      BALANCE     BALANCE    RATE (%)     (%)        METHOD                      TYPE                  (MOS.)
-----------------------------------------------------------------------------------------------------------------------
    1        10.26       10.26      6.56000    0.0325    Actual / 360  Interest Only, Then Hyperamortizing     12
    2        5.52        15.78      7.03000    0.0375    Actual / 360                Balloon
    3        5.21        20.98      7.18000    0.0325      30 / 360                  Balloon
    4        3.69        24.68      7.80000    0.1275    Actual / 360    Interest Only, Then Amortizing        24
    5        2.91        27.58      7.66000    0.1275    Actual / 360    Interest Only, Then Amortizing        24
-----------------------------------------------------------------------------------------------------------------------
    6        2.76        30.34      7.37500    0.0625    Actual / 360           Fully Amortizing
    7        2.72        33.06      7.62500    0.1275    Actual / 360           Hyper Amortizing
    8        2.58        35.64      7.62000    0.1275    Actual / 360                Balloon
    9        2.40        38.04      7.82000    0.1275    Actual / 360                Balloon
   10        2.32        40.36      6.77300    0.0525    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   11        2.25        42.61      7.18000    0.0325      30 / 360                  Balloon
   12        2.05        44.66      7.23000    0.1275    Actual / 360    Interest Only, Then Amortizing        18
   13        2.02        46.68      9.03000    0.0525    Actual / 360                Balloon
   14        1.92        48.60      6.77300    0.0525    Actual / 360                Balloon
   15        1.79        50.39      7.58000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   15a
   15b
   15c
   15d
   15e
-----------------------------------------------------------------------------------------------------------------------
   15f
   16        1.70        52.09      6.77300    0.0525    Actual / 360                Balloon
   17        1.59        53.68      8.00000    0.1275    Actual / 360           Hyper Amortizing
   18        1.44        55.12      7.75000    0.1275    Actual / 360                Balloon
   19        1.42        56.54      6.77300    0.0525    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   20        1.26        57.80      6.77300    0.0525    Actual / 360                Balloon
   21        1.25        59.05      7.43000    0.1275      30 / 360                  Balloon
   22        1.10        60.15      7.37500    0.1275    Actual / 360                Balloon
   23        1.10        61.25      6.77300    0.0525    Actual / 360                Balloon
   24        1.08        62.34      7.61000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   24a
   24b
   24c
   25        0.94        63.27      7.25000    0.1275    Actual / 360                Balloon
   27        0.91        64.19      7.35000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   28        0.88        65.06      7.00000    0.1275    Actual / 360                Balloon
   29        0.79        65.85      7.25000    0.1275    Actual / 360                Balloon
   30        0.78        66.63      7.25000    0.1275    Actual / 360                Balloon
   30a
-----------------------------------------------------------------------------------------------------------------------
   30b
   30c
   30d
   30e
   30f
-----------------------------------------------------------------------------------------------------------------------
   30g
   30h
   30i
   30j
   30k
-----------------------------------------------------------------------------------------------------------------------
   30l
   30m
   30n
   30o
   30p
-----------------------------------------------------------------------------------------------------------------------
   30q
   30r
   30s
   30t
   30u
-----------------------------------------------------------------------------------------------------------------------
   30v
   30w
   30x
   31        0.77        67.40      7.96000    0.1275    Actual / 360                Balloon
   32        0.77        68.17      7.92000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   33        0.75        68.92      8.30000    0.1275    Actual / 360                Balloon
   34        0.74        69.66      7.36000    0.1275    Actual / 360                Balloon
   35        0.74        70.41      6.77300    0.0525    Actual / 360                Balloon
   36        0.73        71.13      7.61000    0.1275    Actual / 360                Balloon
   37        0.71        71.84      8.12500    0.1275    Actual / 360           Hyper Amortizing
-----------------------------------------------------------------------------------------------------------------------
   38        0.69        72.53      7.76000    0.1275    Actual / 360                Balloon
   39        0.61        73.14      7.95000    0.1275    Actual / 360                Balloon
   40        0.61        73.76      7.50000    0.1275    Actual / 360                Balloon
   40a
   40b
-----------------------------------------------------------------------------------------------------------------------
   41        0.61        74.37      6.77300    0.0525    Actual / 360                Balloon
   42        0.59        74.96      6.80000    0.1275    Actual / 360                Balloon
   43        0.58        75.54      8.04000    0.1275    Actual / 360                Balloon
   44        0.57        76.12      7.88000    0.1275    Actual / 360                Balloon
   45        0.56        76.67      7.69000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   46        0.55        77.22      7.55510    0.1275    Actual / 360                Balloon
   47        0.55        77.77      8.19000    0.1275    Actual / 360                Balloon
   48        0.54        78.31      7.88000    0.1275    Actual / 360                Balloon
   49        0.51        78.82      8.02000    0.1275    Actual / 360                Balloon
   50        0.49        79.31      8.75000    0.1275    Actual / 360           Fully Amortizing
-----------------------------------------------------------------------------------------------------------------------
   51        0.48        79.79      7.93000    0.1275    Actual / 360                Balloon
   52        0.48        80.27      8.12000    0.1275    Actual / 360                Balloon
   53        0.47        80.74      8.10000    0.1275    Actual / 360                Balloon
   54        0.47        81.21      6.80000    0.1275    Actual / 360                Balloon
   55        0.46        81.67      6.25000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   56        0.46        82.13      7.80000    0.1275    Actual / 360                Balloon
   57        0.46        82.59      7.65000    0.1275    Actual / 360           Fully Amortizing
   58        0.45        83.04      7.85000    0.1275    Actual / 360                Balloon
   59        0.44        83.48      7.69000    0.1275    Actual / 360                Balloon
   60        0.42        83.90      7.40000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   60a
   60b
   60c
   61        0.42        84.33      7.79000    0.1275    Actual / 360                Balloon
   62        0.41        84.74      7.47000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   63        0.40        85.14      7.93000    0.1275    Actual / 360                Balloon
   64        0.40        85.54      7.67000    0.1275    Actual / 360                Balloon
   65        0.40        85.94      7.56000    0.1275    Actual / 360                Balloon
   66        0.39        86.34      7.29000    0.1275    Actual / 360                Balloon
   67        0.39        86.73      8.75000    0.1275    Actual / 360           Fully Amortizing
-----------------------------------------------------------------------------------------------------------------------
   68        0.39        87.12      7.00000    0.1275    Actual / 360           Fully Amortizing
   68a
   68b
   68c
   68d
-----------------------------------------------------------------------------------------------------------------------
   68e
   68f
   68g
   69        0.39        87.50      7.75000    0.1275    Actual / 360                Balloon
   70        0.38        87.88      7.48000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   71        0.37        88.26      7.90000    0.1275    Actual / 360                Balloon
   72        0.37        88.62      7.33000    0.1275    Actual / 360                Balloon
   73        0.35        88.97      7.94000    0.1275    Actual / 360                Balloon
   74        0.35        89.32      8.00000    0.1275    Actual / 360                Balloon
   75        0.35        89.67      7.95000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   76        0.34        90.01      8.00000    0.1275    Actual / 360                Balloon
   77        0.33        90.34      8.00000    0.1275    Actual / 360                Balloon
   78        0.32        90.65      8.00000    0.1275    Actual / 360                Balloon
   79        0.32        90.97      8.00000    0.1275    Actual / 360                Balloon
   80        0.32        91.29      6.25000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   81        0.31        91.60      7.62500    0.1275    Actual / 360                Balloon
   82        0.31        91.91      7.82000    0.1275    Actual / 360                Balloon
   83        0.31        92.22      8.37500    0.1275    Actual / 360                Balloon
   84        0.31        92.52      8.14000    0.1275    Actual / 360                Balloon
   85        0.30        92.82      8.25000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   86        0.30        93.12      7.97000    0.1275    Actual / 360                Balloon
   87        0.28        93.40      7.80000    0.1275    Actual / 360                Balloon
   88        0.28        93.67      8.00000    0.1275    Actual / 360                Balloon
   89        0.26        93.93      7.85000    0.1275    Actual / 360                Balloon
   90        0.26        94.19      7.52000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   91        0.25        94.44      7.30000    0.1275    Actual / 360                Balloon
   92        0.25        94.69      7.46000    0.1275    Actual / 360                Balloon
   93        0.25        94.93      7.50000    0.1275    Actual / 360                Balloon
   94        0.25        95.18      7.75000    0.1275    Actual / 360                Balloon
   94a
-----------------------------------------------------------------------------------------------------------------------
   94b
   95        0.24        95.42      6.75000    0.1275    Actual / 360                Balloon
   96        0.24        95.66      7.95000    0.1275    Actual / 360                Balloon
   97        0.23        95.89      7.37500    0.1275    Actual / 360                Balloon
   98        0.22        96.11      7.90000    0.1275    Actual / 360           Fully Amortizing
-----------------------------------------------------------------------------------------------------------------------
   99        0.22        96.33      7.60000    0.1275    Actual / 360                Balloon
   100       0.22        96.55      7.61000    0.1275    Actual / 360                Balloon
   101       0.21        96.76      7.66000    0.1275    Actual / 360                Balloon
   102       0.20        96.96      7.75000    0.1275    Actual / 360                Balloon
   103       0.20        97.17      8.00000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   104       0.20        97.36      7.75000    0.1275    Actual / 360                Balloon
   105       0.19        97.56      7.15000    0.1275    Actual / 360                Balloon
   106       0.19        97.75      8.40000    0.1275    Actual / 360                Balloon
  106a
  106b
-----------------------------------------------------------------------------------------------------------------------
   107       0.18        97.93      8.47000    0.1275    Actual / 360                Balloon
   108       0.18        98.11      7.15000    0.1275    Actual / 360                Balloon
   109       0.17        98.28      8.00000    0.1275    Actual / 360                Balloon
   110       0.17        98.45      7.25000    0.1275    Actual / 360                Balloon
   111       0.16        98.61      7.99000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   112       0.16        98.78      8.00000    0.1275    Actual / 360                Balloon
   113       0.15        98.92      8.00000    0.1275    Actual / 360           Fully Amortizing
   114       0.15        99.07      8.00000    0.1275    Actual / 360                Balloon
   115       0.14        99.21      7.50000    0.1275    Actual / 360                Balloon
   116       0.14        99.36      7.92000    0.1275    Actual / 360           Fully Amortizing
-----------------------------------------------------------------------------------------------------------------------
   117       0.13        99.49      7.79000    0.1275    Actual / 360                Balloon
   118       0.12        99.61      7.00000    0.1275    Actual / 360                Balloon
   119       0.11        99.72      8.10000    0.1275    Actual / 360                Balloon
   120       0.11        99.84      8.12500    0.1275    Actual / 360                Balloon
   121       0.10        99.93      8.41000    0.1275    Actual / 360                Balloon
-----------------------------------------------------------------------------------------------------------------------
   122       0.07        100.00     8.00000    0.1275    Actual / 360                Balloon

           REMAINING
           INTEREST-    ORIGINAL       REMAINING
             ONLY        TERM TO        TERM TO       ORIGINAL       REMAINING                  MATURITY         BALLOON
CONTROL     PERIOD      MATURITY       MATURITY     AMORTIZATION   AMORTIZATION   ORIGINATION    DATE OR         OR ARD
NUMBER      (MOS.)       (MOS.)         (MOS.)       TERM (MOS.)    TERM (MOS.)      DATE          ARD         BALANCE ($)
-------------------------------------------------------------------------------------------------------------------------------
    1          9           120            117            378            378         2/4/99        3/1/09        88,470,357
    2                      120            115            360            355        12/23/98      1/10/09        46,486,582
    3                      198            193            243            238        12/30/98      7/10/15        20,586,659
    4          18          120            114            360            360        12/11/98      12/10/08       32,725,460
    5          23          120            119            360            360         4/28/99      5/10/09        25,682,231
-------------------------------------------------------------------------------------------------------------------------------
    6                      240            237            240            237         3/8/99       3/10/19
    7                      121            120            309            308         4/26/99       6/1/09        21,560,272
    8                      120            117            300            297         2/22/99      3/10/09        20,260,522
    9                      120            115            360            355        12/29/98      1/10/09        20,589,379
   10                      120            119            360            359         4/13/99      5/10/09        19,336,533
-------------------------------------------------------------------------------------------------------------------------------
   11                      198            193            243            238        12/30/98      7/10/15        8,897,176
   12          14          120            116            360            360         1/25/99      2/10/09        17,845,735
   13                      266            263            311            308         2/26/99       5/1/21        6,302,471
   14                      120            119            360            359         4/13/99      5/10/09        16,042,478
   15                      120            116            360            356         2/8/99       2/10/09        15,253,793
-------------------------------------------------------------------------------------------------------------------------------
   15a
   15b
   15c
   15d
   15e
-------------------------------------------------------------------------------------------------------------------------------
   15f
   16                      120            119            360            359         4/13/99      5/10/09        14,202,940
   17                      120            119            300            299         4/30/99       5/1/09        12,556,703
   18                      120            119            360            359         5/6/99       5/10/09        12,247,859
   19                      120            119            360            359         4/13/99      5/10/09        11,850,044
-------------------------------------------------------------------------------------------------------------------------------
   20                      120            119            360            359         4/13/99      5/10/09        10,523,866
   21                      300            295            324            319        12/30/98      1/10/24        2,159,661
   22                      120            116            360            356         1/26/99      2/10/09        9,371,201
   23                      120            119            360            359         4/13/99      5/10/09        9,154,908
   24                      120            119            360            359         4/30/99      5/10/09        9,223,689
-------------------------------------------------------------------------------------------------------------------------------
   24a
   24b
   24c
   25                      240            235            275            270        12/23/98      1/10/19        2,177,085
   27                      144            143            360            359         4/14/99      5/10/11        7,356,026
-------------------------------------------------------------------------------------------------------------------------------
   28                      120            117            360            357         2/10/99      3/10/09        7,355,194
   29                      120            114            360            354         12/8/98      12/10/08       6,705,719
   30                      120            115            360            355        12/31/98      1/10/09        6,610,546
   30a
-------------------------------------------------------------------------------------------------------------------------------
   30b
   30c
   30d
   30e
   30f
-------------------------------------------------------------------------------------------------------------------------------
   30g
   30h
   30i
   30j
   30k
-------------------------------------------------------------------------------------------------------------------------------
   30l
   30m
   30n
   30o
   30p
-------------------------------------------------------------------------------------------------------------------------------
   30q
   30r
   30s
   30t
   30u
-------------------------------------------------------------------------------------------------------------------------------
   30v
   30w
   30x
   31                      120            118            360            358         4/9/99       4/10/09        6,590,350
   32                      180            179            240            239         4/30/99      5/10/14        3,099,669
-------------------------------------------------------------------------------------------------------------------------------
   33                      120            119            276            275         4/21/99      5/10/09        5,671,576
   34                      120            115            360            355        12/29/98      1/10/09        6,310,415
   35                      120            119            360            359         4/13/99      5/10/09        6,203,091
   36                      120            116            360            356         1/22/99      2/10/09        6,192,723
   37                      120            118            300            298         3/10/99       4/1/09        5,607,489
-------------------------------------------------------------------------------------------------------------------------------
   38                      120            118            360            358         3/29/99      4/10/09        5,906,471
   39                      120            115            360            355        12/29/98      1/10/09        5,271,175
   40                      120            115            360            355        12/22/98      1/10/09        5,203,301
   40a
   40b
-------------------------------------------------------------------------------------------------------------------------------
   41                      120            119            360            359         4/13/99      5/10/09        5,090,813
   42                      120            115            360            355        12/29/98      1/10/09        4,965,709
   43                      120            118            360            358         3/29/99      4/10/09        5,016,921
   44                      120            117            360            357         2/23/99      3/10/09        4,912,604
   45                      120            118            300            298         4/7/99       4/10/09        4,367,717
-------------------------------------------------------------------------------------------------------------------------------
   46                      120            119            360            359         4/22/99      5/10/09        4,660,778
   47                      120            119            360            359         4/30/99      5/10/09        4,709,960
   48                      120            117            360            357         2/23/99      3/10/09        4,649,428
   49                      119            117            360            358         3/29/99      3/10/09        4,405,751
   50                      216            215            216            215         4/29/99       5/1/17
-------------------------------------------------------------------------------------------------------------------------------
   51                      120            118            360            358         3/29/99      4/10/09        4,114,210
   52                      120            117            360            357         3/4/99       3/10/09        4,112,643
   53                      120            118            360            358         3/30/99      4/10/09        4,053,700
   54                      120            116            240            236         1/28/99      2/10/09        3,061,626
   55                      120            118            360            358         3/29/99      4/10/09        3,799,932
-------------------------------------------------------------------------------------------------------------------------------
   56                      120            115            360            355        12/31/98      1/10/09        3,940,981
   57                      180            178            180            178         4/8/99       4/10/14
   58                      120            116            300            296         1/15/99      2/10/09        3,550,760
   59                      120            118            360            358         4/6/99       4/10/09        3,757,013
   60                      120            115            360            355        12/31/98      1/10/09        3,585,618
-------------------------------------------------------------------------------------------------------------------------------
   60a
   60b
   60c
   61                      120            117            360            357         3/4/99       3/10/09        3,607,429
   62                      120            115            300            295        12/30/98      1/10/09        3,235,683
-------------------------------------------------------------------------------------------------------------------------------
   63                      120            118            360            358         4/7/99       4/10/09        3,468,758
   64                      120            119            360            359         4/30/99      5/10/09        3,406,061
   65                      120            119            360            359         4/27/99      5/10/09        3,397,940
   66                      120            117            360            357         2/22/99       3/1/09        3,334,267
   67                      216            215            216            215         4/29/99       5/1/17
-------------------------------------------------------------------------------------------------------------------------------
   68                      240            237            240            237         2/23/99      3/10/19
   68a
   68b
   68c
   68d
-------------------------------------------------------------------------------------------------------------------------------
   68e
   68f
   68g
   69                      120            118            360            358         4/5/99       4/10/09        3,293,797
   70                      120            119            360            359         4/29/99      5/10/09        3,218,023
-------------------------------------------------------------------------------------------------------------------------------
   71                      120            119            300            299         4/30/99      5/10/09        2,949,330
   72                      120            119            360            359         4/29/99      5/10/09        3,120,582
   73                      120            118            360            358         3/30/99      4/10/09        2,986,387
   74                      120            117            360            357         2/23/99      3/10/09        2,990,091
   75                      120            116            360            356         1/25/99      2/10/09        2,987,002
-------------------------------------------------------------------------------------------------------------------------------
   76                      120            119            360            359         4/30/99      5/10/09        2,902,152
   77                      240            237            300            297         3/4/99       3/10/19        1,234,594
   78                      120            119            300            299         4/30/99      5/10/09        2,511,341
   79                      120            117            360            357         2/23/99      3/10/09        2,726,259
   80                      120            115            360            355        12/23/98      1/10/09        2,617,726
-------------------------------------------------------------------------------------------------------------------------------
   81                      120            115            360            355        12/23/98      1/10/09        2,661,118
   82                      132            131            360            359         4/20/99      5/10/10        2,572,308
   83                      120            118            360            358         3/30/99      4/10/09        2,658,240
   84                      120            118            300            298         3/23/99      4/10/09        2,438,959
   85                      120            118            360            358         3/29/99      4/10/09        2,563,308
-------------------------------------------------------------------------------------------------------------------------------
   86                      120            118            360            358         3/25/99      4/10/09        2,548,796
   87                      237            234            267            264         2/26/99      12/10/18        589,806
   88                      240            237            300            297         3/4/99       3/10/19        1,035,218
   89                      120            118            360            358         4/5/99       4/10/09        2,213,666
   90                      120            115            360            355        12/17/98      1/10/09        2,176,252
-------------------------------------------------------------------------------------------------------------------------------
   91                      120            116            360            356         1/15/99      2/10/09        2,143,942
   92                      120            119            360            359         4/29/99      5/10/09        2,086,442
   93                      120            116            375            371         1/15/99      2/10/09        2,119,806
   94                      120            115            360            355         1/5/99       1/10/09        2,099,627
   94a
-------------------------------------------------------------------------------------------------------------------------------
   94b
   95                      240            236            300            296         1/29/99      2/10/19         848,036
   96                      120            115            360            355        12/21/98      1/10/09        2,020,617
   97                      120            118            360            358         4/6/99       4/10/09        1,952,336
   98                      240            236            240            236         1/14/99      2/10/19
-------------------------------------------------------------------------------------------------------------------------------
   99                      120            117            360            357         2/16/99      3/10/09        1,896,657
   100                     120            118            360            358         3/16/99      4/10/09        1,859,128
   101                     120            119            360            359         4/30/99      5/10/09        1,746,321
   102                     120            117            360            357         2/22/99      3/10/09        1,749,692
   103                     120            117            360            357         2/23/99      3/10/09        1,747,883
-------------------------------------------------------------------------------------------------------------------------------
   104                     120            117            360            357         3/12/99      3/10/09        1,697,200
   105                     120            115            360            355         1/7/99       1/10/09        1,640,216
   106                     120            116            300            296         2/8/99       2/10/09        1,513,755
  106a
  106b
-------------------------------------------------------------------------------------------------------------------------------
   107                     120            117            300            297         2/24/99      3/10/09        1,475,360
   108                     120            115            360            355        12/14/98      1/10/09        1,489,144
   109                     120            117            360            357         3/3/99       3/10/09        1,495,045
   110                     120            116            300            296         1/27/99      2/10/09        1,310,375
   111                     120            118            300            298         4/9/99       4/10/09        1,295,845
-------------------------------------------------------------------------------------------------------------------------------
   112                     120            117            360            357         2/23/99      3/10/09        1,385,115
   113                     240            239            240            239         4/30/99      5/10/19
   114                     120            117            360            357         2/23/99      3/10/09        1,253,200
   115                     120            115            300            295        12/22/98      1/10/09        1,119,410
   116                     180            179            180            179         4/30/99      5/10/14
-------------------------------------------------------------------------------------------------------------------------------
   117                     120            117            360            357         2/18/99      3/10/09        1,138,265
   118                     120            116            300            296         1/15/99      2/10/09         946,386
   119                     120            118            360            358         4/7/99       4/10/09         969,364
   120                     120            116            300            296         2/8/99       2/10/09         883,788
   121                     120            117            360            357         3/5/99       3/10/09         860,083
-------------------------------------------------------------------------------------------------------------------------------
   122                     120            117            360            357         2/23/99      3/10/09         562,842

                                         MONTHLY  UNDERWRITTEN                    CROSS -                            CUT-OFF
CONTROL                                  PAYMENT    NET CASH    UNDERWRITTEN  COLLATERALIZED  APPRAISED  APPRAISAL  DATE LTV
NUMBER       PREPAYMENT PROVISION          ($)      FLOW ($)    NCF DSCR (X)     DSCR (X)     VALUE ($)    DATE        (%)
------------------------------------------------------------------------------------------------------------------------------
    1     Lock/28_Defeasance/89_0%/3     632,921   12,209,304       1.61                     160,000,000 12/30/98    62.50
    2     Lock/29_Defeasance/85_0%/6     364,040   5,058,498        1.24                     67,500,000   10/5/98    74.47
    3     Lock/29_Defeasance/166_0%/3    337,500   4,050,000        1.00                     51,600,000   12/8/98    98.30
    4     Lock/30_Defeasance/87_0%/3     261,936   3,775,426        1.20                     54,500,000  10/28/98    66.06
    5     Lock/25_Defeasance/92_0%/3     203,341   3,034,867        1.24                     35,400,000   5/1/99     80.00
------------------------------------------------------------------------------------------------------------------------------
    6     Lock/27_Defeasance/213         217,279   3,000,000        1.15                     30,000,000   7/1/99     89.52
    7     Lock/48_Defeasance/72_0%/1     197,992   4,949,874        2.08                     55,900,000   3/19/99    47.36
    8     Lock/27_Defeasance/90_0%/3     190,519   2,805,678        1.23                     33,804,200   9/11/98    74.48
    9     Lock/29_Defeasance/85_0%/6     171,333   2,548,823        1.24                     37,000,000  11/12/98    61.66
   10     Lock/25_Defeasance/92_0%/3     148,450   2,733,048        1.53                     37,700,000   3/19/99    59.90
------------------------------------------------------------------------------------------------------------------------------
   11     Lock/29_Defeasance/166_0%/3    145,833   1,750,000        1.00                     22,300,000   12/8/98    98.29
   12     Lock/28_Defeasance/89_0%/3     137,564   2,055,880        1.25                     36,200,000   10/8/98    55.25
   13     Lock/28_Defeasance/235_0%/3    166,046   1,995,280        1.00                     21,600,000   2/20/99    91.00
   14     Lock/25_Defeasance/92_0%/3     123,161   2,328,181        1.58                     26,500,000   3/22/99    70.70
   15     Lock/28_Defeasance/89_0%/3     124,624   1,848,143        1.24                     22,655,000              76.99
------------------------------------------------------------------------------------------------------------------------------
   15a                                              522,598                                   6,000,000  11/16/98
   15b                                              114,906                                   1,145,000  11/16/98
   15c                                               52,714                                    600,000   11/16/98
   15d                                              946,197                                  12,500,000  11/16/98
   15e                                               78,861                                    860,000   11/16/98
------------------------------------------------------------------------------------------------------------------------------
   15f                                              132,867                                   1,550,000  11/16/98
   16     Lock/25_Defeasance/92_0%/3     109,038   2,039,155        1.56                     24,450,000   3/19/99    67.84
   17     Lock/47_Defeasance/72_0%/1     120,863   2,188,516        1.51                     31,000,000   1/1/99     49.95
   18     Lock/25_Defeasance/92_0%/3     101,419   1,438,140        1.18                     18,000,000   2/22/99    77.73
   19     Lock/25_Defeasance/92_0%/3     90,975    1,702,538        1.56                     22,300,000   3/24/99    62.06
------------------------------------------------------------------------------------------------------------------------------
   20     Lock/25_Defeasance/92_0%/3     80,793    1,547,489        1.60                     17,000,000   3/23/99    72.30
   21     Lock/29_Defeasance/265_0%/6    80,864     980,075         1.01                     12,300,000   12/1/98    98.97
   22     Lock/28_Defeasance/92          75,368    1,317,888        1.46                     16,000,000  11/19/98    67.27
   23     Lock/25_Defeasance/92_0%/3     70,284    1,327,218        1.57                     14,500,000   3/25/99    73.74
   24     Lock/25_Defeasance/92_0%/3     75,567    1,144,030        1.26                     14,350,000              73.65
------------------------------------------------------------------------------------------------------------------------------
   24a                                              317,289                                   4,100,000   2/19/99
   24b                                              632,886                                   7,800,000   2/19/99
   24c                                              193,855                                   2,450,000   2/19/99
   25     Lock/29_Defeasance/205_0%/6    69,295    1,063,326        1.28                     13,300,000  10/16/98    68.67
   27     Lock/25_Defeasance/116_0%/3    61,984     975,000         1.31                     11,250,000   9/22/98    79.06
------------------------------------------------------------------------------------------------------------------------------
   28     Lock/27_Defeasance/93          57,485     831,398         1.29                     11,100,000   1/11/99    71.90
   29     Lock/30_Defeasance/84_0%/6     53,425     824,739         1.29                     10,400,000   8/21/98    74.16
   30     Lock/29_Defeasance/88_0%/3     52,661     943,094         1.49                      9,550,000              79.67
   30a                                               68,184                                    702,000   10/15/98
------------------------------------------------------------------------------------------------------------------------------
   30b                                               34,592                                    344,000   10/15/98
   30c                                               30,750                                    305,000   10/15/98
   30d                                               23,766                                    264,000   10/15/98
   30e                                               70,837                                    761,000   10/15/98
   30f                                               43,491                                    455,000   10/15/98
------------------------------------------------------------------------------------------------------------------------------
   30g                                               30,973                                    308,000   10/15/98
   30h                                               33,928                                    373,000   10/15/98
   30i                                               53,996                                    518,000   10/15/98
   30j                                               22,094                                    212,000   10/15/98
   30k                                               22,731                                    231,000   10/15/98
------------------------------------------------------------------------------------------------------------------------------
   30l                                               26,247                                    256,000   10/15/98
   30m                                               46,645                                    452,000   10/15/98
   30n                                               33,521                                    318,000   10/15/98
   30o                                               24,333                                    271,000   10/15/98
   30p                                               64,570                                    631,000   10/15/98
------------------------------------------------------------------------------------------------------------------------------
   30q                                               41,687                                    418,000   10/15/98
   30r                                               24,707                                    236,000   10/15/98
   30s                                               46,852                                    451,000   10/15/98
   30t                                               30,950                                    342,000   10/15/98
   30u                                               64,990                                    633,000   10/15/98
------------------------------------------------------------------------------------------------------------------------------
   30v                                               28,980                                    387,000   10/15/98
   30w                                               38,028                                    308,000   10/15/98
   30x                                               36,242                                    353,000   10/15/98
   31     Lock/26_Defeasance/91_0%/3     55,440     817,316         1.26                     10,000,000   1/15/99    73.10
   32     Lock/25_Defeasance/152_0%/3    62,915     962,167         1.27                     10,500,000   3/16/99    71.32
------------------------------------------------------------------------------------------------------------------------------
   33     Lock/25_Defeasance/94_0%/1     59,942     899,280         1.25                     12,210,000  10/22/98    59.72
   34     Lock/29_Defeasance/91          50,699     879,423         1.45                     10,100,000   10/5/98    71.74
   35     Lock/25_Defeasance/92_0%/3     47,622     914,746         1.60                     10,100,000   3/24/99    71.73
   36     Lock/28_Defeasance/89_0%/3     50,711     755,591         1.24                      9,600,000  10/19/98    73.72
   37     Lock/48_Defeasance/71_0%/1     54,382    1,052,710        1.61                     10,350,000   1/1/99     66.53
------------------------------------------------------------------------------------------------------------------------------
   38     Lock/26_Defeasance/91_0%/3     48,941     749,502         1.28                      9,000,000   2/9/99     74.90
   39     Lock/29_Defeasance/88_0%/3     44,296     697,300         1.36                      7,750,000  11/10/98    74.56
   40     Lock/29_Defeasance/85_0%/6     42,257     684,925         1.35           1.53       8,400,000              70.91
   40a                                              322,331                                   4,000,000   6/1/98
   40b                                              362,594                                   4,400,000   6/1/98
------------------------------------------------------------------------------------------------------------------------------
   41     Lock/25_Defeasance/92_0%/3     39,083     740,540         1.58                      8,400,000   3/23/99    70.78
   42     Lock/29_Defeasance/85_0%/6     38,191     646,826         1.41                      8,450,000  10/22/98    68.33
   43     Lock/26_Defeasance/94          42,458     647,239         1.54                      7,600,000   1/1/99     61.75
   44     Lock/27_Defeasance/90_0%/3     41,082     618,958         1.26                      7,600,000   7/23/98    73.55
   45     Lock/26_Defeasance/94          41,245     672,883         1.36                      7,250,000   1/19/99    74.80
------------------------------------------------------------------------------------------------------------------------------
   46     Lock/25_Defeasance/92_0%/3     38,025     527,453         1.25                      7,250,000   2/2/99     68.23
   47     Lock/25_Defeasance/92_0%/3     40,314     617,307         1.28                      7,700,000   2/25/99    69.25
   48     Lock/27_Defeasance/90_0%/3     38,882     601,430         1.33                      7,000,000   7/23/98    73.54
   49     Lock/26_Defeasance/87_0%/6     37,173     560,177         1.26                      6,630,000   4/1/98     75.32
   50     Lock/48_Defeasance/132_0%/36   44,596     707,421         1.32           1.35       8,800,000   8/1/98     54.45
------------------------------------------------------------------------------------------------------------------------------
   51     Lock/26_Defeasance/91_0%/3     34,532     540,491         1.30                      6,400,000   1/27/99    73.11
   52     Lock/27_Defeasance/90_0%/3     35,019     523,615         1.25                      6,275,000   2/1/99     74.21
   53     Lock/26_Defeasance/91_0%/3     34,461     541,892         1.31                      7,400,000   12/2/98    62.08
   54     Lock/28_Defeasance/92          35,378     511,019         1.20                      5,750,000   9/9/98     79.35
   55     Lock/26_Defeasance/94          27,978     478,657         1.43                      5,990,000   2/28/99    74.99
------------------------------------------------------------------------------------------------------------------------------
   56     Lock/29_Defeasance/88_0%/3     32,745     453,735         1.30                      4,750,000   12/1/98    83.86
   57     Lock/26_Defeasance/148_0%/6    42,394     657,550         1.29                      9,500,000   2/12/99    47.09
   58     Lock/28_Defeasance/89_0%/3     33,848     528,839         1.30                      6,700,000   7/1/98     65.37
   59     Lock/26_Defeasance/91_0%/3     30,966     469,484         1.26                      5,450,000   3/31/99    78.79
   60     Lock/29_Defeasance/88_0%/3     28,896     432,519         1.25                      5,445,000              75.55
------------------------------------------------------------------------------------------------------------------------------
   60a                                               96,051                                   1,220,000   12/4/98
   60b                                               64,675                                    725,000    12/4/98
   60c                                              271,793                                   3,500,000   12/4/98
   61     Lock/27_Defeasance/93_0%/0     29,963     441,741         1.23                      5,170,000   1/5/99     79.54
   62     Lock/29_Defeasance/85_0%/6     30,134     455,371         1.26                      5,400,000   7/17/98    74.55
------------------------------------------------------------------------------------------------------------------------------
   63     Lock/26_Defeasance/94          29,114     454,631         1.30                      5,550,000   1/20/99    71.08
   64     Lock/25_Defeasance/92_0%/3     28,033     404,798         1.51                      5,400,000   2/4/99     57.37
   65     Lock/25_Defeasance/95          27,732     487,585         1.47                      5,570,000   8/26/98    69.98
   66     Lock/28_Defeasance/92          26,654     441,150         1.57                      4,850,000  12/22/98    69.73
   67     Lock/48_Defeasance/132_0%/36   35,305     591,405         1.40           1.35       6,400,000   8/1/98     59.27
------------------------------------------------------------------------------------------------------------------------------
   68     Lock/27_Defeasance/207_0%/6    29,702     530,937         1.49                      5,850,000              64.59
   68a                                               97,742                                   1,100,000   9/2/98
   68b                                               44,936                                    500,000    9/2/98
   68c                                              108,779                                   1,200,000   9/2/98
   68d                                              108,952                                   1,200,000   9/2/98
------------------------------------------------------------------------------------------------------------------------------
   68e                                               43,242                                    600,000    9/2/98
   68f                                               39,062                                    350,000    9/2/98
   68g                                               88,224                                    900,000    9/2/98
   69     Lock/26_Defeasance/94          27,272     391,037         1.19                      4,750,000   1/26/99    79.16
   70     Lock/25_Defeasance/92_0%/3     26,103     428,811         1.37                      4,700,000   1/26/99    78.68
------------------------------------------------------------------------------------------------------------------------------
   71     Lock/25_Defeasance/95          28,215     437,833         1.29                      5,150,000   1/25/99    70.81
   72     Lock/25_Defeasance/92_0%/3     25,022     361,465         1.20                      4,550,000   3/18/99    79.07
   73     Lock/26_Defeasance/94          25,084     375,669         1.25                      4,250,000   2/17/99    79.90
   74     Lock/27_Defeasance/90_0%/3     25,232     328,832         1.30           1.24       4,900,000   1/31/99    57.87
   75     Lock/28_Defeasance/89_0%/3     25,098     391,684         1.30                      4,550,000   12/3/98    74.50
------------------------------------------------------------------------------------------------------------------------------
   76     Lock/25_Defeasance/92_0%/3     24,489     373,505         1.27                      4,800,000   3/6/99     68.71
   77     Lock/27_Defeasance/210_0%/3    25,109     389,911         1.29                      4,700,000  11/12/98    68.31
   78     Lock/25_Defeasance/95          24,173     361,964         1.25                      4,400,000  11/20/98    70.39
   79     Lock/27_Defeasance/90_0%/3     23,006     331,776         1.25           1.24       4,400,000   2/1/99     67.71
   80     Lock/29_Defeasance/85_0%/6     19,269     474,622         2.05                      5,500,000   8/24/98    56.09
------------------------------------------------------------------------------------------------------------------------------
   81     Lock/29_Defeasance/85_0%/6     21,819     329,619         1.26                      4,000,000  10/14/98    75.96
   82     Lock/25_Defeasance/104_0%/3    21,881     328,079         1.25                      4,000,000   1/26/99    74.96
   83     Lock/26_Defeasance/91_0%/3     23,065     321,732         1.45                      3,400,000   2/24/99    70.48
   84     Lock/26_Defeasance/88_0%/6     23,675     347,344         1.22                      4,000,000   3/22/99    74.85
   85     Lock/26_Defeasance/91_0%/3     22,036     285,198         1.35                      3,880,000   1/25/99    59.70
------------------------------------------------------------------------------------------------------------------------------
   86     Lock/26_Defeasance/91_0%/3     21,457     322,775         1.25                      4,000,000   2/1/99     72.41
   87     Lock/27_Defeasance/207_0%/3    21,734     263,776         1.01                      2,775,000   12/1/98    97.80
   88     Lock/27_Defeasance/210_0%/3    21,054     318,921         1.26                      3,600,000  11/18/98    74.78
   89     Lock/26_Defeasance/94          18,468     269,257         1.22                      3,200,000   1/29/99    78.80
   90     Lock/29_Defeasance/85_0%/6     17,701     290,970         1.37                      3,700,000   9/15/98    67.30
------------------------------------------------------------------------------------------------------------------------------
   91     Lock/28_Defeasance/92          17,143     279,043         1.36                      3,160,000   9/24/98    78.06
   92     Lock/25_Defeasance/92_0%/3     16,898     290,015         1.43                      3,100,000   3/11/99    77.37
   93     Lock/28_Defeasance/89_0%/3     16,781     242,859         1.21                      3,150,000   9/29/98    75.96
   94     Lock/29_Defeasance/85_0%/6     17,380     270,159         1.30                      3,035,000              78.78
   94a                                                                                        1,610,000  10/21/98
------------------------------------------------------------------------------------------------------------------------------
   94b                                                                                        1,425,000  10/21/98
   95     Lock/28_Defeasance/206_0%/6    16,728     277,557         1.38                      3,275,000  12/31/98    72.88
   96     Lock/29_Defeasance/88_0%/3     16,980     254,291         1.25                      3,100,000   11/9/98    73.93
   97     Lock/26_Defeasance/91_0%/3     15,708     291,179         1.55                      3,000,000  10/27/98    74.89
   98     Lock/28_Defeasance/209_0%/3    18,418     385,666         1.75                      6,400,000   12/9/98    34.13
------------------------------------------------------------------------------------------------------------------------------
   99     Lock/27_Defeasance/93          15,527     281,157         1.51                      2,900,000   7/10/98    74.85
   100    Lock/26_Defeasance/94          15,230     222,627         1.22                      3,000,000   1/5/99     70.95
   101    Lock/25_Defeasance/95          14,362     217,166         1.26                      2,900,000   2/9/99     68.93
   102    Lock/27_Defeasance/90_0%/3     14,489     216,504         1.25                      2,525,000   1/9/99     79.05
   103    Lock/27_Defeasance/90_0%/3     14,750     224,786         1.27           1.24       2,650,000   1/31/99    74.86
------------------------------------------------------------------------------------------------------------------------------
   104    Lock/27_Defeasance/90_0%/3     14,054     218,779         1.30                      2,800,000  10/15/98    69.15
   105    Lock/29_Defeasance/91          12,965     243,779         1.57                      2,780,000   8/18/98    68.06
   106    Lock/28_Defeasance/89_0%/3     14,921     234,549         1.31                      2,800,000              65.79
  106a                                              127,803                                   1,700,000  12/21/98
  106b                                              106,746                                   1,100,000  12/21/98
------------------------------------------------------------------------------------------------------------------------------
   107    Lock/27_Defeasance/90_0%/3     14,612     218,412         1.25                      2,480,000  11/17/98    72.38
   108    Lock/29_Defeasance/85_0%/6     11,771     176,142         1.25                      2,300,000  10/21/98    74.69
   109    Lock/27_Defeasance/90_0%/3     12,616     185,091         1.22                      2,300,000  12/10/98    73.78
   110    Lock/28_Defeasance/92          12,036     202,129         1.40                      2,750,000  10/19/98    59.70
   111    Lock/26_Defeasance/91_0%/3     12,464     190,794         1.28                      2,420,000   2/8/99     65.98
------------------------------------------------------------------------------------------------------------------------------
   112    Lock/27_Defeasance/90_0%/3     11,688     169,601         1.25           1.24       2,100,000   1/31/99    72.53
   113    Lock/25_Defeasance/212_0%/3    12,245     147,025         1.00                      1,750,000   12/1/98    82.79
   114    Lock/27_Defeasance/90_0%/3     10,575     116,666         1.07           1.24       2,500,000   2/1/99     48.98
   115    Lock/29_Defeasance/85_0%/6     10,444     285,563         2.28           1.53       3,200,000   6/1/98     43.49
   116    Lock/25_Defeasance/154_0%/1    13,316     200,498         1.26                      2,000,000   12/4/98    69.31
------------------------------------------------------------------------------------------------------------------------------
   117    Lock/27_Defeasance/90_0%/3      9,454     146,730         1.29                      1,850,000   1/13/99    70.14
   118    Lock/28_Defeasance/89_0%/3      8,558     135,955         1.32                      1,750,000   9/28/98    68.21
   119    Lock/26_Defeasance/94           8,241     134,297         1.36                      1,625,000   1/13/99    67.61
   120    Lock/28_Defeasance/89_0%/3      8,567     135,728         1.32                      1,450,000  12/16/98    74.66
   121    Lock/27_Defeasance/87_0%/6      7,483     113,159         1.26                      1,465,000   12/1/98    66.10
------------------------------------------------------------------------------------------------------------------------------
   122    Lock/27_Defeasance/90_0%/3      4,750      56,927         1.25           1.24        925,000    2/1/99     55.22

                                                                                                        CUT-OFF
                                                                                                         DATE
           SCHEDULED                                                                                    BALANCE
           MATURITY                                                           UNITS,                    PER SQ.
            OR ARD       CROSS -                                               BEDS,                   FT. UNIT,
CONTROL    DATE LTV  COLLATERALIZED          YEAR               YEAR          ROOMS,     UNIT          BED, PAD
NUMBER        (%)     LTV RATIO (%)          BUILT            RENOVATED        SQFT   DESCRIPTION     OR ROOM ($)   OCCUPANCY %
-------------------------------------------------------------------------------------------------------------------------------
    1        55.29                           1973               1990            156,194 Sq Ft             640          100
    2        68.87                         1968/1990         1990/1998          458,430 Sq Ft             117          97
    3        39.90                      1992/1996/1998                          396,460 Sq Ft             128          100
    4        60.05                         1985-1987                            422,385 Sq Ft             85           98
    5        72.55                         1997-1998                            263,452 Sq Ft             108          100
-------------------------------------------------------------------------------------------------------------------------------
    6                                      1998-1999                             75,709 Sq Ft             355          100
    7        38.57                           1977            1997-1998              528 Rooms           50,189         70
    8        59.93                        1964 -1966                                977 Units           25,771         94
    9        55.65                           1916               1984            163,400 Sq Ft             143          99
   10        51.29                      1967/1989/1990                              522 Units           43,263         94
-------------------------------------------------------------------------------------------------------------------------------
   11        39.90                           1991               1995            171,330 Sq Ft             128          100
   12        49.30                           1972                               149,872 Sq Ft             133          96
   13        29.18                           1998                                92,035 Sq Ft             214          100
   14        60.54                      1970/1972/1981                              562 Units           33,338         93
   15        67.33                                                                  528 Units           33,036
-------------------------------------------------------------------------------------------------------------------------------
   15a                                       1968                                   135 Units                          99
   15b                                       1960                                    39 Units                          95
   15c                                       1970                                    15 Units                          100
   15d                                       1977                                   262 Units                          98
   15e                                       1967                                    30 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   15f                                   Early 1960's                                47 Units                          100
   16        58.09                           1989                                   348 Units           47,666         95
   17        40.51                         1987-1988            1998                467 Rooms           33,160         74
   18        68.04                           1986                                   311 Units           44,990         100
   19        53.14                           1986                                   384 Units           36,041         96
-------------------------------------------------------------------------------------------------------------------------------
   20        61.91                           1951               1996                507 Units           24,242         96
   21        17.56                                                              453,024 Sq Ft             27           100
   22        58.57                           1997                                76,077 Sq Ft             141          100
   23        63.14                           1986                                   360 Units           29,700         89
   24        64.28                                                                  245 Units           43,138
-------------------------------------------------------------------------------------------------------------------------------
   24a                                     1989-1991                                 64 Units                          98
   24b                                     1994-1996            1998                143 Units                          99
   24c                                     1987-1991                                 38 Units                          97
   25        16.37                           1998                               125,225 Sq Ft             73           100
   27        65.39                           1925               1995                201 Units           44,250         100
-------------------------------------------------------------------------------------------------------------------------------
   28        66.26                          1998-99                              86,424 Sq Ft             99           91
   29        64.48                           1984               1997             86,331 Sq Ft             89           100
   30        69.22                                                                  199 Units           38,234
   30a                                    Circa 1880         1997-1998               15 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   30b                                    Circa 1880         1990/1997                6 Units                          100
   30c                                    Circa 1880            1991                  8 Units                          100
   30d                                    Circa 1880            1988                  6 Units                          100
   30e                                    Circa 1880       1986/1989/1997            17 Units                          100
   30f                                    Circa 1880            1990                  8 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   30g                                    Circa 1880         1986/1997                6 Units                          100
   30h                                    Circa 1880         1989/1997                5 Units                          100
   30i                                    Circa 1880         1987/1997               10 Units                          100
   30j                                    Circa 1880         1988/1990                6 Units                          100
   30k                                    Circa 1880       1986/1990/1997             6 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   30l                                    Circa 1880            1997                  6 Units                          100
   30m                                    Circa 1880         1988/1997               12 Units                          100
   30n                                    Circa 1880            1997                  8 Units                          100
   30o                                    Circa 1880         1993/1995                6 Units                          100
   30p                                    Circa 1880            1989                 11 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   30q                                    Circa 1880            1992                  8 Units                          100
   30r                                    Circa 1880            1990                  5 Units                          100
   30s                                    Circa 1880         1996-1997               12 Units                          100
   30t                                    Circa 1880            1993                  6 Units                          100
   30u                                    Circa 1880            1998                 11 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   30v                                    Circa 1880            1997                  6 Units                          100
   30w                                    Circa 1880            1993                  6 Units                          100
   30x                                    Circa 1880         1992/1997                9 Units                          100
   31        65.90                           1970            1992-1993           97,869 Sq Ft             77           88
   32        29.52                         1975/1984                            188,385 Sq Ft             40           97
-------------------------------------------------------------------------------------------------------------------------------
   33        46.45                         1986/1992                            108,533 Sq Ft             67           100
   34        62.48                           1995                                42,149 Sq Ft             172          100
   35        61.42                           1952               1996                504 Units           14,374         96
   36        64.51                           1989                               112,762 Sq Ft             63           94
   37        54.18                         1995-1996                                120 Rooms           57,385         73
-------------------------------------------------------------------------------------------------------------------------------
   38        65.63                           1982                               184,894 Sq Ft             36           87
   39        68.02                           1975               1996             72,000 Sq Ft             83           100
   40        61.94         65.72                                                 81,609 Sq Ft             73
   40a                                    Circa 1977                             29,848 Sq Ft                          100
   40b                                    Circa 1984                             51,761 Sq Ft                          100
-------------------------------------------------------------------------------------------------------------------------------
   41        60.60                           1928               1996                 88 Units           67,564         97
   42        58.77                           1968                                51,244 Sq Ft             113          88
   43        66.01                      1973/1982/1986                           72,553 Sq Ft             78           100
   44        64.64                      1853/1978/1995                          179,864 Sq Ft             31           100
   45        60.24                           1968               1998             90,651 Sq Ft             60           95
-------------------------------------------------------------------------------------------------------------------------------
   46        64.29                           1906         1961-62 / 1981-84      31,537 Sq Ft             170          97
   47        61.17                           1970                               208,736 Sq Ft             26           89
   48        66.42                           1983                               106,079 Sq Ft             50           93
   49        66.45                          1920's              1990             17,760 Sq Ft             281          100
   50                      56.58             1981            1988/1991              180 Rooms           26,620         78
-------------------------------------------------------------------------------------------------------------------------------
   51        64.28                           1987                                27,975 Sq Ft             167          100
   52        65.54                        1952/1970's        1995/1998          154,098 Sq Ft             30           100
   53        54.78                      1920's -1940's       1997-1999           55,559 Sq Ft             83           100
   54        53.25                           1984          1994/1995/1998           193 Units           23,639         90
   55        63.44                           1998                                32,493 Sq Ft             138          100
-------------------------------------------------------------------------------------------------------------------------------
   56        82.97                           1967                                   235 Units           19,078         96
   57                                        1999                                96,000 Sq Ft             47           100
   58        53.00                          1989-90                              49,704 Sq Ft             88           98
   59        68.94                           1965            1998/1999              220 Units           19,519         95
   60        65.85                                                                   24 Units           171,396
-------------------------------------------------------------------------------------------------------------------------------
   60a                                       1897               1990                  8 Units                          100
   60b                                       1903               1990                  4 Units                          100
   60c                                     1894/1909            1994                 12 Units                          100
   61        69.78                         1968/1971                                154 Units           26,702         100
   62        59.92                         1970/1987                            114,268 Sq Ft             35           100
-------------------------------------------------------------------------------------------------------------------------------
   63        62.50                           1979                                58,562 Sq Ft             67           98
   64        63.08                           1991                               154,647 Sq Ft             25           86
   65        61.00                     1950's/1983-1987         1995             92,737 Sq Ft             42           95
   66        68.75                         1981-1986            1995                147 Units           26,134         95
   67                      56.58             1989                                    93 Rooms           40,788         85
-------------------------------------------------------------------------------------------------------------------------------
   68                                                                               187 Units           20,207
   68a                                       1925               1988                 32 Units                          100
   68b                                       1922               1988                 20 Units                          95
   68c                                       1925               1988                 32 Units                          94
   68d                                       1925               1988                 35 Units                          100
-------------------------------------------------------------------------------------------------------------------------------
   68e                                       1925               1988                 20 Units                          85
   68f                                       1925               1988                 16 Units                          100
   68g                                       1925               1988                 32 Units                          97
   69        69.34                           1978                                    90 Units           41,776         97
   70        68.47                           1974               1998                144 Units           25,679         95
-------------------------------------------------------------------------------------------------------------------------------
   71        57.27                           1988               1998             17,107 Sq Ft             213          100
   72        68.58                           1965            1986/1988              120 Units           29,981         91
   73        70.27                           1982                                   172 Units           19,742         100
   74        61.02         63.89      1965/1966/1968/1969                       163,512 Sq Ft             21           90
   75        65.65                          60s/70s             1998             33,700 Sq Ft             101          100
-------------------------------------------------------------------------------------------------------------------------------
   76        60.46                           1974                               126,952 Sq Ft             26           100
   77        26.27                           1987                                26,280 Sq Ft             122          100
   78        57.08                           1986                                46,346 Sq Ft             67           100
   79        61.96         63.89           1971/1974                            239,223 Sq Ft             13           100
   80        47.60                           1982                                46,038 Sq Ft             67           100
-------------------------------------------------------------------------------------------------------------------------------
   81        66.53                           1989                                    80 Units           37,979         98
   82        64.31                          1998-99                              29,000 Sq Ft             103          100
   83        78.18                           1988                                35,564 Sq Ft             84           82
   84        60.97                           1839               1988                102 Units           29,353         90
   85        66.06                           1999                                18,000 Sq Ft             161          78
-------------------------------------------------------------------------------------------------------------------------------
   86        63.72                         1968-1969         1997-1998           51,388 Sq Ft             56           100
   87        21.25                           1998                                12,240 Sq Ft             222          100
   88        28.76                           1974            1991-1992           89,178 Sq Ft             30           100
   89        69.18                           1988                                    62 Units           40,672         95
   90        58.82                           1908               1996                 61 Units           40,823         100
-------------------------------------------------------------------------------------------------------------------------------
   91        67.85                          Mid 60s                                  84 Units           29,364         98
   92        67.30                           1971               1994                 79 Units           30,361         100
   93        67.30                           1998                                23,500 Sq Ft             102          100
   94        69.18                                                               35,798 Sq Ft             67
   94a                                     1988-1990            1995             18,118 Sq Ft                          93
-------------------------------------------------------------------------------------------------------------------------------
   94b                                  1987/1989/1991                           17,680 Sq Ft                          96
   95        25.89                           1998                                15,120 Sq Ft             158          100
   96        65.18                           1988                                24,832 Sq Ft             92           94
   97        65.08                           1930                                    62 Units           36,237         100
   98                                        1896               1982            119,473 Sq Ft             18           94
-------------------------------------------------------------------------------------------------------------------------------
   99        65.40                         1993-1994                             13,074 Sq Ft             166          100
   100       61.97                         1970-1971       1991/1994/1998            96 Units           22,172         100
   101       60.22                           1972               1997                142 Units           14,076         86
   102       69.29                         1965/1996                                 62 Units           32,195         98
   103       65.96         63.89             1979                                90,400 Sq Ft             22           100
-------------------------------------------------------------------------------------------------------------------------------
   104       60.61                      1945/1980/1981          1979             27,158 Sq Ft             71           100
   105       59.00                       Early-mid 20s                               99 Units           19,112         99
   106       54.06                                                               48,122 Sq Ft             38
  106a                                       1982                                26,922 Sq Ft                          96
  106b                                       1981                                21,200 Sq Ft                          96
-------------------------------------------------------------------------------------------------------------------------------
   107       59.49                           1984               1995            137,736 Sq Ft             13           100
   108       64.75                           1968               1975             52,363 Sq Ft             33           100
   109       65.00                           1982                                    81 Units           20,949         97
   110       47.65                           1993                                15,352 Sq Ft             107          96
   111       53.55                          1930's           1996-1997           11,409 Sq Ft             140          100
-------------------------------------------------------------------------------------------------------------------------------
   112       65.96         63.89             1978                                66,700 Sq Ft             24           100
   113                                       1998                                10,972 Sq Ft             132          100
   114       50.13         63.89             1972                                84,872 Sq Ft             17           87
   115       34.98         65.72           1979-1981                             12,956 Sq Ft             107          100
   116                                       1958                                25,096 Sq Ft             55           94
-------------------------------------------------------------------------------------------------------------------------------
   117       61.53                           1985                                10,981 Sq Ft             118          100
   118       54.08                           1979                                    72 Units           16,579         92
   119       59.65                           1987                                21,030 Sq Ft             52           95
   120       60.95                           1980                                28,077 Sq Ft             39           90
   121       58.71                           1987                                 2,600 Sq Ft             372          100
-------------------------------------------------------------------------------------------------------------------------------
   122       60.85         63.89             1972                                46,893 Sq Ft             14           100

                                                                                                                            LARGEST
                                                          ANNUAL     ANNUAL                                     LARGEST     TENANT
CONTROL  OCCUPANCY    OWNERSHIP                          REQUIRED   REQUIRED      LARGEST                       TENANT       LEASE
NUMBER     DATE       INTEREST            LOCKBOX        RESERVES     TI/LC       TENANT                         SQ FT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
    1     11/30/98    Fee Simple     Modified, In-Place    23,429            Modell's Sporting                   20,095     1/31/10
    2     12/9/98     Fee Simple     Modified, In-Place    67,508   781,425  Oracle Corporation                  91,701     7/31/00
    3     12/1/98     Fee Simple       Hard, In-Place                        Ingram Micro, Inc.                 396,460     7/10/15
    4     11/9/98     Fee Simple     Modified, Springing            506,105  Anasazi, Inc.                       70,434     6/24/03
    5     2/15/99     Fee Simple                           30,654    10,680  Sports Authority                    43,091    11/30/13
------------------------------------------------------------------------------------------------------------------------------------
    6      4/7/98     Fee Simple       Hard, In-Place                        University of Nevada                75,709     1/31/19
    7     3/19/99     Leasehold        Hard, Springing    925,287
    8     12/1/98     Fee Simple                          421,087
    9     11/1/98     Fee Simple                           19,608   265,380  Magno Sound, Inc.                   85,434    12/31/01
   10     2/28/99     Fee Simple                          145,116
------------------------------------------------------------------------------------------------------------------------------------
   11     12/1/98     Fee Simple       Hard, In-Place                        Ingram Micro, Inc.                 171,330     7/10/15
   12     11/1/98     Fee Simple       Hard, In-Place      44,962   295,706  Watkins, Schreer, Stein & Co.        8,194     1/31/03
   13     2/20/99     Fee Simple       Hard, In-Place                        CarMax Auto Superstores, Inc.       92,035     4/30/21
   14     3/31/99     Fee Simple                          140,500
   15                 Fee Simple     Modified, In-Place   118,800
------------------------------------------------------------------------------------------------------------------------------------
   15a    10/23/98
   15b    10/23/98
   15c    10/23/98
   15d    10/23/98
   15e    10/23/98
------------------------------------------------------------------------------------------------------------------------------------
   15f    10/23/98
   16     2/28/99     Fee Simple                           95,004
   17      1/1/99     Fee Simple       Hard, Springing
   18     2/28/99     Leasehold      Modified, In-Place    66,864
   19     2/28/99     Fee Simple                           96,000
------------------------------------------------------------------------------------------------------------------------------------
   20     1/31/99     Fee Simple                          123,756
   21     2/25/99     Fee Simple       Hard, In-Place                        Costco Wholesale Corporation       453,024     2/25/23
   22     12/2/98     Fee Simple                           11,412   111,912  State Farm Insurance Company        15,009     4/30/02
   23     2/28/99     Fee Simple                           90,000
   24                 Fee Simple                           61,630
------------------------------------------------------------------------------------------------------------------------------------
   24a     3/1/99
   24b     3/1/99
   24c     3/1/99
   25     12/23/98    Fee Simple                           12,525    90,000  Bal Seal Engineering Co., Inc.     125,225     1/16/19
   27     12/31/98    Fee Simple                           50,250
------------------------------------------------------------------------------------------------------------------------------------
   28      2/1/99     Fee Simple                            8,642    24,000  Super Fresh Food Markets, Inc.      53,979     11/1/18
   29     12/7/98     Fee Simple       Hard, In-Place      17,266   125,000  Lockheed Martin Corp.               86,331    11/30/02
   30                 Fee Simple                           49,750
   30a    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   30b    11/1/98
   30c    11/1/98
   30d    11/1/98
   30e    11/1/98
   30f    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   30g    11/1/98
   30h    11/1/98
   30i    11/1/98
   30j    11/1/98
   30k    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   30l    11/1/98
   30m    11/1/98
   30n    11/1/98
   30o    11/1/98
   30p    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   30q    11/1/98
   30r    11/1/98
   30s    11/1/98
   30t    11/1/98
   30u    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   30v    11/1/98
   30w    11/1/98
   30x    11/1/98
   31      2/1/99     Fee Simple                            9,787            Farmer Jack/A&P                     51,107     5/31/13
   32     3/29/99     Fee Simple                           54,000    39,000  Geneva Woods Pharmacy               18,000     5/31/05
------------------------------------------------------------------------------------------------------------------------------------
   33     2/10/99     Fee Simple                                             Hogan Automotive Group             108,533    10/31/00
   34     10/1/98   Both Fee Simple  Modified, In-Place     6,324   159,000  Happy Family                         5,000     9/7/05
                     and Leasehold
   35     2/28/99     Fee Simple                          141,120
   36     11/30/98    Fee Simple     Modified, In-Place    18,042    35,004  Vons Market/Scolari's Market        39,498     6/30/13
   37     11/30/98    Fee Simple       Hard, Springing    136,026
------------------------------------------------------------------------------------------------------------------------------------
   38     1/27/99     Fee Simple                           16,065    57,143  Burlington Coat Factory             85,018     8/31/07
   39     6/30/98     Fee Simple                           18,720    50,000  Worldgate Communications            72,000     6/30/09
   40                 Fee Simple     Modified, In-Place              60,535
   40a    11/1/98                                                            Boot Barn                           10,156     9/30/99
   40b    11/1/98                                                            TCG, Inc.                           10,240     7/1/04
------------------------------------------------------------------------------------------------------------------------------------
   41     2/28/99     Fee Simple                           24,464
   42     9/30/98     Fee Simple     Modified, Springing   12,811    39,378  Von's Grocery Co.                   27,070     1/31/03
   43      2/1/99     Fee Simple     Modified, In-Place     9,432    21,545  Epicenter Club                      41,321     5/31/03
   44     11/12/98    Fee Simple                           17,986   411,384  K-Mart                              68,337     8/31/03
   45      2/1/99     Fee Simple                           16,320    28,831  CMC Virginia Club                   24,500     12/1/13
------------------------------------------------------------------------------------------------------------------------------------
   46      3/1/99     Fee Simple                                             DPR Construction                     9,281     3/31/07
   47     1/31/99     Fee Simple                           41,747   137,856  Sabel TV Services, Inc.             14,095    11/30/02
   48      2/9/99     Fee Simple                           19,094    53,301  Hannaford Brother's                 33,000     4/30/06
   49     12/8/98     Fee Simple                            3,552    30,854  Tommorrow                            1,480     2/28/01
   50     11/30/98    Fee Simple                          108,000
------------------------------------------------------------------------------------------------------------------------------------
   51      3/1/99   Both Fee Simple                         7,648    26,796  Blockbuster Video                    4,950    12/31/02
                     and Leasehold
   52      2/5/99     Fee Simple                                     33,148  Roller Bearing Co. of America       90,921    12/31/08
   53      2/1/99     Fee Simple       Hard, Springing      8,340    24,672  Protozoa                            11,900     12/1/01
   54     10/14/98    Fee Simple                           40,140
   55     3/12/99     Fee Simple       Hard, In-Place       3,252     4,164  Disney Regional Entertainment       19,993     1/15/14
------------------------------------------------------------------------------------------------------------------------------------
   56     10/30/98    Fee Simple                           47,000
   57     2/19/99     Fee Simple                            6,318            Preferred Freezer Services          96,000     1/30/14
   58     12/15/98    Fee Simple                            7,452    20,245  State Water Quality Control         20,631     6/30/03
   59     2/22/99     Fee Simple                           55,000
   60                 Fee Simple     Modified, In-Place    18,701
------------------------------------------------------------------------------------------------------------------------------------
   60a    11/11/98
   60b    11/11/98
   60c    10/30/98                                                           AAA Corporate Rentals, Inc.         14,000     6/30/10
   61      1/1/99     Fee Simple
   62     11/19/98    Fee Simple                           11,427            Bamboo Abbott, Inc.                114,268    10/31/13
------------------------------------------------------------------------------------------------------------------------------------
   63      3/1/99     Fee Simple                           11,127    44,085  The Bank of Orange County            7,493    12/31/00
   64     2/19/99     Fee Simple                            9,962     6,160  K-Mart (Ground Lease)              104,835     2/1/16
   65     12/1/98     Fee Simple                           18,547    86,754  J&J Hardware                         9,920    10/30/01
   66      2/8/99     Fee Simple                           36,750
   67     11/1/98     Fee Simple                           57,600
------------------------------------------------------------------------------------------------------------------------------------
   68                 Fee Simple                           51,482
   68a    11/1/98
   68b    11/1/98
   68c    11/1/98
   68d    11/1/98
------------------------------------------------------------------------------------------------------------------------------------
   68e    11/1/98
   68f    11/1/98
   68g    11/1/98
   69      2/2/99     Fee Simple                           25,920
   70     2/12/99     Fee Simple                           38,016
------------------------------------------------------------------------------------------------------------------------------------
   71     11/1/98     Fee Simple                            1,882            525 Post Production, Inc.           17,107     4/30/06
   72     2/28/99     Fee Simple                           38,880
   73     3/14/99     Fee Simple                           42,312
   74     10/23/98    Fee Simple                           32,700            Horng Chien, Inc.                   16,326     3/31/99
   75     12/18/98    Fee Simple                            6,768    30,000  Temple University                   11,248    10/31/03
------------------------------------------------------------------------------------------------------------------------------------
   76      3/6/99     Fee Simple     Modified, In-Place              75,000  Harte-Hanks Response Mgt.          126,952     7/31/03
   77      1/1/99     Fee Simple                            4,205    46,000  Dendrite International, Inc.        26,280    10/31/03
   78     2/17/99     Fee Simple                            6,952    26,127  Entenmanns                           4,800     3/31/99
   79     10/23/98    Fee Simple                           23,928            International Distribution         197,811    12/31/01
   80     10/14/98    Fee Simple                           20,257    42,349  Renaissance Printing                10,069     7/31/08
------------------------------------------------------------------------------------------------------------------------------------
   81     11/11/98    Fee Simple                           20,004
   82     2/17/99     Fee Simple                            2,900    20,756  Petco Animal Supplies, Inc.         18,000     1/31/14
   83     12/16/98    Fee Simple     Modified, In-Place     7,113    27,222  Merrill Lynch                        7,826     6/30/03
   84     12/1/98     Fee Simple                           17,486
   85      2/1/99     Fee Simple                            1,620    17,709  Gateway 2000 Country Stores          8,000    11/30/03
------------------------------------------------------------------------------------------------------------------------------------
   86      1/1/99     Fee Simple                           12,852    75,000  BellSouth Communication             44,974     6/30/03
   87     12/1/98     Fee Simple       Hard, In-Place       1,213            Rite Aid of New York, Inc.          12,240     11/1/18
   88      2/1/99     Fee Simple                           13,377    44,600  OMG Fidelity, Inc.                  89,178    12/31/03
   89      1/4/99     Fee Simple
   90     11/1/98     Fee Simple                           15,250            Frame Masters                        1,197     1/1/03
------------------------------------------------------------------------------------------------------------------------------------
   91     10/23/98    Fee Simple                           23,184
   92     3/25/99     Fee Simple
   93     9/29/98     Fee Simple                            1,175    14,693  Office Max, Inc.                    23,500    10/31/13
   94                 Fee Simple                           11,813    57,684
   94a    10/1/98                                                            McBurnett & Szabolcsi                3,015     4/1/01
------------------------------------------------------------------------------------------------------------------------------------
   94b    10/1/98                                                            Mahoney Brewer                       2,473     5/31/01
   95     1/29/99     Fee Simple       Hard, In-Place       2,268            Walgreen's                          15,120     3/25/19
   96     12/21/98    Fee Simple                            3,720    24,600  Nova Care                            7,935    11/30/00
   97     2/24/99     Fee Simple     Modified, In-Place    15,792            Quick Check                            800     4/30/00
   98     12/1/98     Fee Simple                           22,704            Starck Concepts                     26,090     7/31/01
------------------------------------------------------------------------------------------------------------------------------------
   99     7/10/98     Fee Simple                                             Bertucci's                           7,200     6/7/13
   100    1/31/99     Fee Simple                           28,896
   101    3/11/99     Fee Simple                           35,500
   102    12/30/98    Fee Simple                           16,033
   103    10/23/98    Fee Simple                            9,036            GHA Plastic (LNP Engineering)       40,590     6/30/00
------------------------------------------------------------------------------------------------------------------------------------
   104    12/8/98     Fee Simple       Hard, In-Place       8,419    29,020  Pyewacket Restaurant                 6,752    12/31/04
   105    11/1/98     Fee Simple                           24,750
   106                Fee Simple                            8,853
  106a    1/11/99
  106b    1/11/99
------------------------------------------------------------------------------------------------------------------------------------
   107    12/10/98    Fee Simple       Hard, In-Place      48,500    27,766  Randy's Travel Town                 86,999    12/31/13
   108    11/23/98    Fee Simple                            7,854    33,849  Home Accents                        32,000    12/31/04
   109    12/23/98    Fee Simple                           25,353
   110    10/19/98    Fee Simple     Modified, In-Place     2,111    20,209  Dr. Waggoner, DDS                    3,200    12/31/00
   111    2/24/99     Fee Simple                            1,711            Ethan Allen, Inc.                    8,357    12/28/05
------------------------------------------------------------------------------------------------------------------------------------
   112    10/23/98    Fee Simple                           15,336            Atec, Inc.                          11,220    11/30/98
   113    11/25/98    Fee Simple       Hard, In-Place                        Arbor Drug Store/CVS                10,972    11/15/18
   114    10/23/98    Fee Simple                           19,524            The Houston File Room II, Inc.      26,565     1/31/03
   115    12/1/98     Fee Simple     Modified, Springing    2,203    11,749  Kearney Mesa Toyota                 12,956     5/31/07
   116     3/1/99     Fee Simple                            3,764    28,826  Dept of General Services            15,735     12/4/06
------------------------------------------------------------------------------------------------------------------------------------
   117     1/1/99     Fee Simple                            2,640     5,568  Bekhor Laundry                       2,304     8/31/04
   118    11/12/98    Fee Simple                           18,504
   119    1/13/99     Fee Simple                            5,047    15,676  Cigna Dental                         4,850    12/31/03
   120    12/15/98    Fee Simple     Modified, In-Place     6,456    15,228  Big Video                            4,788     8/31/01
   121     2/1/99     Fee Simple     Modified, In-Place               7,348  Gomer Inc dba Action Discount        1,910     5/28/05
------------------------------------------------------------------------------------------------------------------------------------
   122    10/23/98    Fee Simple                           12,192            United DC, Inc. (Van Lines)         46,893     5/31/01

  Control
  Number    Loan Number         Property Name                                           City                  Property County
------------------------------------------------------------------------------------------------------------------------------------
     8      GMAC5060            Fairfield Towers Condominium Apartments                 Brooklyn              Kings
    10      GMAC5900            Boca Palms Apartments                                   Boca Raton            Palm Beach
    14      GMAC5940            Lakewood Hills Apartments                               Harrisburg            Dauphin
    15      GMAC4700            MIDCON Apartment Portfolio
    15a     GMAC4700-A          Hamden Ridge Apartments                                 Hamden                New Haven
------------------------------------------------------------------------------------------------------------------------------------
    15b     GMAC4700-B          Hampton House Apartments                                West Haven            New Haven
    15c     GMAC4700-C          Evergreen Apartments                                    Hamden                New Haven
    15d     GMAC4700-D          Ridgefield Apartments                                   Middletown            Middlesex
    15e     GMAC4700-E          Holiday Apartments                                      West Haven            New Haven
    15f     GMAC4700-F          Jefferson Arms Apartments                               Hamden                New Haven
------------------------------------------------------------------------------------------------------------------------------------
    16      GMAC5970            Palms of Pembroke Apartments                            Pembroke Pines        Broward
    18      GMAC5690            Huntington Westminster Apartments                       Westminster           Orange
    19      GMAC5910            Cobblestone Apartment Homes                             Pompano Beach         Broward
    20      GMAC5960            The Marylander Apartments                               Baltimore             Baltimore
    23      GMAC5920            Hidden Lakes Apartments                                 Miamisburg            Montgomery
------------------------------------------------------------------------------------------------------------------------------------
    24      GMAC5840            The Prather Portfolio
    24a     GMAC5840-A          The Village Apartments                                  Columbia              Boone
    24b     GMAC5840-B          Providence Hill Apartments                              Columbia              Boone
    24c     GMAC5840-C          Lakeside I & II Duplexes                                Columbia              Boone
    27      GMAC5380            Briarcliff Summit Apartments                            Atlanta               Fulton
------------------------------------------------------------------------------------------------------------------------------------
    28      GMAC4260            Center City Apartment Portfolio
    30a     GMAC4260-A          2304-08 Locust Street Apartments                        Philadelphia          Philadelphia
    30b     GMAC4260-B          2321 Spruce Street                                      Philadelphia          Philadelphia
    30c     GMAC4260-C          128 S. 22nd Street                                      Philadelphia          Philadelphia
    30d     GMAC4260-D          280 S. 23rd Street                                      Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    30e     GMAC4260-E          2015-17 Locust Street                                   Philadelphia          Philadelphia
    30f     GMAC4260-F          2019 Spruce Street                                      Philadelphia          Philadelphia
    30g     GMAC4260-G          2034-36 Pine Street                                     Philadelphia          Philadelphia
    30h     GMAC4260-H          2122 Pine Street                                        Philadelphia          Philadelphia
    30i     GMAC4260-I          2131-33 Pine Street                                     Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    30j     GMAC4260-J          420 S. 15th Street                                      Philadelphia          Philadelphia
    30k     GMAC4260-K          330 S. 17th Street                                      Philadelphia          Philadelphia
    30l     GMAC4260-L          735 Spruce Street                                       Philadelphia          Philadelphia
    30m     GMAC4260-M          1009-11 Spruce Street                                   Philadelphia          Philadelphia
    30n     GMAC4260-N          1127 Spruce Street                                      Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    30o     GMAC4260-O          614 Pine Street                                         Philadelphia          Philadelphia
    30p     GMAC4260-P          623-25 Pine Street                                      Philadelphia          Philadelphia
    30q     GMAC4260-Q          920 Clinton Street                                      Philadelphia          Philadelphia
    30r     GMAC4260-R          2009 Mt. Vernon Street                                  Philadelphia          Philadelphia
    30s     GMAC4260-S          2219-21 Spring Garden                                   Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    30t     GMAC4260-T          325 Pine Street                                         Philadelphia          Philadelphia
    30u     GMAC4260-U          532-34 Pine Street                                      Philadelphia          Philadelphia
    30v     GMAC4260-V          607-09 South 3rd Street                                 Philadelphia          Philadelphia
    30w     GMAC4260-W          614 S. 3rd Street                                       Philadelphia          Philadelphia
    30x     GMAC4260-X          718-22 S. 7th Street                                    Philadelphia          Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    35      GMAC5930            Kenwood Gardens Apartments                              Toledo                Lucas
    41      GMAC5950            2031 Locust Street Apartments                           Philadelphia          Philadelphia
    54      GMAC3890            Downing Place Townhouses                                Lexington             Fayette
    56      GMAC4810            Twin Bridge Apartments                                  Euless                Tarrant
    59      GMAC5650            Solomon's Court and Esther's Garden Apartments          Dallas                Dallas
------------------------------------------------------------------------------------------------------------------------------------
    60      GMAC2060            Sheafe St./ Lewis St./ Milk St.
    60a     GMAC2060-A          Sheafe Condominiums                                     Boston                Suffolk
    60b     GMAC2060-B          36-38 Lewis St. Apt. Building                           Boston                Suffolk
    61      GMAC5090            Ravenwood Highlander Apartments                         Clive                 Polk
    66      GMAC4920            Oaks Apartments                                         Balch Springs         Dallas
------------------------------------------------------------------------------------------------------------------------------------
    68      GMAC3470            Cataldo-Pane Multifamily Portfolio
    68a     GMAC3470-A          957 67th Street                                         Brooklyn              Kings
    68b     GMAC3470-B          88 Van Sicklen Street                                   Brooklyn              Kings
    68c     GMAC3470-C          8785 Bay 16th Street                                    Brooklyn              Kings
    68d     GMAC3470-D          7311 4th Avenue                                         Brooklyn              Kings
------------------------------------------------------------------------------------------------------------------------------------
    68e     GMAC3470-E          805 Avenue O                                            Brooklyn              Kings
    68f     GMAC3470-F          1946 70th Street                                        Brooklyn              Kings
    68g     GMAC3470-G          7301 4th Avenue                                         Brooklyn              Kings
    69      GMAC5180            Newporter Apartments                                    Fresno                Fresno County
    70      GMAC5430            Timber Line Apartments                                  Kansas City           Clay
------------------------------------------------------------------------------------------------------------------------------------
    72      GMAC5630            Woodland Grove Apartments                               Laurel                Prince Georges County
    73      GMAC5680            Country Place Apartments                                Abilene               Taylor
    81      GMAC4760            Riverine Apartments                                     Traverse City         Grand Traverse
    84      GMAC1880            Lock Mill Plaza                                         Concord               Cabarrus
    89      GMAC5130            Camelot Square Apartments (CA)                          Bakersfield           Kern
------------------------------------------------------------------------------------------------------------------------------------
    90      GMAC4530            Polk Street Apartments                                  San Francisco         San Francisco
    91      GMAC4470            Rue Versailles Apartments                               Royal Oak Township    Oakland
    92      GMAC5800            Garden Center Apartments                                Broomfield            Boulder
    97      GMAC4270            547-557 Flatbush Avenue                                 Brooklyn              Kings
    100     GMAC5170            Mark Court Apartments                                   Newport               Washington
------------------------------------------------------------------------------------------------------------------------------------
    101     GMAC5370            Brendenwood Apartments                                  South Bend            St. Joseph
    102     GMAC5070            La Marquesa Apartments                                  Van Nuys              Los Angeles
    105     GMAC3330            William Realty Portfolio                                East Orange           Essex
    109     GMAC5160            Highland Village Apartments                             LaGrange              Troup
    118     GMAC3900            Fountain Ridge Apartments                               Sioux Falls           Minnehaha

                                                                                                                      Studios

                                                 Initial      Initial Pool         Utilities                                 Avg
  Control                                         Pool         Balance Per          Paid by                                Rent Per
  Number    State               Zip Code       Balance ($)      Unit ($)            Tenant                       # Units   Mos. ($)
------------------------------------------------------------------------------------------------------------------------------------
     8      New York             11207         25,177,781        25,771       Gas/Electricity/Cable                85        550
    10      Florida              33428         22,583,360        43,263       Gas/Electricity/Cable
    14      Pennsylvania         17109         18,736,195        33,338       Gas/Electricity/Cable
    15                                         17,443,028        33,036
    15a     Connecticut          06514                                        Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
    15b     Connecticut          06516                                        Electricity/Cable                    5         450
    15c     Connecticut          06518                                        Electricity/Cable
    15d     Connecticut          06457                                        Gas/Electricity/Cable               100        502
    15e     Connecticut          06516                                        Electricity/Cable
    15f     Connecticut          06518                                        Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
    16      Florida              33025         16,587,778        47,666       Electricity/Cable
    18      California           92683         13,992,012        44,990       Gas/Electricity/Cable                31        550
    19      Florida              33069         13,839,803        36,041       Electricity/Cable
    20      Maryland             21218         12,290,944        24,242       Electricity/Cable                   326        483
    23      Ohio                 45342         10,692,122        29,700       Gas/Electricity/Cable                5         495
------------------------------------------------------------------------------------------------------------------------------------
    24                                         10,568,731        43,138
    24a     Missouri             65201                                        Gas/Electricity/Cable
    24b     Missouri             65201                                        Gas/Electricity
    24c     Missouri             65201                                        Gas/Electricity/Cable
    27      Georgia              30306          8,894,345        44,250                                            89        648
------------------------------------------------------------------------------------------------------------------------------------
    28                                          7,608,624        38,234
    30a     Pennsylvania         19103                                        Electricity/Cable                    12        533
    30b     Pennsylvania         19103                                        Cable                                2         550
    30c     Pennsylvania         19103                                        Gas/Electricity/Cable                3         533
    30d     Pennsylvania         19103                                        Gas/Electricity/Cable                1         500
------------------------------------------------------------------------------------------------------------------------------------
    30e     Pennsylvania         19103                                        Gas/Electricity/Cable                9         492
    30f     Pennsylvania         19103                                        Gas/Electricity/Cable                3         548
    30g     Pennsylvania         19103                                        Electricity/Cable                    2         400
    30h     Pennsylvania         19103                                        Electricity/Cable
    30i     Pennsylvania         19103                                        Gas/Electricity/Cable                2         470
------------------------------------------------------------------------------------------------------------------------------------
    30j     Pennsylvania         19146                                        Gas/Electricity/Cable                1         410
    30k     Pennsylvania         19103                                        Gas/Electricity/Cable                4         513
    30l     Pennsylvania         19106                                        Gas/Electricity/Cable                2         500
    30m     Pennsylvania         19107                                        Gas/Electricity/Cable                8         470
    30n     Pennsylvania         19107                                        Gas/Electricity/Cable                4         459
------------------------------------------------------------------------------------------------------------------------------------
    30o     Pennsylvania         19106                                        Gas/Electricity/Cable                1         450
    30p     Pennsylvania         19106                                        Electricity/Cable
    30q     Pennsylvania         19107                                        Gas/Electricity/Cable                1         450
    30r     Pennsylvania         19130                                        Electricity/Cable                    2         550
    30s     Pennsylvania         19130                                        Gas/Electricity/Cable                7         529
------------------------------------------------------------------------------------------------------------------------------------
    30t     Pennsylvania         19106                                        Gas/Electricity/Cable                1         500
    30u     Pennsylvania         19106                                        Gas/Electricity/Cable
    30v     Pennsylvania         19147                                        Gas/Electricity/Cable
    30w     Pennsylvania         19147                                        Gas/Electricity/Cable
    30x     Pennsylvania         19147                                        Gas/Electricity/Cable                6         492
------------------------------------------------------------------------------------------------------------------------------------
    35      Ohio                 43623          7,244,662        14,374       Gas/Electricity/Cable
    41      Pennsylvania         19103          5,945,619        67,564       Electricity/Cable                    1         505
    54      Kentucky             40517          4,562,409        23,639       Electricity/Cable
    56      Texas                76053          4,483,267        19,078       Electricity
    59      Texas                75232          4,294,076        19,519       Cable
------------------------------------------------------------------------------------------------------------------------------------
    60                                          4,113,492        171,396
    60a     Massachusetts        02109
    60b     Massachusetts        02109
    61      Iowa                 50325          4,112,079        26,702       Gas/Electricity/Cable                4         385
    66      Texas                75180          3,841,713        26,134       Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
    68                                          3,778,745        20,207
    68a     New York             11219                                        Electricity/Cable
    68b     New York             11223                                        Electricity
    68c     New York             11214                                        Electricity
    68d     New York             11209                                        Electricity
------------------------------------------------------------------------------------------------------------------------------------
    68e     New York             11204                                        Electricity/Cable
    68f     New York             11204                                        Electricity
    68g     New York             11209                                        Electricity/Cable
    69      California           93711          3,759,878        41,776       Electricity/Cable
    70      Missouri             64116          3,697,729        25,679
------------------------------------------------------------------------------------------------------------------------------------
    72      Maryland             20708          3,597,701        29,981       Gas/Electricity/Cable
    73      Texas                79602          3,395,557        19,742       Electricity                          72        280
    81      Michigan             49684          3,038,295        37,979       Gas/Electricity/Cable/Trash
    84      North Carolina       28025          2,994,005        29,353       Electricity/Cable
    89      California           93309          2,521,637        40,672       Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
    90      California           94109          2,490,222        40,823       Cable                                45        560
    91      Michigan             48220          2,466,561        29,364       Electricity/Cable
    92      Colorado             80038          2,398,519        30,361       Electricity
    97      New York             11225          2,246,690        36,237       Gas/Electricity/Cable                12        505
    100     Minnesota            55055          2,128,514        22,172       Gas/Electricity/Cable                3         390
------------------------------------------------------------------------------------------------------------------------------------
    101     Indiana              46615          1,998,830        14,076       Gas/Electricity/Cable
    102     California           91406          1,996,119        32,195       Electricity/Cable                    12        431
    105     New Jersey           07018          1,892,055        19,112       Gas/Electricity/Cable                17        550
    109     Georgia              30240          1,696,886        20,949       Gas/Electricity/Cable
    118     South Dakota         57103          1,193,708        16,579       Electricity/Cable

                 1 Bedroom             2 Bedroom             3 bedroom             4 bedroom             5 Bedroom

                         Avg                   Avg                   Avg                   Avg                   Avg       Number
  Control              Rent Per              Rent Per              Rent Per              Rent Per              Rent Per      of
  Number     # Units   Mos. ($)    # Units   Mos. ($)    # Units   Mos. ($)    # Units   Mos. ($)    # Units   Mos. ($)   Elevators
------------------------------------------------------------------------------------------------------------------------------------
     8         290        712        518        797         84        1000                                                   22
    10         180        804        212        931        130        1148                                                    6
    14         168        612        375        698         19        900
    15
    15a         46        670         89        770
------------------------------------------------------------------------------------------------------------------------------------
    15b         34        550                                                                                                 1
    15c         7         550         8         700
    15d         84        663         78        730
    15e         30        515                                                                                                 1
    15f         40        555         7         665                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
    16          72        761        254        919         22        1130
    18         210        650         70        756                                                                           5
    19         256        695        128        785
    20         100        592         67        736         2         1120                                                    6
    23         211        591        139        697         5         810
------------------------------------------------------------------------------------------------------------------------------------
    24
    24a                                                     64        625
    24b         46        480         97        681
    24c                                                     38        623
    27          86        712         26        790                                                                           2
------------------------------------------------------------------------------------------------------------------------------------
    28
    30a         3         817
    30b         3         633         1         1200
    30c         4         554
    30d         5         623
------------------------------------------------------------------------------------------------------------------------------------
    30e         7         682
    30f         5         865
    30g         4         756
    30h         2         663         2         988         1         1200
    30i         6         617
------------------------------------------------------------------------------------------------------------------------------------
    30j         4         485         1         800
    30k         2         613
    30l         4         663
    30m         3         608         1         725
    30n         3         608         1         1000
------------------------------------------------------------------------------------------------------------------------------------
    30o         3         650         2         675
    30p         8         706         3         783
    30q         6         710         1         805
    30r         2         650         1         850
    30s         5         550
------------------------------------------------------------------------------------------------------------------------------------
    30t         3         670         2         963
    30u         6         643         4         780         1         1200
    30v         2         598         3         700
    30w         1         650         4         838
    30x         3         592
------------------------------------------------------------------------------------------------------------------------------------
    35         140        404        338        459         26        640
    41          28        950         49        1484        5         3175                                                    2
    54          77        418        113        547
    56         140        453         75        527         20        685
    59          43        410        177        499
------------------------------------------------------------------------------------------------------------------------------------
    60
    60a                               8         1544
    60b                               4         1850
    61          31        450        119        496
    66          65        381         74        510         8         531
------------------------------------------------------------------------------------------------------------------------------------
    68
    68a         24        549         8         619
    68b         18        541         2         339
    68c         24        585         8         655
    68d         19        522         16        631
------------------------------------------------------------------------------------------------------------------------------------
    68e         17        561         2         419
    68f         13        490         2         577
    68g         19        529         13        573
    69          30        549         30        651         30        744
    70          18        433         92        514         34        725
------------------------------------------------------------------------------------------------------------------------------------
    72          40        633         80        725
    73          64        361         36        437
    81          20        576         60        645
    84          31        477         54        575         17        680
    89                                50        643         12        740
------------------------------------------------------------------------------------------------------------------------------------
    90          6         810         2         935                                                                           1
    91          24        525         60        570
    92          66        533         13        675
    97          28        609         11        653         5         668                                                     1
    100         45        450         48        565
------------------------------------------------------------------------------------------------------------------------------------
    101         51        385         56        477         35        595
    102         29        542         19        635         2         900
    105         41        606         27        682         7         755         6             829
    109         63        420         18        516
    118         39        400         33        515

                     DISTRIBUTION OF CUT-OFF DATE BALANCES




                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
CUT-OFF DATE                   NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
BALANCE                         MORTGAGE        DATE          DATE           DATE            DATE            DATE
DISTRIBUTION                     LOANS        BALANCE        BALANCE       BALANCE         BALANCE         BALANCE
----------------------------- ----------- --------------- ------------ --------------- --------------- ---------------
$   638,827 - $    999,999          2      $  1,607,214        0.16%    $     638,828   $    968,387    $     803,607
  1,000,000 -    1,999,999         20        31,990,825        3.28         1,082,626      1,998,830        1,599,541
  2,000,000 -    2,999,999         19        48,256,765        4.95         2,128,514      2,998,321        2,539,830
  3,000,000 -    3,999,999         19        66,858,065        6.86         3,038,295      3,944,827        3,518,846
  4,000,000 -    4,999,999         14        62,650,771        6.43         4,025,915      4,993,576        4,475,055
  5,000,000 -    5,999,999         10        56,329,155        5.78         5,290,019      5,978,286        5,632,916
  6,000,000 -    6,999,999          2        13,627,015        1.40         6,740,837      6,886,177        6,813,507
  7,000,000 -    7,999,999          8        59,159,649        6.07         7,077,000      7,712,944        7,394,956
  8,000,000 -    8,999,999          2        17,424,724        1.79         8,530,378      8,894,345        8,712,362
  9,000,000 -    9,999,999          1         9,132,449        0.94         9,132,449      9,132,449        9,132,449
 10,000,000 -   13,999,999          7        84,320,280        8.65        10,568,731     13,992,012       12,045,754
 14,000,000 -   16,999,999          2        32,073,693        3.29        15,485,915     16,587,778       16,036,846
 17,000,000 -   19,999,999          3        55,835,359        5.73        17,443,028     19,656,135       18,611,786
 20,000,000 -   24,999,999          4        87,914,138        9.02        20,000,000     23,412,934       21,978,535
 25,000,000 -   29,999,999          4       106,829,924       10.96        25,177,781     28,320,000       26,707,481
 30,000,000 -   39,999,999          1        36,000,000        3.69        36,000,000     36,000,000       36,000,000
 40,000,000 -   59,999,999          2       104,492,212       10.72        50,722,972     53,769,239       52,246,106
 60,000,000 -  100,000,000          1       100,000,000       10.26       100,000,000    100,000,000      100,000,000
                                   --      ------------      ------
Total/Avg./Wtd. Avg./
 Min/Max:                         121      $974,502,237      100.00%    $     638,828   $100,000,000    $   8,053,737
                                  ===      ============      ======



                                                     WEIGHTED               WEIGHTED
                                MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                    SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                     RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   638,827 - $    999,999        1.25x      1.26x      1.26x     8.247%      117.0       55.22%      66.10%      61.78%
  1,000,000 -    1,999,999        1.07       2.28       1.33      7.799       124.9       43.49       79.05       68.19
  2,000,000 -    2,999,999        1.21       1.75       1.34      7.757       142.5       34.13       78.80       71.47
  3,000,000 -    3,999,999        1.20       2.05       1.37      7.709       135.8       56.09       79.90       69.43
  4,000,000 -    4,999,999        1.20       1.43       1.28      7.699       128.6       47.09       83.86       71.15
  5,000,000 -    5,999,999        1.25       1.58       1.37      7.616       117.2       61.75       74.80       70.57
  6,000,000 -    6,999,999        1.28       1.61       1.45      7.944       118.0       66.53       74.90       70.67
  7,000,000 -    7,999,999        1.24       1.60       1.36      7.552       124.5       59.72       79.67       71.95
  8,000,000 -    8,999,999        1.29       1.31       1.30      7.179       130.3       71.90       79.06       75.55
  9,000,000 -    9,999,999        1.28       1.28       1.28      7.250       235.0       68.67       68.67       68.67
 10,000,000 -   13,999,999        1.18       1.60       1.44      7.212       144.0       62.06       77.73       71.05
 14,000,000 -   16,999,999        1.51       1.56       1.53      7.365       119.0       49.95       67.84       59.21
 17,000,000 -   19,999,999        1.24       1.58       1.41      7.820       168.8       70.70       76.99       73.74
 20,000,000 -   24,999,999        1.24       1.53       1.34      7.257       135.7       55.25       61.66       59.11
 25,000,000 -   29,999,999        1.23       2.08       1.52      7.570       148.4       47.36       80.00       67.46
 30,000,000 -   39,999,999        1.20       1.20       1.20      7.800       114.0       66.06       66.06       66.06
 40,000,000 -   59,999,999        1.24       1.24       1.24      7.103       152.9       74.47       74.47       74.47
 60,000,000 -  100,000,000        1.61       1.61       1.61      6.560       117.0       62.50       62.50       62.50
Total/Avg./Wtd. Avg./
 Min/Max:                         1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                        DISTRIBUTION OF PROPERTY TYPES




                                               PERCENTAGE
                                                   OF
                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                   MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE     PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
---------------- ------------ --------------- ------------ ------------- -------------- --------------
Office                 23      $271,764,046       27.89%    $1,122,625    $ 53,769,239   $11,815,828
Multifamily            75       261,659,573       26.85        169,276      25,177,781     3,488,794
Retail                 36       260,978,125       26.78        968,387     100,000,000     7,249,392
Other                   7        69,211,276        7.10        723,651      26,856,137     9,887,325
Hospitality             5        57,432,996        5.89      3,793,327      26,476,006    11,486,599
Industrial             13        44,281,677        4.54        638,828       9,132,449     3,406,283
Mixed Use               3         9,174,543        0.94      1,936,236       4,594,190     3,058,181
                       --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:        162      $974,502,237      100.00%    $  169,276    $100,000,000   $ 6,015,446
                      ===      ============      ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Office               1.20x      1.75x      1.27x     7.425%      138.9       34.13%      78.78%      67.88%
Multifamily          1.18       1.60       1.40      7.230       120.5       59.90       83.86       72.59
Retail               1.21       2.05       1.44      7.217       122.1       56.09       80.00       68.59
Other                1.25       2.28       1.40      7.982       236.5       43.49       65.79       58.64
Hospitality          1.32       2.08       1.76      7.954       133.7       47.36       66.53       51.74
Industrial           1.07       1.47       1.28      7.736       154.9       47.09       74.86       66.79
Mixed Use            1.25       1.31       1.29      7.824       116.9       62.08       75.55       67.46
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                     RANGE OF DEBT SERVICE COVERAGE RATIOS




                                               PERCENTAGE
                                                   OF
                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF DEBT       NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
SERVICE COVERAGE     MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
RATIOS                LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------ ----------- -------------- ------------ ------------- -------------- --------------
CTL                      8      $137,875,890      14.15%    $ 1,448,750   $ 50,722,972   $17,234,486
1.00 - 1.09x             1         1,422,390       0.15       1,422,390      1,422,390     1,422,390
1.10 - 1.19              1        13,992,012       1.44      13,992,012     13,992,012    13,992,012
1.20 - 1.24             14       183,568,885      18.84       1,696,886     53,769,239    13,112,063
1.25 - 1.29             38       201,161,060      20.64         638,828     28,320,000     5,293,712
1.30 - 1.34             19        68,913,542       7.07       1,082,626      8,894,345     3,627,029
1.35 - 1.39              8        30,007,674       3.08       1,098,611      5,978,286     3,750,959
1.40 - 1.49             10        46,781,501       4.80       1,641,645     10,763,630     4,678,150
1.50 - 1.59             14       131,220,939      13.47       1,892,055     22,583,360     9,372,924
1.60 - 1.79              5       128,605,873      13.20       2,184,089    100,000,000    25,721,175
1.90 - 2.19              2        29,560,760       3.03       3,084,754     26,476,006    14,780,380
2.20 - 2.29              1         1,391,712       0.14       1,391,712      1,391,712     1,391,712
                        --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:         121      $974,502,237     100.00%    $   638,828   $100,000,000   $ 8,053,737
                       ===      ============     ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
CTL                   NAP        NAP        NAP        7.517%      222.6   NAP         NAP         NAP
1.00 - 1.09x           1.07x      1.07x      1.07x     8.000       117.0       48.98%      48.98%      48.98%
1.10 - 1.19            1.18       1.18       1.18      7.750       119.0       77.73       77.73       77.73
1.20 - 1.24            1.20       1.24       1.23      7.498       115.5       61.66       79.54       71.89
1.25 - 1.29            1.24       1.29       1.26      7.680       127.3       55.22       80.00       71.58
1.30 - 1.34            1.29       1.33       1.31      7.880       136.6       47.09       83.86       69.03
1.35 - 1.39            1.35       1.37       1.36      7.701       116.5       59.70       78.68       72.38
1.40 - 1.49            1.40       1.49       1.44      7.354       134.2       59.27       77.37       68.65
1.50 - 1.59            1.49       1.58       1.55      7.072       118.6       49.95       79.67       65.18
1.60 - 1.79            1.60       1.75       1.61      6.699       119.4       34.13       72.30       63.69
1.90 - 2.19            2.05       2.08       2.08      7.482       119.5       47.36       56.09       48.27
2.20 - 2.29            2.28       2.28       2.28      7.500       115.0       43.49       43.49       43.49
Total/Avg./Wtd.
 Avg./Min/Max:         1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                            RANGE OF MORTGAGE RATES




                                               PERCENTAGE
                                                   OF
                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                   NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF            MORTGAGE        DATE          DATE          DATE           DATE           DATE
MORTGAGE RATES       LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
----------------- ----------- --------------- ------------ ------------- --------------- -------------
6.001 -  6.250%         2      $  7,576,430        0.78%    $ 3,084,754   $  4,491,676    $ 3,788,215
6.501 -  6.750          2       102,386,967       10.51       2,386,967    100,000,000     51,193,483
6.751 -  7.000         13       131,759,887       13.52       1,193,708     22,583,360     10,135,376
7.001 -  7.250         10       176,115,559       18.07       1,641,645     53,769,239     17,611,556
7.251 -  7.500         16       102,062,213       10.47       1,391,712     26,856,137      6,378,888
7.501 -  7.750         22       178,297,261       18.30       1,936,236     28,320,000      8,104,421
7.751 -  8.000         38       192,941,383       19.80         638,828     36,000,000      5,077,405
8.001 -  9.000         17        63,706,402        6.54         968,387      7,292,233      3,747,435
9.001 - 10.000          1        19,656,135        2.02      19,656,135     19,656,135     19,656,135
                       --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:        121      $974,502,237      100.00%    $   638,828   $100,000,000    $ 8,053,737
                      ===      ============      ======



                                             WEIGHTED               WEIGHTED
                                   MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      MINIMUM       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   DEBT SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF             COVERAGE     COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES         RATIO        RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------- -------------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.001 -  6.250%         1.43x        2.05x      1.68x     6.250%      116.8       56.09%      74.99%      67.29%
6.501 -  6.750          1.61         1.61       1.61      6.564       119.8       62.50       62.50       62.50
6.751 -  7.000          1.20         1.60       1.52      6.798       121.9       59.90       79.35       68.11
7.001 -  7.250          1.24         1.57       1.27      7.150       153.5       55.25       79.67       70.26
7.251 -  7.500          1.20         2.28       1.39      7.394       171.7       43.49       79.07       73.17
7.501 -  7.750          1.18         2.08       1.38      7.641       119.6       47.09       80.00       70.49
7.751 -  8.000          1.07         1.75       1.28      7.888       127.1       34.13       83.86       67.56
8.001 -  9.000          1.22         1.61       1.35      8.256       131.0       54.45       75.32       65.70
9.001 - 10.000         NAP          NAP        NAP        9.030       263.0   NAP         NAP         NAP
Total/Avg./Wtd.
 Avg./Min/Max:          1.07x        2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                          RANGE OF AMORTIZATION TYPES




                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                    NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
AMORTIZATION         MORTGAGE        DATE          DATE          DATE          DATE           DATE
TYPE                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------ ----------- --------------- ------------ ------------- -------------- -------------
Balloon                109      $776,941,901       79.73%    $   638,828   $ 53,769,239   $ 7,127,907
Fully Amortizing         8        48,712,238        5.00       1,386,164     26,856,137     6,089,030
Hyperamortizing          4       148,848,098       15.27       6,886,177    100,000,000    37,212,025
                       ---      ------------      ------
Total /Avg./Wtd.
 Avg./Min/Max:         121      $974,502,237      100.00%    $   638,828   $100,000,000   $ 8,053,737
                       ===      ============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TYPE                  RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                1.07x      2.28x      1.33x     7.472%      134.6       43.49%      83.86%      70.84%
Fully Amortizing       1.26       1.75       1.40      7.671       226.1       34.13       69.31       54.44
Hyperamortizing        1.51       2.08       1.68      6.972       117.8       47.36       66.53       58.69
Total /Avg./Wtd.
 Avg./Min/Max:         1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                  RANGES OF CUT-OFF DATE LOAN-TO-VALUE RATIOS




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE      NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
RATIOS              LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
---------------- ----------- -------------- ------------ ------------- -------------- --------------
CTL                    8      $137,875,890      14.15%    $1,448,750    $ 50,722,972   $17,234,486
30.1 - 50.0%           6        51,433,564       5.28      1,391,712      26,476,006     8,572,261
50.1 - 60.0           11        74,013,669       7.60        638,828      22,583,360     6,728,515
60.1 - 65.0            6       151,318,379      15.53      3,778,745     100,000,000    25,219,730
65.1 - 70.0           24       133,948,129      13.75        968,387      36,000,000     5,581,172
70.1 - 75.0           44       291,439,913      29.91      1,082,626      53,769,239     6,623,634
75.1 - 80.0           21       129,989,426      13.34      1,996,119      28,320,000     6,189,973
80.1 - 85.0            1         4,483,267       0.46      4,483,267       4,483,267     4,483,267
                      --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       121      $974,502,237     100.00%    $  638,828    $100,000,000   $ 8,053,737
                     ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
CTL                 NAP        NAP        NAP        7.517%      222.6   NAP         NAP         NAP
30.1 - 50.0%         1.07x      2.28x      1.80x     7.759       129.5       34.13%      49.95%      47.50%
50.1 - 60.0          1.25       2.05       1.40      7.437       128.9       54.45       59.90       57.80
60.1 - 65.0          1.24       1.61       1.53      6.888       119.9       61.66       64.59       62.34
65.1 - 70.0          1.20       1.61       1.35      7.569       128.1       65.37       69.98       67.44
70.1 - 75.0          1.22       1.60       1.34      7.392       119.8       70.14       74.99       73.30
75.1 - 80.0          1.18       1.49       1.26      7.582       119.2       75.32       80.00       78.47
80.1 - 85.0          1.30       1.30       1.30      7.800       115.0       83.86       83.86       83.86
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                              PERCENTAGE
                                                  OF
                                               AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                   NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                   MORTGAGED   CUT-OFF DATE      DATE          DATE            DATE           DATE
STATE             PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE         BALANCE
---------------- ------------ -------------- ------------ -------------- --------------- --------------
New York               17      $197,449,412      20.26%    $    243,630   $100,000,000    $11,614,671
California             26       194,922,148      20.00        1,297,501     50,722,972      7,497,006
Pennsylvania           30        72,269,982       7.42          169,276     28,320,000      2,408,999
Florida                 9        70,566,782       7.24        1,717,787     22,583,360      7,840,754
Colorado                2        56,167,758       5.76        2,398,519     53,769,239     28,083,879
Illinois                2        46,132,141       4.73       19,656,135     26,476,006     23,066,071
Texas                  15        44,804,427       4.60          638,828      5,692,708      2,986,962
Arizona                 3        41,590,286       4.27        1,098,611     36,000,000     13,863,429
Nevada                  2        28,497,783       2.92        1,641,645     26,856,137     14,248,891
Virginia                4        26,507,797       2.72        2,170,633     12,173,039      6,626,949
New Jersey              8        26,032,047       2.67          723,651      7,712,944      3,254,006
Maryland                3        24,419,023       2.51        3,597,701     12,290,944      8,139,674
Ohio                    2        17,936,784       1.84        7,244,662     10,692,122      8,968,392
Connecticut             6        17,443,028       1.79          461,965      9,624,271      2,907,171
Michigan                5        16,040,567       1.65        1,448,750      7,490,240      3,208,113
Massachusetts           6        15,996,634       1.64          547,710      4,791,571      2,666,106
Georgia                 5        15,878,461       1.63        1,122,625      8,894,345      3,175,692
Missouri                4        14,266,460       1.46        1,804,418      5,744,676      3,566,615
North Carolina          3        11,816,419       1.21        1,936,236      6,886,177      3,938,806
Alaska                  1         7,488,235       0.77        7,488,235      7,488,235      7,488,235
New Hampshire           1         5,589,454       0.57        5,589,454      5,589,454      5,589,454
Louisiana               2         4,793,411       0.49        1,795,091      2,998,321      2,396,706
Kentucky                1         4,562,409       0.47        4,562,409      4,562,409      4,562,409
Iowa                    1         4,112,079       0.42        4,112,079      4,112,079      4,112,079
Rhode Island            1         3,897,657       0.40        3,897,657      3,897,657      3,897,657
Minnesota               1         2,128,514       0.22        2,128,514      2,128,514      2,128,514
Indiana                 1         1,998,830       0.21        1,998,830      1,998,830      1,998,830
South Dakota            1         1,193,708       0.12        1,193,708      1,193,708      1,193,708
                       --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:        162      $974,502,237     100.00%    $    169,276   $100,000,000    $ 6,015,446
                      ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
STATE               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
New York             1.23x      1.61x      1.45x     7.059%      120.6       55.25%      74.89%      64.09%
California           1.18       2.28       1.33      7.519       151.6       43.49       79.16       67.62
Pennsylvania         1.24       1.58       1.40      7.361       118.0       70.70       80.00       75.90
Florida              1.25       2.05       1.53      6.943       126.3       47.09       74.69       62.09
Colorado             1.24       1.43       1.25      7.048       115.2       74.47       77.37       74.60
Illinois             2.08       2.08       2.08      8.224       180.9       47.36       47.36       47.36
Texas                1.07       1.75       1.35      7.884       123.1       34.13       83.86       68.85
Arizona              1.20       1.43       1.23      7.641       114.5       66.06       74.99       67.06
Nevada               1.40       1.40       1.40      7.368       230.0       59.70       59.70       59.70
Virginia             1.28       1.51       1.34      7.581       199.2       74.80       74.90       74.86
New Jersey           1.25       1.57       1.30      7.684       142.8       65.79       74.78       72.54
Maryland             1.20       1.60       1.43      6.934       118.3       71.90       79.07       73.16
Ohio                 1.57       1.60       1.58      6.773       119.0       71.73       73.74       72.93
Connecticut          1.24       1.24       1.24      7.580       116.0       76.99       76.99       76.99
Michigan             1.26       1.36       1.28      7.802       128.1       65.98       78.06       73.75
Massachusetts        1.25       1.40       1.31      8.248       169.5       54.45       75.55       63.96
Georgia              1.22       1.31       1.29      7.593       131.4       72.41       79.06       77.24
Missouri             1.26       1.37       1.29      7.576       119.0       73.65       78.68       74.95
North Carolina       1.22       1.61       1.46      8.067       117.8       66.53       74.85       69.07
Alaska               1.27       1.27       1.27      7.920       179.0       71.32       71.32       71.32
New Hampshire        1.26       1.26       1.26      7.880       117.0       73.55       73.55       73.55
Louisiana            1.25       1.25       1.25      8.063       125.8       72.38       74.96       73.99
Kentucky             1.20       1.20       1.20      6.800       116.0       79.35       79.35       79.35
Iowa                 1.23       1.23       1.23      7.790       117.0       79.54       79.54       79.54
Rhode Island         1.47       1.47       1.47      7.560       119.0       69.98       69.98       69.98
Minnesota            1.22       1.22       1.22      7.610       118.0       70.95       70.95       70.95
Indiana              1.26       1.26       1.26      7.660       119.0       68.93       68.93       68.93
South Dakota         1.32       1.32       1.32      7.000       116.0       68.21       68.21       68.21
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE    MINIMUM       MAXIMUM        AVERAGE
                      NUMBER OF                    CUT-OFF     CUT-OFF       CUT-OFF        CUT-OFF
PREPAYMENT             MORTGAGE   CUT-OFF DATE      DATE         DATE          DATE           DATE
PROVISION               LOANS        BALANCE       BALANCE     BALANCE       BALANCE        BALANCE
-------------------- ----------- -------------- ------------ ----------- --------------- -------------
Lockout/Defeasance   121          $974,502,237      100.00%   $638,828    $100,000,000    $8,053,737
                     ---          ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:       121          $974,502,237      100.00%   $638,828    $100,000,000    $8,053,737
                     ===          ============      ======



                                            WEIGHTED               WEIGHTED
                       MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                        DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT            COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Lockout/Defeasance       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%
Total/Avg./Wtd.
 Avg./Min/Max:           1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

            DISTRIBUTION OF MORTGAGED PROPERTIES BY TOP FIVE STATES




                                              PERCENTAGE
                                                  OF
                                               AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
                   NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
TOP FIVE STATE     MORTGAGED   CUT-OFF DATE      DATE          DATE           DATE           DATE
DISTRIBUTION      PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE         BALANCE
---------------- ------------ -------------- ------------ ------------- --------------- --------------
New York               17      $197,449,412      20.26%    $   243,630   $100,000,000    $11,614,671
California             26       194,922,148      20.00       1,297,501     50,722,972      7,497,006
Pennsylvania           30        72,269,982       7.42         169,276     28,320,000      2,408,999
Florida                 9        70,566,782       7.24       1,717,787     22,583,360      7,840,754
Colorado                2        56,167,758       5.76       2,398,519     53,769,239     28,083,879
Other                  78       383,126,154      39.32         461,965     36,000,000      4,911,874
                       --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:        162      $974,502,237     100.00%    $   169,276   $100,000,000    $ 6,015,446
                      ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
TOP FIVE STATE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
New York             1.23x      1.61x      1.45x     7.059%      120.6       55.25%      74.89%      64.09%
California           1.18       2.28       1.33      7.519       151.6       43.49       79.16       67.62
Pennsylvania         1.24       1.58       1.40      7.361       118.0       70.70       80.00       75.90
Florida              1.25       2.05       1.53      6.943       126.3       47.09       74.69       62.09
Colorado             1.24       1.43       1.25      7.048       115.2       74.47       77.37       74.60
Other                1.07       2.08       1.39      7.673       145.8       34.13       83.86       69.56
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                     RANGE OF REMAINING AMORTIZATION TERMS




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
REMAINING         NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION       MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TERMS (MOS.)        LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
---------------- ----------- -------------- ------------ ------------- --------------- -------------
121 - 180              2      $  5,859,618       0.60%    $1,386,164    $  4,473,453    $ 2,929,809
181 - 240             10       127,544,080      13.09      1,448,750      50,722,972     12,754,408
241 - 300             22       109,088,029      11.19      1,082,626      25,177,781      4,958,547
301 - 360             85       629,617,716      64.61        638,828      53,769,239      7,407,267
361 - 380              2       102,392,794      10.51      2,392,794     100,000,000     51,196,397
                      --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       121      $974,502,237     100.00%    $  638,828    $100,000,000    $ 8,053,737
                     ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS.)        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
121 - 180            1.26x      1.29x      1.28x     7.714%      178.2       47.09%      69.31%      52.35%
181 - 240            1.20       1.75       1.36      7.373       202.7       34.13       79.35       63.93
241 - 300            1.22       2.28       1.34      7.792       139.4       43.49       74.85       66.93
301 - 360            1.07       2.08       1.38      7.477       125.5       47.36       83.86       69.80
361 - 380            1.21       1.61       1.60      6.582       117.0       62.50       75.96       62.81
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                     RANGE OF REMAINING TERMS TO MATURITY




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF              NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS        MORTGAGE   CUT-OFF DATE      DATE          DATE            DATE           DATE
TO MATURITY (MOS.)      LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
-------------------- ----------- -------------- ------------ -------------- --------------- -------------
101 - 120                101      $781,803,224      80.23%    $    638,828   $100,000,000    $ 7,740,626
121 - 140                  1         2,998,321       0.31        2,998,321      2,998,321      2,998,321
141 - 180                  4        22,242,198       2.28        1,386,164      8,894,345      5,560,550
181 - 240                 13       135,629,320      13.92        1,448,750     50,722,972     10,433,025
241 - 360                  2        31,829,174       3.27       12,173,039     19,656,135     15,914,587
                         ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:           121      $974,502,237     100.00%    $    638,828   $100,000,000    $ 8,053,737
                         ===      ============     ======



                                            WEIGHTED               WEIGHTED
                       MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                        DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS.)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
101 - 120                1.07x      2.28x      1.40x     7.361%      117.2       43.49%      83.86%      68.44%
121 - 140                1.25       1.25       1.25      7.820       131.0       74.96       74.96       74.96
141 - 180                1.26       1.31       1.29      7.638       164.4       47.09       79.06       69.42
181 - 240                1.26       1.75       1.36      7.379       211.8       34.13       74.78       62.61
241 - 360                 NAP        NAP        NAP      8.418       275.2         NAP         NAP         NAP
Total/Avg./Wtd.
 Avg./Min/Max:           1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                      RANGE OF ORIGINAL TERMS TO MATURITY




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF              NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS         MORTGAGE   CUT-OFF DATE      DATE          DATE            DATE           DATE
TO MATURITY (MOS.)      LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
-------------------- ----------- -------------- ------------ -------------- --------------- -------------
101 - 120                100      $755,327,218      77.51%    $    638,828   $100,000,000    $ 7,553,272
121 - 140                  2        29,474,327       3.02        2,998,321     26,476,006     14,737,163
141 - 180                  4        22,242,198       2.28        1,386,164      8,894,345      5,560,550
181 - 240                 13       135,629,320      13.92        1,448,750     50,722,972     10,433,025
241 - 360                  2        31,829,174       3.27       12,173,039     19,656,135     15,914,587
                         ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:           121      $974,502,237     100.00%    $    638,828   $100,000,000    $ 8,053,737
                         ===      ============     ======



                                            WEIGHTED               WEIGHTED
                       MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                        DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS.)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
101 - 120                1.07x      2.28x      1.38x     7.352%      117.1       43.49%      83.86%      69.18%
121 - 140                1.25       2.08       2.00      7.645       121.1       47.36       74.96       50.17
141 - 180                1.26       1.31       1.29      7.638       164.4       47.09       79.06       69.42
181 - 240                1.26       1.75       1.36      7.379       211.8       34.13       74.78       62.61
241 - 360                NAP        NAP        NAP       8.418       275.2        NAP         NAP         NAP
Total/Avg./Wtd.
 Avg./Min/Max:           1.07x      2.28x      1.40x     7.406%      136.6       34.13%      83.86%      68.28%

                                    ANNEX B


ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9                  WAC:
  Chicago, IL   60674-4107                                                                                 WAMM:


===================================================================================================================================




                                                                                                                    Number Of Pages

                                                   Table Of Contents
                                                   REMIC Certificate Report
                                                   Other Related Information
                                                   Asset Backed Facts Sheets
                                                   Delinquency Loan Detail
                                                   Mortgage Loan Characteristics
                                                   Loan Level Listing


                                                   TOTAL PAGES INCLUDED IN THIS PACKAGE


                                                   Specially Serviced Loan Detail                  Appendix A
                                                   Modified Loan Detail                            Appendix B
                                                   Realized Loss Detail                            Appendix C

                           -----------------------------------------------------------------------------------------
                                  INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                           -----------------------------------------------------------------------------------------
                                                   LaSalle Web Site                            www.Inbabs.com
                                                   LaSalle Bulletin Board                      (714) 282-3990
                                                   LaSalle ASAP Fax System                     (714) 282-5518

                                                   ASAP #:                                                999
                                                   Monthly Data File Name:                             0999MMYY.EXE
                           =========================================================================================

===================================================================================================================================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9                  WAC:
  Chicago, IL   60674-4107                                                                                 WAMM:
===================================================================================================================================
            Original        Opening     Principal   Principal      Negative     Closing    Interest     Interest   Pass-Through
 Class    Face Value (1)    Balance      Payment   Adj. or Loss  Amortization   Balance     Payment    Adjustment    Rate (2)
 CUSIP     Per $1,000     Per $1,000   Per $1,000   Per $1,000    Per $1,000   Per $1,000  Per $1,000  Per $1,000   Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
                                                                                                    Total P&I
                                                                                                    ===============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated




(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                    OTHER RELATED INFORMATION
===================================================================================================================================

  -------------------------------------------------------------------------------------------------------------------------------
                  ACCRUED           EXCESS       BEGINNING                PAYMENT OF      ENDING        YIELD
                CERTIFICATE     PREPAY INTEREST   UNPAID                 PRIOR UNPAID     UNPAID     MAINTENANCE     PREPAYMENT
    CLASS         INTEREST         SHORTFALL     INTEREST                  INTEREST      INTEREST      PREMIUM        PREMIUMS
  ===============================================================================================================================














  -------------------------------------------------------------------------------------------------------------------------------
     TOTAL          0.00              0.00        0.00                     0.00           0.00          0.00          0.00
  ===============================================================================================================================

  -------------------------------------------------------------------------------------------------------------------------------
                                                               ADVANCES
               PRIOR OUTSTANDING                  CURRENT PERIOD                RECOVERED                 OUTSTANDING
               Principal           Interest       Principal    Interest         Principal     Interest    Principal        Interest
  ===============================================================================================================================

Servicer               0.00          0.00          0.00           0.00          0.00           0.00            0.00        0.00
Trustee:               0.00          0.00          0.00           0.00          0.00           0.00            0.00        0.00
Fiscal Agent:          0.00          0.00          0.00           0.00          0.00           0.00            0.00        0.00

  ---------------------------------------------------------------------------------------------------------------------------------

  =================================================================================================================================

===================================================================================================================================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                    OTHER RELATED INFORMATION

===================================================================================================================================

               -----------------------------------------------------------------------------------------------------
                                                       SERVICING COMPENSATION
               =====================================================================================================
                          Current Period Master Servicing Fees Paid:                                     0.00
                          Current Period Surveillance Fees Paid:                                         0.00
                          Current Period Primary Fees Paid:                                              0.00
                          Current Period Sub Servicer Fees Paid:                                         0.00
                          Additional Master Servicing Compensation:                                      0.00
                          Current Period Special Servicing Fees Paid:                                    0.00
                          Current Period Workout Fees Paid:                                              0.00
                          Current Period Liquidation Fees Paid:                                          0.00
                                                                                                       -------
                                                                                                         0.00
                                                                                                       =======

               -----------------------------------------------------------------------------------------------------
                             MORTGAGE POOL INFORMATION
               =====================================================================================================

                          Number of Outstanding Mortgage Loans in Pool:                                      0
                          Aggregate Stated Principal Balance before Distribution Date:                    0.00
                          Aggregate Stated Principal Balance after Distribution Date:                     0.00
                          Percentage of Remaining Cut-off Date Principal Balance:                         0.00%


              ------------------------------------------------------------------------------------------------------
                                                         SUMMARY OF REO PROPERTIES
              ------------------------------------------------------------------------------------------------------
                                                 ENDING
                                                  PRIN.                DATE OF FINAL    AMOUNT     AGG. OTHER
              #   PROPERTY NAME   DATE OF REO    BALANCE    BOOK VALUE    RECOVERY    OF PROCEEDS  REVENUE COLL.
              ======================================================================================================

              1.
              2.
              3.
              4.
              5.

===================================================================================================================================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                    OTHER RELATED INFORMATION

===================================================================================================================================

         -----------------------------------------------------------------------------------------------------------------
                                           SUMMARY OF APPRAISAL REDUCTIONS
         -----------------------------------------------------------------------------------------------------------------
                                              BEGINNING       ENDING
                                               PRIN.          PRIN.                 APPRAISAL     APPRAISAL        DATE OF
         #   PROPERTY NAME    LOAN NUMBER     BALANCE         BALANCE            REDUCTION AMT.     DATE         REDUCTION
         =================================================================================================================
         1.
         2.
         3.
         4.
         5.






         -----------------------------------------------------------------------------------------------------------------
                                           SUMMARY OF REPURCHASED, LIQUIDATED OR DISPOSED LOANS
         -----------------------------------------------------------------------------------------------------------------
                                             PRINCIPAL                       DATE OF FINAL     AMOUNT     AGGREGATE OTHER
         #   PROPERTY NAME    LOAN NUMBER     BALANCE            BOOK VALUE   LIQUIDATION   OF PROCEEDS   REV. COLLECTED
         =================================================================================================================

         1.
         2.
         3.
         4.
         5.








===================================================================================================================================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                    OTHER RELATED INFORMATION

===================================================================================================================================

      Number of loans which have had their maturity dates extended:                                                     0
      Stated principal balance outstanding of loans which have had their maturity dates extended:                    0.00
      Weighted average extension period (in months) of loans which have had their maturity dates extended:              0

      Number of loans in the process of having their maturity dates extended:                                           0
      Stated principal balance of loans in the process of having their maturity dates extended:                      0.00
      Weighted average anticipated extension period of loans in the process of being extended:                          0

      Cut-off principal balance of paid off loans that never experienced maturity date extensions:                   0.00

      Cut-off principal balance of paid off loans that experienced maturity date extensions:                         0.00
      Weighted average extension period of paid off loans that experienced maturity date extensions:                    0

      Number of loans in the process of having their maturity dates further extended:                                   0
      Cut-off principal balance of loans in the process of having their maturity dates further extended:             0.00
      Weighted average extension period of loans in the process of having their maturity date further extended:         0


===================================================================================================================================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107



DISTRIBUTION     DELINQ 1 MONTH    DELINQ 2 MONTHS   DELINQ 3+ MONTHS     FORECLOSURE/BANKRUPTCY     REO
DATE             #    BALANCE       #      BALANCE    #      BALANCE       #            BALANCE    #    BALANCE
====================================================================================================================










 MODIFICATIONS    PREPAYMENTS     CURR WEIGHTED AVG.
 #    BALANCE     #    BALANCE    COUPON      REMIT
=====================================================








Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                         GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER          Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER         Prior Payment:
Administrator:                                       MORTGAGE PASS-THROUGH CERTIFICATES                    Record Date:
  Ann Kelly (800) 246-5761                                   SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                          ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107
                                                               DELINQUENT LOAN DETAIL

                       PAID                       OUTSTANDING     OUT. PROPERTY                       SPECIAL
DISCLOSURE DOC         THRU       CURRENT P&I       P&I            PROTECTION       ADVANCE           SERVICER     FORECLOSURE
CONTROL #              DATE         ADVANCE        ADVANCES**       ADVANCES     DESCRIPTION(1)     TRANSFER DATE     DATE
=================================================================================================================================












  BANKRUPTCY   REO
    DATE       DATE
====================
















A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but (less than) one month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon / Assumed Scheduled Payment
7. P&I Advance - Loan in Foreclosure
8. P&I Advance - Loan in Bankruptcy
9. P&I Advance - REO Loan

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                     Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                   Payment Date:
                                          GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                  Prior Payment:
Administrator:                                           MORTGAGE PASS-THROUGH CERTIFICATES                         Record Date:
  Ann Kelly  (800) 246-5761                                       SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                               ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                           POOL TOTAL

           DISTRIBUTION OF PRINCIPAL BALANCES                           DISTRIBUTION OF PROPERTY TYPES
----------------------------------------------------------    ---------------------------------------------------
Current Scheduled              Number  Scheduled  Based on                           Number  Scheduled  Based on
    Balances                  of Loans  Balance   Balance         Property Types    of Loans  Balance    Balance
==========================================================    ===================================================
           $0 to   $2,000,000                                 Multifamily
   $2,000,000 to   $4,000,000                                 Retail
   $4,000,000 to   $6,000,000                                 Office
   $6,000,000 to   $8,000,000                                 Other
   $8,000,000 to  $10,000,000                                 Lodging
  $10,000,000 to  $12,000,000                                 Health Care
  $12,000,000 to  $14,000,000                                 Industrial
  $14,000,000 to  $16,000,000                                 Self Storage
  $16,000,000 to  $18,000,000                                 Mixed Use
  $18,000,000 to  $20,000,000
  $20,000,000 to  $22,000,000                                 ===================================================
  $22,000,000 to  $24,000,000                                          Total
  $24,000,000 to  $26,000,000                                 ---------------------------------------------------
  $26,000,000 to  $28,000,000                                      DISTRIBUTION OF MORTGAGE INTEREST RATES
  $28,000,000 to  $30,000,000                                 ---------------------------------------------------
  $30,000,000 to  $38,000,000                                     Current Mortgage   Number  Scheduled  Based on
  $38,000,000 to  $46,000,000                                      Interest Rate    of Loans  Balance    Balance
  $46,000,000 to  $64,000,000                                 ===================================================
  $64,000,000 to $130,000,000                                  6.250%   or    less
 $130,000,000 &  Above                                         6.250%   to    6.500%
==========================================================     6.500%   to    6.750%
           Total                                               6.750%   to    7.000%
----------------------------------------------------------     7.000%   to    7.250%
             Average Scheduled Balance is                      7.250%   to    7.500%
             Maximum Scheduled Balance is                      7.500%   to    7.750%
             Minimum Scheduled Balance is                      7.750%   to    8.000%
                                                               8.000%   to    8.250%
                                                               8.250%   to    8.500%
                                                               8.500%   to    8.750%
                                                               8.750%   to    9.000%
                                                               9.000%   to    9.250%
                                                               9.250%   to    9.500%
                                                               9.500%    &     Above
                                                              ===================================================
                                                                       Total
                                                              ---------------------------------------------------
                                                                        W/Avg Mortgage Interest Rate is
                                                                        Minimum Mortgage Interest Rate is
                                                                        Maximum Mortgage Interest Rate is



                 GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------
                           Number   Scheduled   Based on
  Geographic Location    of Loans    Balance     Balance
==========================================================
   California
   New Jersey
   Texas
   Florida
   Pennsylvania
   New York
   Nevada
   Michigan
   Utah
   Virginia
   Georgia
   Ohio
   Arizona
   Washington
   Massachusetts
   Maryland
   Illinois
   Iowa
   Tennessee
   Colorado
   Oklahoma
   Orgeon
   District of Columbia
   Connecticut
   South Carolina
   New Hampshire
   Wisconsin
   Alabama
   Delaware
   Various
----------------------------------------------------------
   Total
----------------------------------------------------------

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                            GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                       Statement Date:
LaSalle Bank N.A.                           GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                 Payment Date:
                                            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                Prior Payment:
Administrator:                                         MORTGAGE PASS-THROUGH CERTIFICATES                           Record Date:
  Ann Kelly  (800) 246-5761                                       SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                         ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107                                          POOL TOTAL


                       LOAN SEASONING                                   DISTRIBUTION OF REMAINING TERM
----------------------------------------------------------                     FULLY AMORTIZING
                              Number  Scheduled  Based on     ---------------------------------------------------
      Number of Years        of Loans  Balance   Balance          Fully Amortizing    Number  Scheduled  Based on
==========================================================         Mortgage Loans    of Loans  Balance   Balance
                                                              ===================================================
       1 year or less
       1+ to 2 years                                             60 months or less
       2+ to 3 years                                             61 to 120 months
       3+ to 4 years                                            121 to 180 months
       4+ to 5 years                                            181 to 240 months
       5+ to 6 years                                            241 to 360 months
       6+ to 7 years                                          ---------------------------------------------------
       7+ to 8 years                                                  Total
       8+ to 9 years                                          ---------------------------------------------------
       9+ to 10 years                                               Weighted Average Months to Maturity is
     10 years or more
----------------------------------------------------------
           Total
----------------------------------------------------------
                Weighted Average Seasoning is



            DISTRIBUTION OF AMORTIZATION TYPE
----------------------------------------------------------
                              Number   Scheduled Based on                DISTRIBUTION OF REMAINING TERM
     Amortization Type       of Loans  Balance   Balance                        BALLOON LOANS
==========================================================    ---------------------------------------------------
      Fully Amortizing                                              Balloon           Number  Scheduled  Based on
  Interest Only / Balloon                                          Mortgage Loans    of Loans  Balance   Balance
  Interest Only / Amortizing                                  ===================================================
  Interest Only / Amortizing / Balloon                            12 months or less
                                                                  13 to 24 months
                                                                  25 to 36 months
                                                                  37 to 48 months
                                                                  49 to 60 months
                                                                  61 to 120 months
                                                                 121 to 180 months
                                                                 181 to 240 months
==========================================================    ===================================================
           Total                                                       Total
----------------------------------------------------------    ---------------------------------------------------
                                                                    Weighted Average Months to Maturity is

                     DISTRIBUTION OF DSCR
------------------------------------------------------------
        Debt Service        Number    Scheduled   Based on
     Coverage Ratio (1)    of Loans    Balance    Balance
============================================================
    1.100   or    less
    1.100   to    1.250
    1.250   to    1.400
    1.400   to    1.550
    1.550   to    1.700
    1.700   to    1.850
    1.850   to    2.000
    2.000   to    2.150
    2.150   to    2.300
    2.300   to    2.450
    2.450   to    2.600
    2.600   to    2.750
    2.750   to    2.900
    2.900   to    3.050
    3.050    &    above
         Unknown
============================================================
          Total
------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is



                        NOI AGING
------------------------------------------------------------
                            Number     Scheduled  Based on
        NOI Date           of Loans    Balance    Balance
============================================================
     1 year or less
      1 to 2 years
     2 Years or More
         Unknown
============================================================
          Total
------------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.



(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                     Statement Date:
LaSalle Bank N.A.                           GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER                 Payment Date:
                                            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER                Prior Payment:
Administrator:                                           MORTGAGE PASS-THROUGH CERTIFICATES                         Record Date:
  Ann Kelly  (800) 246-5761                                     SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                       ABN AMRO ACCT: 99-9999-99-9
  Chicago, IL   60674-4107
                                                                LOAN LEVEL DETAIL
============================================================================================================================
                           Property                             Operating                 Ending
 Disclosure                  Type       Maturity                Statement                Principal     Note      Scheduled
  Control #      Group       Code         Date        DSCR*       Date        State       Balance      Rate         P&I
============================================================================================================================















============================================================================================================================






======================================
  Other                     Loan
Principal   Prepayment     Status
Adjustment     Date       Code (1)
======================================











======================================


* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


--------------------------------------------------------------------------------
(1) Legend: A. P&I Adv -  in Grace Period       1. P&I Adv - delinquent 1 month
            B. P&I Adv -  (less than) one month 2. P&I Adv - delinquent 2 months delinq.
================================================================================

--------------------------------------------------------------------------------
3. P&I Adv -  delinquent 3+ months   5. Prepaid in Full       7. Foreclosure
4. Mat. Balloon/Assumed P&I          6. Specially Serviced    8. Bankruptcy
================================================================================

--------------------------
 9. REO   11. Modification
10. DPO
==========================

(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.            Statement Date: 04/15/99
LaSalle Bank N.A.                           GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER        Payment Date:   04/15/99
                                            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER       Prior Payment:  03/15/99
Administrator:                                           MORTGAGE PASS-THROUGH CERTIFICATES                Record Date:    03/31/99
  Ann Kelly  (800) 246-5761                                     SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                       ABN AMRO ACCT: 67-7997-10-8
  Chicago, IL   60674-4107
                                                          SPECIALLY SERVICED LOAN DETAIL
====================================================================================================================================
                    Beginning                                                      Specially
 Disclosure         Scheduled        Interest       Maturity        Property        Serviced
  Control #          Balance           Rate           Date            Type        Status Code(1)            Comments
====================================================================================================================================















====================================================================================================================================
  (1) Legend:
      1) Request for waiver of Prepayment Penalty       4) Loan with Borrower Bankruptcy        7) Loans Paid Off
      2) Payment default                                5) Loan in Process of Foreclosure       8) Loans Returned to Master Servicer
      3) Request for Loan Modification or Workout       6) Loan now REO Property
====================================================================================================================================
                                                                                                                      APPENDIX A


(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.            Statement Date: 04/15/99
LaSalle Bank N.A.                           GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER        Payment Date:   04/15/99
                                            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER       Prior Payment:  03/15/99
Administrator:                                           MORTGAGE PASS-THROUGH CERTIFICATES                Record Date:    03/31/99
  Ann Kelly  (800) 246-5761                                     SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                       ABN AMRO ACCT: 67-7997-10-8
  Chicago, IL   60674-4107
                                                               MODIFIED LOAN DETAIL
====================================================================================================================================
 Disclosure            Modification                                    Modification
 Control #                 Date                                        Description
------------------------------------------------------------------------------------------------------------------------------------

















====================================================================================================================================
                                                                                                                   APPENDIX B


(Copyright) 1999 LaSalle Bank N.A.

ABN AMRO                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.            Statement Date: 04/15/99
LaSalle Bank N.A.                           GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER SERVICER        Payment Date:   04/15/99
                                            GMAC COMMERCIAL MORTGAGE CORPORATION AS SPECIAL SERVICER       Prior Payment:  03/15/99
Administrator:                                           MORTGAGE PASS-THROUGH CERTIFICATES                Record Date:    03/31/99
  Ann Kelly  (800) 246-5761                                     SERIES 1999-C2
  135 S. LaSalle Street   Suite 1625                       ABN AMRO ACCT: 67-7997-10-8
  Chicago, IL   60674-4107
                                                               REALIZED LOSS DETAIL
====================================================================================================================================
                                           Beginning              Gross Proceeds    Aggregate      Net        Net Proceeds
  Dist.  Disclosure  Appraisal  Appraisal  Scheduled    Gross       as a % of      Liquidation  Liquidation    as a % of    Realized
  Date   Control #      Date      Value     Balance    Proceeds   Sched Principal   Expenses*     Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Current Total                     0.00                   0.00                     0.00           0.00                     0.00
Cumulative                        0.00                   0.00                     0.00           0.00                     0.00
====================================================================================================================================
                                                                                                                   APPENDIX C

*  Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


(Copyright) 1999 LaSalle Bank N.A.

                   GMAC Commercial Mortgage Securites, Inc.
                                 Series 1999-C2
                         DELINQUENT LOAN STATUS REPORT
                             as of _______________

VALUATION   APPRAISAL   LOSS USING  ESTIMATED     TOTAL    PROSPECTUS
  DATE        BPO OR    90% APPR.    RECOVERY   APPRAISAL      ID
            INTERNAL    OR BPO (f)      %       REDUCTION
             VALUE**                            REALIZED











  SHORT NAME   PROPERTY  CITY  STATE  TRANSFER  RESOLUTION   FCL    EXPECTED    WORKOUT          COMMENTS
    (WHEN        TYPE                   DATE       DATE     START   FCL SALE    STRATEGY
 APPROPRIATE)                                               DATE      DATE


(Copyright) LaSalle Bank N.A.

                   GMAC Commercial Mortgage Securites, Inc.
                                 Series 1999-C2
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________


PROSPECTUS CITY  STATE    MOD /   EFFECT  BALANCE      BALANCE       OLD   # MTHS    NEW    OLD    NEW      OLD
    ID                 EXTENSION   DATE    WHEN         AT THE      RATE   FOR RATE  RATE   P&I    P&I    MATURITY
                         FLAG            SENT TO      EFFECTIVE            CHANGE
                                         SPECIAL       DATE OF
                                         SERVICER   REHABILITATION
------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

                                          # OF LOANS      $ BALANCE

MODIFICATIONS:

MATURITY DATE EXTENTIONS:
------------------------------------------------------------------
TOTAL:




    NEW     TOTAL #     (1)       (2) EST.       COMMENT
 MATURITY     MTHS    REALIZED     FUTURE
              FOR     LOSS TO     INTEREST
             CHANGE   TRUST $     LOSS TO
               OF                 TRUST $
              MOD                  (RATE
                                 REDUCTION)
--------------------------------------------------------------









* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1)  Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.


(Copyright) LaSalle Bank N.A.

                   GMAC Commericial Mortgage Securites, Inc.
                                 Series 1999-C2
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                           as of ___________________



----------------------------------------------------------------------------------------------------------------------------
 PROSPECTUS      SHORT       PROPERTY      CITY        STATE         %        LATEST    EFFECT DATE    SALES      NET AMT
     ID           NAME         TYPE                              RECEIVED    APPRAISAL    OF SALE      PRICE     RECEIVED
                 (WHEN                                           FROM SALE  OR BROKERS                           FROM SALE
              APPROPRIATE)                                                    OPINION
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

----------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
----------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------------
 SCHEDULED    TOTAL P&I     TOTAL     SERVICING      NET       ACTUAL     DATE LOSS   MINOR ADJ     DATE     TOTAL LOSS   LOSS % OF
  BALANCE     ADVANCED    EXPENSES      FEES      PROCEEDS     LOSSES      PASSED     TO TRUST    MINOR ADJ     WITH      SCHEDULED
                                       EXPENSE                 PASSED       THRU                 PASSED THRU ADJUSTMENT    BALANCE
                                                                THRU
-----------------------------------------------------------------------------------------------------------------------------------










(Copyright) LaSalle Bank N.A.




                    GMAC Commercial Mortgage Securites, Inc.
                                 Series 1999-C2
                                REO STATUS REPORT
                               as of_____________

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Other
  Pro-     Short Name                                            Paid   Scheduled     Total P&I     Total     Advances
spectus     (When        Property                     Sq Ft      Thru     Loan         Advances    Expenses    (Taxes       Total
  ID      Appropriate)     Type    City   State     or Units     Date    Balance       To Date     To Date    & Escrow)   Exposure
------------------------------------------------------------------------------------------------------------------------------------


























------------------------------------------------------------------------------------------------------------------------------------
 Current                 LTM     LTM      Cap                  Value using   Appraisal BPO  Loss using
 Monthly    Maturity     NOI     NOI/     Rate     Valuation     NOI & Cap    or Internal    92% Appr.     Estimated
   P&I        Date      Date     DSC   Assign ***    Date          Rate         Value**      or BPO (f)    Recovery %
------------------------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------
 Total Appraisal     Transfer       REO              Pending
Reduction Realized     Date     Acquisition Date   Resolution Date    Comments
--------------------------------------------------------------------------------









(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion,
    Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                   GMAC Commercial Mortgage Securities, Inc.
                                Series 1999-C2
                               SERVICER WATCH LIST
                               as of ___________


--------------------------------------------------------------------------------------------------------------------------------
    S4          S55           S61      S57    S58       P7         P8         P11       P54
--------------------------------------------------------------------------------------------------------------------------------
Prospectus  Short Name      Property   City  State   Scheduled    Paid      Maturity    LTM*       Comment / Reason on Watch List
    ID         (When          Type                     Loan       Thru       Date       DSCR
             Appropriate)                             Balance     Date
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
--------------------------------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------------------------------
Total:                                                $
--------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
--------------------------------------------------------------------------------------------------------------------------------

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1999-C2
                      COMPARATIVE FINANCIAL STATUS REPORT
                                 as of _______




------------------------------------------------------------------------------------------------------------------------------------
      Prospectus             City         State    Last Property       Scheduled    Paid Thru Date      Annual
         ID                                        Inspect Date      Loan Balance                      Debt Service

------------------------------------------------------------------------------------------------------------------------------------
                                                     yy/mm
------------------------------------------------------------------------------------------------------------------------------------





List all loans currently in deal with or with out information largest to smallest loan





















Total:                                                               $                                 $

Financial Information:

Current Full Year:

Current Full Yr. received with DSC (less than) 1:

Prior Full Year:

Prior Full Yr. received with DSC (less than) 1:

Quarterly Financials:

(1) DSC calculated using NOI / Debt Service

(2) Net change should compare the latest year to the underwriting year



     Original Underwriting Information              2nd Preceding Annual Operating Information
------------------------------------------------------------------------------------------------------------------------------------
Basis Year                                         as of _______                        Normalized
------------------------------------------------------------------------------------------------------------------------------------
  Financial       %      Total     $                   Financial      %       Total      $
Info as of Date  Occ    Revenue   NOI    DSCR      Info as of Date   Occ     Revenue    NOI    DSCR
------------------------------------------------------------------------------------------------------------------------------------
  yy/mm                                                 yy/mm
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
                  WA     $        $      WA                           WA     $          $      WA
------------------------------------------------------------------------------------------------------------------------------------
                Received                                             Required
------------------------------------------------------------------------------------------------------------------------------------
        Loans              Balance                           Loans          Balance
------------------------------------------------------------------------------------------------------------------------------------
          #       %        $     %                            #       %     $     %
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------





  Preceding  Annual Operating Inform                     YTD or Trailing Financial Informati            Net Change
------------------------------------------------------------------------------------------------------------------------------------
as of _______                       Normalized                     Month Reported "Actual"            Preceding & Basis
------------------------------------------------------------------------------------------------------------------------------------
Financial Info      %     Total     $                    FS           FS       Total     $      %      %      %
   as of Date      Occ   Revenue   NOI     DSCR       Start Date   End Date   Revenue   NOI    DSC    Occ   Total Rev   DSC
------------------------------------------------------------------------------------------------------------------------------------
yy/mm                                                 yy/mm        yy/mm
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------
                    WA    $         $       WA                       WA         $        $      WA     WA      $          WA
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------

                   GMAC Commercial Mortgage Securites, Inc.
                                Series 1999-C2
                      OPERATING STATEMENT ANALYSIS REPORT
                               as of ____________

 PROPERTY OVERVIEW
      Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations              Underwriting      199           199           199          YTD
      Occupancy Rate *
      Average Rental Rate
                                    * Occupancy rates are year end or the ending date of the financial statement for the period.

  INCOME:                                                                                      No. of Mos.
      Number of Mos. Annualized                                    Prior Year   Current Yr.
      Period Ended                   Underwriting       199           199           199       199 YTD**     199 -Base    199 -199
      Statement Classification         Base Line    Normalized     Normalized   Normalized   as of / /96     Variance    Variance
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Through/Escalations
      Other Income

   Effective Gross Income                    $0.00         $0.00          $0.00       $0.00          $0.00      %            %

                                    Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                    Servicer
                                    ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES                  $0.00         $0.00          $0.00       $0.00          $0.00      %            %

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                      $0.00         $0.00          $0.00       $0.00          $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                       $0.00         $0.00          $0.00       $0.00          $0.00                    $0.00

   N.O.I. AFTER CAPITAL ITEMS                $0.00         $0.00          $0.00       $0.00          $0.00

DEBT SERVICE (PER SERVICER)                  $0.00         $0.00          $0.00       $0.00          $0.00
CASH FLOW AFTER DEBT SERVICE                 $0.00         $0.00          $0.00       $0.00          $0.00

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

   SOURCE OF FINANCIAL DATA:
                                    (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
-----------------------------------------------------------------------------------------------------------------------------------

The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                   GMAC Commercial Mortgage Securites, Inc.
                                Series 1999-C2
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                 as of _______


 PROPERTY OVERVIEW
      Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                 Borrower   Adjustment      Normalized
      Occupancy Rate *
      Average Rental Rate
                                    * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized           "Year"
      Period Ended                       Borrower                   Adjustment                   Normalized
      Statement Classification            Actual
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Throughs/Escalations
      Other Income
   EFFECTIVE GROSS INCOME                   $0.00                          $0.00                        $0.00
                                    Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                    Servicer

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES                 $0.00                          $0.00                        $0.00

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                     $0.00                          $0.00                        $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                      $0.00                          $0.00                        $0.00

   N.O.I. AFTER CAPITAL ITEMS               $0.00                          $0.00                        $0.00

DEBT SERVICE (PER SERVICER)                 $0.00                          $0.00                        $0.00
CASH FLOW AFTER DEBT SERVICE                $0.00                          $0.00                        $0.00

(1)DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAP EXP.)

   SOURCE OF FINANCIAL DATA:
                                    (ie. operating statements, financial statements, tax return, other)



NOTES AND  ASSUMPTIONS:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                                 STRUCTURAL AND COLLATERAL TERM SHEET
                            $ 974,502,237 (APPROXIMATE COLLATERAL BALANCE)               MAY 25, 1999
                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  MORTGAGE PASS-THROUGH CERTIFICATES
                                            SERIES 1999-C2

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------
                                   APPROXIMATE     EXPECTED CREDIT       EXPECTED         EXPECTED
              EXPECTED RATING     FACE/NOTIONAL        SUPPORT       WEIGHTED AVERAGE      PAYMENT
 CLASS (A)    MDY'S/S&P/FITCH      AMOUNT (MM)       (% OF UPB)      LIFE (YEARS) (B)      WINDOW
------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
  X         Aaa/AAAr/AAA               $974.5 (c)         N/A              10.0           7/99-1/24
  A1        Aaa/AAA/AAA                 150.3            28.25              5.7          7/99-12/08
  A2        Aaa/AAA/AAA                 549.0            28.25              9.7          12/08-5/09
  B         Aa2/AA/AA                    51.2            23.00              9.9           5/09-5/09
  C         A2/A/A                       48.7            18.00              9.9           5/09-5/09
  D         A3/A-/A-                     14.6            16.50             10.0           5/09-6/09
  E         Baa2/BBB/BBB                 41.4            12.25             10.9           6/09-8/11
  F         Baa3/BBB-/BBB-               12.2            11.00             12.8          8/11-11/12
  G         Baa3/NR/NR                   12.2             9.75             14.0          11/12-1/14

PRIVATELY OFFERED CLASSES (D)
------------------------------------------------------------------------------------------------------
  H             -                       -                 -                 -                 -
  J             -                       -                 -                 -                 -
  K             -                       -                 -                 -                 -
  L             -                       -                 -                 -                 -
  M             -                       -                 -                 -                 -
  N             -                       -                 -                 -                 -
               TOTAL SECURITIES:       $974.5
------------------------------------------------------------------------------------------------------
(a) Class A1 is expected to have a fixed pass-through rate. Classes A2, B, C and D are expected to have a fixed pass-through rate subject to a cap equal to the weighted average Net Mortgage
    Pass-Through Rate. Classes E, F and G are expected to have a pass-through rate equal to the weighted average Net Mortgage Pass-Through Rate.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on
    Anticipated Repayment Dates.
(c) Notional amount on interest only class.
(d) Not offered hereby.

KEY FEATURES:
-------------
Lead Manager:                                Donaldson, Lufkin & Jenrette Securities Corporation
Co-Managers:                                 Deutsche Bank Securities Goldman, Sachs & Co.
Mortgage Loan Seller:                        GMAC Commercial Mortgage Corporation
Master Servicer:                             GMAC Commercial Mortgage Corporation
Special Servicer:                            GMAC Commercial Mortgage Corporation
Trustee:                                     LaSalle Bank National Association
Launch:                                      May 12, 1999
Pricing:                                     May 25, 1999
Closing:                                     June 9, 1999
Cut-Off Date:                                June 1and 10, 1999
Distribution Date:                           15th of each month, or following business day (commencing
                                             July 1999)
Payment Delay:                               14 days
ERISA Eligible:                              Classes A1, A2, and X are expected to be ERISA eligible
                                             subject to certain conditions for eligibility.
SMMEA Eligible:                              Classes A1, A2, X and B are expected to be SMMEA securities upon issuance.
Structure:                                   Sequential pay
Day Count:                                   30/360
Tax Treatment:                               REMIC
Rated Final Distribution Date:               September 2033
Clean up Call:                               1.0%
Minimum Denominations:                       Publicly Offered Classes except Class X: $25,000 & $1
                                             Class X: $1,000,000 Notional Amount & $1
Delivery:                                    DTC

------------------------------------------------------------------------------------------------------

COLLATERAL FACTS:
-----------------
Initial Pool Balance:                                                                     $974,502,237
Number of Mortgage Loans:                                                                          121
Number of Mortgaged Properties:                                                                    162
Average Cut-Off Date Balance:                                                               $8,053,737
Weighted Average Current Mortgage Rate:                                                         7.406%
Weighted Average U/W DSCR (a) (b):                                                               1.40x
Weighted Average Cut-Off Date LTV Ratio (a) (b):                                                68.28%
Weighted Average Remaining Term to Maturity (months):                                            136.6
Weighted Average Remaining Amortization Term (months):                                           332.7
Weighted Average Seasoning (months):                                                               3.0
CTL Loans as a % of Total                                                                       14.15%
Balloon Loans as % of Total (c):                                                                 95.0%
Single Largest Loan as % of Total:                                                              10.26%
Five Largest Loans as % of Total:                                                               27.58%
Ten Largest Loans as % of Total:                                                                40.36%
(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.
(b) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the
    Aggregate Cut-Off Date Balance.
(c) Includes 4 ARD loans totaling $148.8 mm and 15.27% of the pool Cut-Off date balance.

TEN LARGEST LOANS OR SPONSORS
-----------------------------
                                        ORIGINAL
LOAN                                    BALANCE      % BY UPB      LTV       DSCR   PROPERTY TYPE
------------------------------------------------------------------------------------------------------
PREIT Portfolio (a)                   $108,000,000     11.07%    67.45%      1.57x  Multifamily
Queens Center Retail                   100,000,000     10.26     62.50       1.61   Retail
Ingram Micro Headquarters (b)           72,880,000      7.45     98.30       1.00   Office - CTL
The Palmer Center                       54,000,000      5.52     74.47       1.24   Office
The Squaw Peak Loan (c)                 36,000,000      3.69     66.06       1.20   Office
Red Rose Commons                        28,320,000      2.91     80.00       1.24   Retail
University of Nevada Property           27,000,000      2.76     89.52       1.15   Other - CTL
Holiday Inn Mart Plaza                  26,500,000      2.72     47.41       2.06   Full Service Hotel
Fairfield Towers                        25,258,000      2.58     74.48       1.23   Multifamily
729 Seventh Avenue                      23,500,000      2.40     61.66       1.24   Office
------------------------------------------------------------------------------------------------------
(a) 8 loans with affiliated borrowers make up this group of loans. Not cross-collateralized.
(b) 2 loans with affiliated borrowers make up this group of loans on 3 properties. Not cross-collateralized.
(c) 1 loan on 3 properties.

SELECTED LOAN DATA:
-------------------
                               NUMBER OF                       CUT-OFF DATE BALANCE
                               MORTGAGED       -------------------------------------------------------
GEOGRAPHIC DISTRIBUTION       PROPERTIES          (MM)           % BY UPB          WTD. AVG. DSCR (A)
------------------------------------------------------------------------------------------------------
New York                           17            $197.4             20.3%                 1.45x
California                         26             194.9             20.0                  1.33
Pennsylvania                       30              72.3              7.4                  1.40
Florida                             9              70.6              7.2                  1.53
Colorado                            2              56.2              5.8                  1.25
Other (b)                          78             383.1             39.3                  1.39
                                  ---            ------            -----                  -----
TOTAL/WTD. AVG.                   162            $974.5            100.0%                 1.40x
------------------------------------------------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------------------------------------------------
Office                             23            $271.8             27.9%                 1.27x
Multifamily                        75             261.7             26.9                  1.40
Retail                             36             261.0             26.8                  1.44
Other                               7              69.2              7.1                  1.40
Hospitality                         5              57.4              5.9                  1.76
Industrial                         13              44.3              4.5                  1.28
Mixed Use                           3               9.2              0.9                  1.29
                                  ---            ------            -----                  -----
TOTAL/WTD. AVG.                   162            $974.5            100.0%                 1.40x
------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS
------------------------------------------------------------------------------------------------------
Lockout/Defeasance                121            $974.5            100%                   1.40x
                                  ---            ------            ----                   -----
TOTAL/WTD. AVG.                   121            $974.5            100%                   1.40x
------------------------------------------------------------------------------------------------------
(a) The DSCR information does not reflect the 8 CTL loans representing 14.15% of the Aggregate
    Cut-Off Date Balance.
(b) Includes 23 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

O   For purposes of calculating principal distributions of the Certificates:

    -- Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M, N certificates.

O Realized losses will be allocated to the principal balance of Class N, M, L, K, J, H, G, F, E, D, C, B until reduced to zero and then to the class A1 and A2 pro rata.

O Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 Certificates each month.

O Each class will be subordinate to the Class A1, A2, and X and to each class with an earlier alphabetic designation than such class.


O   All classes will pay interest on a 30/360 basis.

O The Master Servicer will cover net prepayment interest shortfalls, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all Certificates.

O Interest shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates with the Class X considered most senior.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                   DISTRIBUTION OF CUT-OFF DATE BALANCES (A)
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE   WEIGHTED
                                                     PERCENTAGE                                  WEIGHTED     REMAINING   AVERAGE
        RANGE OF         NUMBER OF     CUT-OFF      OF AGGREGATE       AVERAGE       WEIGHTED     AVERAGE      TERM TO    CUT-OFF
      CUT-OFF DATE       MORTGAGE       DATE           CUT-OFF      CUT-OFF DATE      AVERAGE    MORTGAGE     MATURITY   DATE LTV
        BALANCES           LOANS       BALANCE      DATE BALANCE       BALANCE         DSCR        RATE         (MOS)      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
   $638,827 - 999,999        2      $  1,607,214        0.16%         $  803,607       1.26x       8.247%       117.0      61.78%
 1,000,000 - 1,999,999      20        31,990,825        3.28           1,599,541       1.33        7.799        124.9      68.19
 2,000,000 - 2,999,999      19        48,256,765        4.95           2,539,830       1.34        7.757        142.5      71.47
 3,000,000 - 3,999,999      19        66,858,065        6.86           3,518,846       1.37        7.709        135.8      69.43
 4,000,000 - 4,999,999      14        62,650,771        6.43           4,475,055       1.28        7.699        128.6      71.15
 5,000,000 - 5,999,999      10        56,329,155        5.78           5,632,916       1.37        7.616        117.2      70.57
 6,000,000 - 6,999,999       2        13,627,015        1.40           6,813,507       1.45        7.944        118.0      70.67
 7,000,000 - 7,999,999       8        59,159,649        6.07           7,394,956       1.36        7.552        124.5      71.95
 8,000,000 - 8,999,999       2        17,424,724        1.79           8,712,362       1.30        7.179        130.3      75.55
 9,000,000 - 9,999,999       1         9,132,449        0.94           9,132,449       1.28        7.250        235.0      68.67
10,000,000 - 13,999,999      7        84,320,280        8.65          12,045,754       1.44        7.212        144.0      71.05
14,000,000 - 16,999,999      2        32,073,693        3.29          16,036,846       1.53        7.365        119.0      59.21
17,000,000 - 19,999,999      3        55,835,359        5.73          18,611,786       1.41        7.820        168.8      73.74
20,000,000 - 24,999,999      4        87,914,138        9.02          21,978,535       1.34        7.257        135.7      59.11
25,000,000 - 29,999,999      4       106,829,924       10.96          26,707,481       1.52        7.570        148.4      67.46
30,000,000 - 39,999,999      1        36,000,000        3.69          36,000,000       1.20        7.800        114.0      66.06
40,000,000 - 59,999,999      2       104,492,212       10.72          52,246,106       1.24        7.103        152.9      74.47
   60,000,000 - Over         1       100,000,000       10.26         100,000,000       1.61        6.560        117.0      62.50
                             -       -----------       -----         -----------       ----        -----        -----      -----
TOTAL/WTD. AVG.            121      $974,502,237      100.00%       $  8,053,737       1.40x      7.406%       136.6       68.28%
                           ===      ============      =======       ============       =====       ======       =====      ======
-----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
               DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (A)
--------------------------------------------------------------------------------

                                                                                                     WEIGHTED
                                                                                                      AVERAGE    WEIGHTED
                                               PERCENTAGE OF                             WEIGHTED    REMAINING    AVERAGE
                  NUMBER OF       CUT-OFF        AGGREGATE       AVERAGE      WEIGHTED    AVERAGE     TERM TO     CUT-OFF
                  MORTGAGED        DATE        CUT-OFF DATE   CUT-OFF DATE     AVERAGE   MORTGAGE    MATURITY    DATE LTV
STATE            PROPERTIES       BALANCE         BALANCE        BALANCE        DSCR       RATE        (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------
New York             17         $197,449,412       20.26%       $11,614,671     1.45x      7.059%      120.6       64.09%
California           26          194,922,148       20.00          7,497,006     1.33       7.519       151.6       67.62
Pennsylvania         30           72,269,982        7.42          2,408,999     1.40       7.361       118.0       75.90
Florida               9           70,566,782        7.24          7,840,754     1.53       6.943       126.3       62.09
Colorado              2           56,167,758        5.76         28,083,879     1.25       7.048       115.2       74.60
Illinois              2           46,132,141        4.73         23,066,071     2.08       8.224       180.9       47.36
Texas                15           44,804,427        4.60          2,986,962     1.35       7.884       123.1       68.85
Arizona               3           41,590,286        4.27         13,863,429     1.23       7.641       114.5       67.06
Nevada                2           28,497,783        2.92         14,248,891     1.40       7.368       230.0       59.70
Virginia              4           26,507,797        2.72          6,626,949     1.34       7.581       199.2       74.86
New Jersey            8           26,032,047        2.67          3,254,006     1.30       7.684       142.8       72.54
Maryland              3           24,419,023        2.51          8,139,674     1.43       6.934       118.3       73.16
Ohio                  2           17,936,784        1.84          8,968,392     1.58       6.773       119.0       72.93
Connecticut           6           17,443,028        1.79          2,907,171     1.24       7.580       116.0       76.99
Michigan              5           16,040,567        1.65          3,208,113     1.28       7.802       128.1       73.75
Massachusetts         6           15,996,634        1.64          2,666,106     1.31       8.248       169.5       63.96
Georgia               5           15,878,461        1.63          3,175,692     1.29       7.593       131.4       77.24
Missouri              4           14,266,460        1.46          3,566,615     1.29       7.576       119.0       74.95
North Carolina        3           11,816,419        1.21          3,938,806     1.46       8.067       117.8       69.07
Alaska                1            7,488,235        0.77          7,488,235     1.27       7.920       179.0       71.32
New Hampshire         1            5,589,454        0.57          5,589,454     1.26       7.880       117.0       73.55
Louisiana             2            4,793,411        0.49          2,396,706     1.25       8.063       125.8       73.99
Kentucky              1            4,562,409        0.47          4,562,409     1.20       6.800       116.0       79.35
Iowa                  1            4,112,079        0.42          4,112,079     1.23       7.790       117.0       79.54
Rhode Island          1            3,897,657        0.40          3,897,657     1.47       7.560       119.0       69.98
Minnesota             1            2,128,514        0.22          2,128,514     1.22       7.610       118.0       70.95
Indiana               1            1,998,830        0.21          1,998,830     1.26       7.660       119.0       68.93
South Dakota          1            1,193,708        0.12          1,193,708     1.32       7.000       116.0       68.21
                      -            ---------        ----          ---------     ----       -----       -----       -----
TOTAL/WTD. AVG.     162         $974,502,237      100.00%        $6,015,446     1.40x      7.406%      136.6       68.28%
                    ===         ============      =======        ==========     =====      ======      =====       ======
---------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date
    Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------

                              [UNITED STATES MAP]

                AK       SD       LA       KY       NC      CT
               0.77%    0.12%    0.49%    0.47%    1.21%   1.79%

                CA       TX       IL       NH       GA      NJ
              20.00%    4.60%    4.73%    0.57%    1.63%   2.67%

                NV       MN       MI       NY       FL      MD
               2.92%    0.22%    1.65%   20.26%    7.24%   2.51%

                AZ       IA       IN       PA       MA
               4.27%    0.42%    0.21%    7.42%    1.64%

                CO       MO       OH       VA       RI
               5.76%    1.46%    1.84%    2.72%    0.40%

                                  [PIE CHART]

                             Other (a)      29.99%
                             New York       20.26%
                             California     20.00%
                             Pennsylvania    7.42%
                             Florida         7.24%
                             Colorado        5.76%
                             Illinois        4.73%
                             Texas           4.60%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                       DISTRIBUTION OF PROPERTY TYPES (A)
--------------------------------------------------------------------------------

                                  [PIE CHART]

                             Office         27.89%
                             Multi-family   26.85%
                             Retail         26.78%
                             Other           7.10%
                             Mixed Use       0.94%
                             Hospitality     5.89%
                             Industrial      4.54%

                                                                                                     WEIGHTED
                                                                                                     AVERAGE     WEIGHTED
                                               PERCENTAGE                               WEIGHTED     REMAINING   AVERAGE
                  NUMBER OF      CUT-OFF      OF AGGREGATE     AVERAGE      WEIGHTED    AVERAGE       TERM TO     CUT-OFF
                  MORTGAGED        DATE       CUT-OFF DATE  CUT-OFF DATE    AVERAGE     MORTGAGE     MATURITY    DATE LTV
PROPERTY TYPE    PROPERTIES      BALANCE        BALANCE        BALANCE        DSCR        RATE         (MOS)       RATIO
---------------------------------------------------------------------------------------------------------------------------
Office               23        $271,764,046      27.89%      $11,815,828      1.27x       7.425%       138.9       67.88
Multifamily          75         261,659,573      26.85         3,488,794      1.40        7.230        120.5       72.59
Retail               36         260,978,125      26.78         7,249,392      1.44        7.217        122.1       68.59
Other                 7          69,211,276       7.10         9,887,325      1.40        7.982        236.5       58.64
Hospitality           5          57,432,996       5.89        11,486,599      1.76        7.954        133.7       51.74
Industrial           13          44,281,677       4.54         3,406,283      1.28        7.736        154.9       66.79
Mixed Use             3           9,174,543       0.94         3,058,181      1.29        7.824        116.9       67.46
                      -           ---------       ----         ---------      ----        -----        -----       -----
TOTAL/WTD. AVG.     162        $974,502,237     100.00%       $6,015,446      1.40x       7.406%       136.6       68.28
                    ===        ============     =======       ==========      =====       ======       =====       =====
---------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date
    Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
       DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS (A)
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                            AVERAGE       WEIGHTED
                                                PERCENTAGE OF    AVERAGE                                    REMAINING     AVERAGE
RANGE OF DEBT        NUMBER OF      CUT-OFF       AGGREGATE      CUT-OFF       WEIGHTED      WEIGHTED        TERM TO       CUT-OFF
SERVICE COVERAGE     MORTGAGE        DATE         CUT-OFF          DATE        AVERAGE        AVERAGE       MATURITY      DATE LTV
RATIOS                 LOANS        BALANCE     DATE BALANCE      BALANCE        DSCR      MORTGAGE RATE      (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
CTL                      8       $137,875,890       14.15%      $17,234,486       NAP          7.517%          222.6          NAP
1.00 - 1.09              1          1,422,390        0.15         1,422,390      1.07x         8.000           117.0        48.98%
1.10 - 1.19              1         13,992,012        1.44        13,992,012      1.18          7.750           119.0        77.73
1.20 - 1.24             14        183,568,885       18.84        13,112,063      1.23          7.498           115.5        71.89
1.25 - 1.29             38        201,161,060       20.64         5,293,712      1.26          7.680           127.3        71.58
1.30 - 1.34             19         68,913,542        7.07         3,627,029      1.31          7.880           136.6        69.03
1.35 - 1.39              8         30,007,674        3.08         3,750,959      1.36          7.701           116.5        72.38
1.40 - 1.49             10         46,781,501        4.80         4,678,150      1.44          7.354           134.2        68.65
1.50 - 1.59             14        131,220,939       13.47         9,372,924      1.55          7.072           118.6        65.18
1.60 - 1.79              5        128,605,873       13.20        25,721,175      1.61          6.699           119.4        63.69
1.90 - 2.19              2         29,560,760        3.03        14,780,380      2.08          7.482           119.5        48.27
2.20 - 2.29              1          1,391,712        0.14         1,391,712      2.28          7.500           115.0        43.49
                         -          ---------        ----         ---------      ----          -----           -----        -----
TOTAL/WTD. AVG.        121       $974,502,237      100.00%       $8,053,737      1.40x         7.406%          136.6        68.28%
                       ===       ============      =======       ==========      =====         ======          =====        ======
------------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

--------------------------------------------------------------------------------
      DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS (A)
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                   PERCENTAGE OF    AVERAGE                                 REMAINING      AVERAGE
RANGE OF CUT-OFF    NUMBER OF        CUT-OFF         AGGREGATE      CUT-OFF      WEIGHTED     WEIGHTED        TERM TO       CUT-OFF
DATE LOAN TO        MORTGAGE          DATE           CUT-OFF          DATE       AVERAGE       AVERAGE       MATURITY      DATE LTV
VALUE RATIOS         LOANS           BALANCE       DATE BALANCE      BALANCE       DSCR     MORTGAGE RATE      (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
CTL                     8         $137,875,890         14.15%     $17,234,486       NAP         7.517%         222.6           NAP
30.1 - 50.0             6           51,433,564          5.28        8,572,261      1.80         7.759          129.5         47.50%
50.1 - 60.0            11           74,013,669          7.60        6,728,515      1.40         7.437          128.9         57.80
60.1 - 65.0             6          151,318,379         15.53       25,219,730      1.53         6.888          119.9         62.34
65.1 - 70.0            24          133,948,129         13.75        5,581,172      1.35         7.569          128.1         67.44
70.1 - 75.0            44          291,439,913         29.91        6,623,634      1.34         7.392          119.8         73.30
75.1 - 80.0            21          129,989,426         13.34        6,189,973      1.26         7.582          119.2         78.47
80.1 - 85.0             1            4,483,267          0.46        4,483,267      1.30         7.800          115.0         83.86
                        -            ---------          ----        ---------      ----         -----          -----         -----
TOTAL/WTD. AVG.       121         $974,502,237        100.00%      $8,053,737      1.40x        7.406%         136.6         68.28%
                      ===         ============        =======      ==========      =====        ======         =====         ======
------------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGE INTEREST RATES (A)
--------------------------------------------------------------------------------

                                                                                                     WEIGHTED
                                                                                                     AVERAGE     WEIGHTED
                                                 PERCENTAGE                              WEIGHTED    REMAINING    AVERAGE
                    NUMBER OF       CUT-OFF     OF AGGREGATE     AVERAGE      WEIGHTED   AVERAGE     TERM TO      CUT-OFF
RANGE OF            MORTGAGE         DATE         CUT-OFF      CUT-OFF DATE   AVERAGE    MORTGAGE    MATURITY    DATE LTV
MORTGAGE RATES        LOANS        BALANCE      DATE BALANCE      BALANCE       DSCR       RATE        (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------
6.001 - 6.250           2         $7,576,430        0.78%       $3,788,215      1.68x      6.250%      116.8       67.29%
6.501 - 6.750           2        102,386,967       10.51        51,193,483      1.61       6.564       119.8       62.50
6.751 - 7.000          13        131,759,887       13.52        10,135,376      1.52       6.798       121.9       68.11
7.001 - 7.250          10        176,115,559       18.07        17,611,556      1.27       7.150       153.5       70.26
7.251 - 7.500          16        102,062,213       10.47         6,378,888      1.39       7.394       171.7       73.17
7.501 - 7.750          22        178,297,261       18.30         8,104,421      1.38       7.641       119.6       70.49
7.751 - 8.000          38        192,941,383       19.80         5,077,405      1.28       7.888       127.1       67.56
8.001 - 9.000          17         63,706,402        6.54         3,747,435      1.35       8.256       131.0       65.70
9.001 or greater        1         19,656,135        2.02        19,656,135        NAP      9.030       263.0         NAP
                        -         ----------        ----        ----------        ---      -----       -----         ---
TOTAL/WTD. AVG.       121       $974,502,237      100.00%       $8,053,737      1.40x      7.406%      136.6       68.28%
                      ===       ============      ======        ==========      =====      ======      =====       ======
-----------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

--------------------------------------------------------------------------------
                DISTRIBUTION OF REMAINING AMORTIZATION TERMS (A)
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                  PERCENTAGE      AVERAGE                                  REMAINING    AVERAGE
RANGE OF REMAINING   NUMBER OF        CUT-OFF    OF AGGREGATE     CUT-OFF       WEIGHTED     WEIGHTED       TERM TO     CUT-OFF
AMORTIZATION         MORTGAGE          DATE         CUT-OFF        DATE          AVERAGE      AVERAGE      MATURITY    DATE LTV
TERMS (MONTHS)         LOANS          BALANCE    DATE BALANCE     BALANCE         DSCR     MORTGAGE RATE     (MOS)       RATIO
----------------------------------------------------------------------------------------------------------------------------------
121 - 180                2          $5,859,618       0.60%       $2,929,809       1.28x        7.714%         178.2      52.35%
181 - 240               10         127,544,080      13.09        12,754,408       1.36         7.373          202.7      63.93
241 - 300               22         109,088,029      11.19         4,958,547       1.34         7.792          139.4      66.93
301 - 360               85         629,617,716      64.61         7,407,267       1.38         7.477          125.5      69.80
361 - 380                2         102,392,794      10.51        51,196,397       1.60         6.582          117.0      62.81
                         -         -----------      -----        ----------       ----         -----          -----      -----
TOTAL/WTD. AVG.        121        $974,502,237     100.00%       $8,053,737       1.40x        7.406%         136.6      68.28%
                       ===        ============     =======       ==========       =====        ======         =====      ======
----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                 DISTRIBUTION OF ORIGINAL TERMS TO MATURITY (A)
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                             AVERAGE    WEIGHTED
                                                   PERCENTAGE      AVERAGE                                  REMAINING    AVERAGE
RANGE OF ORIGINAL     NUMBER OF        CUT-OFF    OF AGGREGATE     CUT-OFF       WEIGHTED     WEIGHTED       TERM TO     CUT-OFF
TERMS TO MATURITY     MORTGAGE          DATE         CUT-OFF        DATE          AVERAGE      AVERAGE      MATURITY    DATE LTV
(MONTHS)                LOANS          BALANCE    DATE BALANCE     BALANCE         DSCR     MORTGAGE RATE     (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
101 - 120                100        $755,327,218       77.51%     $7,553,272       1.38x         7.352%       117.1       69.18%
121 - 140                  2          29,474,327        3.02      14,737,163       2.00          7.645        121.1       50.17
141 - 180                  4          22,242,198        2.28       5,560,550       1.29          7.638        164.4       69.42
181 - 240                 13         135,629,320       13.92      10,433,025       1.36          7.379        211.8       62.61
241 - 360                  2          31,829,174        3.27      15,914,587        NAP          8.418        275.2         NAP
                           -          ----------        ----      ----------        ---          -----        -----         ---
TOTAL/WTD. AVG.          121        $974,502,237      100.00%     $8,053,737       1.40x         7.406%       136.6       68.28%
                         ===        ============      =======     ==========       =====         ======       =====       ======
-----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

--------------------------------------------------------------------------------
                DISTRIBUTION OF REMAINING TERMS TO MATURITY (A)
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE    WEIGHTED
                                                     PERCENTAGE      AVERAGE                                  REMAINING    AVERAGE
RANGE OF REMAINING      NUMBER OF        CUT-OFF    OF AGGREGATE     CUT-OFF       WEIGHTED     WEIGHTED       TERM TO     CUT-OFF
TERMS TO MATURITY       MORTGAGE          DATE         CUT-OFF        DATE          AVERAGE      AVERAGE      MATURITY    DATE LTV
(MONTHS)                  LOANS          BALANCE    DATE BALANCE     BALANCE         DSCR     MORTGAGE RATE     (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
101 - 120                  101        $781,803,224      80.23%     $7,740,626        1.40x        7.361%        117.2       68.44%
121 - 140                    1           2,998,321       0.31       2,998,321        1.25         7.820         131.0       74.96
141 - 180                    4          22,242,198       2.28       5,560,550        1.29         7.638         164.4       69.42
181 - 240                   13         135,629,320      13.92      10,433,025        1.36         7.379         211.8       62.61
241 - 360                    2          31,829,174       3.27      15,914,587         NAP         8.418         275.2         NAP
                             -          ----------       ----      ----------         ---         -----         -----        ----
TOTAL/WTD. AVG.            121        $974,502,237     100.00%     $8,053,737        1.40x        7.406%        136.6       68.28%
                           ===        ============     =======     ==========        =====        ======        =====       ======
-----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                     DISTRIBUTION OF AMORTIZATION TYPES (A)
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE    WEIGHTED
                                                     PERCENTAGE      AVERAGE                                  REMAINING    AVERAGE
                        NUMBER OF        CUT-OFF    OF AGGREGATE     CUT-OFF       WEIGHTED     WEIGHTED       TERM TO     CUT-OFF
                        MORTGAGE          DATE         CUT-OFF        DATE          AVERAGE      AVERAGE      MATURITY    DATE LTV
AMORTIZATION TYPE         LOANS          BALANCE    DATE BALANCE     BALANCE         DSCR     MORTGAGE RATE     (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                    109        $776,941,901      79.73%     $7,127,907        1.33x        7.472%        134.6       70.84%
Fully Amortizing             8          48,712,238       5.00       6,089,030        1.40         7.671         226.1       54.44
Hyperamortizing              4         148,848,098      15.27      37,212,025        1.68         6.972         117.8       58.69
                             -         -----------      -----      ----------        ----         -----         -----       -----
TOTAL/WTD. AVG.            121        $974,502,237     100.00%     $8,053,737        1.40x        7.406%        136.6       68.28%
                           ===        ============     =======     ==========        =====        ======        =====       ======
-----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

--------------------------------------------------------------------------------
                   DISTRIBUTION OF PREPAYMENT PROVISIONS (A)
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE    WEIGHTED
                                                     PERCENTAGE      AVERAGE                                  REMAINING    AVERAGE
                        NUMBER OF        CUT-OFF    OF AGGREGATE     CUT-OFF       WEIGHTED     WEIGHTED       TERM TO     CUT-OFF
                        MORTGAGE          DATE         CUT-OFF        DATE          AVERAGE      AVERAGE      MATURITY    DATE LTV
PREPAYMENT PROVISION      LOANS          BALANCE    DATE BALANCE     BALANCE         DSCR     MORTGAGE RATE     (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance         121       $974,502,237       100.00%     $8,053,737       1.40x        7.406%         136.6      68.28%
                           ---       ------------       -------     ----------       -----        ------         -----      ------
TOTAL/WTD. AVG.            121       $974,502,237       100.00%     $8,053,737       1.40x        7.406%         136.6      68.28%
                           ===       ============       =======     ==========       =====        ======         =====      ======
-----------------------------------------------------------------------------------------------------------------------------------
(a) The DSCR and LTV information does not reflect the 8 CTL loans representing 14.15% of the Aggregate Cut-Off Date Balance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                          PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (A) (B)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT          JUNE     JUNE      JUNE      JUNE      JUNE     JUNE     JUNE      JUNE      JUNE      JUNE
RESTRICTIONS        1999     2000      2001      2002      2003     2004     2005      2006      2007      2008
-----------------------------------------------------------------------------------------------------------------------
Locked out        100.00%   100.00%   100.00%   100.00%   100.00%  100.00%  100.00%   100.00%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------
Open                0.00%     0.00%     0.00%     0.00%     0.00%    0.00%    0.00%     0.00%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTAL             100.00%   100.00%   100.00%   100.00%   100.00%  100.00%  100.00%   100.00%   100.00%   100.00%
Number of Loans   121       121       121       121       121      121      121       121       121       121
UPB ($MM)         974.5     965.5     954.6     942.4     929.3    915.0    898.8     881.4     862.6     842.6
% OF INITIAL UPB  100.00%    99.08%    97.96%    96.71%    95.36%   93.89%   92.23%    90.45%    88.52%    86.46%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT          JUNE     JUNE      JUNE      JUNE      JUNE     JUNE     JUNE      JUNE      JUNE      JUNE
RESTRICTIONS        2009     2010      2011      2012      2013     2014     2015      2016      2017      2018
-----------------------------------------------------------------------------------------------------------------------
Locked out        100.00%   100.00%   100.00%   100.00%   100.00%   97.15%   57.24%    97.80%   100.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------
Open                0.00%     0.00%     0.00%     0.00%     0.00%    2.85%   42.76%     2.20%     0.00%     0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTAL             100.00%   100.00%   100.00%   100.00%   100.00%  100.00%  100.00%   100.00%   100.00%   100.00%
Number of Loans    20        19        18        18        18       15       15        13        11        11
UPB ($MM)         147.6     136.7     120.3     110.8     100.6     86.1     74.2      38.2      31.8      25.9
% OF INITIAL UPB   15.15%    14.02%    12.35%    11.37%    10.32%    8.84%    7.61%     3.92%     3.27%     2.65%
-----------------------------------------------------------------------------------------------------------------------

(a)  Table calculated using modeling assumptions.
(b)  Differences in totals may exist due to rounding.

--------------------------------------------------------------------------------
                              PREPAYMENT PROVISION
--------------------------------------------------------------------------------

     RANGE OF
REMAINING TERMS TO         NUMBER OF        CUT-OFF       PERCENTAGE OF        AVERAGE       WEIGHTED AVERAGE     WEIGHTED AVERAGE
 STATED MATURITY           MORTGAGE          DATE      AGGREGATE CUT-OFF    CUT-OFF DATE    REMAINING LOCKOUT     REMAINING TERM TO
    (YEARS) (A)              LOANS         BALANCE        DATE BALANCE         BALANCE        PERIOD (YEARS)      MATURITY (YEARS)
-----------------------------------------------------------------------------------------------------------------------------------
    9.0 - 9.9                 100       $755,327,218          77.5%           $7,553,272            9.5                   9.8
   10.0 - 10.9                 2          29,474,327           3.0            14,737,163           10.0                  10.1
   11.0 - 11.9                 1           8,894,345           0.9            8,894,345            11.7                  11.9
   14.0 - 14.9                 3          13,347,853           1.4            4,449,284            14.6                  14.9
   16.0 - 16.9                 2          72,640,817           7.5            36,320,408           15.8                  16.1
   17.0 - 17.9                 2           8,584,898           0.9            4,292,449            14.9                  17.9
   19.0 - 19.9                 9          54,403,605           5.6            6,044,845            19.5                  19.7
   21.0 - 21.9                 1          19,656,135           2.0            19,656,135           21.7                  21.9
   24.0 - 24.9                 1          12,173,039           1.2            12,173,039           24.1                  24.6
                               -          ----------           ---            ----------           ----                  ----
TOTAL / WEIGHTED AVERAGE:     121       $974,502,237         100.0%           $8,053,737           11.1                  11.4
                              ===       ============         ======           ==========           ====                  ====
-----------------------------------------------------------------------------------------------------------------------------------

(a) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of this calculation.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 PREIT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                         ORIGINAL               CUT-OFF DATE
PRINCIPAL BALANCE (A):                   $108,000,000           $107,920,483

% OF POOL BY UPB:                        11.07%

NOTE DATE:                               April 13, 1999

INTEREST RATE:                           All at 6.77%

AMORTIZATION:                            30 years

MATURITY DATE:                           May 10, 2009

PRINCIPAL/SPONSOR:                       6 separate special purpose entities and
                                         2 other borrowing entities affiliated
                                         with the Pennsylvania Real Estate
                                         Investment Trust (PREIT) and Ronald
                                         Rubin.

CALL PROTECTION:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/ DEFAULT:        No/No

ADDITIONAL FINANCING:                    None.
--------------------------------------------------------------------------------
(a) 8 loans with affiliated borrowers make up this group of loans.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Portfolio of 8 assets

PROPERTY TYPE:                           Multifamily

LOCATION:                                Florida, Maryland, Ohio and
                                         Pennsylvania.

YEARS BUILT:                             1928 to 1990

THE COLLATERAL:                          8 multifamily complexes located in
                                         various states.

PROPERTY MANAGEMENT:                     An affiliate of the borrower.

CURRENT OCCUPANCY (RANGE OF RENT         Varies from 89% to 97%
ROLLS 1/31/99 - 3/31/99):

UNDERWRITTEN NET CASH FLOW:              $13,332,915

APPRAISED VALUE:                         $160,950,000

APPRAISAL DATE:                          All completed in March 1999

CUT-OFF DATE LOAN/UNIT:                  $32,953

CUT-OFF DATE LTV:                        67.45%

BALLOON LTV:                             57.75%

UWNCF DSCR:                              1.57x
--------------------------------------------------------------------------------

LOAN DETAILS

                                                                            CUT-OFF DATE                              UWNCF
   LOAN #           PROPERTY NAME                     LOCATION            PRINCIPAL BALANCE     CUT-OFF DATE LTV      DSCR
-------------------------------------------------------------------------------------------------------------------------------
 GMAC5900   Boca Palms Apartments                 Boca Raton, FL            $22,583,360              59.90%           1.53x
 GMAC5910   Cobblestone Apartments Apartments     Pompano Beach, FL          13,839,803              62.06            1.56
 GMAC5920   Hidden Lakes Apartments               Miamisburg, OH             10,692,122              73.74            1.57
 GMAC5930   Kenwood Gardens Apartments            Toledo, OH                  7,244,662              71.73            1.60
 GMAC5940   Lakewood Hills Apartments             Harrisburg, PA             18,736,195              70.70            1.58
 GMAC5950   2031 Locust Street Apts. Apartments   Philadelphia, PA            5,945,612              70.78            1.58
 GMAC5960   The Marylander Apartments             Baltimore, MD              12,290,944              72.30            1.60
 GMAC5970   Palms of Pembroke Apts.               Pembroke Pines, FL         16,587,778              67.84            1.56
-------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                              QUEENS CENTER RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                         ORIGINAL             CUT-OFF DATE
PRINCIPAL BALANCE:                       $100,000,000         $100,000,000

% OF POOL BY UPB                         10.26%

NOTE DATE:                               February 4,1999

INTEREST RATE:                           6.56%

AMORTIZATION:                            378 months

ARD DATE:                                March 1, 2009

PRINCIPAL/SPONSOR:                       Macerich Queen Limited Partnership, a
                                         special purpose entity affiliated with
                                         the Macerich Company (REIT).

CALL PROTECTION:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/ DEFAULT:        No/No

ADDITIONAL FINANCING:                    Up to $2 Million permitted in the form
                                         of subordinate financing subject to
                                         certain conditions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Retail

LOCATION:                                Elmhurst, New York

YEARS BUILT/RENOVATED:                   1973 / 1990

THE COLLATERAL:                          An urban shopping mall of approximately
                                         73 in-line stores, food court and
                                         kiosks containing 156,194 square feet
                                         and a parking garage. The mall is
                                         located in the Elmhurst section of the
                                         Borough of Queens, New York. The mall
                                         is anchored by Macy's and JC Penney who
                                         own and maintain their own buildings.
                                         The Macy's and JC Penney's buildings
                                         are not part of the collateral.

PROPERTY MANAGEMENT:                     An affiliate of the borrower.

OCCUPANCY (11/30/98):                    100%

UNDERWRITTEN NET CASH FLOW:              $12,209,304

APPRAISAL VALUE:                         $160,000,000

APPRAISAL DATE:                          December 30, 1998

CUT-OFF DATE LOAN/SF:                    $640

CUT-OFF DATE LTV:                        62.50%

ARD BALLOON LTV:                         55.29%

UWNCF DSCR:                              1.61x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                            INGRAM MICRO HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                         ORIGINAL             CUT-OFF DATE
PRINCIPAL BALANCE:                       $72,880,000          $72,640,816

% OF POOL BY UPB                         7.45%

NOTE DATE:                               December 30, 1998 for both loans

INTEREST RATE:                           7.18% for both loans

AMORTIZATION:                            243 months

MATURITY DATE:                           July 10, 2015

PRINCIPAL/SPONSOR:                       2 separate special purpose entities.

CALL PROTECTION:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/ DEFAULT:        No/No

ADDITIONAL FINANCING:                    None

TENANT RATING INFORMATION:               The tenant has a senior debt rating of
                                         BBB by S&P and BBB+ by Fitch. Moody's
                                         senior implied rating is Baa3.

LEASE AND RVI INFORMATION:               The Property is NNN leased to Ingram
                                         Micro, Inc. expiring July 10, 2015. The
                                         lease expiration is co-terminus with
                                         the maturity date of each loan. The
                                         terms of the loan require a complete
                                         cash sweep with rent remitted directly
                                         to the servicer, GMACCM. Residual value
                                         insurance has been obtained from R.V.I.
                                         in the aggregate amount of $29,483,835
                                         which is equal to the unamortized
                                         principal balance at maturity and 40%
                                         of the original balance.

R.V.I.: R.V.I. has a claims- paying ability rated A by S&P, and AA- by Duff & Phelps.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Portfolio of 3 office buildings

PROPERTY TYPE:                           Office

LOCATION:                                Santa Ana, California

YEARS BUILT:                             From 1991  to 1998

THE COLLATERAL:                          The Ingram Micro Headquarters complex
                                         consists of three office buildings
                                         totaling 567,790 square feet. 1600 East
                                         St. Andrews Place consists of a total
                                         of 191,890 square feet built over
                                         stages from 1992 until 1998. 1610 East
                                         St. Andrews Place consists of a total
                                         of 204,570 square feet also built over
                                         stages from 1992 until 1998. These two
                                         properties are the collateral for the
                                         loan of $50,890,000. 1700 East St.
                                         Andrews Place was built in 1991 but
                                         renovated in 1995 and consists of
                                         171,330 square feet. This property is
                                         the collateral for the $21,990,000
                                         loan.

PROPERTY MANAGEMENT:                     An affiliate of the borrower.

OCCUPANCY (12/1/98):                     100%

UNDERWRITTEN NET CASH FLOW:              $5,800,000

APPRAISED VALUE:                         $73,900,000

APPRAISAL DATE:                          December 8, 1998 for both properties

CUT-OFF DATE LOAN/SF:                    $128

CUT-OFF DATE LTV:                        98.30%

BALLOON LTV:                             39.90%

UWNCF DSCR:                              1.00x
--------------------------------------------------------------------------------

LOAN DETAILS

                                                              CUT-OFF DATE                            UWNCF
  LOAN #            PROPERTY NAME               LOCATION    PRINCIPAL BALANCE    CUT-OFF DATE LTV      DSCR
---------------------------------------------------------------------------------------------------------------
 GMAC5010   1600/1610 E. St. Andrews Pl.    Santa Ana, CA      $50,722,972             98.30%          1.00x
 GMAC5020   1700 East St. Andrews Place     Santa Ana, CA       21,917,844             98.29           1.00
---------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                THE PALMER CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                         ORIGINAL             CUT-OFF DATE
PRINCIPAL BALANCE:                       $54,000,000          $53,769,239

% OF POOL BY UPB                         5.52%

NOTE DATE:                               December 23, 1998

INTEREST RATE:                           7.03%

AMORTIZATION:                            30 years

MATURITY DATE:                           January 10, 2009

PRINCIPAL/SPONSOR:                       Palmer Center, Ltd., a single purpose
                                         entity.

CALL PROTECTION:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/ DEFAULT:        No/No

ADDITIONAL FINANCING:                    None

EARNOUT: Borrower has provided to Lender unconditional letters of credit in the aggregate amount of $3,500,000 that will be reduced or eliminated when certain spaces are renewed/released and/or when a 1.25x DSCR is achieved.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Office

LOCATION:                                Colorado Springs, Colorado

YEARS BUILT/RENOVATED:                   1968 / 1990

THE COLLATERAL:                          Three office buildings, a retail
                                         arcade, and a parking garage located
                                         within the Palmer Center. There are a
                                         total of 450,275 net rentable square
                                         feet of office space and 8,155 net
                                         rentable square feet of retail space
                                         and a three and a four story
                                         subterranean 1,600-space parking garage
                                         located beneath the buildings. In
                                         addition to the earnout provision,
                                         approximately $2 million in the form of
                                         cash escrows and/or personal guarantees
                                         were provided to renew or re-tenant the
                                         rolling space.

PROPERTY MANAGEMENT:                     An affiliate of the borrower.

OCCUPANCY (12/9/98):                     97%

UNDERWRITTEN NET CASH FLOW:              $5,058,498

APPRAISED VALUE:                         $67,500,000

APPRAISAL DATE:                          October 5, 1998

CUT-OFF DATE LOAN/SF:                    $117

CUT-OFF DATE LTV:                        74.47%

BALLOON LTV:                             68.87%

UWNCF DSCR:                              1.24x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               THE SQUAW PEAK LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                         ORIGINAL                CUT-OFF DATE
PRINCIPAL BALANCE:                       $36,000,000             $36,000,000

% OF POOL BY UPB                         3.69%

NOTE DATE:                               December 11, 1998

INTEREST RATE:                           7.80%

AMORTIZATION:                            30 years

MATURITY DATE:                           December 10, 2008

PRINCIPAL/SPONSOR:                       A single purpose entity.

CALL PROTECTION:                         Prepayment lockout; U.S. Treasury
                                         defeasance permitted as of the 2 year
                                         anniversary of REMIC securitization.

CROSS-COLLATERALIZATION/ DEFAULT:        No/No

ADDITIONAL FINANCING:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                  Portfolio of 3 adjacent office
                                         buildings

PROPERTY TYPE:                           Office

LOCATION:                                Phoenix, Arizona

YEARS BUILT:                             1985 / 1986 / 1987

THE COLLATERAL:                          3 adjacent office buildings containing
                                         422,385 rentable square feet. Pointe
                                         Corridor 1, constructed in 1986 at 7600
                                         North 16th Street, contains 158,197
                                         rentable square feet. Pointe Corridor
                                         2, constructed in 1985 at 7600 North
                                         15th Street, contains 110,146 rentable
                                         square feet. Pointe Corporate Center,
                                         constructed in 1987 at 7500 North
                                         Dreamy Draw Drive, contains 154,042
                                         rentable square feet.

PROPERTY MANAGEMENT:                     Grubb & Ellis Management Services Inc.

OCCUPANCY (11/9/1998):                   98%

UNDERWRITTEN NET CASH FLOW:              $3,775,426

APPRAISAL VALUE:                         $54,500,000

APPRAISAL DATE:                          October 28, 1998

CUT-OFF DATE LOAN/SF:                    $85

CUT-OFF DATE LTV:                        66.06%

BALLOON LTV:                             60.05%

UWNCF DSCR:                              1.20x
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets.

This material is furnished to you by Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, and Goldman, Sachs & Co. and not by the issuer of the securities. Donaldson, Lufkin & Jenrette Securities Corporation is acting as the lead manager and Deutsche Bank Securities and Goldman, Sachs Co. are acting as the co-managers and none of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                   ANNEX D
                     GLOBAL CLEARANCE, SETTLEMENT AND TAX
                           DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-C2 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold such global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

   Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear (in such capacity) and as DTC participants.

   Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

   Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

   Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank participant or Euroclear participant at least one business day before settlement. Cedelbank or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

   Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

   As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

   Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day before settlement. In these cases, Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Cedelbank participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of global securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                (cover continued on next page)

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 11 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is November 5, 1998

(cover continued)

   There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

   No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

   The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at
(215) 328-3164.

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ............  Mortgage pass-through certificates.

DEPOSITOR .....................  GMAC Commercial Mortgage Securities, Inc.,
                                 an indirect wholly-owned subsidiary of GMAC
                                 Commercial Mortgage Corporation ("GMACCM").
                                 See "The Depositor".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "The Pooling and
                                 Servicing Agreements--The Trustee".

MASTER SERVICER ...............  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer
                                 (each, a "Master Servicer") for the
                                 corresponding series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing
                                 Agreements--Certain Matters Regarding the
                                 Master Servicer and the Depositor".

SPECIAL SERVICER ..............  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                 Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer. See "The Pooling and Servicing
                                 Agreements--Special Servicers".

MBS ADMINISTRATOR .............  If a Trust Fund includes MBS, then the entity responsible for administering such
                                 MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.

THE MORTGAGE ASSETS ...........  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

THE CERTIFICATES ..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling And Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of REMIC
                                 Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 If so specified in the related Prospectus
                                 Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                 The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Yield and Prepayment
                                 Considerations", "Yield and Maturity
                                 Considerations--Certain Shortfalls in
                                 Collections of Interest" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES .............  As and to the extent described in each
                                 Prospectus Supplement, distributions of
                                 principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS ...................  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                 "Description of the Trust Funds--Credit
                                 Support" and "--Cash Flow Agreements" and
                                 "Description of Credit Support".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates-Advances in respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates-Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION ..........  The Master Servicer, the Depositor or, if
                                 specified in the related Prospectus
                                 Supplement, the holder of the residual
                                 interest in a REMIC may at its option either
                                 (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates--Termination; Retirement of
                                 Certificates" and in the related Prospectus
                                 Supplement.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  The Certificates of each series will constitute "regular interests" ("REMIC
                                 Regular Certificates") and "residual
                                 interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

   The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

   A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

   Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged

Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following:
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either
(i) converting to a fixed rate loan and thereby "locking in" such rate or
(ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month

(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage

Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

   Optional Early Termination. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   GMAC Commercial Mortgage Securities, Inc. is an indirect wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                     GMAC COMMERCIAL MORTGAGE CORPORATION

   Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

   GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of

Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus

Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

   Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

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
BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the

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
nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related

Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the

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
Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

   The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will

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
constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

   Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

   A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular

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
Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

   In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the

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related Pooling and Servicing Agreement. A Sub-Servicer for any series of
Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing
Agreement:

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     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

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     (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure

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proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

   A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

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
   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

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
   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the

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basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

   Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

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In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

   Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

   Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any

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rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that
(A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

   Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or

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eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

   The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon

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
becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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
INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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
CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower

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assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful

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
completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits

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and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

   Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor

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exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

   To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements-Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that

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rejection or adoption) be eligible for inclusion in a Trust Fund unless (i)
such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

   The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

   Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

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   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Taxation of Owners of REMIC Regular Certificates

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their

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initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

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
   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with

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
market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

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
   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

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
   A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment

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
Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

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
   A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

   The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

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
   For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and
(2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

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   Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount

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that would have been includible in the seller's income with respect to such
REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect

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of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

   Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than

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the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

   As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding

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tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest

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Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a

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cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See

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"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing

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
the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the

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same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

   Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty

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
exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

   The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

   Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each

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
purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

   If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield." The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that

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
reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

   Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

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                             ERISA CONSIDERATIONS

GENERAL

   ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

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
PROHIBITED TRANSACTION EXEMPTION

   On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates, or
(d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

   It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction,
(iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

   A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

   Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

   In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (I) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and
Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

   It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

   Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

   If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

   In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The Depositor or the underwriters may sell certain of the Certificates to affiliates of the Depositor. In any such case, the related Prospectus Supplement will identify any such affiliate and the method or methods by which such affiliate may resell such Certificates. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered
Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

   Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                           INDEX OF PRINCIPAL TERMS

                                                      PAGE
                                                    --------
401(c) Regulations ................................    84
Accrual Certificates ..............................     8
Accrued Certificate Interest ......................    26
Act ...............................................    54
Annual Debt Service ...............................    15
ARM Loans .........................................    17
Available Distribution Amount .....................    25
Book-Entry Certificates ...........................    25
Cash Flow Agreement ...............................     9
CERCLA ............................................    54
Certificate Account ...............................    18
Certificate Balance ...............................     7
Certificate Owner .................................    31
Certificateholder .................................    31
Certificates ......................................     1
Closing Date ......................................    60
Code ..............................................    10
Commercial Properties .............................    14
Commission ........................................     3
Committee Report ..................................    59
Companion Class ...................................    27
Condemnation Proceeds .............................    38
Contributions Tax .................................    69
Controlled Amortization Class .....................    27
Cooperatives ......................................    14
CPR ...............................................    21
Credit Support ....................................     9
Cut-Off Date ......................................    27
Debt Service Coverage Ratio .......................    15
Definitive Certificates ...........................    25
Depositor .........................................     1
Determination Date ................................    20
Direct Participants ...............................    31
Distribution Date .................................     8
Distribution Date Statement .......................    29
DOL ...............................................    81
DTC ...............................................    25
Due Dates .........................................    17
Due Period ........................................    20
Equity Participation ..............................    17
ERISA .............................................    10
Excess Funds ......................................    23
Excluded Plan .....................................    83
Exemption .........................................    82
FAMC ..............................................    18
FHLMC .............................................    18
FNMA ..............................................    18
Garn Act ..........................................    56
GMACCM ............................................     5
Grantor Trust Fractional Interest Certificate  ....    72
Grantor Trust Strip Certificate ...................    73
Indirect Participants .............................    31

                               89

                                                      PAGE
                                                    --------
Insurance Proceeds ................................    38
IRS ...............................................    40
Issue Premium .....................................    65
Letter of Credit Bank .............................    48
Liquidation Proceeds ..............................    38
Loan-to-Value Ratio ...............................    16
Lock-Out Date .....................................    17
Lock-Out Period ...................................    17
Manager ...........................................     5
Mark-to-Market Regulations ........................    68
Master Servicer ...................................     5
MBS ...............................................     1
MBS Administrator .................................     5
MBS Agreement .....................................    18
MBS Issuer ........................................    18
MBS Servicer ......................................    18
MBS Trustee .......................................    18
Mortgage Asset Pool ...............................     1
Mortgage Asset Seller .............................    14
Mortgage Assets ...................................     1
Mortgage Notes ....................................    14
Mortgage Rate .....................................     6
Mortgaged Properties ..............................    14
Mortgages .........................................    14
Multifamily Properties ............................    14
Net Leases ........................................    16
Non-Exempt Certificates ...........................    83
Nonrecoverable Advance ............................    28
Notional Amount ...................................     7
Offered Certificates ..............................     1
OID Regulations ...................................    58
Originator ........................................    14
OTS ...............................................    86
Participants ......................................    31
Parties in Interest ...............................    81
Pass-Through Rate .................................     7
Percentage Interest ...............................    26
Permitted Investments .............................    37
Plans .............................................    81
Policy Statement ..................................    86
Pooling And Servicing Agreement ...................     6
Prepayment Assumption .............................    59
Prepayment Interest Shortfall .....................    20
Prepayment Premium ................................    17
Prohibited Transactions Tax .......................    69
Prospectus Supplement .............................     1
PTCE ..............................................    84
Purchase Price ....................................    34
Rating Agency .....................................    10
RCRA ..............................................    55
Record Date .......................................    26
Related Proceeds ..................................    28
Relief Act ........................................    57
REMIC .............................................     2

                               90

                                                      PAGE
                                                    --------
REMIC Certificates ................................    58
REMIC Provisions ..................................    58
REMIC Regular Certificates ........................    10
REMIC Regulations .................................    58
REMIC Residual Certificates .......................    10
REO Property ......................................    36
Restricted Group ..................................    82
Senior Certificates ...............................     7
Senior Liens ......................................    14
Servicer ..........................................     5
SMMEA .............................................    10
SPA ...............................................    21
Special Servicer ..................................     5
Stripped Interest Certificates ....................     7
Stripped Principal Certificates ...................     7
Subordinate Certificates ..........................     7
Sub-Servicer ......................................    36
Sub-Servicing Agreement ...........................    37
Tax Exempt Investor ...............................    85
Tiered REMICs .....................................    59
Title V ...........................................    56
Trust Assets ......................................     3
Trust Fund ........................................     1
Trustee ...........................................     5
UBTI ..............................................    85
UCC ...............................................    50
Underwriter .......................................    82
Underwritten Cash Flow ............................    15
Underwritten Debt Service Coverage Ratio  .........    15
Underwritten DSCR .................................    15
United States Person ..............................    72
Value .............................................    16
Warranting Party ..................................    34

   "GMAC99C2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the Prospectus Supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.

   Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Characteristics," "MF Schedule," and "Step" respectively.

*Microsoft Excel is a registered trademark of Microsoft Corporation.

   No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT

                                                          PAGE
                                                       ---------
Summary ..............................................        S-6
Risk Factors .........................................       S-12
Description of the Mortgage Pool .....................       S-30
Servicing of the Mortgage Loans ......................       S-53
Description of the Certificates ......................       S-62
Yield and Maturity Considerations ....................       S-80
Federal Income Tax Consequences ......................       S-96
Method of Distribution ...............................       S-99
Legal Matters ........................................      S-100
Ratings ..............................................      S-100
Legal Investment .....................................      S-101
ERISA Considerations .................................      S-101
Index of Significant Definitions .....................      S-103
Annex A--Characteristics of the Mortgage Loans  ......        A-1
Annex B--Form of Statement to Certificateholders and
         Servicer Reports ............................        B-1
Annex C--Structural and Collateral Term Sheet  .......        C-1
Annex D--Global Clearance, Settlement and Tax
         Documentation Procedures ....................        D-1
                           PROSPECTUS
Prospectus Supplement ................................          3
Available Information ................................          3
Incorporation of Information by Reference ............          4
Summary of Prospectus ................................          5
Risk Factors .........................................         11
Description of the Trust Funds .......................         14
Yield and Maturity Considerations ....................         19
The Depositor ........................................         24
GMAC Commercial Mortgage Corporation .................         24
Description of the Certificates ......................         25
The Pooling and Servicing Agreements .................         32
Description of Credit Support ........................         47
Certain Legal Aspects of Mortgage Loans ..............         49
Certain Federal Income Tax Consequences ..............         58
State and Other Tax Consequences .....................         80
ERISA Considerations .................................         81
Legal Investment .....................................         85
Use of Proceeds ......................................         86
Method of Distribution ...............................         87
Legal Matters ........................................         88
Financial Information ................................         88
Rating ...............................................         88
Index of Principal Terms .............................         89

                                 $879,488,000
                                (Approximate)

                               GMAC COMMERCIAL
                          MORTGAGE SECURITIES, INC.

                            MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-C2

                            PROSPECTUS SUPPLEMENT

                         DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                           DEUTSCHE BANK SECURITIES
                             GOLDMAN, SACHS & CO.

                                 May 25, 1999